As filed with the Securities and Exchange Commission on June 15, 2005

Registration No. 333-108355

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. THREE

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

CNL INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of Principal Executive Offices)

THOMAS J. HUTCHISON III

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, Address and Telephone

Number of Agent for Service)

COPIES TO:

JUDITH D. FRYER, ESQUIRE

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, New York 10166

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. Three consists of the following:

1.	The Registrant’s Prospectus dated April 18, 2005, refiled herewith.

2.	Supplement No. One, dated June 15, 2005, to the Registrant’s Prospectus dated April 18, 2005, filed herewith.

3.	Part II to this Post-Effective Amendment No. Three, filed herewith.

CNL INCOME PROPERTIES, INC.

Supplement No. One, dated June 15, 2005

to Prospectus, dated April 18, 2005

This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 2005. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Income Properties” include CNL Income Properties and its subsidiaries.

Information as to the number and types of Properties acquired by CNL Income Properties are presented as of May 25, 2005, and all references to property acquisitions should be read in that context. Proposed properties for which CNL Income Properties enters into initial commitments to acquire, as well as property acquisitions that occur after May 25, 2005, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

On February 14, 2005, our partnership interest purchase agreement (the “Agreement”) with Dallas Market Center Company, Ltd. (the “DMC”), a Dallas company affiliated with Crow Holdings was amended and restated. Pursuant to the terms of the amended and restated Agreement, the parties formed a Delaware limited partnership, CNL Dallas Market Center, L.P. (the “DMC Partnership”), to acquire the Dallas Market Center from DMC in two tranches. On May 25, 2005, the second tranche of the acquisition was completed in accordance with the amended and restated Agreement which set forth the terms for the purchase and sale of the International Floral and Gift Center (the “IFGC”). We contributed approximately $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the acquisition. The IFGC is leased to IFDC Operating, L.P., a wholly-owned subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”), under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception.

On May 25, 2005, upon closing the second tranche of the acquisition of the Dallas Market Center, the DMC Partnership became obligated for approximately $17.0 million in existing debt on the IFGC. The IFGC loan bears interest at fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions.

On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used to fund working capital needs, distributions to stockholders and bridge financing on real estate investments.

In addition, on May 20, 2005, the $45.0 million bridge loan from Intrawest Resort Finance, Inc. was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiaries of our unconsolidated partnership with Intrawest Corporation in the aggregate principal amount of $46.0 million.

THE OFFERING

As of June 23, 2004, we had received aggregate subscription proceeds of approximately $3.44 million, which exceeded the minimum offering amount of $2.5 million, and approximately $3.38 million of the funds were released from escrow. As of May 25, 2005, we received total subscription proceeds of approximately $164.4 million (16,480,893 shares) from 5,355 investors in connection with this offering.

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

HOW TO SUBSCRIBE

The second paragraph on page ii of the Prospectus is updated and replaced by the following:

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to a participating broker-dealer, together with a check for the full purchase price of the shares for which they have subscribed, payable to “Wachovia Bank.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

In addition, all references to “South Trust Bank” throughout the Prospectus are replaced with “Wachovia Bank.”

ESTIMATED USE OF PROCEEDS

The table and accompanying footnotes on the following page update and replace the table and accompanying footnotes beginning on page 33 of the Prospectus. The table and footnotes are being updated in order to clarify the description of estimated Acquisition Fees contained therein.

-Remainder of page intentionally left blank-

	Minimum Offering 250,000 Shares		Assuming Sale of 100,000,000 Shares		Maximum Offering 200,000,000 Shares
	Amount	Percent	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1)	$2,500,000	100.0%	$989,700,000	100.0%	$1,979,675,000	100.0%
Less:
Selling Commissions to CNL Securities Corp. (1)	162,500	6.50%	57,947,500	5.86%	116,252,500	5.87%
Marketing Support Fee to CNL Securities Corp. (1)	62,500	2.50%	22,287,500	2.25%	44,712,500	2.26%
Due Diligence Reimbursement to CNL Securities Corp. (1)	250	0.01%	100,000	0.01%	200,000	0.01%
Organizational and Offering Expenses (2)	99,750	3.99%	21,250,000	2.15%	26,650,000	1.35%

NET PROCEEDS TO CNL INCOME PROPERTIES	2,175,000	87.00%	888,115,000	89.73%	1,791,860,000	90.51%
Less:
Acquisition Fees to the Advisor (3)	75,000	3.00%	29,008,500	2.93%	58,025,250	2.93%
Acquisition Expenses (4)	6,250	0.25%	2,470,000	0.25%	4,950,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY CNL INCOME PROPERTIES (6)	$2,093,750	83.75%	$856,636,500	86.56%	$1,728,884,750	87.33%

FOOTNOTES:

(1)

For the minimum offering, offering proceeds are calculated as if all shares are sold at $10.00 per share and do not take into account any reduction in selling commissions, the marketing support fee and/or the acquisition fee. As stated above, assuming 100 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the shares sold. Assuming 200 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the shares sold. See “The Offering — Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support fee may not be charged in connection with certain purchases, including, but not limited to purchases by registered representatives or principals of the managing dealer or Participating Brokers, directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Organizational and Offering Expenses include, without limitation, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of CNL Income Properties and the offering of the shares, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses CNL Income Properties could incur by virtue of this cap, CNL Income Properties estimates that in general, assuming the maximum number of shares is sold, selling commissions will not exceed 6.5%, the marketing support fee will not exceed 2.5%, due diligence expense reimbursements will not exceed 0.01% and Organizational and Offering expenses will not exceed 1.35%. The difference between the “15% limitation” and these estimates represents additional costs that CNL Income Properties may incur under state securities laws, but does not anticipate incurring. In accordance with CNL Income Properties’ articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and Organizational and Offering Expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the Organization and Offering Expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)	Acquisition Fees include all fees and commissions paid by CNL Income Properties to any person or entity in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See “The Offering – Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. In connection with making investments, if CNL Income Properties assumes or takes an investment subject to existing debt, CNL Income Properties will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in Note 5 below) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming CNL Income Properties raises the maximum offering amount of $1,979,675,000, uses all of the $1,728,884,750 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $12,966,636, or 0.65%. Assuming CNL Income Properties raises the midpoint offering amount of $989,700,000, uses all of the $856,636,500 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $6,424,774, or 0.65%.

(4)	Represents Acquisition Expenses that are neither reimbursed to CNL Income Properties nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

(5)	Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that CNL Income Properties has insufficient funds for such purposes, the advisor may, but is not required to, contribute to CNL Income Properties an aggregate amount of up to 1% of the net offering proceeds (the “Net Offering Proceeds”) available to CNL Income Properties for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) selling commissions; (ii) Organizational and Offering Expenses; (iii) the marketing support fee and (iv) due diligence expense reimbursements. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of CNL Income Properties’ assets.

(6)	Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. CNL Income Properties may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and its Affiliates, see “Certain Relationships and Related Transactions.”

BUSINESS

PROPERTY ACQUISITIONS

Merchandise Marts. On February 14, 2005, we amended and restated the Agreement with DMC, a Dallas company affiliated with Crow Holdings. Pursuant to the terms of the Agreement, the parties formed the DMC Partnership, to acquire the Dallas Market Center from DMC in two tranches.

The acquisition of the first tranche was completed on February 14, 2005 and included the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center campus); and related parking facilities on the property. Additional funding for the first tranche occurred on March 11, 2005.

On May 25, 2005, the acquisition of the second tranche was completed in accordance with the Agreement which set forth the terms for the purchase and sale of the IFGC. The IFGC houses permanent showrooms for floral products, holiday decorative products and related accessories. The IFGC serves as the headquarters for the American Floral Industry Association, and is home to two annual floral shows, the Holiday and Home Expos. We contributed approximately $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the acquisition.

The following is a description of the IFGC property acquired on May 25, 2005:

Property location and description	Description of real estate acquired	Purchase price (1)	Leasable square feet
Dallas Market Center - Texas Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.	The IFGC consisting of approximately 440,000 square feet of wholesale merchandising and exhibition space and long-term ground leases for the underlying land.	$ 14.0 million	440,000

FOOTNOTES:

(1)	The amount represents the total purchase price paid by the DMC Partnership for the IFGC. Our share of the total consideration contributed to the DMC Partnership for the second tranche of the acquisition was approximately $11.2 million. The remaining $2.8 million represents the approximate value assigned to DMC’s interest in the DMC Partnership. The DMC Partnership also assumed a $17.0 million existing mortgage loan in connection with the acquisition of the IFGC. The approximate federal income tax basis of the real estate assets acquired is estimated to be approximately $25.0 million, representing our 80% ownership interest, which will be depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired.

A wholly-owned subsidiary of the DMC Partnership has leased the IFGC to IFDC Operating, L.P., a wholly-owned subsidiary of the existing management company, MCMC, under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception in 1999. The lease is a five-year triple-net lease with five five-year renewals. Rental payments due under the lease are equal to the greater of minimum annual rent of approximately $3.0 million or percentage rent. Pursuant to the lease, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the IFGC. We believe that the IFGC is adequately insured. We believe that there is no immediate need for repairs on the IFGC. DMC has invested approximately $15.0 million in improvements at the IFGC over the last six years. However, we will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the IFGC.

The following table contains information regarding the historical average occupancy rates for the IFGC:

Location	Fiscal year	Average occupancy rate
Dallas Market Center - Texas	2004	98.78%
	2003	100.00%
	2002	98.92%
	2001	99.38%
	2000	100.00%

For a discussion of the competitive factors affecting the IFGC, see the section of the Prospectus entitled “Business – Merchandise Marts.”

BORROWING

The following information should be read in conjunction with the section entitled “Business – Borrowing,” beginning on page 89 of the Prospectus.

On May 20, 2005, we closed on a $5.0 million revolving line of credit with Branch Banking and Trust. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years. We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. There can be no assurance that additional lines of credit will be obtained.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary. The balance due upon maturity assuming no prepayment of principal will be approximately $19.5 million ($23.3 million Canadian dollars).

In connection with our acquisition of the U.S. Resort Village Properties through our unconsolidated partnership with Intrawest Corporation, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiary owners of the properties in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiaries of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium. The balance due upon maturity assuming no prepayment of principal will be approximately $35.0 million.

On February 14, 2005, upon closing the first tranche of the acquisition of the Dallas Market Center, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The balance due upon maturity of the $143 million securitized loan on the DMC Property, assuming no prepayment of principal, will be approximately $113.1 million. Further, on May 25, 2005, upon closing the second tranche of the acquisition, the DMC Partnership became obligated for approximately $17.0 million in existing debt on the IFGC. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions. The balance due upon maturity assuming no prepayment of principal will be approximately $12.4 million.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1:

	Quarter Ended March 31,		Year Ended December 31,
	2005 (Unaudited) (1)	2004 (Unaudited) (2)	2004 (3)	2003 (2)
Operating Data:
Operating expenses	$847,746	$—	$1,259,119	$—
Interest income	186,917	—	378,741	—
Equity in earnings of unconsolidated entities	1,652,997	—	218,466	—
Net income (loss)	992,168	—	(683,263)	—
Funds from operations (“FFO”) (5)	1,743,929	—	(579,129)	—
FFO per share	0.16	—	(0.14)	—
Cash distributions paid (4)	1,280,706	—	1,172,688	—
Cash distributions paid per share	0.13	—	0.26	—
Cash provided by operating activities	140,519	—	754,656	—
Cash used in investing activities	64,043,135	—	41,780,499	—
Cash provided by financing activities	40,944,658	—	77,734,960	—
Net earning (loss) per share	0.09	—	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	10,775,650	20,000	4,075,979	20,000

	March 31, 2005 (Unaudited) (1)	March 31, 2004 (Unaudited)	December 31, 2004(3)	December 31, 2003
Balance Sheet Data:
Investment in unconsolidated entities	$110,158,446	$—	$41,913,212	$—
Cash	13,752,159	1,000	36,710,117	1,000
Total assets	132,295,810	2,200,406	85,956,427	1,311,797
Debt obligations	—	—	—	—
Total liabilities	19,537,495	2,000,406	11,004,049	1,111,797
Stockholders’ equity	112,758,315	200,000	74,952,378	200,000

Other Data:
Properties owned by unconsolidated entities at end of the quarter/year (6)	8	—	7	—
Properties acquired by unconsolidated entities during the quarter/year (6)	1	—	7	—

FOOTNOTES:

(1)

As of March 31, 2005, we owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $110.2 million. General operating and administrative expense includes asset management fees to advisor of $313,973. Our equity in earnings of approximately $1.7 million was generated from our investment in unconsolidated entities for the period in which we owned the assets. The results of operations for the quarter ended March 31, 2005 are not necessarily indicative of future performance or the results for the year ending December 31, 2005.

(2)	No operations had commenced because we were in our development stage. We commenced active operations on June 23, 2004. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

(3)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004, and our operating results for the year ended December 31, 2004 were primarily limited to the interest income earned during the period in which we were operational. As of December 31, 2004, we owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $41.9 million. General operating and administrative expense includes write-off of approximately $401,000 in previously capitalized acquisition cost relating to certain investments that were not made or are no longer being pursued. Our equity in earnings of $218,466 was generated from our investment in unconsolidated entities for the period in which we owned the asset. The results of operations for the year ended December 31, 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004.

(4)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately, 8.5% and 24.0% of the distributions received by stockholders were considered to be ordinary income and approximately 91.5% and 76.0% were considered a return of capital for federal income tax purpose for the quarter and year ended March 31, 2005 and December 31, 2004, respectively. Cash distributions are treated as a return of capital on the basis of generally accepted accounting principals (“GAAP”) to the extent the amount of such distributions exceed net income on a GAAP basis, including deductions for depreciation expense. Approximately 23% and 100% of the distributions were treated as a return of capital on a GAAP basis for the quarter ended March 31, 2005 and year ended December 31, 2004, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

(5)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the quarter ended March 31, 2005 and 2004, and the year ended December 31, 2004 and 2003:

	Quarter Ended March 31,		Year Ended December 31,
	2005 (Unaudited)	2004 (Unaudited)	2004	2003
Net income (loss)	$992,168	$—	$(683,263)	$—

Adjustments:
Equity in earnings of unconsolidated entities	(1,652,997)	—	(218,466)	—
FFO from unconsolidated entities	2,404,758	—	322,600	—

Funds from operations	$1,743,929	$—	$(579,129)	$—

FFO per share	$0.16	$—	$(0.14)	$—

(6)	The properties were acquired and are indirectly owned by us through our unconsolidated entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 94 of the Prospectus.

INTRODUCTION

The following discussion is based on the condensed consolidated financial statements as of March 31, 2005 and December 31, 2004 and for the quarter ended March 31, 2005. Amounts as of December 31, 2004 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. This information should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto, as well as the consolidated financial statements and notes thereto included in the Prospectus for the year ended December 31, 2004.

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain permanent financing on satisfactory terms, availability of proceeds from our offering of shares, our ability to identify suitable investments, our ability to close on identified investments, our ability to locate suitable tenants for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

OVERVIEW

CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. We qualify and operate as a real estate investment trust (a “REIT”) for federal income tax purposes. We have retained CNL Income Corp. (the “Advisor”) as our advisor to provide management, acquisition, advisory and administrative services.

Beginning on April 16, 2004, we offered for sale up to $2 billion in shares of common stock (200 million shares of common stock at $10 per share) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “Offering”). We commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released to us from escrow. The activities from August 11, 2003 through June 23, 2004 were devoted to our organization. As of May 25, 2005 we had received aggregate offering proceeds totaling $164.4 million (16,480,893 shares), including $1.18 million (124,403 shares) purchased through our distribution reinvestment plan. We have and will continue to use proceeds from the Offering to invest in properties and other permitted investments.

We intend to focus our investment activities on and use the proceeds of our Offering primarily for the acquisition, development and ownership of properties that we believe (i) are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate; (ii) are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties from that which would typically be available; and/or (iii) have the potential for long-term revenue generation based upon certain demographic data including an aging baby boomer population and associated concentrations of wealth. We have initially begun to invest in, and will most likely continue to invest in, properties in the following assets classes (in no order of priority):

•	Property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	Campgrounds, and manufactured housing, or recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	Health clubs, wellness centers and spa facilities;

•	Parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	Merchandise marts, whose operators lease showrooms to, and host tradeshows for, merchandise manufacturers and wholesalers in major metropolitan areas;

•	Destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions;

•	Marinas, whose operators offer recreational boat slip rentals and other services such as boat and boat trailer storage, gasoline sales, boat rentals and sales, restaurants, lodging and related properties offering other nautical related goods and services;

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	Golf courses, including golf clubs and courses that may offer other amenities;

•	Vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and

•	Other attractions, such as themed amusement parks, water parks, sports-related venues, and cultural facilities such as visual and performing arts centers or zoological parks.

Although these are initially the most likely asset classes in which we have and will invest, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria as described above.

Various wholly owned subsidiaries and unconsolidated entities have been and will be formed in the future by us for the purpose of acquiring and owning real estate properties. As of May 25, 2005, we have invested in retail and commercial properties at seven resort villages and one merchandise mart property. Management expects to continue to acquire properties with a view to diversify among the types of tenants, operators and the geographic location of the properties. The following is a summary of our investments in properties as of May 25, 2005:

In December 2004 we invested in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”). All of the Resort Village Properties were acquired from Intrawest Corporation (“Intrawest”). Due to certain legal, tax and lender requirements, the Canadian Resort Village Properties were acquired by us through a trust. Intrawest retained a 20% ownership interest in the partnership which owns the U.S. Resort Village Properties (the “Intrawest Partnership”). Intrawest continues to operate the Resort Village Properties pursuant to management agreements. Although we own an 80% interest in the Intrawest Partnership which owns the U.S. Resort Village Properties, our ownership percentage exceeds our economic interest and our voting rights, and Intrawest may receive a greater return than us when the Resort Village Properties perform at certain levels. The Resort Village Properties consist of approximately 408,000 square feet of leasable space that was 100% economically leased and 94% physically leased as of March 31, 2005.

On February 14, 2005, we formed the DMC Partnership to acquire the Dallas Market Center (the “DMC Property”) located in Dallas, Texas. The acquisition of the first tranche was completed on February 14, 2005 and included the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which resides on the Dallas Market Center campus); and related parking facilities on the property. Additional funding for the first tranche occurred on March 11, 2005. As of March 31, 2005, we had invested approximately $61.2 million, excluding transaction costs and held an 80% interest in the DMC Partnership. Although we own an 80% interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us. The DMC Property is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd. (“MCMC”), which continues to manage the DMC Property. The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space.

On May 25, 2005, the acquisition of the second tranche was completed in accordance with the Agreement which set forth the terms for the purchase and sale for the IFGC. We contributed approximately $11.2 million, excluding transaction costs, to the DMC Partnership in connection with the acquisition. The IFGC is leased to IFDC Operating, L.P., a wholly-owned subsidiary of the existing management company, MCMC, under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception. The lease is a five-year triple-net lease with five five-year renewals. Rental payments due under the lease are equal to the greater of minimum annual rent of approximately $3.0 million or percentage rent. Pursuant to the lease, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the IFGC.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our, and our venture partners’, rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in Unconsolidated Entities. We recognize equity in earnings of unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method. The determination of equity in earnings under the HLBV method requires management to determine how proceeds from disposition of the investment entities (at net book value at each measurement date) would be allocated to the various partners of the entities.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions will be generated from operations, our investments or advances from affiliates, although our affiliates are not obligated to advance such funds. As of March 31, 2005, we had also received a commitment for a line of credit, which will be used to bridge short term liquidity needs that arise due to timing of cash receipts and payments.

We intend to continue to acquire properties and consider making loans and other permitted investments with proceeds from our public offering and permanent debt financing to be obtained. If sufficient capital is not raised, it would limit our ability to acquire additional properties, make loans or permitted investments. This could impact our ability to raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term.

We believe that our current and anticipated capital resources, including cash on hand and the line of credit to be obtained, are sufficient to meet our liquidity needs for the coming year.

Common Stock Offering

As of March 31, 2005, we had received subscription proceeds in connection with the Offering of $130.5 million (13,082,909 shares). We raised on average approximately $14.6 million per month during the first quarter of 2005. During the period April 1, 2005 through May 25, 2005, we received additional subscription proceeds of approximately $33.9 million (3,397,984 shares). We primarily use the capital we raise to acquire properties and make other permitted investments and to pay fees and expenses in connection with the Offering and acquisitions.

Investments in and Earnings from Unconsolidated Entities

As of March 31, 2005, we had invested in properties at eight locations through our unconsolidated entities. We are entitled to receive quarterly cash distributions from the unconsolidated entities. These distributions are generally received within 45 days after quarter end and, when received, contribute to our cash from operating activities. Distributions receivable from our unconsolidated entities as of March 31, 2005 and December 31, 2004 were approximately $2.0 million and $225,555, respectively. Such amounts were received subsequent to March 31, 2005.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We have, and may continue to borrow money to pay distributions to stockholders. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. We closed on a $5.0 million revolving line of credit with Branch Banking and Trust on May 20, 2005. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit is unsecured, bears interest at the 30-day LIBOR plus 2.25% and has a term of two years.

See the section of this Prospectus Supplement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Off Balance Sheet Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

Related Party Arrangements

As of March 31, 2005, we owed our Advisor and certain of its affiliates $18.9 million for certain organizational and offering expenses, acquisition fees, asset management fees, selling commissions, marketing support fees and due diligence expense reimbursements, and operating expenses incurred on our behalf. In accordance with our amended and restated articles of incorporation, the total amount of certain offering, organization and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. Accordingly, approximately $5.8 million of these costs have been capitalized and deferred as of March 31, 2005 with a corresponding amount due to our Advisor and certain of its affiliates. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. In addition, to the extent that operating expenses payable or reimbursable to affiliates, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us, within 60 days after the end of the Expense Year, the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold. This test is applicable for us as of the end of the first Expense Year, which will be the twelve months ended June 30, 2005.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

On January 1, 2005 and February 1, 2005, our board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, to be paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, which were paid on March 31, 2005. This represents an increased per share distribution.

Approximately 91.5% of the distributions for the quarter ended March 31, 2005 constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2005 are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2005, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005. Due to the difference in the timing of distributions that we receive from our unconsolidated entities and the distributions that we pay our stockholders’ distributions, a portion of the January, February and March distributions were funded with a temporary advance from an affiliate of our Advisor in the approximate amount of $1.3 million.

In May 2005, we received distribution payments of approximately $2.0 million from the unconsolidated entities, a portion of which was used to repay amounts temporarily advanced by an affiliate of the Advisor to fund first quarter distributions.

Our board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005, both of which are payable June 30, 2005. Our board of directors also declared a distribution of $0.0458 per share for stockholders of record at the close of business on June 1, 2005, payable by June 30, 2005. This represents an increased per share distribution.

Cash Flow Analysis

Our net cash flow provided by operating activities of approximately $141,000 for the quarter ended March 31, 2005 was primarily attributable to interest earned on invested cash net of payments made for operating expenses. Subsequent to March 31, 2005, we received distributions of approximately $2.0 million from our unconsolidated entities in payment of our first quarter earnings.

Cash flows used in investing activities were approximately $64.0 million and consisted principally of contributions made to acquire our interests in the DMC Partnership for $61.2 million and the payment of acquisition fees and costs of $2.1 million.

The net cash flows provided by financing activities, totaling approximately $40.9 million, are attributable to the receipt of subscription proceeds, net of the payment of stock issuance costs in connection with the offering and distributions paid to stockholders.

RESULTS OF OPERATIONS

From the time of our formation on August 11, 2003 through June 23, 2004, we had not commenced active operations because we were in our organizational stage and had not received the minimum required offering amount of $2.5 million (250,000 shares). Operations commenced on June 23, 2004 when we received aggregate subscription proceeds in excess of the minimum offering amount. Our net income of $992,168 for the quarter ended March 31, 2005 included $533,773 in general operating and administrative expenses and $313,973 in asset management fees earned by our Advisor. We recognized equity in earnings of approximately $1.7 million generated from our investments in unconsolidated entities and earned interest income of $186,917. Our results of operations for the quarter ended March 31, 2005 are not necessarily indicative of what the results of operations will be for the year ending December 31, 2005.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the quarter ended March 31, 2005:

Net income	$992,168
Adjustments:
Equity in earnings of unconsolidated entities	(1,652,997)
Pro-rata share of FFO from unconsolidated entities	2,404,758

Total funds from operations	$1,743,929

OFF BALANCE SHEET AND OTHER ARRANGEMENTS

We hold interests in unconsolidated entities that may affect our results of operations, financial liquidity, and capital expenditures. Our equity in earnings from unconsolidated entities for the quarter ended March 31, 2005 contributed approximately $1.7 million to our results of operations. The partnership agreements governing the allocation of cash flows from the entities provide for the payment of a preferred return on our invested capital and thereafter in accordance with specified residual sharing percentages. With respect to our investment in the Intrawest Partnership, Intrawest may receive a greater return than us when the Resort Village Properties perform at certain levels.

Intrawest executed leases as a tenant for all unleased space at the time that we acquired the Resort Village Properties and guaranteed the leases for all space then leased to Intrawest or its affiliates. The failure of Intrawest to meet this commitment would put us at risk in the event of a default or vacancy thereby potentially reducing our expected return.

In connection with the two loans encumbering the Resort Village Properties, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Resort Village Properties located in Canada, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

We may also be responsible for a portion of capital expenditures for the Resort Village Properties. We do not expect to make any significant capital expenditures or contributions for these properties in the near term.

Borrowings of Our Unconsolidated Entities

Upon closing the first tranche of the acquisition of the Dallas Market Center on February 14, 2005, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires aggregate monthly principal and interest payments of $889,145. The loan matures in September 2014 and allows prepayment after October 2006 under certain terms and conditions. Upon the acquisition of the IFGC on May 25, 2005, the DMC Partnership became obligated for approximately $17.0 million in existing debt on the IFGC. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment after August 2006 under certain terms and conditions.

In connection with our acquisition of the U.S. Resort Village Properties through our unconsolidated partnership with Intrawest Corporation, Intrawest Resort Finance, Inc. provided bridge financing in the principal amount of $45.0 million. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans from Sun Life Assurance Company of Canada made to the subsidiary owners of the properties in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%, require the subsidiaries of our unconsolidated partnership with Intrawest Corporation to make monthly principal and interest payments in the aggregate amount of $289,389 (based on a 25-year amortization), mature on May 20, 2015, and may not be prepaid except with payment of a premium.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of March 31, 2005 (in thousands):

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Contingent purchase consideration (1)	$—	$—	$3,750	—	$3,750

Total contractual obligations	$—	$—	$3,750	—	$3,750

FOOTNOTES:

(1)	In connection with the purchase of the Resort Village Property located at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership, of which we own 80%.

MANAGEMENT

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

The following paragraph updates and replaces the sixth paragraph on page 103 of the Prospectus:

The directors have established written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of CNL Income Properties and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, CNL Income Properties will follow the policies on investments and borrowings set forth in this Prospectus. See “Investment Objectives and Policies” and “Business – Borrowing.”

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following paragraph updates and replaces the corresponding paragraph beginning on page 108 of the Prospectus:

Each Director is entitled to receive $30,000 annually for serving on the Board of Directors, as well as fees of $1,500 per meeting of the Board of Directors attended ($1,500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,500 per Audit Committee meeting attended or participated in telephonically. In addition to the fee for each Audit Committee meeting, the chairman of the Audit Committee shall receive an annual retainer of $5,000 and shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with CNL Income Properties’ independent accountants as a representative of the Audit Committee. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). CNL Income Properties will not pay any compensation to the officers and Directors of CNL Income Properties who also serve as officers and directors of the Advisor. No additional compensation shall be paid for attending the annual stockholders meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraph updates and replaces the last paragraph on page 112 of the Prospectus:

Our managing dealer is entitled to receive selling commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. During the period commencing April 16, 2004 through May 25, 2005, we incurred approximately $10.05 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

The following paragraphs update and replace the first four paragraphs on page 113 of the Prospectus:

In addition, the managing dealer is entitled to receive a marketing support fee of 2.5% of the total amount raised from the sale of shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into a Participating Broker Agreement with the managing dealer. During the period commencing April 16, 2004 through May 25, 2005, we incurred approximately $4.02 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

In connection with this offering, our Advisor is entitled to receive Acquisition Fees for services in connection with the selection, purchase, development or construction of real property and the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or to make or acquire loans and other Permitted Investments equal to up to 3.0% of the total amount raised in this offering and 3.0% of loan proceeds from Permanent Financing, however no Acquisition Fees will be paid on proceeds from any Line of Credit until such time as all Net Offering Proceeds have been invested. During the period commencing April 16, 2004 through May 25, 2005, we incurred approximately $4.87 million of such fees in connection with this offering.

We have entered into an Advisory Agreement with our Advisor pursuant to which the Advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the period commencing April 16, 2004 through April 30, 2005, we incurred approximately $534,311 of such fees.

Our Advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing April 16, 2004 through May 25, 2005, we incurred approximately $17.43 million for these services.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following paragraphs update and replace the fourth paragraph under the table on page 128 of the Prospectus:

On January 1, 2005 and February 1, 2005, our board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, to be paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, to be paid by March 31, 2005. This represents an increased per share distribution. The January, February, and March distributions were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of our Advisor. The advance was repaid subsequent to March 31, 2005 upon receipt of our first quarter earnings distributions from our unconsolidated entities.

Approximately 91.5% of the distributions for the quarter ended March 31, 2005 constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2005 are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2005, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005.

Our board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005, both of which are payable by June 30, 2005. The board of directors also declared a distribution of $0.0458 per share for stockholders of record at the close of business on June 1, 2005, payable by June 30, 2005. This represents an increased per share distribution.

EXPERTS

The following paragraphs update and replace the paragraph under the heading “Experts” beginning on page 157 of the Prospectus:

The balance sheets and statements of stockholders’ equity of CNL Income Properties as of December 31, 2004 and 2003, the statements of operations and cash flows of CNL Income Properties for the year ended December 31, 2004, and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its subsidiaries as of December 31, 2004 and the period from October 1, 2004 (date of inception) to December 31, 2004, and the financial statements of CNL Income Canada Lessee Corporation and US Canadian Property Trust Alpha as of December 31, 2004 and the period from December 3, 2004 (date of inception) to December 31, 2004 included in this Post-Effective Amendment No. Three have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this Post-Effective Amendment No. Three have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of the DMC Properties for the year ended January 31, 2005 included in this Post-Effective Amendment No. Three have been audited by PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the transactions described in Note (b) had occurred on March 31, 2005.

The Unaudited Pro Forma Consolidated Statements of Operations are presented for the three months ended March 31, 2005 and the year ended December 31, 2004 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions as if they had occurred on January 1, 2004.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

F-1

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2005

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Investment in unconsolidated entities	$110,158,446	$12,104,000	(b)	$122,262,446
Cash	13,752,159	(11,360,000	) (b)	2,392,159
Distributions receivable from unconsolidated entities	1,962,928			1,962,928
Prepaid expenses	221,925			221,925
Deferred offering costs	5,785,540			5,785,540
Other assets	414,812	(336,000	) (b)	78,812

Total Assets	$132,295,810	$408,000		$132,703,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$633,516			$633,516
Due to affiliates	18,903,979	408,000	(b)	19,311,979

Total Liabilities	19,537,495	408,000		19,945,495

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—			—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—			—
Common stock, $.01 par value per share One billion shares authorized at March 31, 2005, 13,220,617 shares issued and outstanding	132,206			132,206
Capital in excess of par value	114,770,598			114,770,598
Accumulated distributions in excess of net income	(2,144,489)			(2,144,489)

	112,758,315			112,758,315

Total Liabilities and Stockholders’ Equity	$132,295,810	$408,000		$132,703,810

See accompanying notes to unaudited pro forma consolidated financial statements

F-2

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—			$—

Expenses:
General and administrative	533,773			533,773
Asset management fees to advisor	313,973	282,986	(5)	596,959

Total expenses	847,746	282,986		1,130,732

Operating loss	(847,746)	(282,986)		(1,130,732)

Other income:
Interest income	186,917	(186,917	) (2)	—
Equity in earnings of unconsolidated entities	1,652,997	1,333,403	(3)	2,986,400

Total other income	1,839,914	1,146,486		2,986,400

Net income	992,168	863,500		1,855,668

Earnings per share of common stock (basic and diluted)	$0.09			$0.15

Weighted average number of shares of common stock outstanding (basic and diluted)	10,775,650		(6)	12,291,580

See accompanying notes to unaudited pro forma consolidated financial statements

F-3

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—			$—

Expenses:

General and administrative	1,259,119			1,259,119
Asset management fees to advisor	—	2,878,711	(5)	2,878,711
Organization costs	21,351			21,351

Total expenses	1,280,470	2,878,711		4,159,181

Operating loss	(1,280,470)	(2,878,711)		(4,159,181)

Other income:

Interest income	378,741	(378,741	) (2)	—
Equity in earnings of unconsolidated entities	218,466	8,018,803	(3)	13,368,154
		5,130,885	(4)

Total other income	597,207	12,770,947		13,368,154

Net income (loss)	(683,263)	9,892,236		9,208,973

Earnings (loss) per share of common stock (basic and diluted)	$(0.17)			$0.75

Weighted average number of shares of common stock outstanding (basic and diluted)	4,075,979		(6)	12,217,360

See accompanying notes to unaudited pro forma consolidated financial statements

F-4

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of March 31, 2005.

(b)	Represents the Company’s investment in an unconsolidated partnership for approximately $12.1 million. The investment includes approximately $11.4 million in cash paid at closing, the reclassification of approximately $336,000 of certain acquisition fees and costs to the investment basis that were previously capitalized and owed to affiliates, and the incurrence of additional debt acquisition fees and costs of approximately $408,000 that were allocated to the investment and owed to affiliates. The following is a description of the Company’s investment in the partnership and the related property acquisition completed by the partnership:

On January 14, 2005, the Company announced its intent to form a partnership (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. As of March 31, 2005, the Company had invested approximately $61.2 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest which is reflected in the Company’s historical balance sheet as of March 31, 2005.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership in the IFGC.

The DMC Partnership was evaluated in accordance with FIN46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interest in the DMC Partnership under the equity method of accounting.

F-5

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties described in Note (b) above.

(3)	The pro forma adjustment represents the Company’s equity in earnings generated from the DMC Partnership. The DMC Partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance. Accordingly, the Company has reflected its equity in earnings of the partnership under the hypothetical liquidation at book value (“HLBV”) method of accounting. Pursuant to the partnership agreement, the Company receives an annual preferred return on its investment. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

The following estimated operating results of the properties owned by the DMC Partnership are presented as if the investment had been made as of January 1, 2004:

	Pro Forma Period ended
	March 31, 2005	December 31, 2004
Net rental revenues under triple-net leases	$6,074,500	$24,298,000

Depreciation and amortization	(1,805,196)	(7,220,783)
Interest expense including loan cost amortization of $37,689 and $150,758, respectively	(2,412,026)	(9,648,105)

Pro forma net income	$1,857,278	$7,429,112

Allocation of income (loss) to:
DMC	$(147,423)	$(589,691)

The Company	$2,004,701	$8,018,803

Less: amount recognized in historical results	671,298	—

Net pro forma income adjustment	$1,333,403	$8,018,803

(4)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired prior to December 31, 2004 as follows:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing retail and commercial real estate properties located in and around various ski and golf resort villages through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

F-6

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest for an aggregate purchase price of approximately $30.3 million excluding transaction costs. The Trust was funded with mezzanine loans totaling approximately $11.2 million, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loan obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the existing in-place leases with the multiple tenants at the Canadian Properties.

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”) from Intrawest for an aggregate purchase price of $80.6 million excluding transaction costs. The Intrawest Partnership borrowed $45.0 million under temporary bridge financing to fund the acquisition of the U.S. Properties.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting.

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and the CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentage as specified in the partnership agreement. The Company records its share of equity in earnings of the entities using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

F-7

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned through the partnerships and a trust with Intrawest and the related allocation of profits and losses to the partners are presented as if the investment had been made as of January 1, 2004:

Revenues in excess of certain expenses (i)	$11,127,698
Pro forma adjustments:
Depreciation and amortization	(5,568,053)
Property management fee	(451,655)
Interest expense including loan cost amortization of $64,058	(4,296,828)

Pro forma net income of properties owned by unconsolidated entities	$811,162

Allocation of income to:
Other partners	$(4,538,189)

The Company	$5,349,351
Less: amount recognized in historical results	(218,466)

Net pro forma income adjustment	$5,130,885

i.	The estimated rental income and related operating expenses for the Canadian and U.S. Properties is derived from the actual operating results during the period in which the properties were owned by the Intrawest Partnership and Trust.

(5)	Represents asset management fees associated with owning interests in the properties through the unconsolidated entities. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus dated April 18, 2005.

(6)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions and that those shares of common stock were outstanding for the entire Pro Forma Periods presented. The calculation of weighted average shares for the Pro Forma Period ended March 31, 2005 also includes additional shares that were sold during the period in excess of the proceeds required to complete the acquisition described in Note (b) above.

F-8

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2005	December 31, 2004
ASSETS
Investment in unconsolidated entities	$110,158,446	$41,913,212
Cash	13,752,159	36,710,117
Distributions receivable from unconsolidated entities	1,962,928	225,555
Prepaid expenses	221,925	72,477
Deferred offering costs	5,785,540	5,381,749
Other assets	414,812	1,653,317

Total Assets	$132,295,810	$85,956,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$633,516	$589,215
Due to affiliates	18,903,979	10,414,834

Total Liabilities	19,537,495	11,004,049

Commitment
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized at March 31, 2005, 13,220,617 shares issued and outstanding; one billion shares authorized at December 31, 2004, 8,838,978 shares issued and outstanding	132,206	88,390
Capital in excess of par value	114,770,598	76,719,939
Accumulated distributions in excess of net income	(2,144,489)	(1,855,951)

	112,758,315	74,952,378

Total Liabilities and Stockholders’ Equity	$132,295,810	$85,956,427

See accompanying notes to condensed consolidated financial statements.

F-9

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

Quarter Ended March 31, 2005
Revenue	$—

Expenses:
Asset management fees to advisor	313,973
General and administrative	533,773

Total expenses	847,746

Operating loss	(847,746)

Other income:
Interest income	186,917
Equity in earnings of unconsolidated entities	1,652,997

Total other income	1,839,914

Net income	$992,168

Earnings per share of common stock (basic and diluted)	$0.09

Weighted average number of shares of common stock outstanding (basic and diluted)	10,775,650

See accompanying notes to condensed consolidated financial statements.

F-10

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Quarter Ended March 31, 2005 and Year Ended December 31, 2004

(UNAUDITED)

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance at December 31, 2003	20,000	$200	$199,800	$—	$200,000
Subscriptions received for common stock through public offering and distribution reinvestment plan	8,701,270	87,013	86,591,031	—	86,678,044
Issuance of restricted common stock	117,708	1,177	1,175,903	—	1,177,080
Stock issuance and offering costs	—	—	(11,246,795)	—	(11,246,795)
Net loss	—	—	—	(683,263)	(683,263)
Distributions, declared and paid ($.2593 per share)	—	—	—	(1,172,688)	(1,172,688)

Balance at December 31, 2004	8,838,978	$88,390	$76,719,939	$(1,855,951)	$74,952,378

Subscriptions received for common stock through public offering and distribution reinvestment plan	4,381,639	43,816	43,742,982	—	43,786,798
Stock issuance and offering costs	—	—	(5,692,323)	—	(5,692,323)
Net income	—	—	—	992,168	992,168
Distributions, declared and paid ($.1272 per share)	—	—	—	(1,280,706)	(1,280,706)

Balance at March 31, 2005	13,220,617	$132,206	$114,770,598	$(2,144,489)	$112,758,315

See accompanying notes to condensed consolidated financial statements.

F-11

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

Quarter Ended March 31, 2005
Increase (decrease) in cash:
Operating activities:
Net cash provided by operating activities	$140,519

Investing activities:
Investments in unconsolidated entities	(61,919,904)
Acquisition fees and costs	(2,123,231)

Net cash used in investing activities	(64,043,135)

Financing activities:
Subscriptions received from stockholders	43,786,798
Stock issuance costs	(2,817,794)
Cash advance from affiliate	1,256,360
Distributions to stockholders	(1,280,706)

Net cash provided by financing activities	40,944,658

Net decrease in cash	(22,957,958)
Cash at beginning of period	36,710,117

Cash at end of period	$13,752,159

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$4,046,777

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates):
Offering and stock issuance costs	$3,876,219

See accompanying notes to condensed consolidated financial statements.

F-12

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and is making an election to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2004. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. The asset classes in which the Company initially is most likely to invest and has invested include the following:

•	Property leased to dealerships

•	Campgrounds and manufactured housing, or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses, including golf clubs and courses that may offer amenities

•	Vacation ownership interests

•	Other attractions

The Company may also make or acquire loans or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest. As of March 31, 2005 and December 31, 2004, the Company indirectly owned interests in properties at eight and seven locations, respectively, through its investments in unconsolidated entities.

2.	Significant Accounting Policies:

Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the Company’s results for the interim period presented. Operating results for the quarter ended March 31, 2005, may not be indicative of the results that may be expected for the year ending December 31, 2005. Amounts as of December 31, 2004, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2004.

The Company commenced active operations on June 23, 2004, when the minimum required offering proceeds was received and funds were released from escrow. Since operations had not begun, activities during the period August 11, 2003 (date of inception) through June 23, 2004 were devoted to the organization of the Company.

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”).

F-13

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

Investment in Unconsolidated Entities – The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46 or SOP 78-9. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are amortized over 39 years, which is the estimated life of the buildings when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Distributions Receivable – In accordance with the partnership agreements governing the unconsolidated entities in which the Company has invested, at the end of each quarter the partner distributions are calculated for the period and the partnership is obligated to make those distributions within 45 days after the quarter end. As such, the Company has recorded its share of the distribution receivable from its unconsolidated entities.

3.	Investment in Unconsolidated Entities:

As of March 31, 2005, the Company owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $110.2 million.

In December 2004, the Company invested approximately $41.8 million in a partnership and a trust that acquired a portfolio of commercial real estate properties located in and around various ski and golf resort villages in the United States and Canada (the “Resort Village Properties”). Intrawest Corporation and its affiliates owned and operated these properties prior to the transaction and continue to own a 20% interest in, and operate, the properties under long-term management agreements. The Resort Village Properties consist of approximately 408,000 square feet of leasable retail and commercial space.

On February 14, 2005, the Company formed a partnership (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) that acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., which continues to manage the DMC Property. The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space. As of March 31, 2005, the Company had invested approximately $61.2 million, excluding transaction costs, in the partnership for an 80% ownership interest.

The Company evaluated all of the variable interest entities that were formed in connection with the above transactions in accordance with FIN 46 and determined that the Company is not the primary beneficiary due to the significant rights and obligations retained by other venture partners and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for these investments under the equity method of accounting and records its share of equity in earnings from the entities using the hypothetical liquidation at book value method.

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. For the quarter ended March 31, 2005, the Company recognized equity in earnings from the entities of approximately $1.7 million. As of March 31, 2005 and December 31, 2004, the Company had distributions receivable of approximately $2.0 million and $225,555 from its unconsolidated entities, respectively. These distributions were received subsequent to March 31, 2005.

F-14

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

3.	Investment in Unconsolidated Entities (Continued):

The Company evaluated its investments in the unconsolidated entities for impairment at March 31, 2005 and determined that there was no impairment with respect to the carrying value of the investments.

In connection with the investments, the Company incurred certain acquisition and advisory fees which are paid to an affiliate. These fees are capitalized as part of the basis in the investments. Any excess carrying value of the investments over the book value of the underlying equity is amortized over the estimated useful lives of the underlying real estate tangible assets, which represent the assets to which the excess is most clearly related.

The following presents unaudited condensed financial information for the unconsolidated entities as of and for the quarter ended March 31, 2005:

	Intrawest Venture	DMC Partnership
Revenue	$4,025,187	$2,699,383
Property operating expenses	(1,543,012)	(53,510)
Depreciation & amortization expenses	(1,453,976)	(864,282)
Interest expense	(986,291)	(1,037,805)

Net income	$41,908	$743,786

Income (loss) allocable to other venture partners	$(1,024,167)	$72,488

Income allocable to the Company	$1,066,075	$671,298
Amortization of capitalized costs	(30,905)	(53,471)

Equity in earnings of unconsolidated entities	$1,035,170	$617,827

Total assets	$123,828,452	$220,436,906

Total long-term debt obligations	$67,026,212	$141,993,558

4.	Deferred Offering and Stock Issuance Costs:

Beginning on April 16, 2004, the Company offered for sale up to $2 billion in shares of common stock (200 million shares of common stock at $10 per share) (the “Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The Company has and will continue to incur costs in connection with the Offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the Offering. As of March 31, 2005, the total offering and stock issuance costs incurred to date was approximately $22.7 million.

Under the terms of the Offering, certain affiliates are entitled to receive selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with due diligence of the Offering (see note 5). In accordance with the Company’s amended and restated articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid by the Company may not exceed 13% of the aggregate offering proceeds. Therefore, offering costs of approximately $5.8 million, representing the portion of

F-15

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

4.	Deferred Offering and Stock Issuance Costs (Continued):

those costs exceeding 13% of the offering proceeds, have been deferred as of March 31, 2005. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. The remaining $16.9 million was deducted from the offering proceeds and charged to capital in excess of par value.

5.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., a stockholder and the advisor (the “Advisor”) of the Company, and with the managing dealer of the Company’s public offering, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the Company’s assets.

During the quarter ended March 31, 2005, the Advisor earned fees and incurred reimbursable expenses as follows:

Acquisition fees (1):
Acquisition fees from offering proceeds	$1,314,491
Acquisition fees from debt proceeds	3,413,159

4,727,650

Asset management fees (2)	313,973

Reimbursable expenses (3):
Offering costs	2,234,198
Acquisition costs	299,334
General and administrative expenses	592,419

3,125,951

Total	$8,167,574

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt. The debt acquisition fees for the quarter ended March 31, 2005 were incurred in connection with the Company’s investment in the DMC Partnership with DMC and the partnership’s assumption of mortgage loans upon acquisition of the DMC Property.

(2)	Asset management fees of 0.08334% of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 18, 2005, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	The Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. To the extent that the operating expenses, in any expense year, exceed the greater of 2% of average invested assets or 25% of net income, the advisor shall reimburse the Company, within 60 days after the end of the expense year, the amount by which the total operating expenses paid or incurred by the Company exceed the greater of the 2% or 25% threshold. The first expense year and measurement period will be the 12 month period ending June 30, 2005.

F-16

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

5. Related Party Arrangements (Continued):

The Company also received a temporary advance of approximately $1.3 million from an affiliate of the Advisor to fund distributions paid to stockholders. The amount was repaid subsequent to March 31, 2005 upon receipt of the Company’s first quarter earnings distributions from its unconsolidated entities.

CNL Securities Corp., the managing dealer of the Company’s public offering, receives selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with due diligence of the Offering. A substantial portion of the selling commissions and marketing support fees are reallowed to participating broker dealers. During the quarter ended March 31, 2005, the Company incurred the following fees:

Selling commissions	$2,789,162
Marketing support fee & due diligence expenses	1,072,755

$3,861,917

Amounts due to affiliates for fees and expenses described above are as follows:

	March 31, 2005	December 31, 2005
Due to the Advisor and its affiliates:
Offering expenses	$9,392,576	$6,960,292
Asset management fees	313,973	—
Operating expenses	541,853	1,207,252
Acquisition fees and expenses	5,757,196	1,893,200
Temporary advances	1,256,360	—

	$17,261,958	$10,060,744

Due to CNL Securities Corp:
Selling commissions	$1,185,904	$320,767
Marketing support fees and due diligence expense	456,117	123,373
Offering costs	—	(90,050)

	$1,642,021	$354,090

F-17

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER ENDED MARCH 31, 2005

(UNAUDITED)

6.	Distributions:

On January 1, 2005 and February 1, 2005, the Company’s board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, to be paid by March 31, 2005. On February 15, 2005, the Company’s board of directors declared a distribution of $0.0438 per share for stockholders of record at the close of business on March 1, 2005, to be paid by March 31, 2005. This represents an increased per share distribution. The January, February, and March distributions were primarily funded with a temporary advance of approximately $1.3 million from an affiliate of the Advisor. The advance was repaid subsequent to March 31, 2005 upon receipt of the Company’s first quarter earnings distributions from its unconsolidated entities.

Approximately 91.5% of the distributions for the quarter ended March 31, 2005 constitute a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2005 are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2005, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2005.

7.	Commitment:

The Company has committed to contribute approximately $11.2 million to the DMC Partnership upon the partnership’s acquisition of the International Floral and Gift Center (“IFGC”) located at the Dallas Market Center. The DMC Partnership will purchase the IFGC for approximately $31.0 million and assume approximately $17.0 million in existing debt. It is anticipated that the acquisition of IFGC will be completed prior to June 30, 2005.

8.	Subsequent Events:

The Company’s board of directors declared distributions of $0.0438 per share to stockholders of record at the close of business on April 1, 2005 and May 1, 2005, both of which are payable by June 30, 2005. The board of directors also declared a distribution of $0.0458 per share for stockholders of record at the close of business on June 1, 2005, payable by June 30, 2005.

Effective April 20, 2005, the Company’s board of directors and the Advisor agreed to renew the advisory agreement on substantially the same terms and conditions through April 16, 2006.

On May 6, 2005, the Company entered into a commitment with Branch Banking and Trust to execute a $5 million revolving line of credit. The line will primarily be used for working capital needs, distributions to stockholders and bridge financing on real estate investments. The line of credit will be unsecured, bear interest at the 30-day LIBOR plus 2.25% and have a term of two years. The financing is expected to be completed by the end of May 2005.

In May 2005, the Company received distribution payments of approximately $2.0 million from its unconsolidated entities, a portion of which was used to repay amounts temporarily advanced by an affiliate of the Advisor to fund first quarter distributions.

F-18

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this Prospectus Supplement as a result of the Company acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions” section of the Prospectus and the Prospectus Supplement.

F-19

DMC PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

(UNAUDITED)

FOR THE QUARTER ENDED APRIL 30, 2005

Revenues:
Permanent showroom rentals	$13,400,696
Market time shows	1,017,337
Nonmarket time shows	64,788
Consumer shows	562,976
Food and beverage revenue, net	81,063
Other revenue	454,421

Total revenues	15,581,281

Certain expenses:
Employee compensation and benefits	3,896,215
Public relations and advertising	884,320
Operations	453,558
Utilities	1,492,244
Exhibitors	257,456
Administration	736,276
Ad valorem taxes	891,960
Insurance	226,535
Management fee	46,421
Other operating expenses	22,123

Total certain expenses	8,907,108

Excess of revenues over certain expenses	$6,674,173

See accompanying notes to combined statement of revenue and certain expenses.

F-20

DMC PROPERTIES

UNAUDITED NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

APRIL 30, 2005

1.	General

The statement presented herein has been prepared in accordance with the accounting policies described in the DMC Properties Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005 and should be read in conjunction with the Notes which appear in that report.

The statement for the quarter ended April 30, 2005 is unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the combined revenues and certain expenses for the unaudited period.

F-21

Report of Independent Auditors

The Partners

DMC Properties

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DMC Properties for the year ended January 31, 2005. This Combined Statement of Revenue and Certain Expenses is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of DMC Properties’ revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of DMC Properties for the year ended January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 4, 2005

Dallas, Texas

F-22

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Revenues:
Permanent showroom rentals	$53,506,739
Market time shows	9,618,295
Nonmarket time shows	1,760,757
Consumer shows	1,677,631
Food and beverage revenue, net	144,572
Other revenue	3,369,146

$70,077,140

Certain Expenses:
Employee compensation and benefits	16,804,027
Public relations and advertising	6,577,532
Operations	8,634,974
Exhibitors	1,681,284
Administration	3,101,091
Ad valorem taxes	3,460,583
Insurance	1,008,592
Other operating expenses	2,469,576

Total certain expenses	43,737,659

Excess of revenues over certain expenses	$26,339,481

F-23

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

1.	Organization and Basis of Presentation

On January 14, 2005, CNL Income Properties, Inc. (the “REIT”) entered into a partnership interest purchase agreement (the Agreement) with Dallas Market Center Company, Ltd. (“DMC”). Pursuant to the Agreement, the REIT and DMC will form a partnership (the “Partnership”), in which the REIT will acquire a majority interest. The Partnership will acquire from DMC and affiliates their interests in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

On February 14, 2005, the Partnership was formed and acquired certain of the DMC Properties for approximately $218,000,000, excluding transaction costs, and assumed approximately $142,364,000 of existing debt. In addition, the Partnership has committed to acquire the remaining DMC Properties for approximately $31,000,000 and assume $16,467,000 in existing debt. It is anticipated that the acquisition of the remaining DMC Properties will close by June 30, 2005.

The accompanying combined statement of revenues and certain expenses relates to the operations of the DMC Properties. This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the year ended January 31, 2005. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of DMC Properties, have been excluded. Such items include interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

2.	Summary of Significant Accounting Policies

The accompanying Combined Statements of Revenues and Certain Expenses have been prepared on the accrual basis of accounting.

Revenue Recognition

The tenant leases are accounted for as operating leases. Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,042,816.

F-24

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Ground Lease Expense

The ground leases are accounted for as operating leases. Lease expense is recognized using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental expense in excess of rental payments pursuant to the terms of the lease agreements is recorded as deferred rent payable.

Income Taxes

The DMC Properties are held by partnerships and are not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying combined statement of revenues and certain expenses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of revenues and certain expenses during the reporting periods. Actual results may differ from those estimates.

3.	Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by DMC Properties. Minimum future lease rentals to be received as of January 31, 2005, are as follows:

2006	$51,768,317
2007	45,221,047
2008	32,605,081
2009	22,293,945
2010	9,182,393
Thereafter	4,309,524

Total	$165,380,307

4.	Major Tenants

No single tenant individually represents more than 10% of total revenue for the year ended January 31, 2005.

F-25

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

5.	Management Agreement

Market Center Management Company

DMC has a management and leasing agreement with an affiliated company, Market Center Management Company, Ltd. (the “Management Company”). The Management Company performs administrative services for DMC, including all matters pertaining to employment, supervision and compensation of employees. During the period February 1, 2004 through August 2, 2004 DMC Properties paid a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The agreement also provided for an annual management fee of 50% of net cash flow (as defined) from the DMC properties excluding International Floral and Gift Center in excess of $20,000,000 and in excess of $3,000,000 for International Floral and Gift Center. Management fees in the amount of $72,375 were paid in respect to the excess cash flow agreement during the year ending January 31, 2005.

Effective August 2, 2004 the management agreement with the Management Company for all DMC Properties, excluding International Floral and Gift Center, was terminated. Effective the same date, a new agreement was executed with the Management Company which increased the management fee to 1.5% of gross revenue, as defined. The management contract terms for International Floral and Gift Center continued without change. Management fees for the year ended January 31, 2005 were $949,886 and included $72,375 relating to the excess cash flows provisions of the management agreement. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of DMC. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits and amounted to $16,804,027 for the year ended January 31, 2005.

George Little Management

DMC also has a management contract with George Little Management (“GLM”) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by DMC of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. DMC has terminated the GLM management contract effective September 30, 2005. Management fees including a $250,000 contract termination payment paid to GLM for the year ended January 31, 2005 were $784,980.

F-26

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

6.	Commitments and Contingencies

The DMC Properties commitments under land leases expire on various dates ranging from 2055 to 2066. In addition to rent, these leases require payment of property taxes and insurance. Rent expense amounted to $290,272 for the year ended January 31, 2005 and is included in other operating expenses in the accompanying combined statement of revenues and certain expenses.

The total minimum rental commitment under these land leases at January 31, 2005, was as follows:

2006	$293,489
2007	295,829
2008	298,215
2009	300,649
2010	303,131
Thereafter	21,703,116

Total minimum payments required	$23,194,429

DMC entered into a contract (expires January 2009) to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (“ARAMARK”). Under the agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2005, the net amount received from ARAMARK was approximately $144,572 related to this agreement

The Management Company has in place an Occupational Injury Benefit Plan (“Plan”) to cover employees injured at work. The Plan is indemnified under a policy for which DMC is responsible for a $200,000 deductible per occurrence up to $10,000,000 in claims per occurrence with a combined single limit of $1,000,000 per any one person. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $26,002 for the year ended January 31, 2005.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the DMC Properties, excluding the World Trade Center. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of DMC. DMC incurred approximately $3,425 in asbestos removal costs during the year ended January 31, 2005.

F-27

Prospectus

CNL INCOME PROPERTIES, INC.

200,000,000 Shares of Common Stock - $2,000,000,000 Maximum Offering. Minimum Purchase - 500 Shares ($5,000)

Of the 200 million shares of common stock that we have registered, we initially are offering up to 195 million shares to investors who meet our suitability standards and have initially designated up to five million shares for participants in our reinvestment plan.

We intend to qualify and operate for federal income tax purposes as a real estate investment trust (“REIT”). We are not now qualified, and there can be no assurance that we will qualify, as a REIT.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “ Risk Factors” beginning on page 16 for a discussion of material risks that you should consider before you invest in the common stock being sold with this prospectus, including:

•	We have a limited operating history and no established financing sources. As of the date of this prospectus, we have made only a few investments, so you will not have the opportunity to evaluate all the types of assets that will be in our portfolio.

•	The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are significantly less than the maximum amount of the offering.

•	Subject to the approval of our directors, including our independent directors, we may purchase properties from our affiliates.

•	We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our advisor was formed in 2003 and has limited experience as the advisor to a public REIT. Our advisor and its affiliates have no experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

•	Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The advisory agreement was not negotiated at arm’s length and we will pay our advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

•	To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•	Our shares are not currently listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market, so stockholders may not be able to sell their shares promptly at a desired price. If we are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we will liquidate our assets or merge with another entity to provide our stockholders with cash or securities of a publicly traded company.

•	We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. Such leverage may reduce the cash available for distributions to stockholders.

•	Ownership, transferability and redemption of our shares is subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

•	If we do not qualify as a REIT for federal income tax purposes, we could be subject to taxation on income at regular corporate rates, which would reduce the funds available for distributions.

	Per Share	Total Minimum	Total Maximum
Public Offering Price	$10.00	$2,500,000	$2,000,000,000
Selling Commissions and Marketing Support Fee*	$0.90	$225,000	$180,000,000
Proceeds to CNL Income Properties	$9.10	$2,275,000	$1,820,000,000

*	The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and via registered investment advisers. A portion of these fees will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Further, purchasers who buy in excess of 500,000 shares, through the same registered investment adviser, participating broker or the managing dealer, will purchase shares at a reduced acquisition fee (reduced from 3% of gross proceeds to 1% of gross proceeds); however, they and their transferees will be required to pay an annual 0.40% advisory fee on such shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

•	The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer has sold the minimum number of shares offered (250,000 shares). The managing dealer is required to use only its best efforts to sell the maximum number of shares offered (200 million). The managing dealer does not intend to purchase any shares in this offering.

•	This offering will end no later than April 16, 2006.

All subscription funds will be deposited in an interest-bearing escrow account with SouthTrust Bank, the escrow agent for this offering. As of March 30, 2005, we had received total subscription proceeds of approximately $129,290,480 (12,962,395 shares) from 4,270 investors, including approximately $1,121,447 (118,047 shares) through our reinvestment plan.

No one is authorized to make any statements about the offering different from those that appear in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate on March 30, 2005, but may no longer be accurate. We will amend or supplement this prospectus, however, if there is a material change in the affairs of our company.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

                    , 2005

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $150,000. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in CNL Income Properties based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of our advisor, and (e) the tax consequences of the investment.

California, Kansas, Maine, Massachusetts, Michigan, Missouri and Pennsylvania have established suitability standards different from those established by us, and shares will be sold only to investors in those states who meet the special suitability standards set forth below.

CALIFORNIA, MASSACHUSETTS AND MICHIGAN — The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

MAINE — The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000 or, (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

KANSAS AND MISSOURI — The investor (i) invests no more than 10% of the investor’s net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000 or, (b) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

PENNSYLVANIA — The investor (i) invests no more than 10% of the investor’s net worth (not including home, furnishings and personal automobiles) in CNL Income Properties and (ii) has either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for CNL Income Properties has been reached, until subscriptions for shares totaling at least $65,000,000 have been received from all sources. PENNSYLVANIA INVESTORS: Because the minimum offering is less than $195,000,000, all Pennsylvania investors are cautioned to evaluate carefully CNL Income Properties’ ability fully to accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for the shares.

The foregoing suitability standards must be met by each investor who purchases shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”), or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “Federal Income Tax Considerations — Taxation of Stockholders — Tax-Exempt Stockholders.”

i

In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, participating broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration, who are engaged by CNL Securities Corp., our managing dealer, to sell shares, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

HOW TO SUBSCRIBE

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement and delivering it to a participating broker-dealer, together with a check for the full purchase price of the shares for which they have subscribed, payable to “SouthTrust Bank, Escrow Agent.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. Any subscription may be rejected by us in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Certain participating broker-dealers may permit investors who meet the suitability standards described above to subscribe for shares by telephonic order to the participating broker-dealers. This procedure may not be available in certain states.

A minimum investment of 500 shares ($5,000) is required. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one share.

TABLE OF CONTENTS

Page
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE	i

Suitability Standards	i

How to Subscribe	ii

PROSPECTUS SUMMARY	1

CNL INCOME PROPERTIES, INC.	1

Our Business	1

Risk Factors	3

Our REIT Status	5

Our Management	5

Certain Conflicts of Interest	7

Our Affiliates	8

Our Investment Objectives	8

Compensation to be Paid to our Advisor and Affiliates	9

The Offering	13

RISK FACTORS	16

Offering-Related Risks	16

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold	16

This is an unspecified property offering	16

The managing dealer has not made an independent review of CNL Income Properties or this prospectus	16

Insufficient offering proceeds will impact our operations	16

There may be delays in investing the proceeds of this offering	17

We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments due to the inability of our advisor to find suitable properties, loans or other permitted investments	17

The sale of shares by stockholders could be difficult	17

Purchases of shares at an acquisition fee discount may reduce your overall return	17

Company-Related Risks	17

We have a limited operating history	17

Our management has limited or no experience with investments in certain of the properties in which we may invest	18

We will be dependent on our advisor and our advisor has limited or no experience with the types of investments in which we may invest	18

We will rely on our advisor and our board of directors to manage CNL Income Properties	18

Our stockholders may experience dilution	18

We will be subject to conflicts of interest	18

Real Estate and Other Investment Risks	19

Multiple property leases or loans with individual tenants or borrowers increase our risks	19

Our exposure to typical real estate investment risks could reduce our income	19

A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors	20

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses	20

We may rely on credit enhancements to our leases for minimum rent payments	20

We do not have control over market and business conditions	20

We will not control the management of our properties	21

We may not control the joint ventures in which we enter	21

Joint venture partners may have different interests than we have	21

It may be difficult for us to exit a joint venture after an impasse	21

We may not have control over construction on our properties	21

We will have no economic interest in ground lease properties	22

It may be difficult to re-lease our properties	22

We cannot control the sale of some properties we seek to acquire	22

The liquidation of our assets may be delayed	22

There are risks associated with lending	23

Legislation and government regulation may adversely affect the development and operations of properties we may acquire	24

Governmental regulation with respect to water use by ski resorts	24

Governmental regulation of marinas with respect to dredging	25

We may not control the land beneath marinas we acquire and this land may be subject to governmental taking	25

Governmental regulation of vacation ownership resorts	25

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments	25

Portfolio acquisitions are more difficult to complete than single asset acquisitions	25

We will compete with other companies for investments	26

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us	26

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire	26

The recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events adversely affected the travel and leisure industries, and these adverse effects may continue	27

Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their nonseasonal scheduled rent payments to us	27

Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us	27

Because our revenues are highly dependent on lease payments, defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distribution	27

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and ineffective and will reduce our cash available for distribution to our stockholders	28

Financing Risks	28

We may not be able to obtain adequate financing	28

Anticipated borrowing creates risks	28

We can borrow money to make distributions	28

Tax Risks	28

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes	28

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties	29

Excessive non-real estate asset values may jeopardize our REIT status	29

We are limited in the manner we structure portions of our vacation ownership interest business	29

We may have to borrow funds or sell assets to meet our distribution requirements	29

Ownership limits may discourage a change in control	30

We may be subject to other tax liabilities	30

Changes in tax laws may prevent us from qualifying as a REIT	30

Miscellaneous Risks	30

Inflation could adversely affect our investment returns	30

Possible effect of ERISA	30

Our governing documents may discourage takeovers	30

Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL Income Properties	30

Majority stockholder vote may discourage changes of control	31

Our board of directors can take many actions without stockholder approval	31

Our officers and directors have limited liability	31

ESTIMATED USE OF PROCEEDS	32

MANAGEMENT COMPENSATION	35

CONFLICTS OF INTEREST	41

General	41

Prior and Future Programs	42

Competition to Acquire Properties and Invest in Loans and Other Financings	43

Sales of Properties, Loans or Other Permitted Investments	44

Development of Properties	44

Certain Relationships with Affiliates	44

Joint Investment with an Affiliated Program	44

Competition for Management Time	44

Compensation of the Advisor	45

Relationship with Managing Dealer	45

Legal Representation	45

v

PROSPECTUS SUMMARY

This summary highlights the material terms in this prospectus. Because this is a summary, it may not contain all of the information important to you. Accordingly, you should read this entire prospectus carefully, including the documents attached as appendices, before you decide to invest in shares of our common stock.

CNL INCOME PROPERTIES, INC.

CNL Income Properties, Inc. is a Maryland corporation organized on August 11, 2003. We intend to qualify and operate for federal income tax purposes as a real estate investment trust, or a REIT. In general, a REIT is a company that: combines the capital of many investors to acquire or provide financing for real estate; typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied (such treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation); offers the benefit of a real estate portfolio under professional management; and must pay distributions to investors of at least 90% of its taxable income. Various wholly owned subsidiaries, unconsolidated and consolidated entities have been and/or will be formed in the future for the purpose of acquiring interests in properties, loans and other permitted investments. The terms “us,” “we,” “our” and “CNL Income Properties” includes CNL Income Properties, Inc. and its subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (866) 650-0650.

OUR BUSINESS

General. We were formed primarily to acquire properties in the United States that we will lease primarily on a long-term (generally 5 to 20 years, plus multiple renewal options), “triple-net” basis to tenants or operators who are significant industry leaders. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Under the triple-net leases in which we contemplate entering, our tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the properties they lease. In addition, we have, and may continue to lease certain properties to tenants or operators who are significant industry leaders under long-term, gross leases. Under a gross lease, the tenant generally pays its proportionate share of operating expenses above a contractual base amount. We generally expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds. We may also make or acquire loans and other permitted investments related to interests in real estate and may purchase interests in such financings such as real estate receivables, real estate equity securities and real estate debt securities. We are not limited as to the portion of our assets which may be invested in these types of investments. In addition, we may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the properties in which we are permitted to invest. As of the date of this prospectus, we have invested in retail and commercial properties at seven resort villages and one merchandise mart. We have made no loans or other permitted investments, nor have any loans or other permitted investments been identified for investment.

Triple-Net Lease Business. We may invest in any property which meets our triple-net lease investment strategy and are not limited to any asset classes. However, we do not anticipate that we will acquire interests in: (i) freestanding single-tenant retail properties under 100,000 square feet; (ii) fast-food, family-style or casual dining restaurants; (iii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or (iv) freestanding hotel properties, other than hotel properties which are “ancillary” to other types of properties that we may acquire. These types of properties are properties in which other REITs sponsored by our affiliate, CNL Financial Group, Inc., or its affiliates, invest. Further, we do not anticipate that we will offer financing related to these businesses.

We intend to focus our triple-net lease investment activities on, and use the proceeds of this offering primarily for, the acquisition, development and ownership of properties that we believe (i) are part of an asset class wherein the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate; (ii) are part of an industry that is experiencing constraints on the availability of new capital, which we believe typically has the effect of lowering the purchase price of such properties from that which would typically be available; and/or (iii) have the potential for long-term revenue generation based upon certain demographic data, including an aging baby boomer population and associated concentrations of wealth. This investment policy and others may change from time to time at the discretion of our board of directors, including a majority of our independent directors. The asset classes in which we initially are most likely to invest include the following (in no order of priority):

•	Property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	Campgrounds, and manufactured housing, or recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	Health clubs, wellness centers and spa facilities;

•	Parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	Merchandise marts, whose operators lease showrooms to and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	Destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions.

•	Marinas, whose operators offer recreational boat slip rentals and other services;

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	Golf courses, including golf clubs and courses that may offer other amenities;

•	Vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and,

•	Other attractions, such as themed amusement parks, water parks, sports-related venues and cultural facilities such as visual and performing arts centers or zoological parks.

Although these are initially the most likely asset classes in which we will invest, we may acquire or invest in other types of properties which are not listed above that we believe have the potential for long-term revenue generation based upon underwriting criteria and models that we have developed and/or certain demographic criteria, as described above. We may obtain debt financing or sell additional shares of our stock in the future to finance any acquisitions. Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments.

As part of our “triple-net” lease investment strategy, we plan to either directly acquire our properties or purchase interests in entities that own these properties.

Mortgage and Other Financing Business. We may offer mortgage and other financing related to interests in real estate or may purchase equity and other interests in financings. For example, if we decide to invest in vacation ownership properties, we may, among other things, (i) acquire and develop vacation ownership properties operated by third parties, or (ii) purchase promissory and mortgage notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests. We may also make mortgage and other loans with respect to any of the types of properties in which we are permitted to invest.

Ancillary Businesses. We may invest up to 10% of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

Intended Borrowings. We intend to borrow money to acquire properties, to make or acquire loans and other permitted investments and to pay certain fees, and intend to encumber properties in connection with these borrowings. We plan to obtain one or more lines of credit and anticipate that the aggregate amount of any lines of credit initially will be $100 million; however, our board of directors is permitted to increase the amount we may borrow under lines of credit. We may repay lines of credit we obtain with offering proceeds, proceeds from the sale of assets, working capital or permanent financing.

In addition to lines of credit, we anticipate obtaining permanent financing (generally, long term debt financing secured by mortgages on our properties.) The aggregate amount of our permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. Our articles of incorporation limit the maximum amount of our borrowings in relation to our net assets at an amount equal to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. For us to borrow an amount in excess of 300% of our net assets, a majority of the independent directors on our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. We are engaged in preliminary discussions with potential lenders but have not yet obtained a commitment letter for a line of credit, and there is no assurance that we will obtain any line of credit on satisfactory terms, or at all.

Termination of CNL Income Properties. Under our articles of incorporation, we will automatically terminate and dissolve on December 31, 2015, unless the shares of our common stock, including the shares offered by this prospectus, are listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015. If our shares are so listed or quoted, we will automatically become a perpetual life company. If our shares are not listed or quoted by December 31, 2015, we will sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. In making a determination of whether listing or quotation is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company and the potential for stockholder liquidity.

RISK FACTORS

An investment in CNL Income Properties is subject to significant risks. We summarize some of the more important risks below. A more detailed description of the risk factors is found in the section of this prospectus entitled “Risk Factors.” You should read and understand all of these risk factors before making your decision to invest in shares of our common stock.

•	We have a limited operating history and no established financing sources. As of the date of the prospectus, we have made only a few investments, so you will not have the opportunity to evaluate the types of assets that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering do not significantly exceed the minimum amount of the offering or are substantially less than the maximum amount of the offering.

•	Subject to the approval of a majority of our directors, including a majority of our independent directors, we may purchase properties from our affiliates.

•	We will rely on CNL Income Corp., our advisor and affiliate, subject to approval by our board of directors, with respect to all investment decisions. Our advisor was formed in 2003 and has limited experience as the advisor to a public REIT. Our advisor and its affiliates have no previous experience investing in certain of the properties in which we may invest, which could result in a failure to meet our investment objectives.

•	Certain officers and directors of our advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us. The advisory agreement was not negotiated at arm’s length and we will pay our advisor and its affiliates substantial fees, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain. The fee on permanent financing may create an incentive to secure more debt despite the risk that increased debt may decrease distributions to stockholders.

•	To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors, without stockholder consent.

•	There is currently no public trading market for our shares, and there is no assurance that one will develop. If our shares of common stock are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

•	We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a REIT or otherwise. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

•	Ownership, transferability and redemption of our shares is subject to certain limitations. Our articles of incorporation generally limit the ownership by any single stockholder of any class of our capital stock to 9.8% of the outstanding shares of that class. Any transfer of shares of our capital stock that would jeopardize our REIT status shall be null and void. Redemption of our shares shall be at our sole option.

•	Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares that dilute our stockholders’ equity interests, the ability to change the compensation of our advisor and to employ and compensate our affiliates. Our board of directors can take these actions solely on its own authority and without our stockholders’ approval.

•	We may make investments that will not appreciate in value over time, such as investments in building-only properties with the land owned by a third-party, and loans.

•	Many of the businesses associated with the properties in which we have invested and in which we seek to invest, such as ski resorts and related properties, marinas and golf courses, are seasonal in nature and susceptible to periods of unprofitability resulting from adverse weather conditions which may effect the amount of revenue we receive from such tenants.

•	We have acquired and may continue to acquire specific-use properties, such as ski resorts and related properties, marinas and golf courses, which may not lend themselves to alternative uses. This may make it more difficult to obtain tenants in the event a property sector or class is negatively affected by poor economic trends or an existing tenant fails, which could adversely impact our cash available to pay our outstanding debt and to make distributions, as well as our liquidation value.

•	If we do not obtain lines of credit or permanent financing, we may not be able to acquire as many properties or make as many loans as we anticipate, which could limit the diversification of our investments and our ability to achieve our investment objectives.

•	We cannot predict the amount of revenues we will receive from our tenants or borrowers.

•	If our tenants or borrowers default, we will have less income with which to repay our outstanding debt or make distributions.

•	The vote of our stockholders owning at least a majority, but less than all of our shares of common stock will bind all of our stockholders as to matters such as the amendment of our governing documents. Stockholders holding a majority of the shares voting at a meeting at which a quorum is present may bind all of our stockholders as to the election of directors.

•	Restrictions on ownership of more than 9.8% of the outstanding shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of CNL Income Properties, even if such a change is in the interest of a majority of our stockholders.

•	If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

•	We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, loans and other permitted investments, or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 83.75% to 87.33% of the total proceeds received in the offering will be available for investment in properties, loans and other permitted investments.

OUR REIT STATUS

We intend to make an election to be taxed as a REIT for our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as determined on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property, and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT

We have retained CNL Income Corp., our advisor, to provide us with management, acquisition, advisory and administrative services. The members of our board of directors oversee our management. The majority of our directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually to our board of directors by our stockholders. CNL Financial Group, Inc., a corporation organized and controlled by James M. Seneff, Jr., is our founder.

All of our advisor’s executive officers and directors are also our officers or directors. Our advisor has responsibility for: (i) selecting the investments that we will make, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties; (ii) identifying potential tenants for and/or operators of our properties and potential borrowers for our loans, and formulating, evaluating and negotiating the terms of each of our lease, loan and operating agreements; and (iii) negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing. All of our advisor’s actions relating to us are subject to approval by our board of directors. Our advisor also has the authority, subject to approval by a majority of our board of directors, including a majority of our board’s independent directors, to select assets for sale by CNL Income Properties in keeping with our investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

Our management team has extensive previous experience investing in real estate on a triple-net lease basis. Our Chairman of the Board and Vice Chairman of the Board have over 31 and 26 years, respectively, of experience with other affiliates of CNL Holdings, Inc.

The following chart indicates the relationship between CNL Income Properties, our advisor, other CNL Financial Group, Inc.-sponsored public programs, CNL Holdings, Inc., and certain of our affiliates that will provide services to CNL Income Properties.

(1)	James M. Seneff, Jr. is Chairman of the Board of CNL Income Properties. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

(2)	James M. Seneff, Jr., Robert A. Bourne and Thomas J. Hutchison III serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL entities, including CNL Income Corp., our advisor.

(3)	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to CNL-sponsored investment programs, including CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) and CNL Retirement Properties, Inc., which are public, unlisted REITs that invest primarily in hotel properties and retirement properties, respectively.

(4)	We intend to qualify and operate as a REIT, whereby CNL Income Properties is principally owned by public investors whose ownership is represented by shares of common stock.

(5)	Until February 25, 2005, James M. Seneff, Jr. and Robert A. Bourne served as individual general partners and as executive officers of the corporate general partner of the CNL Income Fund limited partnerships, 18 separate public limited partnerships that owned restaurant properties. These partnerships were managed by a wholly owned subsidiary of CNL Capital Markets, Inc. In addition, James M. Seneff, Jr. served as a director and an officer and Robert A. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. Further, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne is a member of the board of directors of Trustreet Properties, Inc.

(6)	James M. Seneff, Jr. and Robert A. Bourne serve as Chairman of the Board and Vice Chairman of the Board, respectively, and CNL Financial Group, Inc. is a stockholder, of Commercial Net Lease Realty, Inc., a self-advised, public REIT that invests primarily in retail properties. On March 9, 2005, James M. Seneff, Jr. and Robert A. Bourne informed Commercial Net Lease Realty, Inc. that they would retire from its Board of Directors, effective as of Commercial Net Lease Realty, Inc.’s annual meeting of stockholders, scheduled for June 1, 2005.

CERTAIN CONFLICTS OF INTEREST

Conflicts of interest may exist between us and some of our affiliates. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in their management of CNL Income Properties. These arise principally from their involvement in other activities that may conflict with our business and interests. Some of the conflicts that may exist between us and some of our affiliates include:

•	competition for properties and other investments with existing affiliates, including CNL Real Estate Group, Inc., or future affiliates sponsored or controlled by James M. Seneff, Jr.;

•	competition for the time and services of certain persons who serve as officers and directors of our company and for our affiliates, including CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., including James M. Seneff, Jr., Robert A. Bourne and Thomas J. Hutchison III, which may limit the amount of time they spend on our business matters;

•	the possibility that we may acquire properties that require development where our advisor, CNL Income Corp. or its subsidiary would receive a development fee;

•	substantial compensation, including fees in connection with the acquisition, management and sale of our properties and fees based on permanent financing that we obtain, will be paid to our advisor, CNL Income Corp., and its affiliates, including CNL Securities Corp., the managing dealer;

•	the fee on permanent financing payable to our advisor may create an incentive to recommend to CNL Income Properties that we obtain more debt, despite the risk that increased debt may decrease distributions to our stockholders;

•	the asset management fee, payable to our advisor, may encourage the purchase, and discourage the sale, of investments, some of which may be speculative;

•	the deferred, subordinated disposition fee that may be payable to our advisor may encourage the premature sale of properties, loans and other permitted investments;

•	our ability to acquire from, or sell properties to, an affiliate such as CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., will be conditioned upon a determination of fairness by the independent directors of our board;

•	our ability to enter into agreements with affiliates that will not be negotiated at “arms length” and, accordingly, may be less advantageous to us than if similar agreements were negotiated with non-affiliated third parties;

•	our managing dealer, CNL Securities Corp., which is our affiliate, and our advisor, will not make an independent review of CNL Income Properties or the offering; and

•	our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, including CNL Securities Corp., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., and our stockholders will not have separate counsel. Had separate counsel been provided for us and our stockholders, the terms of this offering might be different.

OUR AFFILIATES

The “Prior Performance Information” section of this prospectus contains a narrative discussion of the other real estate programs sponsored by our affiliates and our advisor’s affiliates in the past, including 18 public limited partnerships and three unlisted public REITs. As of December 31, 2004, these entities, which invest in properties that are leased primarily on a “triple-net” lease basis or leased to taxable REIT subsidiaries, but do not invest in the types of properties in which we initially intend to invest, had purchased, directly or indirectly, approximately 2,300 fast-food, family-style, and casual-dining restaurant properties, 132 hotel properties and 222 retirement facilities and medical office buildings. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted public REITs are contained in Appendix B — Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

CNL Income Properties’ primary investment objectives are to preserve, protect and enhance our assets, while:

•	paying distributions at an increasing rate;

•	obtaining fixed income primarily through the receipt of base rent;

•	owning a diversified portfolio primarily of triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing you with liquidity for your investment on or before December 31, 2015.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

We will pay to our advisor, CNL Income Corp., and other affiliates of our advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. Set forth below is a tabular summary of the more significant items of compensation and reimbursement payable to our advisor and other affiliates.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Organizational and Offering Stage

Selling commissions to our managing dealer and to participating broker-dealers	Up to 6.5% per share on all shares sold in this offering (up to 6.0% to participating broker-dealers; up to 0.5% to our managing dealer), subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. Estimated maximum: $116.253 million

Due diligence expense reimbursements to our managing dealer and to participating broker-dealers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering. Estimated maximum: $0.200 million

Marketing support fee to our managing dealer and to participating broker-dealers	2.5% of gross offering proceeds payable to our managing dealer, all or a portion of which may be reallowed to participating broker-dealers. The 2.5% marketing support fee is subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or participating brokers; directors, officers and employees of our company and of our affiliates and those persons’ affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. Estimated maximum: $44.713 million.

Reimbursement to our advisor and its affiliates for organizational and offering expenses

Actual expenses incurred on our behalf in connection with the organization of CNL Income Properties and this offering. Estimated maximum: $26.650 million.

Pursuant to state securities laws, the organizational and offering expenses paid by CNL Income Properties, together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering.

*	For purposes of calculating “estimated maximum fees payable,” CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Acquisition Stage

Acquisition fee to our advisor on offering proceeds and advisory fee to our advisor or its affiliates	3.0% of gross offering proceeds for services in the selection, purchase, development or construction of real property, subject to reduction to 1% of gross offering proceeds in the case of purchasers who buy in excess of 500,000 shares through the same registered investment advisor, participating broker or the managing dealer. To the extent the acquisition fee to our advisor is reduced in this manner, such purchaser and its transferees will be required to pay an annual 0.40% advisory fee on its shares to our advisor or its affiliates. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the acquisition fee discount. Accordingly, an investor’s overall return may be lower. Estimated maximum acquisition fee: $58.025 million. Advisory fee is not determinable at this time.

Acquisition fee to our advisor on loan proceeds

3.0% of loan proceeds for services in connection with the incurrence of debt, from CNL Income Properties’ lines of credit and permanent financing that are used to acquire properties or used to make or acquire loans and other permitted investments. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as we have invested all of the net offering proceeds. Estimated maximum: $51.870 million if our permanent financing equals $1.729 billion.

Pursuant to state securities laws, the total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the real estate asset value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the independent directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to our company.

Reimbursement to our advisor and its affiliates for acquisition expenses	Actual expenses incurred on our behalf in connection with the selection and acquisition of properties, loans and other permitted investments. Expenses are not determinable at this time.

Operational Stage

Asset management fee to our advisor	Monthly payment of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and acquisition expenses), as of the end of the preceding month. Fee is not determinable at this time.

*	For purposes of calculating “estimated maximum fees payable,” CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Operational or Liquidation Stage

Deferred, subordinated disposition fee payable to our advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties or otherwise[1]	The lesser of one-half of a competitive real estate commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors) or 3% of the gross sales price of the property (or comparable competitive fee in the case of a sale of a loan or other permitted investment). Fee is not determinable at this time.

Deferred, subordinated share of net sales proceeds from the sale of our assets payable to our advisor from the sale of our properties, loans or other permitted investments, in liquidation of CNL Income Properties or otherwise[1]	10% of the net sales proceeds from the sale of our properties, loans or other permitted investments. Fee is not determinable at this time.

Subordinated incentive fee payable to our advisor at such time, if any, as the listing of shares of CNL Income Properties common stock for trading on a national securities exchange or the inclusion of its common stock for quotation on the National Market System of the Nasdaq Stock Market occurs	10% of the amount by which (i) the market value of CNL Income Properties plus the total distributions made to stockholders from CNL Income Properties’ inception until the date of any listing of its common stock for trading on a national securities exchange or the inclusion of its common stock for quotation on the National Market System of the Nasdaq Stock Market exceeds (ii) the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. The subordinated incentive fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of net sales proceeds from sales of assets of CNL Income Properties. Fee is not determinable at this time.

*	For purposes of calculating “estimated maximum fees payable,” CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

[1]	We will not pay these fees until we have paid distributions to our stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on the stockholders’ aggregate invested capital plus 100% of the stockholders’ aggregate invested capital, which is what we mean when we call a fee “subordinated.” In general, we calculate our stockholders’ aggregate invested capital by multiplying the total number of shares issued and outstanding by the offering price per share, reduced by the portion of any distributions paid to our stockholders that are attributable to the sale of our properties, loans or other permitted investments.

Type of Compensation and Recipient	Method of Computation and Estimated Maximum Amount*

Performance fee payable to our advisor upon termination of the advisory agreement, if the listing of shares of CNL Income Properties common stock for trading on a national securities exchange or the inclusion of its common stock for quotation on the National Market System of the Nasdaq Stock Market has not occurred and our advisor has met applicable performance standards	10% of the amount by which (i) the appraised value of CNL Income Properties’ assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from CNL Income Properties’ inception through the termination date, exceeds (ii) the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee, to the extent payable, will not be payable in the event the subordinated incentive fee is paid. Fee is not determinable at this time.

*	For purposes of calculating “estimated maximum fees payable,” CNL Income Properties has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We will reimburse our advisor and its affiliates for out-of-pocket expenses that they incur on behalf of CNL Income Properties, subject to certain expense limitations.

THE OFFERING

Offering Size	• Minimum — 250,000 shares

• Maximum — 200 million shares

•       195 million shares of common stock to be offered to investors meeting certain suitability standards and up to five million shares of common stock available to investors who purchase shares in this offering and elect to participate in our reinvestment plan. As of March 30, 2005, we had received total subscription proceeds of approximately $129.3 million (12,962,395 shares) from 4,270 investors, including $1,121,447 (118,047 shares) through our distribution reinvestment plan.

(Note: Our managing dealer does not intend to purchase any shares in this offering.)

Minimum Investment	• $5,000 — Additional shares may be purchased in increments of one share.

(Note: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust Bank, your subscription is irrevocable, unless we elect to permit you to revoke it.)

Suitability Standards	• Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or

• Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

(Note: Suitability standards may vary from state to state. Please see the “Suitability Standards And How To Subscribe” section).

Duration and Listing

Anticipated to be on or before December 31, 2015, if determined by our board of directors to be in the best interest of our stockholders. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. If the shares are listed for trading on a national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market, we will become a perpetual life company. If our shares are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we will sell our assets and distribute the proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation.

Distribution Policy

Consistent with our objective of qualifying as a REIT, we expect to distribute at least 90% of our REIT taxable income to our stockholders. Our board of directors intends to declare distributions monthly and pay distributions quarterly during the remainder of the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis. The amount of distributions will generally depend on the expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, the actual operating results of each quarter, avoidance of volatility of distributions, and other factors.

Taxation of Distributions	Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CNL Income Properties is liquidated or merged with another company (if such merger is treated as a taxable merger), at which time the gain will, generally, be taxable as capital gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor before investing in our common stock.

Form 1099-DIV tax information will be mailed to investors by January 31 of each year.

Our Advisor	CNL Income Corp. will manage the day-to-day operations of CNL Income Properties and select our real estate investments, loans and other permitted investments, subject to the approval of our board of directors.

Estimated Use of Proceeds	Approximately 87.33% (maximum offering); 86.56% (assuming 100 million shares are sold as described in the “Estimated Use of Proceeds” section of this prospectus); 83.75% (minimum offering) — To acquire properties and make loans and other investments. The balance 12.67% (maximum offering ); 13.44% (assuming 100 million shares are sold); 16.25% (minimum offering) will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the managing dealer and/or participating brokers.

Reinvestment Plan	We have adopted a reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered five million shares of our common stock for this purpose.

Redemption Plan	We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem all or a portion of their shares equal to at least 25% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem the shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations including (i) no more than $100,000 of proceeds from sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period. Further, our board of directors has the ability, in its sole discretion, to amend or suspend the plan, if it is deemed to be in our best interest. If we have sufficient funds and if we choose to redeem shares, the redemption price will be on such terms as we determine in our sole discretion. The redemption price will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by CNL Income Properties, or (y) a fixed redemption price to be set forth in the prospectus, which initially will be $9.50 per share and which will never exceed the then current offering price of our common stock. Accordingly, the redemption price paid to stockholders for shares of common stock redeemed by CNL Income Properties may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

Subsequent Transfer of Shares	At the time you purchase shares, they will not be listed for trading on any national securities exchange or included for quotation on the National Market System of the Nasdaq Stock Market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price. If we have not listed our shares and we sell our assets or merge with another company, you will receive proceeds from the liquidation process or merger consideration from the merger. If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Who Can Help Answer Your Questions?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should

contact your registered representative or:

CNL Sales Department Post Office Box 4920 Orlando, Florida 32802-4920 (866) 650-0650 (407) 650-1000

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

OFFERING-RELATED RISKS

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold. We determined the offering price of our shares in our sole discretion based on the price which we believed investors would pay for the shares; estimated fees to third parties, as well as the fees to be paid to our advisor and its affiliates; the expenses of this offering and the funds we believed should be available to invest in properties, loans and other permitted investments. There is no public market for the shares on which to base market value.

This is an unspecified property offering. You cannot evaluate the types or specific properties that we have not yet acquired or the loans or other permitted investments that we may make. We have established certain models and/or criteria for evaluating the properties, loans and other permitted investments we seek to acquire or make and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore our board of directors has flexibility in assessing potential tenants. In addition, as of the date of this prospectus, we have invested in retail and commercial properties at seven resort villages and one merchandise mart property and have not entered into any arrangements that create a reasonable probability that we will make any loans or other permitted investments. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any specific properties to be purchased or developed or any specific loans or other permitted investments to be made by us. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in properties, loans and other permitted investments; therefore, you will not have an opportunity to evaluate the type of properties, the specific properties or other permitted investments that will be in our portfolio. You can read the sections of this prospectus under the captions “Business — General,” “Business — Investment of Offering Proceeds,” and “Business — Sector and Property Selection and Acquisition” if you want more information about the types of properties in which we seek to invest and our criteria for evaluating properties.

We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

There is no limitation on the number of properties in a particular property sector that we may acquire or loans or other permitted investments that we may make. There is no limit on the number of properties in a particular property sector that we may acquire, or loans or other permitted investments that we may make, and we are not obligated to invest in more than one industry sector. Our board of directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, property class, tenant and operator diversification.

The managing dealer has not made an independent review of CNL Income Properties or this prospectus. The managing dealer, CNL Securities Corp., is an affiliate of ours and will not make an independent review of CNL Income Properties or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

Insufficient offering proceeds will impact our operations. This offering is on a “best efforts” basis. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, both geographically and by type and number of properties, loans and other permitted investments will be limited by the amount of funds at our disposal. For example, if substantially less than the maximum gross proceeds are raised, we expect to only be able to acquire an interest in a few properties and we would not expect to make or acquire any loans or other permitted investments. The managing dealer does not intend to purchase any shares in this offering.

There may be delays in investing the proceeds of this offering. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all of the net offering proceeds by the end of that period. The “Prior Performance Information” section of this prospectus provides a summary description of the investment experience of affiliates of our advisor in other CNL Financial Group, Inc. programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments due to the inability of our advisor to find suitable properties, loans or other permitted investments. Until we invest in properties or make loans or other permitted investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments, loans or other permitted investments. Further, if we have not invested or committed for investment the net offering proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of our company at that time. Certain of these delays may be due to the inability of our advisor to find suitable properties, loans or other permitted investments. Certain delays may also be caused by our advisor’s or its affiliates’ employees who may simultaneously be trying to find suitable investments for both CNL Income Properties and other entities.

The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing our shares as a long-term investment only. Although we anticipate applying for listing or quotation on or before December 31, 2015, if determined by our board of directors to be in the best interest of our stockholders, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the Nasdaq Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. In determining whether listing or quotation is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the Nasdaq Stock Market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly and at a desired price. In particular, those limitations include: (i) no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.

Purchases of shares at an acquisition fee discount may reduce your overall return. A purchaser buying in excess of 500,000 shares through the same registered investment advisor, participating broker dealer or the managing dealer, will benefit from a reduced acquisition fee of 1.0% of gross proceeds (as opposed to 3.0% of gross proceeds). However, such purchaser and any person to whom such purchaser’s shares are transferred, will be required to pay, through withholdings of distributions otherwise payable to it, an annual 0.40% advisory fee on such purchaser’s shares. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the acquisition fee discount. Accordingly, although a purchaser’s initial purchase price per share may be lower because of the acquisition fee discount, such purchaser’s overall return may also be lower because of the 0.40% annual advisory fee payable in connection with the acquisition fee discount.

COMPANY-RELATED RISKS

We have a limited operating history. We commenced operations in June 2004 and are still in the early stages of growth and have limited previous performance history. As a result, you cannot be sure how we will be operated, whether we will achieve the objectives described in this prospectus or how we will perform financially.

Our management has limited or no experience with investments in certain of the properties in which we may invest. Our management’s historical industry expertise is primarily in the hospitality, retirement, retail, office and restaurant industries, with limited or no experience investing in certain of the properties in which we initially intend to focus our investment activities. There can be no assurance that our management’s experience in the hospitality, retirement, retail, office and restaurant industries will be useful in helping us to identify and acquire the properties we are seeking to acquire. The limited or lack of experience of our management team and its affiliates in purchasing, leasing and selling certain of the types of properties we are seeking to acquire may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations.

We will be dependent on our advisor and our advisor has limited or no experience with the types of investments in which we may invest. Although our advisor, subject to approval by our board of directors, will be responsible for our daily management, including all acquisitions, dispositions and financings, our advisor was formed in 2003 and its management has limited or no experience investing in or managing properties of the type in which we initially intend to focus our investment activities. There can be no assurance that the prior experience of our advisor’s management will be useful in helping us identify, acquire or manage properties, loans and other permitted investments. The limited or lack of experience of our advisor and its affiliates in identifying, acquiring and managing certain of the types of assets we are seeking to acquire may prevent us from fully exploiting the economic potential of any properties we acquire or develop, which in turn may adversely affect our results of operations. Our board of directors may terminate our advisor, with or without cause, but only subject to payment and release of our advisor from all guarantees and other obligations incurred as advisor. We cannot be sure that our advisor will achieve our objectives or that our board of directors will be able to act quickly to remove our advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by an advisor that was not acting in our best interests or not capable of helping us achieve our objectives.

We will rely on our advisor and our board of directors to manage CNL Income Properties. If you invest in our company, you will be relying entirely on the management ability of our advisor and on the oversight of our board of directors. You will have no right or power to take part in our management, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and our board of directors.

Our Stockholders may experience dilution. Our stockholders have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether our company engages in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience a dilution in both the book value and fair value of their shares. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. Other public REITs sponsored by CNL Financial Group, Inc. have engaged in multiple offerings. See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “The Offering — Plan of Distribution.”

We will be subject to conflicts of interest. We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. For an explanation of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts, please read the section of this prospectus entitled “Conflicts of Interest” below.

We will experience competition for allocation of properties, loans and other permitted investments. Our advisor or its affiliates from time to time may acquire properties, loans or other permitted investments on a temporary basis with the intention of subsequently transferring such assets to us. Further, our advisor or its affiliates may from time to time seek to transfer certain of its or its affiliates’ assets to us. The selection of properties, loans or other permitted investments to be transferred by our advisor to us may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular opportunity to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

There will be competing demands on our officers and directors. Some of our officers and directors, who are also officers or directors of our advisor, may experience conflicts of interest in their management of CNL Income Properties because they also have management responsibilities for other companies, including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies for which our officers and directors work are affiliates of CNL Income Properties and/or our advisor. For these reasons, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

The timing of sales and acquisitions may favor our advisor. Our advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s compensation.

Our advisor’s fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage. Our advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our advisor will receive fees based on the amount of permanent financing we obtain, our advisor may have an incentive to recommend a high amount of leverage to us. Similarly, because our advisor may receive fees upon the sale of properties, loans and other permitted investments, our advisor may have an incentive to recommend to us the premature sale of these assets.

The agreements between us and our advisor were not the result of arm’s-length negotiations. Because some of our officers and directors are also officers and directors of our advisor, the terms of the advisory agreement may favor our advisor. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

Our properties may be developed by affiliates. Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. Our board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

We may invest with affiliates of our advisor and enter into other transactions with them. We may invest in joint ventures with another program sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of the transactions may have been different and may have been more beneficial to us.

There is no separate counsel for CNL Income Properties, our affiliates or our investors. We may have interests that conflict with yours and those of our affiliates, however, we have not provided you with the benefit of separate counsel. Had separate independent counsel been appointed to represent our affiliates and had separate independent counsel been appointed to represent our investors, it is possible that the terms of our affiliated agreements and the terms of this offering could be different in a manner beneficial to you.

REAL ESTATE AND OTHER INVESTMENT RISKS

Multiple property leases or loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before our advisor or board of directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and funds available for distribution and could decrease the properties’ resale value until we are able to re-lease the affected properties.

Our exposure to typical real estate investment risks could reduce our income. Our properties, loans and other permitted investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments, and that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors, including an increase in the local supply of the various properties which we seek to acquire, a decrease in the number of people interested in participating in the activities related to the businesses conducted on the properties which we seek to acquire, adverse weather conditions, changes in government regulation, national or local economic deterioration and changes in consumer tastes.

A concentration of our investments in only a few property classes may leave our profitability vulnerable to a downturn in such sectors. At any one time, a significant portion of our investments could be in only a few property classes. As of March 30, 2005, we have investments in only two property classes. As a result, we are subject to risks inherent in investments in these classes. The potential effects on our revenues, and as a result on cash available for distribution to our stockholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had more fully diversified our investments.

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses. Ski resorts and related properties, marinas, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors, such as the Resort Village Properties, become unprofitable for our tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

We may rely on credit enhancements to our leases for minimum rent payments. Our leases may, but are not required to have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments.

We do not have control over market and business conditions. The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make loan payments on time:

•	changes in general or local economic or market conditions;

•	increased costs of energy, insurance or products;

•	increased costs and shortages of labor;

•	competitive factors;

•	fuel shortages;

•	quality of management;

•	the ability of an operator or tenant to fulfill its obligations;

•	limited alternative uses for the property;

•	changing consumer habits;

•	condemnation or uninsured losses;

•	changing demographics;

•	changing government regulations;

•	inability to remodel outmoded buildings or structures as required by the applicable franchise or lease agreement;

•	voluntary termination by a tenant of its obligations under a lease; and

•	bankruptcy of a tenant or borrower.

Further, our results of operations in any one period from a property we may acquire may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

We will not control the management of our properties. In order to qualify as a REIT for federal income tax purposes, we may not be permitted to operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success will depend on our ability to select qualified and creditworthy tenants for each property we acquire, and upon their ability to effectively manage and operate the property. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented. There can be no assurance, however, that we will be able to make such arrangements. If our tenants or third-party operators are unable to operate the properties successfully, or if our tenants or operators lease more properties from us than they can manage, or if we select unqualified operators, they may not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other permitted investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. For instance, at both the Resort Village Properties and the Dallas Market Center Property, our venture partners have approval rights on many major decisions. Those third-parties may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other permitted investments indirectly through the acquisition of interests in entities that own such assets or interests in such assets, we may not control the management of such assets.

Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some business decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this prospectus under the caption “Business — Joint Venture Arrangements” if you want more information about the terms that our joint venture arrangements are likely to include.

We may not have control over construction on our properties. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. In addition, our development and renovation plans could be affected by delays in obtaining any necessary permits or consents from appropriate governmental agencies, strikes, adverse weather, shortages of materials and increases in the cost of labor and materials. Although we will seek to include in our agreements with developers safeguards designed to minimize these risks, such as rights to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs, we cannot be sure that the tenants will have sufficient funds to fulfill their obligations under these agreements. In addition, certain properties that we may acquire may be subject to conservatory easements that prohibit the development of certain activities other than those specific activities already conducted on the property, and limit the ability to materially modify the existing layouts on the property. You can read the section of this prospectus under the caption “Business — Sector and Property Selection and Acquisition” and “Business – Initial Investment Focus” if you want more information about property development and renovation.

We will have no economic interest in ground lease properties. If we invest in ground lease properties, such as we have at the Dallas Market Center Property, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Accordingly, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of improvements and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable to re-lease the property or, if we are able to re-lease the property, we may not receive as much rent as we had under the prior lease or we may need to incur additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

We cannot control the sale of some properties we seek to acquire. We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale. In addition, if our sale of a property will result in a taxable gain to the prior owner of the property, we may agree in some cases to use reasonable efforts to structure such a sale as a tax-deferred exchange. These factors may make it more difficult for our advisor and our board of directors to freely control the sale of the property, even when such a sale may be in our best interests. See “Business — Description of Property Leases — Right of Tenant to Purchase.”

The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or quoted on the National Market System of the Nasdaq Stock Market on or before December 31, 2015, we are obligated under our articles of incorporation to sell our assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger, unless our stockholders owning a majority of our shares of common stock elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets or completion of a merger due to market conditions, and we cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders’ aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because we will use a portion of the offering proceeds to pay expenses and fees and the full offering price is not invested in properties, loans or other permitted investments, we will only return all of our stockholders’ invested capital if we sell our assets or CNL Income Properties for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years. Further, any intended liquidation of our company may be delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

There are risks associated with lending.

Our loans may be impacted by unfavorable real estate market conditions. If we make loans, we will be at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing mortgage loans we may make will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions. Loans may not provide for the amortization of principal during their term. As a result, the entire principal balance of such loans will be due in one balloon payment at their maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term, and at maturity, of loans. A default under loans would have a material adverse effect on our ability to fund anticipated distributions to stockholders. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to make distributions to stockholders.

Returns on our loans may be limited by regulations. The loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. Regulations on lending in various jurisdictions may influence the types of loans we make.

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest. Although we intend to make loans to third parties which are secured by collateral pledged by such borrowers, we may make loans that are unsecured and subordinated in right of payment to such third parties existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party’s assets may only be available to pay obligations on our unsecured loans after the third party’s other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

Our properties may be subject to environmental liabilities. Operations at certain of the properties we may acquire may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards. In addition, certain properties we may acquire may own and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and remediation of contaminated soils and groundwater resulting from leaking USTs.

Under various federal and state environmental laws and regulations, as an owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability. Thus, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition and results of operations. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire. In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we may acquire require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal, state and local permits from the USDA Forest Service and the U.S. Army Corps of Engineers to use forests as ski slopes. See “Business – Initial Investment Focus – Ski Resorts – Government Regulation.” Material permits, licenses or approvals may be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. There can also be no assurance that any particular permit and approval will be obtained or upheld on judicial review. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property, and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts. In addition, the rights of ski resorts and related properties that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use.

Disputes and litigation over water use could damage the reputation of ski resorts and related properties we may acquire or develop, and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts and related properties.

Governmental regulation of marinas with respect to dredging. Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly, and require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on the financial condition of CNL Income Properties.

We may not control the land beneath marinas we acquire and this land may be subject to governmental taking. The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas, and lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near their marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

Governmental regulation of vacation ownership resorts. The federal government, as well as the states and local jurisdictions in which any vacation ownership resort in which we may have a direct or indirect interest may be located, have enacted extensive regulations that affect the manner in which vacation ownership properties are operated. In addition, many states have adopted specific laws and regulations regarding the sale of vacation ownership interests. These laws and regulations require sellers of vacation ownership interests to, among other things, obtain and file numerous documents and supporting information with the responsible state agency, obtain the agency’s approval for an offering statement that describes all material aspects of the sale of vacation ownership interests, and deliver an offering statement or public report, together with certain additional information concerning the terms of the purchase, to all prospective purchasers of a vacation ownership interest. Certain states mandate the structure of the vacation ownership business to be conducted within those states. Laws in many states generally grant the purchaser of a vacation ownership interest the right to cancel a contract of purchase at any time within a fixed number of calendar days following the date the purchaser signs the contract. Most states also have other laws that regulate the sale of vacation ownership interests and protect purchasers, such as: (i) real estate licensing law; (ii) travel sales licensing laws; (iii) anti-fraud laws; (iv) consumer protection laws; (v) fair advertising laws; (vi) telemarketing laws; and (vii) prize, gift and sweepstakes laws.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injury and, in certain instances, such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, pursuant to our standard form of lease and mortgage, insurance with respect to each of our properties which it leases or operates, and each property securing a mortgage which we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically insurable. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Portfolio acquisitions are more difficult to complete than single asset acquisitions. Our business and acquisition strategy may include acquisitions of multiple properties, loans or other permitted investments in a single transaction. However, portfolio acquisitions are more complex than single-asset acquisitions, and the risk that a portfolio acquisition will not close may be greater than in a single-asset acquisition. In addition, costs for a portfolio acquisition that does not close are generally greater than for a single-asset acquisition that does not close. If we fail to close one or more portfolio acquisitions, then our ability to increase our net income will be limited and a charge to our earnings for costs related to the failed acquisition(s) may be imposed.

Another risk associated with portfolio acquisitions is that a seller may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria or is located in a market that is geographically distant from our principal markets. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

We will compete with other companies for investments. We anticipate that we will continue to compete with other companies and investors, including REITs, real estate partnerships, banks and insurance companies, for the acquisition of properties, loans and other permitted investments that we seek to acquire or make. Some of the entities with whom we may compete for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other permitted investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us. The types of properties in which we may invest are expected to face competition for customers from other like properties, both locally and/or nationally. For example, a substantial number of new golf courses have opened in recent years and a number of new courses currently are under development or planned for development, including golf courses which may be located near the golf courses we acquire. Similarly, marinas we may acquire will compete in each market with other marinas, some of which may have greater resources than our marinas will have, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire. The operations of certain properties in which we may invest will depend upon a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets in which we own properties and adversely affect our tenants’ businesses, which could in turn impact their ability to pay rent and thereby have a negative impact on our results of operations. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and golfing activities, which are activities related to the industries in which we seek to invest, also may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. In fact, certain of the assets we seek to acquire relate to industries that are currently experiencing periods of decreased profitability. Similarly, rising interest rates could have a negative impact on the ability or willingness of consumers to finance purchases of expensive goods. For example, difficulty in obtaining financing, federal tax policies, interest rate levels, and the cost and availability of fuel can impact overall boat purchases and could adversely affect the ability of marina operators to lease boat slips and earn additional revenues from concessions such as fuel, equipment, retail and food and beverage sales. Similarly, the destination retail centers we may acquire or develop will be subject to general retail industry risks such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. In the event that the retail industry experiences down cycles, manufacturers and merchants of retail merchandise may experience economic difficulties and/or may be less likely to renew existing leases at retail centers or to expand distribution channels into new retail centers. Certain of the classes of properties which we may acquire may be unable to maintain their profitability during any period of adverse economic conditions or low consumer confidence which could in turn affect the ability of operators to make scheduled rent payments to us.

The recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events adversely affected the travel and leisure industries, and these adverse effects may continue. As a result of terrorist attacks around the world, the war in Iraq and the effects of the economic recession, the travel and leisure industry experienced a significant decline in business caused by a reduction in travel and leisure activity spending. Although a recovery is under way, we are unable to predict with any certainty when or if travel and leisure demand will return to pre-2001 levels. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and properties may be affected by such events, and, as a result, our revenues may be reduced. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and leisure industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our ability to make distributions to our stockholders.

Seasonal revenue variations in certain asset classes will require our operators of such asset classes to manage cash flow properly over time so as to meet their nonseasonal scheduled rent payments to us. Certain of the properties in which we may invest, including the skiing, golfing and marina industries, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries which may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator, such as Intrawest at the Resort Village Properties, or tenant to properly manage its cash flow may result in such operator or tenant having insufficient cash on hand to make its scheduled rent payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders. In addition, certain of the asset classes in which we seek to acquire rely on seasonal workforces, and the inability of our tenants or operators to maintain a stable workforce, could negatively affect the level of services provided at properties we acquire, and as a result could adversely affect the revenues earned at such a property and ultimately the ability of our tenants to meet their rental obligations to us.

Adverse weather conditions may damage certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us. Weather conditions beyond our control may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain, avalanches, mudslides and floods. For example, adverse weather could reduce the number of people participating in skiing, golfing and boating activities at properties we acquire and those we have acquired such as the Resort Village Properties. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Further, the physical condition of golf courses we may acquire must be satisfactory to attract play. In addition to severe or generally inclement weather, other factors, including plant disease and insect infestation, and the quality and quantity of water, could adversely affect the turf grass conditions at the golf courses we acquire or develop. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property, as well as the ability of our tenants and operators to make their scheduled rent payments to us.

Because our revenues are highly dependent on lease payments, defaults by our tenants would reduce our cash available for the repayment of our outstanding debt and for distribution. Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our property tenants and mortgagors to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on such properties. For example, the ability of our outlet center tenants to make their scheduled rent payments to us will be dependent upon their ability to attract and retain merchants. A tenant’s failure to make or delay in making scheduled rent payments to us may be caused by reduced revenue at the properties it operates. Any failure or delay by a tenant in making scheduled rent payments to us may adversely affect our ability to repay outstanding debt and make anticipated distributions to stockholders.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and ineffective and will reduce our cash available for distribution to our stockholders. Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase the loss to CNL Income Properties. Further, hedging transactions may reduce cash available for distribution to our stockholders.

FINANCING RISKS

We may not be able to obtain adequate financing. We intend to obtain one or more lines of credit and long-term permanent financing. We are engaged in preliminary discussions with potential lenders, but we have not yet obtained a commitment for a line of credit or any permanent financing (other than permanent financing obtained through our unconsolidated entities). We cannot be sure that we will be able to obtain a line of credit or any long-term permanent financing on satisfactory terms. If we do not obtain adequate financing in the future, we may not be able to acquire as many properties, or make or acquire as many loans or other permitted investments as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to obtain one or more revolving lines of credit up to $100 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. We also intend to obtain long-term, permanent financing. We may not borrow more than 300% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

We can borrow money to make distributions. We have borrowed, and may continue to borrow, money as necessary or advisable to make distributions. In such an event, it is possible that we could make distributions in excess of its earnings and profits and, accordingly, the distributions could constitute a return of capital for federal income tax and accounting purposes.

TAX RISKS

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. We believe that we have operated, and intend to continue to operate in a manner that will enable us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we will qualify as a REIT. However, we received an opinion from our tax counsel, Greenberg Traurig, LLP, that our organization and proposed method of operation enable us and will continue to enable us to meet the requirements for qualification as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2004.

You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations — Taxation of CNL Income Properties — Requirements for Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company (other than certain securities described in “Federal Income Tax Considerations — Taxation of the Company — Asset Tests”), or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully in “Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”

We are limited in the manner we structure portions of our vacation ownership interest business. Vacation ownership interests which we may acquire must be structured as (i) sales of interests by a taxable REIT subsidiary to vacation owners; (ii) long-term leases to qualified independent third-party tenant operators who enter into sub-leases with the vacation “owners”; or (iii) long-term leases to a taxable REIT subsidiary which enters into contractual agreements with vacation “owners” restricting their annual use of the property in a manner which would be properly treated as “transient” for federal income tax purposes and which engages an “eligible” independent contractor to manage and operate the property. Alternatively, we may acquire interests in mortgages secured by vacation ownership interests. Failure to structure our interests in vacation ownership interests in one or more of the manners described above may result in income we derive from vacation ownership interests as not qualifying as rental income or interest income for purposes of the 75% or 95% gross income tests or to be subject to tax as a “prohibited transaction.”

We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles of incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock during the last half of any taxable year. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we intend to be treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

MISCELLANEOUS RISKS

Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in loans or other permitted investments may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Our governing documents may discourage takeovers. Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of CNL Income Properties by third parties that a stockholder may consider favorable. You can read the sections of this prospectus under the captions “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL Income Properties. Certain provisions of our articles of incorporation exempt us from the application of Maryland’s Business Combinations Statute and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this prospectus under the captions “Risk Factors — Tax Risks — We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes,” “Risk Factors — Tax Risks — Ownership limits may discourage a change in control,” “Summary of the Articles of Incorporation and Bylaws — General,” “Summary of the Articles of Incorporation and Bylaws — Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws — Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

Our board of directors can take many actions without stockholder approval. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the Nasdaq Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change an advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party, and loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Our officers and directors have limited liability. Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. You can read the section of this prospectus under the caption “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

ESTIMATED USE OF PROCEEDS

The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by CNL Income Properties, assuming that: (i) the minimum offering of 250,000 shares is sold; (ii) only 100 million shares are sold; and (iii) a maximum offering of 200 million shares are sold. As of March 30, 2005, 12,962,395 shares had been sold in the offering, including shares issued through the reinvestment plan. The table below assumes that no shares will be issued through the reinvestment plan if 250,000 shares are sold, 1.1 million shares will be issued through the reinvestment plan if 100 million shares are sold and 1.65 million shares will be issued through the reinvestment plan if 200 million shares are sold. All shares issued through the reinvestment plan for this offering will be at a purchase price of $9.50 per share.

In addition, assuming that 100 million shares are sold, we estimate that approximately 4.875 million shares (approximately 5% of the shares) will be sold through distribution channels that will not involve the payment of selling commission or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.10 per share. Further, we estimate that 4.875 million shares (approximately 5% of the shares) will be sold through distribution channels that will not involve the payment of selling commissions or the marketing support fee and will result in a reduced acquisition fee and accordingly will be sold at a purchase price equal to $8.90 per share. We estimate that the remaining 89.15 million shares (approximately 89% of the shares) will be sold at the full $10.00 per share offering price.

For the maximum offering, we estimate that approximately 9.75 million shares (approximately 5% of the shares) will be sold through distribution channels that will not involve the payment of selling commissions or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.10 per share. Further, we estimate that 9.75 million shares (approximately 5% of the shares) will be sold through distribution channels that will not involve the payment of selling commissions or the marketing support fee and will result in a reduced acquisition fee and accordingly will be sold at a purchase price equal to $8.90 per share. We estimate that the remaining 178.85 million shares (approximately 89% of the shares) will be sold at the full $10.00 per share offering price.

These estimates and the figures set forth below represent our best estimate of CNL Income Properties’ intended sales results. Further, there is no limit to the number of shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of shares which may be sold at the various purchase prices described. Depending primarily on the number of shares sold in this offering, CNL Income Properties estimates that 86.56% to 87.33% of the offering proceeds, or between $8.57 and $8.64 per share, will be used to purchase properties and make or acquire loans and other “permitted investments” (as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including selling commissions and the marketing support fee, and to pay our advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to an investor for shares purchased pursuant to this offering, but will not alter the cash available to CNL Income Properties resulting from such sale with which it may acquire properties, make mortgage loans or invest in other permitted investments. Shares purchased pursuant to our reinvestment plan will be purchased at $9.50 per share and no selling commissions or marketing support fees will be paid in connection with such purchases.

As used herein, “Permitted Investments” means all investments that CNL Income Properties may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Minimum Offering 250,000 Shares		Assuming sale of 100,000,000 Shares		Maximum Offering 200,000,000 Shares
	Amount	Percent	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL INCOME PROPERTIES (1)	$2,500,000	100.0%	$989,700,000	100.0%	$1,979,675,000	100.0%
Less:
Selling Commissions to CNL Securities Corp. (1)	162,500	6.50%	57,947,500	5.86%	116,252,500	5.87%
Marketing Support Fee to CNL Securities Corp. (1)	62,500	2.50%	22,287,500	2.25%	44,712,500	2.26%
Due Diligence Reimbursement to CNL Securities Corp. (1)	250	0.01%	100,000	0.01%	200,000	0.01%
Organizational and Offering Expenses (2)	99,750	3.99%	21,250,000	2.15%	26,650,000	1.35%

NET PROCEEDS TO CNL INCOME PROPERTIES	2,175,000	87.00%	888,115,000	89.73%	1,791,860,000	90.51%
Less:
Acquisition Fees to the Advisor (3)	75,000	3.00%	29,008,500	2.93%	58,025,250	2.93%
Acquisition Expenses (4)	6,250	0.25%	2,470,000	0.25%	4,950,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—	—	—

CASH PAYMENT FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY THE COMPANY (6)	$2,093,750	83.75%	$856,636,500	86.56%	$728,884,750	87.33%

FOOTNOTES:

(1)	For the minimum offering, offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions, the marketing support fee and/or the acquisition fee. As stated above, assuming 100 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the shares sold. Assuming 200 million shares are sold, approximately 89% of the shares sold will not be sold subject to a discount, approximately 1% of the shares will be issued through the reinvestment plan at a purchase price of $9.50 per share, approximately 5% of the shares sold will be sold at a price “net” of selling commissions and the marketing support fee and approximately 5% of the shares will be sold at a price “net” of selling commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) selling commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.0% are applied to approximately 89% of the shares sold; (ii) approximately 1% of the shares are sold pursuant to the reinvestment plan at a purchase price of $9.50 per share; (iii) no selling commissions, no marketing support fee and an Acquisition Fee equal to 3.0% of Gross Proceeds are applied to approximately 5% of the shares sold; and (iv) no selling commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the shares sold. See “The Offering — Plan of Distribution” for a description of the circumstances under which selling commissions and the marketing support fee may not be charged in connection with purchases: by registered representatives or principals of the managing dealer or Participating Brokers, directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates; and via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. Selling commissions and the marketing support fee will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of CNL Income Properties and the offering of the shares, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses CNL Income Properties could incur by virtue of this cap, CNL Income Properties estimates that in general, assuming the maximum number of shares is sold, selling commissions will not exceed 6.5%, the marketing support fee will not exceed 2.5%, due diligence expense reimbursements will not exceed 0.01% and Organizational and Offering expenses will not exceed 1.35%. The difference between the “15% limitation” and these estimates represents additional costs that CNL Income Properties may incur under state securities laws, but does not anticipate incurring. In accordance with CNL Income Properties’ articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the organization and offering expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)	Acquisition Fees include all fees and commissions paid by CNL Income Properties to any person or entity in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See “The Offering – Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

(4)	Represents Acquisition Expenses that are neither reimbursed to CNL Income Properties nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

(5)	Because leases generally will be on a triple-net lease basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that CNL Income Properties has insufficient funds for such purposes, the advisor may, but is not required to, contribute to CNL Income Properties an aggregate amount of up to 1% of the net offering proceeds (“net offering proceeds”) available to CNL Income Properties for maintenance and repairs. As used herein, “net offering proceeds” means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee and (iv) due diligence expense reimbursements. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of CNL Income Properties’ assets.

(6)	Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. CNL Income Properties may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by CNL Income Properties to the advisor and its Affiliates, exclusive of any distributions to which the advisor or its Affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the 1.65 million shares that CNL Income Properties has estimated will be sold under CNL Income Properties’ reinvestment plan. For information concerning compensation and fees paid to the advisor and its Affiliates, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” For information concerning loan origination and loan servicing fees, see the section of this Prospectus entitled “Business — Borrowing.” For information concerning compensation to the directors, see the section of this Prospectus entitled “Management.”

A maximum of 200 million shares may be sold, including an estimated 1.65 million shares that may be sold to stockholders who receive a copy of this Prospectus and who purchase shares through the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares remain after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of these shares in this offering.

The following arrangements for compensation and fees to the advisor and its Affiliates were not determined by arm’s-length negotiations. See the section of this Prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to the advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, CNL Income Properties has made assumptions as to the number of shares and the corresponding price per share (as described in the Section of this Prospectus entitled “Estimated Use of Proceeds”) that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

Organizational and Offering Stage

Selling commissions to managing dealer and Participating Brokers	Selling commissions of up to 6.5% per share on all shares sold, subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or Participating Brokers; directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this Prospectus entitled “The Offering — Plan of Distribution.” Participating Brokers may be reallowed selling commissions of up to 6.0% with respect to shares they sell.	Estimated to be up to $116.253 million if 200 million shares are sold.

Due diligence expense reimbursements to managing dealer and Participating Brokers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering.	Actual amount is not determinable at this time but is estimated to be $0.2 million if 200 million shares are sold.

Marketing support fee to managing dealer and Participating Brokers	Marketing support fee of 2.5% of Gross Proceeds payable to our managing dealer. The 2.5% marketing support fee is subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or Participating Brokers; directors, officers and employees of our company and of our Affiliates and those persons’ Affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this Prospectus entitled “The Offering — Plan of Distribution.” The managing dealer may reallow all or a portion of this fee to certain Participating Brokers who enter into an addendum to the participating broker agreement with the managing dealer relating to this fee. Generally, the managing dealer will not reallow the marketing support fee to Participating Brokers unless they have a prescribed minimum annual sales volume of shares of our common stock.	Estimated to be up to $44.713 million if 200 million shares are sold.

Reimbursement to the advisor and its Affiliates for Organizational and Offering Expenses	Actual expenses incurred. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties, together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering.	Actual amount is not determinable at this time, but is estimated to be $26.650 million if 200 million shares are sold.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount

Acquisition Stage

Acquisition Fee to the advisor on offering proceeds and advisory fee payable to the advisor or its Affiliates	Up to 3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to the advisor as CNL Income Properties receives offering proceeds from the sale of shares. Acquisition Fees payable to the advisor on sales of 500,000 shares or more to a “purchaser” (as such term is defined in the section of this Prospectus titled “The Offering —Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, Participating Broker, or the managing dealer. To the extent the Acquisition Fee payable to the advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers shares to will be required to pay an annual 0.40% advisory fee on its shares to the advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the advisor or its Affiliates.	The Acquisition Fee is estimated to be approximately $58.025 million if 200 million shares are sold. The amount of the advisory fee is not determinable at this time.

Acquisition Fee to the advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or used to make or acquire loans and other Permitted Investments payable to the advisor as Acquisition Fees. As used herein, “Permanent Financing” means financing to: (i) acquire Properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as CNL Income Properties acquires such Permanent Financing. However, no Acquisition Fees will be paid on loan proceeds from any Line of Credit until such time as all Net Offering Proceeds have been invested by CNL Income Properties.	$51.87 million if Permanent Financing equals $1.729 billion.

Other Acquisition Fees to Affiliates of the advisor	Any fees paid to Affiliates of the advisor in connection with the financing, development, construction or renovation of a Property. Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the Directors who are independent of the advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Reimbursement of Acquisition Expenses to the advisor and its Affiliates

Reimbursement to the advisor and its Affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

Acquisition Expenses, which are based on a number of factors, including the purchase price of the Properties, loans and other Permitted Investments, are not determinable at this time.

Operational Stage

Asset Management Fee to the advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of CNL Income Properties’ Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in the Properties wholly owned by CNL Income Properties, determined on the basis of cost, plus, in the case of Properties owned by any joint venture or partnership in which CNL Income Properties is a co-venturer or partner, the portion of the cost of such Properties paid by CNL Income Properties, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the Properties and the amount invested in loans and other Permitted Investments.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Reimbursement to the advisor and Affiliates for operating expenses	Operating Expenses (which, in general, are those expenses relating to administration of CNL Income Properties on an ongoing basis) will be reimbursed by CNL Income Properties. To the extent that Operating Expenses payable or reimbursable by CNL Income Properties, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), the advisor shall reimburse CNL Income Properties within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by CNL Income Properties exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

Operational or Liquidation Stage

Deferred, subordinated disposition fee payable to the advisor from the Sale of Properties, loans or other Permitted Investments in liquidation of CNL Income Properties or otherwise	A deferred, subordinated disposition fee, payable upon the sale of one or more Properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such Property or Properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if the advisor provides a substantial amount of services in connection with the Sale of a Property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate Stockholders’ 8% Return and (ii) 100% of their Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after Listing, of 30 days during which the shares are traded.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which Properties, loan(s) or other Permitted Investment(s) are sold.

Deferred, subordinated share of Net Sales Proceeds from Sales of Properties, loans or other Permitted Investments payable to the advisor in liquidation of CNL Income Properties or otherwise	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the Sale of one or more Properties, loans or other Permitted Investments of CNL Income Properties payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no such share of Net Sales Proceeds will be paid to the advisor.	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Subordinated Incentive Fee payable to the advisor at such time, if any, as Listing occurs	At such time, if any, as Listing occurs, the advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) the market value of CNL Income Properties (as defined below) plus the total distributions made to stockholders from CNL Income Properties’ inception until the date of Listing exceeds (ii) the sum of (a) their Invested Capital and (b) the total distributions required to be made to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of CNL Income Properties shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of CNL Income Properties.	Amount is not determinable at this time.

Performance Fee Payable to the advisor	Upon termination of the advisory agreement, if Listing has not occurred and the advisor has met applicable performance standards, the advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of CNL Income Properties’ assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from CNL Income Properties’ inception through the termination date, exceeds (ii) the sum of 100% of Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date. The Performance Fee, to the extent payable at the time of Listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

CONFLICTS OF INTEREST

GENERAL

CNL Income Properties and some of its Affiliates will be subject to various conflicts of interest arising out of their relationship to the advisor and its Affiliates, as described below.

The following chart indicates the relationship between CNL Income Properties, the advisor, other CNL Holdings, Inc.-sponsored public programs, CNL Financial Group, Inc., and certain of its Affiliates that will provide services to CNL Income Properties.

(1)	James M. Seneff, Jr. is Chairman of the Board of CNL Income Properties. He shares ownership of CNL Holdings, Inc. with his wife, Dayle L. Seneff.

(2)	James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III and Lynn E. Rose serve as directors and/or executive officers of CNL Income Properties. In addition, they serve as directors and/or officers of various CNL Holdings, Inc. entities, including CNL Income Corp., the advisor.

(3)	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to CNL Holdings, Inc. sponsored investment programs, including CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., which are public, unlisted REITs that invest primarily in hotel properties and retirement properties, respectively.

(4)	CNL Income Properties intends to qualify and operate as a REIT and is principally owned by public investors whose ownership is represented by shares of common stock.

(5)	Until February 25, 2005, James M. Seneff, Jr. and Robert A. Bourne served as individual general partners of the CNL Income Fund limited partnerships, 18 separate public limited partnerships that owned restaurant properties. These partnerships were managed by a wholly owned subsidiary of CNL Capital Markets, Inc. In addition, James M. Seneff, Jr. served as a director and an officer and Robert A. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. Further, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne is a member of the board of directors of Trustreet Properties, Inc.

(6)	James M. Seneff, Jr. and Robert A. Bourne serve as Chairman of the Board and Vice Chairman of the Board, respectively, and CNL Financial Group, Inc. is a stockholder, of Commercial Net Lease Realty, Inc., a self-advised, public REIT that invests primarily in retail properties. On March 9, 2005, James M. Seneff, Jr. and Robert A. Bourne informed Commercial Net Lease Realty, Inc. that they would retire from its Board of Directors, effective as of Commercial Net Lease Realty, Inc.’s annual meeting of stockholders, scheduled for June 1, 2005.

PRIOR AND FUTURE PROGRAMS

In the past, Affiliates of the advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to CNL Income Properties, and make additional real estate investments. Future real estate programs may involve Affiliates of the advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for CNL Income Properties.

Certain of these Affiliated public or private real estate programs may invest in properties which may be suitable for CNL Income Properties, may purchase properties concurrently with CNL Income Properties and may lease properties to tenants who also lease or operate certain of CNL Income Properties’ Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by CNL Income Properties may affect the Properties’ gross revenues. Additionally, such other programs may make or acquire loans or other permitted investments in the same or similar entities as those targeted by CNL Income Properties, thereby affecting CNL Income Properties’ loan and other investment activities. Such conflicts between CNL Income Properties and Affiliated programs may affect the value of CNL Income Properties’ investments as well as its Net Income. CNL Income Properties believes that the advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN LOANS AND OTHER FINANCINGS

Affiliates of the advisor may compete with CNL Income Properties to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by CNL Income Properties and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties to be invested in by CNL Income Properties or relationships with tenants of the same such properties. See “Business — Site Selection and Acquisition of Properties — Interim Acquisitions.” A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other Permitted Investments may have to do so within a relatively short period of time, occasionally at a time when CNL Income Properties (due to insufficient funds, for example) may be unable to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for CNL Income Properties (and other entities with which the advisor or its Affiliates are Affiliated), Affiliates of the advisor may maintain lines of credit which enable them to acquire Properties or make or acquire loans or other Permitted Investments on an interim basis and subsequently transfer them to CNL Income Properties. CNL Income Properties will not acquire such Properties or make or acquire such loans or other Permitted Investments unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine that the transaction is fair and reasonable to CNL Income Properties and at a price to CNL Income Properties no greater than the cost of such Properties, loans or other Permitted Investments to the Affiliates of the advisor, or, if the price to CNL Income Properties is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may the cost of such Properties, loans or other Permitted Investments to CNL Income Properties exceed their appraised value. Where Properties, loans, or other Permitted Investments are maintained or acquired by Affiliates of the advisor on an interim basis and subsequently transferred to CNL Income Properties, the advisor will not be paid an additional Acquisition Fee by CNL Income Properties to the extent the Affiliate of the advisor previously paid the advisor an Acquisition Fee with respect to the Property or loan or other Permitted Investment transferred. The selection of Properties to be transferred by Affiliates of the advisor to CNL Income Properties may be subject to conflicts of interest. CNL Income Properties cannot be sure that the advisor will act in its best interests when deciding whether to allocate any particular property to it. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

The advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a loan or other Permitted Investment, as well as the terms of the lease of a Property or the terms of a loan or other Permitted Investment, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators or tenants. Consequently, the advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to CNL Income Properties.

The advisor or its Affiliates also may be subject to potential conflicts of interest at such time as CNL Income Properties wishes to acquire a Property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for an Affiliate of CNL Holdings, Inc. Affiliates of the advisor serve as directors of CNL Income Properties and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of CNL Income Properties. Further, as general partners or directors of Affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to those of CNL Income Properties and will use their best efforts to assure that CNL Income Properties will be treated as favorably as any such other program. See “Management — Fiduciary Responsibility of the Board of Directors.” CNL Income Properties has also developed procedures to resolve potential conflicts of interest in the allocation of Properties, loans and other Permitted Investments between CNL Income Properties and certain of its Affiliates. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.

CNL Income Properties will supplement this Prospectus during the offering period to disclose the acquisition of Property at such time as the advisor believes that a reasonable probability exists that CNL Income Properties will acquire such Property, including an acquisition from the advisor or its Affiliates. Based upon the experience of management of CNL Income Properties and of the advisor and the proposed acquisition methods, a reasonable probability that CNL Income Properties will acquire Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee; (ii) a satisfactory credit underwriting for the proposed lessee has been completed; (iii) a satisfactory site inspection has been completed; (iv) a nonrefundable deposit has been paid on the Property; (v) the board of directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller and by CNL Income Properties.

SALES OF PROPERTIES, LOANS OR OTHER PERMITTED INVESTMENTS

A conflict also could arise in connection with the advisor’s determination as to whether or not to sell a Property, loan or other Permitted Investment since the interests of the advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the advisor or its Affiliates may be entitled upon the Sale of a Property. See “Conflicts of Interest — Compensation of the Advisor” below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each Sale of a Property, loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

A conflict could arise in connection with the advisor’s determination as to whether to acquire Properties which require development. Affiliates, including our advisor, its subsidiaries or another Affiliate, may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the Independent Directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

Subject to the limitations set forth in the articles of incorporation, CNL Income Properties may engage in transactions with Affiliates and pay compensation in connection therewith. As described elsewhere in this Prospectus, CNL Income Properties will pay the managing dealer selling commissions and a marketing support fee. CNL Income Properties will pay to the advisor an Acquisition Fee for identifying Properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset Management Fee for managing the Properties and other investments. In addition, CNL Income Properties will reimburse the advisor and certain Affiliates for Organizational and Offering Expenses, Acquisition Expenses and operating expenses that they incur on behalf of CNL Income Properties. For additional information concerning these relationships, see the sections of this Prospectus entitled “Management Compensation” and “Certain Relationships and Related Transactions.”

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

CNL Income Properties may invest in joint ventures with another program sponsored by the advisor or its Affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the joint venture is fair and reasonable to CNL Income Properties and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of CNL Income Properties. In addition, CNL Income Properties and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of CNL Income Properties and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. CNL Income Properties may experience difficulty in locating a third party purchaser for its joint venture interest and in obtaining a favorable sales price for such joint venture interest. See “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter.”

COMPETITION FOR MANAGEMENT TIME

The directors and officers of the advisor and the directors and officers of CNL Income Properties currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of CNL Income Properties as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the advisor and officers and directors of CNL Income Properties may experience conflicts of interest in allocating management time, services, and functions among CNL Income Properties and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the advisor; however, CNL Income Properties does not anticipate that it will share Independent Directors with other REITs advised by the advisor.

COMPENSATION OF THE ADVISOR

The advisor has been engaged to perform various services for CNL Income Properties and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the advisory agreement, require approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to CNL Income Properties and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the advisor could create a conflict between the interests of the advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, loan or other Permitted Investment by CNL Income Properties may result in the immediate realization by the advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the advisory agreement authorizes the advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of CNL Income Properties’ acquisitions and Sales of Properties and the entering into and Sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by the advisor on behalf of CNL Income Properties of whether to hold or sell a Property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to the advisor. See “The Advisor and the Advisory Agreement.”

RELATIONSHIP WITH MANAGING DEALER

The managing dealer is CNL Securities Corp., an Affiliate of the advisor. Certain of the officers and directors of CNL Income Properties are also officers, directors, and registered principals of the managing dealer. This relationship may create conflicts in connection with the fulfillment by the managing dealer of its due diligence obligations under the federal securities laws. Although the managing dealer will examine the information in the Prospectus for accuracy and completeness, the managing dealer is an Affiliate of the advisor and will not make an independent review of CNL Income Properties or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Participating Brokers have made, or are expected to make, their own independent due diligence investigations. The managing dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of CNL Income Properties and is expected to participate in other offerings sponsored by one or more of the officers or directors of CNL Income Properties.

LEGAL REPRESENTATION

Greenberg Traurig, LLP, which serves as securities and tax counsel to CNL Income Properties in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in CNL Income Properties. Neither CNL Income Properties nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of CNL Income Properties appear to be in conflict with those of the advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

In order to reduce or eliminate certain potential conflicts of interest, the articles of incorporation contain, and/or the board of directors has adopted, a number of restrictions relating to (i) transactions between CNL Income Properties and the advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain Affiliated entities. These restrictions include the following:

1. No goods or services will be provided by the advisor or its Affiliates to CNL Income Properties except for transactions in which the advisor or its Affiliates provide goods or services to CNL Income Properties in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to CNL Income Properties and on terms and conditions not less favorable to CNL Income Properties than those available from unaffiliated third parties.

2. CNL Income Properties will not purchase or lease Properties in which the advisor or its Affiliates has an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is fair, competitive and commercially reasonable to CNL Income Properties and at a price to CNL Income Properties no greater than the cost of the asset to the advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall CNL Income Properties acquire any such asset at an amount in excess of its appraised value. CNL Income Properties will not sell or lease Properties to the advisor or its Affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to CNL Income Properties.

3. CNL Income Properties will not make loans to the Sponsor, advisor, directors or any Affiliates thereof, except (a) loans subject to the restrictions governing loans in the articles of incorporation or (b) to subsidiaries of CNL Income Properties or to ventures or partnerships in which CNL Income Properties holds an interest. Any loans to CNL Income Properties by the advisor or its Affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to CNL Income Properties than comparable loans between unaffiliated parties. It is anticipated that the advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the advisor or its Affiliates on behalf of CNL Income Properties or joint ventures in which CNL Income Properties is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under “The Advisor and the Advisory Agreement — The Advisory Agreement.”

4. Until completion of this initial offering, the advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of CNL Income Properties and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. The advisor and its Affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to CNL Income Properties and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by CNL Income Properties have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, loan or other Permitted Investment whether or not any such payments are made.) The advisor or its Affiliates currently and in the future may offer interests in one or more public or private programs which are permitted to purchase Properties of the type to be acquired by CNL Income Properties and/or to make or acquire loans or other Permitted Investments.

5. The board of directors and the advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both CNL Income Properties and a public or private entity with which the advisor or its Affiliates are Affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and the advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to CNL Income Properties when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above, with respect to having substantially all of the Net Offering proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, the advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the advisor has the right to agree that the other entity Affiliated with the advisor or its Affiliates may make the investment. Notwithstanding the conflict resolution procedure described herein, in the event that a property which includes a hotel becomes available and the property is a suitable investment for both CNL Income Properties and CNL Hotels & Resorts, Inc., CNL Hotels & Resorts, Inc. will have a right of first offer if the hotel has generated more than 50% of the revenues from such property during the immediately preceding twelve months.

6. With respect to shares owned by the advisor, the directors, or any Affiliate, neither the advisor, nor the directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, directors, or any Affiliate or any transaction between CNL Income Properties and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, directors, and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

Additional conflict resolution procedures are identified under “Conflicts of Interest — Sales of Properties, Loans or Other Permitted Investments,” “Conflicts of Interest — Joint Investment With An Affiliated Program” and “Conflicts of Interest — Legal Representation.”

SUMMARY OF REINVESTMENT PLAN

CNL Income Properties has adopted the reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from CNL Income Properties reinvested in additional shares of CNL Income Properties. The following discussion summarizes the principal terms of the reinvestment plan. The reinvestment plan is attached hereto as Appendix A.

GENERAL

An independent agent (the “Reinvestment Agent”), which currently is Bank of New York, will act on behalf of the participants in the reinvestment plan (the “Participants”). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the “Commission”) and each state securities commission. The Reinvestment Agent will invest all distributions attributable to shares owned by Participants in shares of CNL Income Properties at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per share.

All shares available for purchase under the reinvestment plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the additional five million shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and CNL Income Properties anticipates additional demand for its reinvestment plan shares, CNL Income Properties may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of such shares in this offering. See “The Offering — Plan of Distribution.” After the offering has terminated, shares will be available from any additional shares which CNL Income Properties elects to register with the Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the Reinvestment Agent and CNL Income Properties at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of CNL Income Properties and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom CNL Income Properties receives written notice of termination prior to the effective date thereof.

Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase shares through the reinvestment plan at any time and would not need to receive a separate prospectus relating solely to the reinvestment plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the reinvestment plan only after such person receives the current prospectus or a separate prospectus relating solely to the reinvestment plan. A prospectus relating to the then current offering will be provided to stockholders who participate in the reinvestment plan during the period in which CNL Income Properties is engaged in an offering. Further, a separate prospectus relating solely to the reinvestment plan will be provided to stockholders who participate in the reinvestment plan during any period in which CNL Income Properties is not engaged in an offering.

INVESTMENT OF DISTRIBUTIONS

Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such distributions, to purchase shares on behalf of the Participants from CNL Income Properties. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to Participants.

At this time, Participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by Participants, to the extent consistent with CNL Income Properties’ objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the Reinvestment Agent on behalf of such Participant. CNL Income Properties shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such distributions will be paid to CNL Income Properties to defray certain costs relating to the reinvestment plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50.

The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase shares (including fractional shares) for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all shares then available for purchase, the Reinvestment Agent will purchase all available shares and will return all remaining distributions to the Participants within 30 days after the date such distributions are made. The purchased shares will be allocated among the Participants based on the portion of the aggregate distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on the books of CNL Income Properties.

Subject to the provisions of the articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event the proceeds from the sale of shares are used to acquire Properties or to invest in loans or other Permitted Investments, CNL Income Properties will pay Acquisition Fees of 3.0% of the purchase price of the shares sold pursuant to the reinvestment plan. CNL Income Properties may also pay approximately 1.35%, 0.01% and 0.25% to Affiliates as reimbursement for Organizational and Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees and expenses payable to Affiliates of CNL Income Properties will total approximately 4.61% of the proceeds of reinvested distributions.

The allocation of shares among Participants may result in the ownership of fractional shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the distributions reinvested during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by CNL Income Properties on behalf of each Participant (see “Summary of Reinvestment Plan — Participant Accounts, Fees and Allocation of Shares” above), and the total number of shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. See “Summary of Reinvestment Plan — General” above.

Tax information for income earned on shares under the reinvestment plan will be sent to each participant by CNL Income Properties or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

Stockholders of CNL Income Properties who purchase shares in this offering may become Participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the reinvestment plan and who has not previously elected to participate in the reinvestment plan may so elect at any time by written notice to the board of directors of such stockholder’s desire to participate in the reinvestment plan. Participation in the reinvestment plan will commence with the next distribution made after receipt of the Participant’s notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the reinvestment plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of this prospectus or a separate prospectus relating solely to the reinvestment plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to the board of directors ten business days before the end of a fiscal quarter.

A Participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for the amount of any distributions in the Participant’s account that have not been reinvested in shares, and CNL Income Properties’ record books will be revised to reflect the ownership records of his or her full shares and the value of any fractional shares standing to the credit of a Participant’s account based on the market price of the shares. There are no fees associated with a Participant’s terminating his or her interest in the reinvestment plan. A Participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the Reinvestment Agent and completing any required forms.

The board of directors reserves the right to prohibit Qualified Plans from participating in the reinvestment plan if such participation would cause the underlying assets of CNL Income Properties to constitute “plan assets” of Qualified Plans. See “The Offering — ERISA Considerations.”

FEDERAL INCOME TAX CONSIDERATIONS

Stockholders subject to federal taxation who elect to participate in the reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from CNL Income Properties and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless CNL Income Properties has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

CNL Income Properties reserves the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. CNL Income Properties also reserves the right to terminate the reinvestment plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

REDEMPTION OF SHARES

Prior to such time, if any, as Listing occurs, any stockholder who has held shares for not less than one year (other than the advisor) may present for CNL Income Properties’ consideration, all or any portion equal to at least 25% of such shares to CNL Income Properties for redemption at any time, in accordance with the procedures outlined herein. At such time, CNL Income Properties may, at its sole option, choose to redeem such shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that CNL Income Properties will exercise its discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that CNL Income Properties will consider in making its determination to redeem shares include (i) whether such redemption impairs the capital or the operations of CNL Income Properties; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over CNL Income Properties so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of shares in CNL Income Properties, could cause direct or indirect ownership of shares of CNL Income Properties to become concentrated to an extent which would prevent CNL Income Properties from qualifying as a REIT for tax purposes. If CNL Income Properties elects to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, CNL Income Properties may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by CNL Income Properties (if CNL Income Properties so determines to redeem shares) exceed 5% of the number of shares of CNL Income Properties’ outstanding common stock at the beginning of such 12-month period.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and CNL Income Properties determines to redeem shares, CNL Income Properties will redeem shares on a pro rata basis at the end of each quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed (if CNL Income Properties so determines to redeem shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by CNL Income Properties as cancelled. Stockholders will not relinquish to CNL Income Properties their shares of common stock, until such time as CNL Income Properties commits to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and shares are actually delivered to CNL Income Properties, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a joint venture), or is used to repay outstanding indebtedness. In that event, CNL Income Properties may use all or a portion of such amount to make additional investments or to repay such outstanding indebtedness, provided that CNL Income Properties (or, if applicable, the joint venture) enters into a binding contract to make such investments, or uses such amount to repay outstanding indebtedness, prior to payment of the next distribution and CNL Income Properties’ receipt of requests for redemption of shares.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by CNL Income Properties and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the “Redemption Agent”), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent’s receipt of the stockholder’s request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee CNL Income Properties or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, CNL Income Properties anticipates that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than thirty days after the quarterly determination of the availability of funds for redemption.

Upon the Redemption Agent’s receipt of notice for redemption of shares, the redemption price will be on such terms as CNL Income Properties shall determine. The redemption price for shares of CNL Income Properties’ common stock will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by CNL Income Properties, or (y) a fixed redemption price to be set forth in the prospectus, which initially will be $9.50 per share, and which amount will never exceed the then current offering price of CNL Income Properties’ common stock. Accordingly, the redemption price paid to stockholders for shares of common stock redeemed by CNL Income Properties may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, and the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem shares under the redemption plan, CNL Income Properties would then adjust the fixed redemption price described in (y) to match the price at which it offers shares pursuant to its reinvestment plan. In addition, to the extent the board of directors determines that it is in the best interests of CNL Income Properties to offer less than the maximum discount permitted by the United States Internal Revenue Service, the board of directors will change the price at which it offers shares pursuant to its reinvestment plan and will make the corresponding change to the fixed redemption price described in (y). The board of directors of CNL Income Properties will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. CNL Income Properties will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While CNL Income Properties is engaged in an offering, CNL Income Properties will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

A stockholder may present fewer than all of his or her shares to CNL Income Properties for redemption, provided, however, that (i) the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and (ii) if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

The board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of CNL Income Properties. The board of directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of CNL Income Properties; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over CNL Income Properties so demands for the protection of the stockholders; (iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of shares in CNL Income Properties, could cause direct or indirect ownership of shares of CNL Income Properties to become concentrated to an extent which would prevent CNL Income Properties from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of CNL Income Properties. If the board of directors amends or suspends the redemption plan, CNL Income Properties will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While CNL Income Properties is engaged in an offering, CNL Income Properties will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see “Federal Income Tax Considerations — Taxation of Stockholders.” The redemption plan will terminate, and CNL Income Properties no longer shall accept shares for redemption, if and when Listing occurs. See “Risk Factors — Offering-Related Risks — The sale of shares by stockholders could be difficult.”

BUSINESS

GENERAL

CNL Income Properties is a Maryland corporation organized on August 11, 2003. Subsequent to that date, CNL Income Properties formed CNL Income Partners, LP, a Delaware limited partnership (“Income Partners”). CNL Income GP Corp. and CNL Income LP Corp. are wholly owned subsidiaries of CNL Income Properties and are the general and limited partners, respectively, of Income Partners. Properties acquired are generally expected to be held by Income Partners and, as a result, owned by CNL Income Properties through Income Partners. CNL Income Properties has formed and/or will form various other wholly owned or controlled subsidiaries, unconsolidated entities and consolidated entities in the future for the purpose of acquiring interests in Properties, loans and other Permitted Investments. The terms “us,” “we,” “our” and “CNL Income Properties” includes CNL Income Properties, Inc. and its subsidiaries.

CNL Income Properties was formed primarily to acquire Properties in the United States. CNL Income Properties may invest directly in Properties or indirectly by purchasing interests in entities which own the Properties or interests therein. The Properties will be leased primarily on a long-term, “triple-net lease” basis to tenants that are operators who are significant industry leaders or to tenants who will engage selected operators who are significant industry leaders and who will operate the Properties. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

Under a triple-net lease, the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance, in addition to the payment of rent. The terms of CNL Income Properties’ triple-net leases will generally be five to 20 years, with multiple renewal options for operating leases, or 35 years in the case of direct financing leases. The Properties will generally be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are typically expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds. The tenants’ ability to satisfy their lease obligations will depend primarily on the operating results of the Properties acquired by CNL Income Properties. With respect to certain Properties, CNL Income Properties will attempt to obtain various forms of credit enhancements, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits, to secure the tenants’ obligations. The Properties may consist of land and buildings, the land underlying the buildings with the buildings owned by the tenant or a third party, or the buildings only with the land owned by a third party.

CNL Income Properties may also make or acquire loans with respect to any of the types of Properties in which it is permitted to invest and other Permitted Investments. CNL Income Properties may make mortgage loans pursuant to which it would provide financing to the owner of a Property, or its Affiliates, to enable them to acquire land, buildings or both. In exchange, the owner would give CNL Income Properties a first-lien or secured interest in a participating mortgage on the Property. CNL Income Properties expects that any such mortgage loan would require interest payments of fixed base interest and may provide for variable participating interest based on the amount of revenue generated at the encumbered Property. CNL Income Properties expects that the interest rate and terms (generally, 10 to 20 years) of each mortgage loan will be similar to those of its triple-net leases.

CNL Income Properties also may offer other financing related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. Vacation ownership interests, commonly known as timeshares, generally consist of acquiring, developing and operating vacation ownership resorts, marketing and selling various forms of vacation ownership interests in those resorts, and financing consumer purchases of such interests. If CNL Income Properties decides to invest in vacation ownership interests, it may, among other things, (i) acquire and develop vacation ownership properties operated by third parties, or (ii) purchase promissory notes secured by real estate vacation ownership interests owed by consumer purchasers of vacation ownership interests.

In addition, CNL Income Properties, through subsidiaries, may invest up to a maximum of 10% of its total assets in businesses that provide services to, or are otherwise ancillary to, the types of Properties in which CNL Income Properties is permitted to invest.

SECTOR AND PROPERTY SELECTION AND ACQUISITION

CNL Income Properties’ principal business objective is to build a diversified portfolio of real estate investments which primarily will be leased primarily on a long-term, triple-net lease basis to qualified tenants or operators who are significant industry leaders and who can successfully operate the businesses being conducted on the Properties acquired by CNL Income Properties. In addition, we have, and may continue to lease Properties on a long-term, gross basis to qualified tenants or operators who are significant industry leaders. Each proposed Property acquisition, lease or loan will be submitted to the board of directors for its approval. In considering whether to approve a proposed Property acquisition, lease or loan, the board of directors will rely principally on an examination and evaluation conducted by the advisor of some or all of the following factors:

•	the condition and potential value of the Property;

•	whether the Property is strategically located;

•	the current and potential use of the Property and the potential revenues expected to be generated by the business to be conducted on the Property;

•	an independent break-even analysis performed by the advisor of the potential profitability of a Property using historical information provided by the tenant or operator, and other data developed by CNL Income Properties;

•	the proposed purchase price and lease terms in the case of an acquisition, and the loan terms in the case of a financing and whether such terms are structured to achieve CNL Income Properties’ distribution objectives;

•	the nature, quality and value of any asset or assets pledged in a financing as collateral securing the loan;

•	the availability of qualified operators who possess experience specific to the type of business to be conducted on the Property;

•	the ability of CNL Income Properties to negotiate a joint venture or leasing structure appropriate for that investment with a tenant or qualified operator;

•	the acquisition of Properties which will allow CNL Income Properties to maintain a real estate investment portfolio which is diversified on a geographical, operator and property-type basis; and

•	whether CNL Income Properties believes that a Property is strategically important to the continuing operations of its tenants or operators.

The advisor also will identify asset classes in which to invest based on the following key elements:

•	whether the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate;

•	whether industry sectors are experiencing constraints on the availability of new capital, which CNL Income Properties believes typically has the effect of lowering the purchase prices of Properties from those that are typically available; and/or

•	whether favorable demographic trends which suggest that the current and future use of Properties identified as potential acquisition candidates will generate long-term income.

SELECTION OF TENANTS AND OPERATORS

CNL Income Properties expects to lease the Properties it acquires to tenants or operators who are significant industry leaders and who will operate the Properties. References to an operator throughout this Prospectus may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

Tenants and operators will generally be selected by the advisor and submitted to the board of directors for its approval. Tenants and operators are not expected to be Affiliated with the advisor, CNL Income Properties or any Affiliate. In evaluating proposed tenants and operators, the advisor will consider a number of factors, including some or all of the following:

•	an evaluation of the operations of their facilities;

•	the number of facilities operated;

•	the relative financial experience of the tenant and operator in the geographic area in which the Property is located or will be located;

•	the financial condition and business history of the proposed tenant and operator; and

•	the management capabilities of the operators.

INVESTMENT OF OFFERING PROCEEDS

CNL Income Properties may invest in any Property and is not limited to any asset classes. However, CNL Income Properties does not anticipate that it will acquire interests in: (i) freestanding single-tenant retail properties under 100,000 square feet; (ii) fast-food, family-style or casual dining restaurants; (iii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities or similar health care related facilities; or (iv) freestanding hotel properties, other than hotel properties which are “ancillary” to other types of properties which CNL Income Properties may be acquiring. The foregoing specified types of properties are properties in which other REITs sponsored by CNL Income Properties’ Affiliate, CNL Financial Group, Inc., or its Affiliates, invest. Further, CNL Income Properties does not anticipate that it will offer financing related to these properties. CNL Income Properties has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property.

CNL Income Properties has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as CNL Income Properties believes that a reasonable probability exists that such Property will be acquired by CNL Income Properties. Based upon the experience and acquisition methods of the Affiliates of CNL Income Properties and the advisor, this normally will occur, with regard to the acquisition of Properties, as of the date on which: (i) a commitment letter is executed by a proposed lessee; (ii) a satisfactory credit underwriting for the proposed lessee has been completed; (iii) a satisfactory site inspection has been completed; (iv) a nonrefundable deposit has been paid on the Property; (v) the Board of the Directors has approved the acquisition; and (vi) a purchase contract is executed and delivered by the seller to CNL Income Properties. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that CNL Income Properties ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase or extension of financing. The terms of any borrowing by CNL Income Properties will also be disclosed in any prospectus supplement filed following receipt by CNL Income Properties of an acceptable commitment letter from a potential lender.

RECENT DEMOGRAPHIC TRENDS THAT MAY ENHANCE DEMAND

FOR CERTAIN OF OUR INITIAL INVESTMENTS

General. CNL Income Properties has considered certain demographic trends which it believes may affect consumer demand for the services provided by various property classes and has decided to focus our initial investment strategy on certain of these property classes. CNL Income Properties believes that these properties will be supported by the behavioral and spending patterns of the “Baby Boomer” generation, a strong and growing demographic segment in the United States today, and, to a lesser extent, their children and grandchildren, the “Echo Boomer” generation. The Baby Boomer generation consists of those persons born between 1946 and 1964. Baby Boomers are currently the single largest and most dominant demographic influence in the United States. According to the U.S. Census Bureau, in 2005 more than 60 million Americans will be over age 55. Aging Baby Boomers are expected to almost double that number, adding another 60 million by 2035. As a class, Baby Boomers have enjoyed rising incomes and expanding job opportunities. As Baby Boomers have entered middle age, CNL Income Properties believes that they have spent an increasing percentage of their discretionary income on their families and as their earning power and income grew, average-household spending rose. As a class, Baby Boomers tend to be healthier, wealthier, better educated and far more numerous than any previous generation. CNL Income Properties believes that as their wealth has continued to grow, so too has their desire to spend more time on leisure-related activities and retail spending for both themselves and the Echo Boomers. Already, Baby Boomers are spending $35 billion a year on their grandchildren according to a 2002 study by the Association for the Advancement of Retired Persons.

The Bureau of Labor Statistics estimated that in 2000 U.S. consumer spending on entertainment totaled approximately $203 billion. Consumers in the 35 to 54 age group (then the Baby Boomers) represented 42% of the U.S. population but accounted for 53% of all entertainment spending. The under-35 age group accounted for 25% of the total population but spent 22% of the total entertainment dollars. Meanwhile, those 55 and older accounted for 33% of the population but spent 25% of the total entertainment dollars. Additionally, CNL Income Properties is of the view there are important psychographic and economic changes that have taken place that could translate into a continued leisure-orientation for the successive generations, Generation X and the Echo Boomers. For example, Americans, regardless of age, have enjoyed an increasing number of leisure hours, up 13% over the past 40 years, according to the Bureau of Labor Statistics, and recreation expenditures have grown 8.3% annually since 1985, according to the Bureau of Economic Analysis. Lastly, since 1980, the number of affluent households has grown by an average of 5.6% annually based on data from the U.S. Census Bureau, and disposable income is projected to grow at a rate of 5.3% through 2012, according to data from the Bureau of Labor Statistics.

As of 2000, the oldest Baby Boomers were reaching their mid-50’s and by 2020, all Baby Boomers will have reached that age. The United States Census Bureau estimates that the population age 50 and over will increase by 39% between 1996 and 2010 from approximately 69.3 million to approximately 96.3 million people. At this rate it is estimated a Baby Boomer turns 50 every nine seconds. Already, individuals age 50 and over possess 75% of the nation’s discretionary income and 77% of the nation’s personal financial assets and account for 80% of all luxury travel. CNL Income Properties believes that as Baby Boomers head toward retirement, the doubling of the number of retirees over the next 20 years should result in even more demand for the lifestyle and leisure activities, (e.g., traveling, golfing, boating, etc.) preferred by this demographic. CNL Income Properties believes since the average American who retired in 2000 was 62 years old and had a life expectancy of 20 to 22 more years, the demand for these activities should continue to increase along with the changes in demographics. CNL Income Properties is also of a view that because of the aforementioned data the Echo Boomer generation will increase demand for the services associated with certain of the Properties CNL Income Properties seeks to acquire.

The graph below shows different demographic groupings, based upon data compiled by the United States Census Bureau.

Source: U.S. Census Bureau, July 14, 2004.

Baby Boomers currently represent approximately 73 million of the 290 million Americans. Their children and grandchildren, the Echo Boomers, number about 71 million. Generation Xers, born between 1965 and 1977, are the third largest demographic captured in the chart, while those born during the Great Depression and World War II represent approximately 19 and 34 million Americans, respectively.

The graph below depicts the distribution of U.S. citizens comprising the aforementioned demographic segments and the inevitable growth in retirees, based upon data compiled by the United States Census Bureau.

Source: U.S. Census Bureau, June 1, 2001.

CNL Income Properties anticipates that operators in the recreational and leisure industry will find new and innovative ways to meet Baby Boomer needs and demands.

INITIAL INVESTMENT FOCUS

CNL Income Properties intends to focus its investment activities on, and use the proceeds of this offering primarily for, the acquisition, development, ownership and financing of properties that CNL Income Properties believes have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that CNL Income Properties has developed. The asset classes in which CNL Income Properties initially is most likely to invest include the following (in no order of priority):

•	Property leased to dealerships including, for example, automobile, motorcycle, recreational vehicle and boat dealerships;

•	Campgrounds, and manufactured housing, or recreational vehicle (“RV”) parks, whose operators rent lots and offer other services;

•	Health clubs, wellness centers and spa facilities;

•	Parking lots, whose operators offer monthly and daily parking space rentals in urban areas;

•	Merchandise marts, whose operators lease showrooms to and host tradeshows for merchandise manufacturers and wholesalers in major metropolitan areas;

•	Destination retail and entertainment centers, whose operators develop and lease properties featuring entertainment-oriented stores, restaurants and/or attractions.

•	Marinas, whose operators offer recreational boat slip rentals and other services such as boat and boat trailer storage, gasoline sales, boat rentals and sales, restaurants, lodging, and related properties offering other nautical related goods and services;

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, townhouses, lodging and other related properties;

•	Golf courses, including golf clubs and courses that may offer other amenities;

•	Vacation ownership interests, which entitle a purchaser of the interests to exclusive use of resort accommodations at a resort property or properties for a particular period of time each year; and,

•	Other attractions, such as themed amusement parks, water parks, sports-related venues and cultural facilities such as visual and performing arts centers or zoological parks.

Although these are initially the most likely asset classes in which CNL Income Properties will invest, CNL Income Properties may acquire or invest in other types of properties where the supply of developed, specific-use real estate is greater than the demand for the intended use of such real estate; or in industry sectors which are experiencing constraints on the availability of new capital. CNL Income Properties expects that certain of its acquisitions will feature characteristics that are common to more than one of the target asset classes that it has identified above. For example, real estate in and around ski resorts may also feature health clubs and spa facilities. In addition to acquiring Properties, CNL Income Properties may obtain debt financing or sell additional shares of its stock in the future to finance acquisitions.

Set forth below is a more detailed description of certain of the “specific-use” Properties on which CNL Income Properties initially intends to focus its investment activities. CNL Income Properties refers to these Properties as “specific-use” Properties because “alternative” uses for these Properties are limited. A brief description of the businesses conducted on these specific-use Properties and industry trends for such businesses has been included to assist you in determining whether an investment in CNL Income Properties is appropriate for you.

As of the date of this Prospectus, CNL Income Properties has invested in retail and commercial properties at seven resort villages and one merchandise mart. CNL Income Properties has not yet made or acquired any loans or other Permitted Investments. CNL Income Properties will supplement this Prospectus during the offering period to disclose any new property sectors in which CNL Income Properties intends to make investments. The disclosure of any such sector, however, cannot be relied upon as an assurance that CNL Income Properties ultimately will consummate an investment in such sector.

MARINAS

General. CNL Income Properties is considering acquiring existing marinas and related facilities and, to a lesser extent, developing new marinas where suitable opportunities exist. The marinas that CNL Income Properties may seek to acquire are expected to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities which supplement their principal sources of revenue pursuant to leases and/or subleases. These amenities and facilities may include boat rentals and sales, boat trailer storage facilities, boat supplies and repair services, gasoline, food and beverage operations, other retail space, hotel and other lodging accommodations, and R.V. and campground facilities. CNL Income Properties intends to focus its acquisition strategy on marinas located in geographic regions with year-round boating climates. By way of example, these locations include southern California, the southeastern seaboard of the United States and the Gulf of Mexico.

CNL Income Properties expects to lease any marina it acquires primarily on a long-term, triple-net lease basis either to tenants that are operators who are significant marina industry leaders or to tenants who will engage selected operators who are significant marina industry leaders and who will operate CNL Income Properties’ marinas. Alternatively, where the marina includes lodging facilities, CNL Income Properties may lease the hotel portion of the Property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these lodging facilities to run the hotel. The marinas will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties’ marinas over certain thresholds. In many cases, marinas are frequently operated under a lease or concession agreement with a government agency that will require CNL Income Properties or its tenants and operators to pay annual rent based on a percentage of gross receipts generated from the operations of the marina.

An investment by CNL Income Properties in marina properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled “Risk Factors.”

Industry Overview. CNL Income Properties believes that an opportunity presently exists to acquire marinas at reasonable prices due to current economic conditions within the marina industry and certain demographic trends which CNL Income Properties believes are indicative of future industry growth. A portion of marina operations are substantially dependent upon the recreational boating industry. Sales in the recreational boating industry are impacted significantly by other recreational opportunities and economic factors, including general economic conditions, consumer income and wealth levels, nautical fuel prices, tax laws and demographics. According to a March 2004 report by the National Marine Manufacturers Association (“NMMA”) “2003 Recreational Boating - Statistical Abstract,” as of December 31, 2003, it was estimated that there were more than 17.4 million recreational boats and 72 million recreational boaters in the United States. According to another 2004 report by the NMMA, as of December 31, 2003, the U.S. commercial marina industry was comprised of approximately 12,000 marinas. CNL Income Properties believes that the marina industry is highly fragmented, with little consolidation having occurred as of the date of this Prospectus and that most marinas are owned by small, privately-held companies that operate in a single market.

CNL Income Properties believes that a portion of the marina industry has been capital constrained and has been in a state of decline. Although the demand for slips (and therefore slip income) continues to remain high, CNL Income Properties believes that certain owners seeking liquidity have few options with respect to obtaining capital for expansion and/or asset repositioning and few options with respect to the sale of their marina businesses. As a result of this decline and further increased pressure from boat slip lessees to improve marina services and systems, CNL Income Properties believes that many privately-held marinas will be forced to sell their property because they may not have the funds to make these requested upgrades.

CNL Income Properties is of the view that the United States marina and boating industry will begin a period of growth. This belief is based, in part, on the increasing visibility of boating as an attractive sport for adults of all ages, shifting trends toward larger boats and the favorable demographic trends described in the section of this Prospectus entitled “Business — Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments.” Based upon our research, CNL Income Properties is of the view that boaters have been purchasing larger and more expensive boats, and that because of this trend, demand for boat slips and other marina services will increase. In fact, according to a December 2003 article in Boat & Motor Dealer magazine, by 2010, industry experts expect the average boater to have the following characteristics: the age of the typical boater will increase from 48 to 57; 35% of existing boaters will trade up to bigger boats; 25% of all boating activities will take place at the marina; and, when the boater leaves the marina, he will have his extended family on board. Thus, CNL Income Properties believes that Baby Boomers will contribute to the growth in demand for marinas due to their increasing concentrations of wealth and leisure time, as well as the suitability of boating as a sport for an aging population.

Based on these demographic factors and current marina and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire marinas and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own these properties.

Competition. CNL Income Properties will compete in the acquisition of marina properties with many other entities engaged in investment activities, some of which may have greater assets than CNL Income Properties. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by CNL Income Properties may increase, resulting in increased competition for such investments.

The primary factors upon which competition in the marina industry is based are marina location, the level of services and systems available, the manner in which the marina is managed and marketed, and rental rates. The tenants and/or operators CNL Income Properties intends to engage to operate the marinas it acquires will compete on these bases. Marinas acquired by CNL Income Properties also may encounter competition from other marinas which are located nearby, and no assurance can be given that additional competing marinas will not be developed in the vicinity of the marinas CNL Income Properties acquires.

SKI RESORTS

General. In December 2004, CNL Income Properties acquired, through unconsolidated entities, interests at retail and commercial properties at seven resort villages in the U.S. and Canada, six of which are located near ski resorts. See “Business – Property Acquisitions” for a description of this acquisition. As CNL Income Properties expands its portfolio of properties, it will continue to consider acquiring ski resorts and their related real estate assets. The ski resorts that CNL Income Properties may seek to acquire will be managed by operators who will provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets, and food and beverage sales. Related real estate assets that CNL Income Properties seeks to acquire may include hotel and other lodging accommodations and properties located in proximity to the ski mountain, including golf courses, indoor tennis courts and swimming pools, health club facilities, restaurants and retail shops.

CNL Income Properties’ ski resort investment activities will consist of buying, holding, leasing and selling real estate in and around the communities located at or near the ski resort including ski-in/ski-out alpine villages, townhouses, condominiums and quarter-share ownership hotels, and in the case of development, involves the planning, oversight, marketing and infrastructure improvement, and development of a resort’s real property holdings.

CNL Income Properties intends to lease any ski resort it acquires primarily on a long-term, triple-net basis to one or more tenants that are operators who are significant ski resort industry leaders who will operate the ski resort and manage its real estate investment and development activities, or to one or more tenants who will engage selected operators who are significant ski resort industry leaders to operate CNL Income Properties’ ski resorts and/or ski resort related real estate assets. Alternatively, where the ski resort includes lodging facilities, CNL Income Properties may lease the hotel portion of the property to a taxable REIT subsidiary which will engage an unrelated third party in the business of operating these hotel properties. Any ski resort acquired by CNL Income Properties will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties’ ski resorts over certain thresholds.

An investment by CNL Income Properties in ski resort and related properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled “Risk Factors.”

Industry Overview. CNL Income Properties believes that an opportunity presently exists to acquire ski resort and related Properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which CNL Income Properties believes are indicative of future ski industry growth.

Certain ski industry sources have indicated that the ski resort industry is in a state of decline. According to the National Ski & Snowboard Retailers Association, the number of alpine (downhill) skiers in the United States declined from approximately 10.8 million in 1992 to approximately 6.8 million in 2003, a decrease of 37%. However, this decline was more than offset by increased participation in snowboarding, which grew from 1.6 million participants in 1992 to 6.3 million participants in 2003.

CNL Income Properties believes that the effect of the modest growth in both the number of skiers and lift ticket sales, coupled with relatively negative overall travel and tourism trends between 2001 and 2003, have created an over-supply of ski resort properties which has resulted in intense price competition for skier visits. Further, the relatively modest growth and weak near term business trends have made it difficult for ski resort owners and operators to obtain new capital.

Since the mid-1990s the ski resort industry has undergone and continues to undergo a period of consolidation. According to a January 14, 2003, report by Credit Lyonnais Securities entitled “U.S. Industry Overview – 2002/2003 Ski Season Update,” in the mid- to late-1990s, no ski resort company controlled more than 3% of the total number of North American skier visits. Today, the three major industry operators, together, control over a quarter of the total U.S. skier market – as measured by skier visits – and the number of ski areas in the United States has declined from 709 in 1986 to 493 in 2002.

Further, according to an April 15, 2004 article by Allen Best in Whistler’s Pique Newsmagazine entitled “Demographics Finally Favoring Ski Industry,” despite terrorism and a sluggish economy, the U.S. ski industry posted three of its four biggest seasons ever. This is attributed to a growth in the size of skiing’s “customer pie.” The reason for this growth, says Best, is two fold. First, the Baby Boomers, 78 million strong, are lingering on the slopes much longer than expected. “They are more healthy and vigorous than any generation before, and the new shaped skis combined with improved grooming may keep them on boards 10 years longer than originally expected.” At the same time, their snowboarding grandchildren, the Echo-Boomers, aged 21 and younger and 71 million strong, are now packing the same demographic punch as their grandparents. According to Best, “[i]f the ski industry can get this generation as interested in snow sports as their elders have been about skiing, the good times will roll.”

CNL Income Properties believes that the number of ski areas may decline further because many resorts lack the infrastructure and capital resources to effectively compete in the multi-dimensional and service-intensive ski resort industry. The current trend among leading ski resorts is toward investment in improving technology and infrastructure, including high-speed lifts and extensive snowmaking capabilities, and constructing mountain villages which contain high-end residential homes and lodging accommodations, as well as retail shops which cater to the ski industry’s wealthy clientele. These trends require a greater access to capital and have enhanced the strategic position of ski resorts owned by larger, better capitalized owners.

Despite current competitive conditions and recent economic conditions, CNL Income Properties is of the view that the United States ski industry will eventually rebound and begin a period of growth. This belief is based, in part, on the notion that all-inclusive ski resorts have become desirable vacation destinations for both skiers and non-skiers because of the diverse amenities they offer, as well as on the favorable demographic trends described in the section of this Prospectus entitled “Business—Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments.” According to a December 7, 1999, edition of The Timeshare Beat, “The hottest thing to hit ski resorts in America in recent years is the “Mountain Village” concept, and Baby Boomers with enough money to pay for it are gobbling it up.” In the 2003 report, Credit Lyonnais states:

Destination skiers, in particular, are increasingly influenced by comprehensive resort village amenities such as a selection of restaurants, bars, spas, and other après-ski options, ski-in/ski-out lodging, non-skiing activities, etc., as well as on-mountain conveniences, such as gondolas and high-speed chair lifts to name a few. CNL Income Properties believes that those destination resorts that are able to keep pace with maintaining and expanding these desirable amenities – meaning, operators have access to capital to continuously make improvements – will fare better in the market share battle than those that do not.

Additionally, Credit Lyonnais believes:

well-planned, all-encompassing mountain resort villages with a wide array of amenities have come to dominate the industry…what’s more, attractive village developments tend to drive up the value of the surrounding real estate. Therefore, baby boomers who are willing to buy a second home would prefer to purchase land or a condo at a resort with wide-ranging activities and a variety of restaurants and other amenities (spas, etc.) to keep them, and their children, busy. Mountain resorts with four-season activities have an even greater advantage as the likelihood that owners derive more use from their second homes is increased. While the long-term investment in resort village development is typically quite costly, the long-term benefit is a happy and loyal customer that returns to the resort year after year. As such, operators with attractive villages stand the best chance to grow their market share at the expense of the small, non-consolidated mountain owners.

In 2000, 36% of alpine skiers and 41% of cross country skiers in the U.S. were between the ages of 35 and 55. As they age, CNL Income Properties believes that Baby Boomers will contribute to the growth in revenues at ski resorts due to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population. Supporting its belief, a U.S. Ski Industry Overview conducted in 2003 by Credit Lyonnais Securities (USA), stated that the increasing popularity of mountain resort villages should continue to retain these Baby Boomers, and thus their children and grandchildren, as they age.

Though the significant mountain village and related residential development and resulting consolidation within the ski industry have already led to growth for the destination ski and mountain village resort operators, according to National Ski Area Association data, skier visits (i.e., both downhill skiing and snowboarding) per ski area grew by 43% between 1990 and 2002. Because of the aforementioned factors, CNL Income Properties believes this growth is likely to continue.

CNL Income Properties believes that destination mountain resorts may be more profitable than day-trip ski mountains because of the availability of non-skiing services and products at such resorts, including restaurants, lodging and retail shopping. As a result, CNL Income Properties believes that revenues at destination mountain resorts are greater on a per-visitor basis than at ski mountains that do not offer the broad array of destination mountain resort amenities. Furthermore, CNL Income Properties believes that Baby Boomers will contribute to the growth in revenues at ski resorts due to their increasing concentrations of wealth and leisure time, as well as the suitability of participation in various ski resort activities for an aging population.

Based on these demographic factors and current ski industry and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire ski resorts and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own these properties.

Government Regulation. Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that CNL Income Properties may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort. There can be no assurance new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that CNL Income Properties may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts purchased by CNL Income Properties. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

Competition. The ski resort industry is highly competitive and capital intensive, and the general unavailability of new, developable ski mountains, regulatory requirements and the high costs and expertise required to build and operate ski resorts present significant barriers to entry in the ski industry. CNL Income Properties believes that these barriers are an attractive characteristic that may help the long-term growth prospects of ski resorts acquired by CNL Income Properties.

Competitors will include major ski resorts throughout the United States, Canada and Europe, as well as other worldwide recreation resorts, including warm weather resorts and various other leisure activities. A ski resort’s competitive position in the markets in which it competes is dependent upon many diverse factors, including: (i) proximity to population centers; (ii) availability and cost of transportation to ski areas; (iii) ease of travel to ski areas (including direct flights by major airlines); (iv) pricing of ski resorts’ products and services; (v) natural snowfall and snowmaking facilities; (vi) the attractiveness of the skiing terrain; (vii) duration of the ski season; (viii) weather conditions; (ix) resort size and reputation; (x) lift ticket prices; (xi) number, price and appeal of related services and lodging; and (xii) proximity to and quality of other ski resorts.

CNL Income Properties will compete in the acquisition of ski resort properties with many other entities engaged in investment activities, some of which may have greater assets than CNL Income Properties. The number of entities and the amount of funds available for investment in the properties of a type suitable for investment by CNL Income Properties may increase, resulting in increased competition for such investments.

DESTINATION RETAIL AND ENTERTAINMENT CENTERS

General. CNL Income Properties is considering acquiring destination retail and entertainment centers. Destination retail and entertainment centers are defined as those venues which typically offer retail shopping, restaurant and/or entertainment alternatives within a pedestrian-oriented and multiuse environment, which, through the combination of these attractions, drive higher consumer traffic and increased impulse shopping, dining and entertainment on site. The retail and entertainment destinations that CNL Income Properties may seek to acquire will be managed by operators providing property management and leasing services to these three types of tenants and may be located in either traditional destination markets, such as Orlando and Las Vegas, or in markets where the retail, restaurant and entertainment elements of the development may attract both local consumers as well as tourists.

Separately, retail destinations may also include upscale and fashion-oriented manufacturers’ outlet centers, commonly called factory outlet centers, where the retail stores are also typically supported by restaurants and other amenities and sell primarily brand name products at discounts ranging from 25% to 70% below the regular retail prices charged by department stores and specialty stores. Entertainment destinations may include family entertainment centers, which commonly include video game arcades, miniature golf, go-carts, batting cages and concession stands, bowling alleys, which feature bowling lanes and other entertainment activities, and special-format theaters and cinema complexes.

CNL Income Properties expects to lease the retail and entertainment destinations it acquires on a long-term, triple-net basis to tenants that are operators who are significant leaders in the retail, restaurant and entertainment industries or to tenants who will engage select operators who are significant leaders in the retail, restaurant and entertainment industries and who will operate CNL Income Properties’ retail and entertainment destinations. These destinations will be generally leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues over certain thresholds at CNL Income Properties’ retail and entertainment destinations. As part of its leasing strategy, CNL Income Properties plans to require its operators to maintain a high level of tenant occupancy, aggressively market available space, and replace low volume tenants with high volume brand-name tenants.

An investment by CNL Income Properties in destination retail and entertainment center properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled “Risk Factors.”

Industry Overview. CNL Income Properties believes that there is presently an opportunity to acquire retail and entertainment destinations due to the attractiveness of this concept for both operators and consumers. Based on its research, CNL Income Properties is of the view that such destinations provide consumers a one-stop venue for shopping, eating and entertainment, creating a more efficient consumer experience and providing tenants with an increased revenue opportunity because of the greater frequency of consumer visits and the extended time consumers are willing to stay at these destinations. Moreover, this recent destination center phenomenon is the result of overbuilt and aging mall facilities, the consolidation of traditional department store tenants, competition from value-retailers, and e-commerce. Hence, the result is a broadening of the conventional physical commerce of shopping malls and various entertainment venues to a more experiential format. In addition to the emergence of attractive newer retail and entertainment destination concepts, some of the outlet centers included in this category could also represent attractive opportunities because of excess supply within the sector.

CNL Income Properties believes that despite the competition within this industry, the business environment and future prospects should remain good for retail and entertainment destinations that are strategically located, possess a diversified merchant roster of quality retail, restaurant, and/or entertainment tenants and complement an attractive destination area. CNL Income Properties believes that because of competitive pressures from existing retail shopping centers, regional malls and other retail and entertainment destinations, as well as the continued attractive growth opportunities for the sector, destination retail and entertainment center operators are frequently in need of the investment capital necessary to make the kinds of improvements to their developments that will continue to attract shoppers and more prestigious merchants as well as develop new retail and entertainment destination properties.

Furthermore, CNL Income Properties is of the view that certain favorable demographic trends described in the section of this Prospectus entitled “Business – Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments” should lead to continued economic success for retail and entertainment destination operators. According to Urban Land Institute’s Developing Retail Entertainment Destinations, Second Edition, “destination developments are a response to changing preferences favoring leisure options that are easily accessible and closer to home, and that can be frequently enjoyed.” Nevertheless, CNL Income Properties is of the view that when Baby Boomers travel, shopping continues to be integral to their plans. An April 2001 survey by The

Taubman Company and the Travel Industry Association of America entitled “The Shopping Traveler” confirmed this by revealing that shopping continues to be the most popular of common activities for U.S. travelers, with more than half of shopping travelers in 2000 saying that shopping was either a primary or secondary reason for one or more of their trips. Moreover, 42% of these intentional shopping travelers are Baby Boomers and 38% shop at factory outlets. According to a January 2001 Retail Industry Study by North Carolina Small Business and Technology Development Center, as Baby Boomers age, “they spend more of their disposable income in discount stores, off-price apparel specialty chains, manufacturers’ outlet malls, warehouse clubs, and home shopping.” And thus, CNL Income Properties believes that Baby Boomers, the oldest of whom are in their mid-to-late 50’s today, are driving the emergence of new and enhanced retail destination formats owing to their increasing concentrations of wealth, leisure time, discretionary spending and vacation travel. Further, recent Travel Industry Association of America research indicates that when Baby Boomers travel, they often travel with their extended families. According to the TIA’s 2004 Domestic Travel Market Report, one in four household trips in the U.S., or 26%, include children under 18, equating to more than 170 million trips in total in 2003. Over 90% of these trips with children were for leisure, with shopping included as an activity a third of the time. CNL Income Properties believes that this tendency towards family travel with an emphasis on shopping will most strongly benefit those businesses that bundle entertainment, dining, and retail to create a multifaceted leisure experience which caters to the entire family.

Based on these factors, current retail destination industry trends and general economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties will seek to acquire destination retail and entertainment centers at favorable prices and intends to use conservative leverage with the objective of being able to profitably own retail destinations.

Competition. CNL Income Properties intends to carefully consider the degree of existing and planned competition in a proposed area before deciding to acquire or expand a retail destination. Any retail and entertainment destination owned by CNL Income Properties is expected primarily to compete for customers with outlet centers, traditional shopping malls, full- and off-price retailers, and other retail and/or entertainment destinations. However, CNL Income Properties believes if it is able to acquire these retail destinations in select, attractive destinations, then its retail, restaurant and entertainment operators should capture significant upscale spending by consumers located primarily in the area near such select, attractive destinations. Furthermore, because of the attractive demographic characteristics of these upscale consumers and the barriers to entry in these markets, CNL Income Properties believes merchants will find these retail and entertainment center destinations appealing for their business. In the case of acquiring deeply discounted outlet malls, the tenant could employ CNL Income Properties’ capital for upgrading the development to include the retail, restaurant and entertainment concepts that would attract new merchants positioned to benefit from factory outlet shoppers intent on buying name-brand products at discounted prices.

CNL Income Properties believes that competition with retail shopping centers, shopping malls, outlet centers and other retail and entertainment destinations for new merchants is generally based on cost, location, quality of facilities, a mix of the destinations’ existing merchants, the degree and quality of shopping traffic and the degree and quality of the support and marketing services provided by the owner of the retail destination. As a result of these factors and due to the strong relationships that presently exist with the current major retail and entertainment center operators and developers in destination resort areas, CNL Income Properties believes there are significant barriers to entry into the destination retail and entertainment industry for other acquirers.

GOLF COURSES

General. CNL Income Properties is considering acquiring golf courses. The golf courses that CNL Income Properties may seek to acquire generally may be open to the public for a daily fee, be part of a resort destination or be operated as a private club, and are expected to principally derive revenue from greens fees, golf cart rentals, driving range sales, retail pro shop merchandise sales, food and beverage sales, golf vacation packages and, in the case of private club courses, initiation fees, membership dues and guest fees. In addition, these golf courses may offer amenities and facilities which supplement their principal sources of revenue. These amenities and facilities include clubhouses with restaurants, banquet space, locker room rentals, swimming pools, tennis courts, golf and tennis lessons and tournaments, and health club facilities.

CNL Income Properties expects to lease the golf courses it acquires to tenants that are operators who are significant golf course industry leaders or to tenants who will engage selected operators who are significant golf course industry leaders and who will operate our golf courses. The courses will be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at CNL Income Properties’ golf courses over certain thresholds.

An investment by CNL Income Properties in golf course properties is subject to significant risks. For a discussion of these risks, please read the section of this Prospectus entitled “Risk Factors.”

Industry Overview. CNL Income Properties believes that there is presently an opportunity to acquire golf course properties at reasonable prices due to the fragmentation of golf course ownership, the depressed state of the golf industry and the presence of certain demographic trends which CNL Income Properties believes are indicative of future golf industry growth.

The business environment for golf course operators has been negatively affected by poor economic trends and increasing competition over the last four years. According to the National Golf Foundation, an independent industry organization, between 1986 and 1990 demand for golf exceeded golf course supply. In response to the increased demand for golf, golf course supply began to increase in 1991 and steadily increased over the next 11 years. According to the National Golf Foundation, in 1990, 12,846 golf facilities were in operation in the United States. By December 31, 2002, the number of golf facilities in operation had increased to approximately 15,827. This represents an increase of 23.2% over a 12-year period.

While golf course supply was expanding, demand for golf has slowed in the last five years, and has been relatively flat. According to the National Golf Foundation, the number of golfers grew from 23 million in 1990 to 26.2 million in 2002, an increase of only 13.9% during that 12-year period. In addition, according to a January 2004 National Golf Foundation survey, total rounds played at U.S. golf facilities in 2003 dropped 1.5% compared to 2002. However, the number of core golfers (averaging 37 rounds a year) grew 5% in 2003, from 12.6 million to 13.2 million, the second straight year of core golfer growth.

The effect of the imbalance between the increased supply of golf courses and the relatively flat demand for golf has created intense price competition for rounds of golf. Further, declining revenues have made it difficult for golf course owners and operators to obtain new capital and as a result, CNL Income Properties is of the view that many owners and operators are selling golf courses at prices which are lower than previously available.

Though the number of golfers and rounds played has not declined tremendously, revenues at many golf courses have. The reason for this is that developers have continued to build golf courses even as demand stabilized. As the Wall Street Journal recently reported (Barron’s: Monday July 28, 2003), “The number of golfers (has) flattened, stabilizing around 25 million to 26 million for the past six years…but excess capacity continues to plague the sport....Last year’s total of 220 new courses, though materially below the 2000 record of nearly 400 new courses, still exceeds golf’s annual absorption rate by a good measure. This year’s expected addition of 237 new courses will only make matters worse.” CNL Income Properties believes that the excess supply will tend to push the price of courses down. As was also reported in that same issue of the Wall Street Journal, “A hedge-fund manager who was once a college all-American golfer and follows the sport closely, estimates that more than 400 courses currently are for sale at prices sharply under their construction costs or recent sale prices.”

Despite current competitive conditions and recent economic conditions, CNL Income Properties is of the view that the United States golf industry will eventually rebound and begin a period of growth. This belief is based, in part, on the increasing visibility of golf as a suitable sport for an aging population, as well as on the favorable demographic trends described in the section of this Prospectus entitled “Business — Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments.” CNL Income Properties believes that based on the May/June 1997 report by the National Golf Foundation, the average number of rounds played per golfer on an annual basis increases significantly as the golfer ages, until such time as physical limitations restrict the number of golf rounds a golfer can play per week. For example, between 1991 and 2001, Baby Boomers ages 45 through 54 increased their participation in golf by 33%. In addition, according to the same report, golfers in their 50’s play nearly twice as many rounds annually as golfers in their 30’s, and golfers age 65 and older generally play three times as many rounds annually as golfers in their 30’s. Furthermore, golfers over the age of 45 spend twice as much on greens fees as the average golfer. Thus, it is expected that the number of golfers, as well as the total number of rounds played, will increase significantly as the average age of the population continues to increase. Baby Boomers, representing 10 million of the 25 to 26 million golfers, or 36% of all golfers, are expected to contribute to the growth in total rounds played due to their increasing concentrations of wealth and leisure time, as well as the suitability of golf as a sport for an aging population.

Based on these demographic factors and current golf industry and economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire golf courses and related facilities at sufficiently low prices and intends to use conservative leverage with the objective of being able to profitably own such properties.

Competition. Golf courses that CNL Income Properties acquires will be subject to competition for players and members from golf courses owned by others and located in the same geographic areas. Changes in the number and quality of golf courses owned by others in a particular area could have a material adverse effect on the revenues of its golf course operators and, thus, on their ability to pay rent and the ability of the golf course to generate positive net cash flows.

MERCHANDISE MARTS

General. CNL Income Properties has acquired, and may consider acquiring additional, merchandise marts. Merchandise marts, also commonly called trade marts, house showrooms and tradeshow space leased to merchandise manufacturers and wholesalers that market their products on site to visiting retailer buyers, specifiers and end users. Because of the significant customer base of merchandise manufacturers and wholesalers and the merchandise manufacturers and wholesalers’ sensitivity to national as well as regional consumer trends, merchandise marts are typically located in major metropolitan areas on campuses featuring gross leasable areas of over three million square feet in some cases.

CNL Income Properties expects to lease merchandise marts it acquires primarily on a long-term, triple-net lease basis to tenants that are operators who are significant merchandise mart industry leaders or to tenants who will engage selected operators who are significant merchandise mart industry leaders and who will operate CNL Income Properties’ merchandise marts. The merchandise marts generally are expected to be leased pursuant to leases designed to provide CNL Income Properties with minimum annual base rent with periodic increases over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at its merchandise marts over certain thresholds. As part of its leasing strategy, CNL Income Properties plans to seek tenants that maintain a high level of merchant occupancy, aggressively market available space, and replace low volume merchants with high volume brand-name merchants.

Industry Overview. CNL Income Properties believes that there is presently an opportunity to acquire merchandise marts at reasonable prices due to their competitive position in the merchandise supply chain, high barriers to entry, significant diversification of tenants and to the continued strong consumer spending trends by Baby Boomers and the subsequent demographic cohorts. Based on CNL Income Properties’ research, it is of the view that because merchandise marts typically include one or more of the following types of buildings: showrooms, trade/expo centers and office buildings, the start-up resources required to launch and compete with existing merchandise marts in their respective hubs and nationally are significant. Furthermore, CNL Income Properties believes merchandise marts’ size allows for a breadth of selection of goods unparalleled by any other regional venue. In many cases, wholesalers market apparel, gifts, decorative accessories, home furnishings, lighting, garden accessories, floral, and gourmet goods at merchandise marts; thus, retailer buyers, specifiers, and end users are usually unable to access these wholesalers and manufacturers unless they travel to a merchandise mart. Merchandise mart tenant rosters can number upwards of 1,000 as a result. Lastly, because of the favorable demographic trends described in the section of this Prospectus entitled “Business – Recent Demographic Trends Which May Enhance Demand for Certain of Our Initial Investments,” CNL Income Properties believes Baby Boomers’ desire for quality retail merchandise should translate into continued economic success for merchandise mart operators, their merchandise manufacturers and tenants, and the end market broadline, specialty and boutique retailers. According to WSL Strategic Retail’s ninth annual How America Shops study, the percentage of older shoppers, ages 55 to 70, who are “heavy shoppers,” (making four or more shopping trips weekly) increased significantly from 2002 to 2004, moving up from 22 percent to 35 percent. This increased shopping behavior likely reflects the mindset of a new generation of older shoppers, the baby boomers, who are taking their middle-aged spending habits with them.

Based on these factors, current wholesale and retail industry trends and general economic trends, if CNL Income Properties is successful in raising significant proceeds from this offering, CNL Income Properties expects to be able to acquire merchandise marts at competitive prices and intends to use conservative leverage with the objective of being able to profitably own merchandise marts.

Competition. CNL Income Properties estimates that there are eight merchandise marts with over one million square feet of space, all of which are located in Atlanta, Chicago, Dallas, Highpoint, North Carolina, and two each in Los Angeles and San Francisco. CNL Income Properties believes that competition with other merchandise marts for new and existing tenants and tradeshows is generally based on cost, location, quality of facilities, a mix of the centers’ existing tenants, buyer traffic and the degree and quality of the support and marketing services provided by the owner of the merchandise mart. As a result of these factors and due to the strong merchandise manufacturer and wholesaler relationships that presently exist with the current major merchandise mart operators, CNL Income Properties believes there are significant barriers to entry into the merchandise mart industry by new operators and/or developers.

PROPERTY ACQUISITIONS

Mechandise Marts. On February 14, 2005, we amended and restated our partnership interest purchase agreement (the “Agreement”) with Dallas Market Center (“DMC”). Pursuant to the terms of the Agreement, on February 14, 2005, the parties formed the DMC Partnership, to acquire the Dallas Market Center from DMC. The Dallas Market Center consists of the Trade Mart, the World Trade Center, the International Floral and Gift Center, Market Hall and surface and garage parking areas. The World Trade Center consists of 15 floors encompassing: the Fashion Center Dallas; showrooms; and retailers offering gifts and home textiles. The Trade Mart has five floors encompassing: gifts; housewares; and lighting. Market Hall is a consumer and tradeshow exhibit hall. DMC estimates that the Dallas Market Center receives more than 200,000 visitors each year from all 50 states and 84 countries. Each year the Dallas Market Center offers hundreds of events and seminars focused on assisting retailers expand their business and profitability.

It is anticipated that the DMC Partnership will acquire the Dallas Market Center in two tranches. In the first tranche, which was completed on February 14 and March 11, 2005, we acquired an interest in the “DMC Property,” which includes the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart (which is not a part of the Dallas Market Center, but is located on the Dallas Market Center campus) and related parking facilities on the property. We believe that the DMC Property is adequately insured. We anticipate that the second tranche will consist of the acquisition of the International Floral and Gift Center (the “IFGC”) by the DMC Partnership. We expect that the second tranche will close prior to June 30, 2005 or, within 60 days of lender approval of the acquisition. The closing of the second tranche is dependent upon raising additional funds from our public offering and there can be no assurance that the DMC Partnership will complete the second tranche of this acquisition.

On February 14 and March 11, 2005 in order to complete the first tranche of the Dallas Market Center acquisition, we contributed an aggregate of approximately $60 million, excluding closing costs, to the DMC Partnership to complete the first tranche. DMC and its affiliates contributed a portion of their interests in the DMC Property and hold an interest equal to $15 million in the DMC Partnership. We own an 80% interest in the DMC Partnership. Under the terms of the DMC Partnership, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80% interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us. We anticipate that we will make an additional contribution of approximately $11 million at the closing of the second tranche to facilitate the acquisition of the IFGC by the DMC Partnership. Our total contribution in the DMC Partnership is expected to be approximately $71 million at the close of the second tranche.

As described above, on February 14, 2005, we entered into the DMC Partnership to acquire an interest in the Dallas Market Center. Following is a description of the first tranche of the acquisition, which was completed on February 14 and March 11, 2005.

Property location and description	Description of specific real estate acquired in first tranche	Total Consideration (1)	Leasable square feet

Dallas Market Center - Texas

Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.

The facilities and long term ground leases for the underlying land for the World Trade Center, Dallas Trade Mart and Market Hall

Limited use rights to the Apparel Mart (located on the Dallas Market Center campus)

Related parking facilities

		$75 million	4.3 million

FOOTNOTES:

(1)	The amount represents the total consideration to be paid by the DMC Partnership for the Dallas Market Center, excluding closing costs and the IFGC, which is expected to be acquired in the second tranche of the acquisition. Our share of the total consideration contributed to the DMC Partnership for the first tranche of the acquisition is $60 million. The remaining $15 million represents the value assigned to DMC as its interest in the DMC Partnership. The federal income tax basis of the real estate assets acquired is estimated to be approximately $176 million, representing our 80% ownership interest, which will be depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired.

Leases. The DMC Partnership leased the DMC Property to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, MCMC. MCMC is an affiliate of Crow Holdings. MCMC or related predecessor entities have managed the DMC Property since its inception in 1957. The lease is a five-year triple-net lease with five five-year renewals. Renewals are automatic, unless the parties mutually agree in writing not to renew the lease at least seven months in advance of expiration of the applicable lease period. The lease calls for payment of the greater of minimum annual rent of approximately $20.7 million or percentage rent. Pursuant to the lease, percentage rent is equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the DMC Property. Management believes that there is no immediate need for repairs on the DMC Property. DMC has invested approximately $35 million in improvements at the DMC Property over the last 6 years. Management will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the DMC Property.

The following table contains information regarding the historical occupancy rates for the DMC Property.

Location	Fiscal year	Average occupancy rate
Dallas Market Center - Texas	2004	93.82%
	2003	87.47%
	2002	89.72%
	2001	92.19%
	2000	90.61%

Dallas Market Center/Crow Holdings. The indirect owner of the Dallas Market Center, Crow Holdings, is the diversified group of investment companies that owns and directs the investments of the Trammell Crow family and its investment partners. Crow Holdings has significant investments including substantial stakes in privately held operating businesses around the world and in diversified financial assets. The Crow Family is one of the largest local developers in the history of Dallas, Texas, having developed with its partners more than 5 million square feet of commercial projects within the downtown Dallas district and more than 30 million square feet within the City of Dallas. Crow Holdings’ investments in the Dallas real estate market include the Dallas Market Center, the Wyndham Anatole Hotel, Crow Design District, Medical City Dallas and Trammell Crow Residential. Prior to

forming the DMC Partnership, Crow Holdings, its subsidiaries and affiliates were not related to us, affiliated with us or a partner in our business.

For a discussion of the competitive factors affecting the DMC Property, see the section entitled “Business – Merchandise Marts.”

Ski Resorts. In December 2004, we acquired an 80% interest in retail and commercial properties in the retail and commercial resort village real estate listed below through our unconsolidated entities. However, our interest is not considered a controlling interest due to the significant rights and obligations held by Intrawest Corporation (“Intrawest”), our joint venture partner. Our ownership percentage exceeds our economic interest and our voting rights in the unconsolidated entities that are controlled by the joint venture and Intrawest may receive a greater return than us when the resort village properties described below perform at certain levels. The resort village properties acquired are referred to herein as follows: (i) our interests at the Village at Blue Mountain and Whistler Creekside as the “Canadian Resort Village Properties” and (ii) our interests at the Village at Copper Mountain, the Village at Mammoth Mountain, the Village of Baytowne Wharf, the Village at Snowshoe Mountain and the Village at Stratton as the “U.S. Resort Village Properties.”

[Remainder of page left intentionally blank]

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Blue Mountain - Ontario Blue Mountain, Ontario’s largest mountain resort, is located approximately 100 miles northwest of Toronto. The resort offers a 251-acre ski area, an 18-hole golf course ranked among the top ten resort courses in Canada and a waterfront park on Georgian Bay. The resort was the most visited ski area in Ontario with 611,000 visitors during the 2003-2004 season.	23 tenant units in 6 buildings: 13 retail, 9 food & beverage, and 1 office space located at the Village of Blue Mountain.	$10,781,000	38,193	100%

Tenant 1 operates a food & beverage establishment under a 20 year lease term expiring June 30, 2022 with one ten-year renewal option. The average annual base rent per annum is $188,300 (Canadian dollars) with 6% additional percentage rent.

Tenant 2 operates a food & beverage establishment under a ten year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent per annum is $176,330 (Canadian dollars) with 7% additional percentage rent.

Whistler Blackcomb - British Columbia Located 75 miles northeast of Vancouver, British Columbia, Whistler Blackcomb is North America’s most visited ski resort. Combined, Whistler Blackcomb has over 7,000-acres of skiable area. In July 2003, the International Olympic Committee awarded the 2010 Winter Olympic Games to Vancouver/Whistler. Whistler also has three championship golf courses.	26 tenant units in 8 buildings: 9 retail, 6 food & beverage, 8 office, and 3 vacant spaces located at Whistler Creekside.	$19,500,000	71,396	95%

Intrawest, as tenant, occupies office space under a 20 year lease term expiring December 31, 2024 with four five-year renewal options. The average annual base rent is $75,830 (Canadian dollars) with no additional percentage rent.

Intrawest, as tenant, operates a food & beverage operation under a 20 year lease term expiring December 31, 2024 with four five-year renewal options. The average annual base rent is $355,670 (Canadian dollars) with no additional percentage rent.

Tenant 3 operates a retail store under a ten year lease term expiring January 31, 2014 with three five-year renewal options. The average annual base rent is $246,360 (Canadian dollars) with no additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Copper Mountain - Colorado Located approximately 75 miles west of Denver, Copper offers four-season appeal and is accessible by car and by air through three airports. Copper has a 2,450-acre ski area, the highest altitude championship golf course in North America, horseback riding, bungee jumping, fishing and mountain biking accessed via chairlift. The resort received 928,000 skier visits during the 2003-2004 season.	48 tenant units in 10 buildings: 13 retail, 10 food & beverage, 16 office, and 9 vacant spaces located at the Village at Copper Mountain	$23,300,000(5)	97,325	80%	There is no individual tenant occupying a tenant space that represents more than 10% of the gross leasable area. At closing, an Intrawest affiliate executed leases for multiple tenant units that, in the aggregate, account for more than 10% of the gross leasable area. The leases have an initial term of 15 or 20 years, four five-year renewal options and base rents per annum approximating market rates. All vacant space was also leased at closing by an Intrawest affiliate pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

Mammoth Mountain - California Located in the Sierra Nevada mountain range, Mammoth is close to the heavily populated southern California market from which it draws most of its visitors. The resort received 1.4 million skier visits during the 2003-2004 ski season. Mammoth has a 3,500-acre ski area with 185 trails and two golf courses in Mammoth Lakes.	33 tenant units in 4 buildings: 17 retail, 11 food & beverage, 3 office, and 2 vacant spaces located at the Village at Mammoth Mountain	$22,300,000	57,925	93%	One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2013, with two five-year renewal options. The average annual base rent is approximately $303,900 with 8% additional percentage rent.

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Sandestin Golf & Beach Resort - Florida Sandestin is a 2,400-acre resort located in northwestern Florida, between Pensacola and Panama City. The resort has four championship golf courses, 65,000 square feet of conference facilities, a 56,000 square foot retail village, a 98-slip full-service marina, 15 tennis courts, and 20 restaurants and bars.	30 tenant units in 14 buildings: 12 retail, 14 food & beverage, 3 office spaces, and 1 vacant space located at the Village of Baytowne Wharf	$17,100,000	56,113	96%

One of the tenants operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $177,630 with 6% additional percentage rent.

Another tenant operates a food and beverage establishment under a ten year lease term expiring June 30, 2012 with two five-year renewal options. The average annual base rent is approximately $149,140 with 6% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Snowshoe Mountain - West Virginia Snowshoe is the largest ski resort in the mid-Atlantic region of the United States comprised of 11,000 acres. The resort offers a 224-acre ski area, the Raven Golf Club with an 18-hole championship golf course, over 100 miles of biking trails, various tennis and swimming facilities, horseback riding and miniature golf. The resort received 439,000 skier visits during the 2003-2004 ski season.	16 tenant units in 4 buildings: 8 retail, 6 food & beverage, and 2 vacant space located in the Village at Snowshoe Mountain	$8,400,000	39,073	87%

Intrawest, as tenant, operates a food and beverage establishment under a 15 year lease term expiring December 31, 2019 with four five-year renewal options. The annual base rent is approximately $165,440, with 7% additional percentage rent.

Another tenant operates a food and beverage establishment under a ten year lease term expiring June 30, 2013 with two five-year renewal options. The average annual base rent is $105,530 with 7% additional percentage rent.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 years, with four five-year renewal options and base rents per annum approximating market rates.

Resort location and description	Description of specific real estate acquired (1)	Purchase price (2)	Leasable square feet	Occupancy (3)	Major tenants and leases (4)
Stratton - Vermont Located 140 miles northwest of Boston, Stratton draws most of its visitors from New York, Connecticut, New Jersey and Massachusetts. The resort received 368,000 skier visits during the 2003-2004 ski season. The resort offers a 583-acre ski area, a 27-hole Stratton Mountain championship golf course, a 22-acre golf school and the Gunterman Tennis School, one of the top tennis schools according to Tennis Magazine and Travel and Leisure Magazine.	23 tenant units in 11 buildings: 15 retail, 4 food & beverage, 3 office and 1 vacant space located in the Village at Stratton	$9,500,000	47,837	98%

One tenant operates a food and beverage establishment under a five year lease term expiring December 31, 2008 with eight five-year renewal options. The lease terms stipulate percentage rent only of 6% over the initial term of the lease.

At closing, an Intrawest affiliate leased multiple spaces pursuant to leases having an initial term of 15 or 20 years, with four five-year renewal options. All vacant space was leased at closing by Intrawest affiliates pursuant to interim leases, for a term of four years with base rent per annum approximating market rates.

FOOTNOTES:

(1)	This description is not intended to provide a legal description of transferable real estate, but is only intended to be a general description of the property and its current usage.

(2)	The purchase price is approximate and excludes acquisition and closing costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the Canadian Resort Village Properties acquired is approximately $12,100,000 for the Village at Blue Mountain and $21,000,000 for Whistler Creekside, including a portion of the acquisition costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the U.S. Resort Village Properties acquired, including a portion of the acquisition costs, and reflecting our 80% ownership interest, are as follows:

Copper	$18,823,000
Mammoth	18,573,000
Sandestin	14,513,000
Snowshoe	7,198,000
Stratton	7,783,000

The amounts are approximate and will be depreciated over the estimated remaining useful lives of the assets acquired.

(3)	The information provided for the Canadian Resort Village Properties is as of December 1, 2004. The information provided for the U.S. Resort Village Properties is as of December 16, 2004. The occupancy data for the U.S. Resort Village Properties includes occupied space that is leased to Intrawest affiliates, but does not include vacant space that is leased to Intrawest or its affiliates pursuant to four-year interim leases as described herein.

(4)

Represents the individual tenants leasing 10% or more of the U.S. or Canadian Resort Village Properties leasable square footage. The “average annual base rent” was calculated by adding the base annual rents applicable to each lease year during the initial term (or during the current renewal term, if applicable), and dividing by the number of years in that term. The leases for the Resort Village Properties are gross leases, meaning that the tenants pay their proportionate share of operating expenses above a contractual base amount.

[Remainder of page intentionally left blank]

As contemplated by the Venture Formation Agreement signed August 10, 2004, (the “VFA”), CNL Income Properties and Intrawest formed CNL Retail Village Partnership, LP (the “Intrawest Partnership”) on December 3, 2004 pursuant to an Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) between CNL Income Partners, LP, and Intrawest Resorts, Inc. Intrawest Resorts, Inc. is a Delaware corporation that is an affiliate of Intrawest (“Intrawest Resorts”). Our subsidiary, CNL Village Retail GP, LLC, a Delaware limited liability company, is the general partner of the Intrawest Partnership, and is also a party to the Partnership Agreement. CNL Income Partners, LP, another of our subsidiaries, owns 79.99% and Intrawest Resorts owns 20% of the Intrawest Partnership with the remaining .01% interest owned by the general partner. The Intrawest Partnership was structured to facilitate the acquisition of the Canadian and U.S. Resort Village Properties (collectively, the “Resort Village Properties”) and other retail and commercial properties contemplated by the VFA. Our interest in the Intrawest Partnership is not considered a controlling interest due to the significant rights and obligations held by Intrawest. Our ownership percentage exceeds our economic interest and our voting rights in the unconsolidated entities that are controlled by the Intrawest Partnership and Intrawest may receive a greater return than us when the U.S. and Canadian Resort Village Properties perform at certain levels.

Due to certain legal, tax and lender requirements, the Canadian Resort Village Properties were acquired by us through a trust. In order to provide a portion of the funds required for our acquisition of the Canadian Resort Village Properties, the partners each made loans to the purchasing trust in the amounts of $8,820,000 and $2,280,000, respectively (collectively the “Mezzanine Loans”). The Mezzanine Loans are secured by pledges of the beneficial interests in the newly formed CNL Retail Upper Holding Trust that is also our wholly owned subsidiary and the owner of 99% of the beneficial interests in the trust. The Mezzanine Loans are fully subordinated to a mortgage loan in the amount of approximately $22,167,000 ($26,600,000 Canadian dollars), from Congress Financial Corporation, an affiliate of Wachovia Bank, N.A. Intrawest will not be a beneficiary of the trust, but indirectly must consent to certain actions of the trust.

In connection with the acquisition of the Canadian Resort Village Properties, we acquired, through a wholly owned subsidiary, the exclusive and irrevocable option to purchase certain new commercial space that may be developed by Intrawest at Blue Mountain Resort. We purchased the option for approximately $300,000 and it expires on December 31, 2024. Further, in conjunction with the purchase of the U.S. Village Resort Properties, certain Intrawest affiliates granted the Intrawest Partnership an option to purchase, from time to time, additional properties at each of the resort villages that may be developed in the future by Intrawest Resorts or any wholly-owned subsidiary of Intrawest Resorts as commercial property. No additional consideration was paid for this option. The purchase price of any additional property to be purchased will be an amount equal to 115% of Intrawest’s costs. The term of the option expires on December 31, 2024. The Intrawest Partnership was also granted a right of first offer for the purchase of certain existing commercial spaces owned by Intrawest and its affiliates at each of the resorts.

In connection with the purchase of the Resort Village Property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the full amount of the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

We do not expect to make significant repairs or improvements to either the U.S. or Canadian Resort Village Properties over the next few years other than normal and customary tenant improvements. Reasonable reserves are expected to be set aside to fund capital improvements based on a percentage of annual lease revenues generated from the U.S. and Canadian Resort Village Properties. At the U.S. Resort Village Properties, we anticipate the replacement of underground storage tanks that are located at Stratton. Intrawest has provided its share of potential future costs relating to the replacement of the storage tanks. We believe that the U.S. and Canadian Resort Village Properties are adequately insured. The U.S. and Canadian Resort Village Properties will be managed by affiliates of Intrawest. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The managers will be paid a fee based upon a percentage of revenues of the respective U.S. and Canadian Resort Village Properties.

As of December 15, 2004, Intrawest, through various subsidiaries and affiliates, leased approximately 35% in the aggregate of the total gross leasable space of the U.S. and Canadian Resort Village Properties. Upon closing of both the U.S. and Canadian transactions, Intrawest executed interim leases for all vacant space. The interim leases for the U.S. Resort Village Properties are for a term of four years expiring in December 2008 or until otherwise leased with minimum base rents at market rates. The interim leases for the Canadian Resort Village Properties are for a term of ten years expiring in December 2014 or until otherwise leased with minimum base rents at market rates. Intrawest currently occupies the following approximate aggregate square feet and aggregate percentage of gross leasable area at each of the respective locations (excluding vacant space leased under the interim leases):

Location	Aggregate square feet	Aggregate % of GLA
Blue Mountain	1,842	4.8%
Whistler Creekside	36,404	51.0%
Copper	46,589	47.9%
Mammoth	2,050	3.5%
Sandestin	11,489	20.5%
Snowshoe	22,017	56.5%
Stratton	21,936	45.9%

At the closing of the acquisition of the U.S. and Canadian Resort Village Properties, Intrawest entered into new leases for certain commercial space in the U.S. and Canadian Resort Village Properties that is occupied by Intrawest or its affiliates. The new leases are gross leases that have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. Additionally, Intrawest provided a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

The table on the following page presents information about the leases at each location that will expire during the next ten years. The years in which no leases are scheduled to expire have been omitted.

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)		Percentage of gross annual base rents represented by such leases
Blue Mountain	2005	1	635	$29,700		2.3%
	2006	2	3,594	134,800		10.6%
	2007	7	11,829	370,400		29.2%
	2008	5	3,437	128,900		10.2%
	2009	1	1,072	40,200		3.2%
	2010	1	921	34,500		2.7%
	2013	3	9,753	365,700		28.8%
Whistler Creekside	2008	7	8,934	$324,300		15.0%
	2009	7	8,567	279,400		12.9%
	2012	1	3,375	155,300		7.2%
	2014	3	12,343	428,600		19.8%
Copper	2005	3	3,976	$112,082		6.1%
	2006	4	8,245	160,694		8.7%
	2007	4	6,477	104,171	(3)	5.6	%(3)
	2008	11	22,269	528,201		28.6%
	2009	1	2,561	—	(3)	<1.0	%(3)
	2013	3	7,208	84,812		4.6%

Location	Year	Number of leases expiring(1)	Total square feet of expiring leases	Annual base rents of expiring leases(2)		Percentage of gross annual base rents represented by such leases
Mammoth	2006	1	682	$20,296		1.2%
	2008	20	29,046	870,437		50.4%
	2009	1	992	29,522		1.7%
	2013	6	21,793	648,560		37.5%
	2014	3	3,360	99,994		5.8%
Sandestin	2007	9	9,208	$217,685		16.8%
	2008	5	4,612	115,171		8.9%
	2012	11	27,005	612,142		47.2%
	2013	1	3,799	81,679		6.3%
Snowshoe	2006	2	2,033	$32,566		4.1%
	2008	2	5,168	135,475		16.9%
	2009	1	1,243	—	(3)	<1.0	%(3)
	2010	1	2,600	51,534		6.4%
	2013	1	5,912	—	(3)	<1.0	%(3)
Stratton	2004	1	964	$24,100		3.6%
	2006	1	574	14,350		2.2%
	2007	3	3,430	89,765		13.5%
	2008	3	13,458	25,927	(3)	3.9	%(3)
	2013	2	7,475	—	(3)	<1.0	%(3)

FOOTNOTES:

(1)	Based upon the initial lease term or renewal options currently exercised. Most of the leases include renewal options that, if exercised, will result in the leases expiring in later years. The termination of the Intrawest interim leases in December 2008 is reflected in the table for that year.

(2)	Represents the December 2004 monthly base rents annualized, and excludes any additional or percentage rents paid or any increases in the base rent from year to year.

(3)	Certain tenants currently pay rent based solely on a percentage of their sales revenue. In those instances, no base rent has been assumed or included in this calculation. Actual rents, which will be based on a percentage of a tenant’s future sales revenue, may vary.

The following table presents the historical operating data of the U.S. and Canadian Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Blue Mountain(3)	2004	95%	$26.70
	2003	100%	31.94
	2002	(4)		(4)
Whistler Creekside(3)	2004	86%	$11.37	(5)
	2003	100%		(5)
	2002	100%		(5)
	2001	100%		(5)
Copper (6)	2004	73%	$18.42
	2003	82%	19.94
	2002	81%	15.21
Mammoth (7)	2004	86%	$25.40
	2003	0%	—
Sandestin (8)	2004	100%	$36.24
	2003	100%	20.54
	2002	0%	—
Snowshoe (9)	2004	86%	$22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
	2000	91%	—
Stratton	2004	100%	$25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67
	2000	100%	8.18

FOOTNOTES:

(1)	Data is presented for the respective fiscal year ended June 30.

(2)	The effective annual rent per square foot for each resort village was calculated by dividing the total annual rent by the total leasable square footage in the resort village at year end (including vacant spaces), subject to adjustment per notes 1, and 4-6.

(3)	Expressed in Canadian dollars.

(4)	Construction of the first building was completed in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.

FOOTNOTES CONTINUED:

(5)	The annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Resort Village Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

(6)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.

(7)	Construction of the retail and commercial space was completed in fiscal year 2003; however, no tenants occupied the space until fiscal year 2004.

(8)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003.

(9)	Financial information for the commercial assets at Snowshoe is not available prior to fiscal year 2000, as the accounting and reporting of the commercial asset was integrated with the reporting of the resort’s operations.

Intrawest. Intrawest, headquartered in Vancouver, British Columbia, Canada owns or controls ten mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and has a premier vacation ownership business, Club Intrawest. Intrawest is developing an additional six resort villages at locations in North America and Europe. Intrawest has a 45 percent interest in Alpine Helicopters Ltd., owner of Canadian Mountain Holidays, the largest heli-skiing operation in the world. We believe that one of Intrawest’s key strengths is its ability to combine expertise in resort operations and real estate development. With Intrawest’s combination of high-quality resort services, amenities and innovative residential and commercial real estate development, we expect that the Intrawest resorts and villages will continue to attract visitors and buyers of real estate. Prior to the VFA, Intrawest, its subsidiaries, or affiliates were not related to us, affiliated with us or a partner in our business.

PENDING INVESTMENTS

Merchandise Marts. On February 14, 2005, we entered into the DMC Partnership and acquired an interest in the DMC Property as the first tranche of a planned two-part acquisition of an interest in the Dallas Market Center. We anticipate that the second tranche will consist of the acquisition of the IFGC and that it will close prior to June 30, 2005 or, within 60 days of lender approval of such acquisition. The closing of the second tranche is dependent upon raising additional funds from our public offering and there can be no assurance that the DMC Partnership will complete the second tranche of this acquisition.

The following is a description of our pending acquisition as of February 14, 2005:

Property location and description	Description of specific real estate to be acquired in second tranche	Estimated purchase price (1)	Leasable square feet
Dallas Market Center - Texas Dallas Market Center is the world’s largest wholesale merchandise mart according to Guinness World Records. It showcases home furnishings, gifts, decorative accessories, lighting, floral, apparel and accessories. The market center hosts more than 50 wholesale markets, or tradeshows, each year.	Approximately 440,000 square feet of wholesale merchandising and exhibition space consisting of: the IFGC, as well as long-term ground leases for the underlying land.	$14 million	440,000

FOOTNOTES:

(1)	The amount represents the total consideration estimated to be paid by the DMC Partnership for the IFGC, which is expected to be acquired in the second tranche of the acquisition. Our share of the total consideration contributed to the DMC Partnership for the second tranche of the acquisition will be approximately $11 million. The remaining $3 million represents the value assigned to DMC’s interest in the DMC Partnership. The approximate federal income tax basis of the real estate assets acquired is estimated to be approximately $25 million, representing our 80% ownership interest, which will be depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired.

We believe that the IFGC is adequately covered by insurance.

Leases. It is expected that the DMC Partnership will lease the IFGC to the existing management company, MCMC, under a long-term master lease agreement. MCMC or related predecessor entities have managed the IFGC since its inception. The lease is anticipated to be a five-year triple-net lease with five five-year renewals. We anticipate that rental payments due under the lease will equal the greater of minimum annual rent of approximately $3.0 million or percentage rent. Pursuant to the lease, percentage rent is expected to be equal to certain applicable percentages of various revenue thresholds achieved by MCMC at the IFGC. Management believes that there is no immediate need for repairs on the IFGC. DMC has invested approximately $15 million in improvements at the IFGC over the last 6 years. However, management will continue to evaluate opportunities with MCMC that could result in capital improvements as well as increased minimum annual rent at the IFGC.

The following table contains information regarding the historical occupancy rates for the IFGC (which we have a commitment to acquire):

Location	Fiscal year	Average occupancy rate
Dallas Market Center - Texas	2004	98.78%
	2003	100.00%
	2002	98.92%
	2001	99.38%
	2000	100.00%

For a discussion of the competitive factors affecting the IFGC, see the section above entitled “Business – Merchandise Marts.”

SITE SELECTION AND ACQUISITION OF PROPERTIES

General. The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, operators and Properties. The board of directors will exercise its judgment following its consideration of the results of examinations and evaluations conducted by, and the recommendations of, the advisor with respect to proposed tenants, operators and Properties. Therefore, some of the Properties, tenants and operators proposed and approved by the advisor may not be purchased or engaged by CNL Income Properties.

In each Property acquisition, it is anticipated that the advisor will negotiate the lease agreement with the tenant. In certain instances, the advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from CNL Income Properties’ standard lease terms if the board of directors, based on the recommendation of the advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to CNL Income Properties. It is expected that the structure of CNL Income Properties’ long-term, triple-net leases will be designed to provide CNL Income Properties with minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds, which could increase the value of the Properties and provide an inflation hedge. See “Business — Description of Property Leases” below for a discussion of the anticipated terms of CNL Income Properties’ leases.

Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with CNL Income Properties’ objective of qualifying as a REIT. See “Business — Sale of Properties and Mortgage Loans” below and “Federal Income Tax Considerations — Characterization of Property Leases.”

The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The advisor will rely on its own independent analyses in determining whether or not to recommend that CNL Income Properties acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the “stabilized value” of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long-term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

Title to the Properties purchased by CNL Income Properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which CNL Income Properties will own both the land and the building or building only, CNL Income Properties generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of CNL Income Properties. An Affiliate may serve as a developer and enter into the development agreement with CNL Income Properties if the transaction is approved by a majority of the directors, including a majority of the Independent Directors. CNL Income Properties believes that the ability to have an Affiliate capable of serving as the developer provides CNL Income Properties with an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, CNL Income Properties believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the advisor. CNL Income Properties will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the advisor and the board of directors and embodied in the construction contract.

Under the terms of the development agreements CNL Income Properties will seek to enter into, CNL Income Properties generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. CNL Income Properties, in general, only will advance its funds to meet the developer’s draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to CNL Income Properties, and CNL Income Properties may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on CNL Income Properties’ estimate of the costs of such construction or renovation.

In some cases, construction or renovation will be required before CNL Income Properties has acquired the Property. In this situation, CNL Income Properties may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. CNL Income

Properties may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from CNL Income Properties that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that CNL Income Properties segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of CNL Income Properties, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by CNL Income Properties does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, CNL Income Properties may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all loans on the amounts which may be lent to borrowers. See “Business — Mortgage Loans and Other Loans.”

Under the development agreements CNL Income Properties will seek to enter into, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from CNL Income Properties, CNL Income Properties will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) CNL Income Properties’ purchase price of the land, including all fees, costs and expenses paid by CNL Income Properties in connection with its purchase of the land; (ii) all fees, costs and expenses disbursed by CNL Income Properties pursuant to the development agreement for construction of the building improvements; and (iii) CNL Income Properties’ “construction financing costs.” The “construction financing costs” of CNL Income Properties is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all CNL Income Properties payments and disbursements described in clauses (i) and (ii) above.

CNL Income Properties also generally will enter into an indemnification and put agreement (the “Indemnity Agreement”) with the developer. The Indemnity Agreement will provide for certain additional rights to CNL Income Properties unless certain conditions are met. In general, these conditions are (i) the developer’s acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, CNL Income Properties will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from CNL Income Properties at a purchase price equal to the total amount disbursed by CNL Income Properties in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from CNL Income Properties upon demand by CNL Income Properties under the circumstances specified above will entitle CNL Income Properties to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer’s obligations to CNL Income Properties.

In certain situations where construction or renovation is required for a Property, CNL Income Properties will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer’s actual costs of such construction or renovation.

Affiliates of CNL Income Properties also may provide construction financing to the developer of a Property. In addition, CNL Income Properties may purchase from an Affiliate of CNL Income Properties a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of CNL Income Properties in connection with the financing, construction or renovation of a Property acquired by CNL Income Properties will be subject to approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See “Management Compensation” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

In all situations where construction or renovation of a Property is required, CNL Income Properties also will have the right to review the developer’s books, records, and agreements during and following completion of construction to verify actual costs.

Interim Acquisitions. The advisor and its Affiliates regularly may have opportunities to acquire properties suitable for CNL Income Properties as a result of their relationships with various tenants and/or operators. See the section of this Prospectus entitled “Business — Investment of Offering Proceeds” above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when CNL Income Properties may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of CNL Income Properties (and other Affiliates of the advisor), the advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by CNL Income Properties (or other entities with which CNL Income Properties is Affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by CNL Income Properties, the interim owner of the Property will sell its interest in the Property to CNL Income Properties at a price equal to the lesser of the Property’s appraised value or its cost (which includes carrying costs and, in instances in which an Affiliate of CNL Income Properties has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of CNL Income Properties) to purchase such interest in the Property, provided that a majority of directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to CNL Income Properties. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Appraisals of Properties acquired from such interim owners will be obtained in all cases.

Acquisition Services. Acquisition services performed by the advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and operators and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

CNL Income Properties will pay the advisor a fee of 3.0% of Gross Proceeds and 3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or used to make or acquire loans and other Permitted Investments as Acquisition Fees. See “Management Compensation.” The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, or other Permitted Investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

DESCRIPTION OF PROPERTY LEASES

General. The terms and conditions of any lease entered into by CNL Income Properties with regard to a Property may vary from those described below. The advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of the advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to CNL Income Properties, the board of directors may, in its sole discretion, cause CNL Income Properties to enter into leases with terms which are substantially different than the terms described below, provided the terms are consistent with CNL Income Properties’ objective of qualifying as a REIT. In making such determination, the advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior performance of the operator.

Financing Leases. Certain of CNL Income Properties’ transactions will be sale-leaseback transactions by which CNL Income Properties will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a triple-net lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements by the lessee (a “Financing Lease”).

Triple-Net and Gross Leases. CNL Income Properties will lease Properties it acquires to tenants primarily under long-term, triple-net leases to tenants or operators who are significant industry leaders. Under the triple-net leases in which CNL Income Properties contemplates entering, its tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the Properties they lease. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. In addition, CNL Income Properties has, and may continue to lease certain Properties to tenants to qualified tenants or operators who are significant industry leaders under long-term, gross leases. Under a gross lease, the tenant generally pays its proportionate share of operating expenses above a contractual base amount. CNL Income Properties will be the lessor under each lease except in certain circumstances in which it may be a party to a joint venture which will own the Property. In those cases, the joint venture, rather than CNL Income Properties, will be the lessor, and all references in this section to CNL Income Properties as lessor therefore should be read accordingly. CNL Income Properties expects to structure its leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over certain thresholds. See “Business — Joint Venture Arrangements” below.

Leases with Subsidiaries. CNL Income Properties may invest in interests in Properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of five to 10 years, plus renewal options for an additional five to 25 years. Properties leased to subsidiaries will be managed by third-party operators. For Properties subject to this arrangement, CNL Income Properties’ consolidated financial statements will report the Properties’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective January 1, 2001, CNL Income Properties is permitted to lease a Property to a subsidiary provided that the subsidiary lessee engages a third party management company to operate the Property and it makes a joint election with CNL Income Properties to be treated as a “taxable REIT subsidiary.” If this election is made, rents received from the subsidiary will not be disqualified from being “rents from real property” under the Code. See “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

Term of Leases. It presently is anticipated that, except in the case of a Financing Lease, Properties generally will be leased for an initial term of five to 20 years with multiple renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to CNL Income Properties, together with any improvements made to the Property during the term of the lease, except that for Properties in which CNL Income Properties owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant may be required, at the lessor’s election, to purchase the Property at the end of the lease term, or, at the tenant’s election, may have the option to purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by CNL Income Properties to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the “Lease Basis”).

Computation of Lease Payments. During the initial term of the lease, the tenant will pay CNL Income Properties, as lessor, minimum annual base rent equal to a specified percentage of CNL Income Properties’ cost of purchasing the Property, with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, CNL Income Properties’ leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the Property over certain thresholds. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, CNL Income Properties’ costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by CNL Income Properties in connection with its purchase of the land, and all fees, costs, and expenses disbursed by CNL Income Properties for construction of building improvements. See “Business — Site Selection and Acquisition of Properties — Construction and Renovation” above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide CNL Income Properties with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues generated by the business conducted on the Property over certain thresholds.

In the case of Properties in which CNL Income Properties owns only the building, CNL Income Properties will structure its leases to recover its investment in the building by the expiration of the lease.

Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without CNL Income Properties’ prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate Affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with CNL Income Properties’ objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for CNL Income Properties’ refusal to consent to an assignment or sublease. In addition, CNL Income Properties may refuse to permit any assignment or sublease that would jeopardize CNL Income Properties’ continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless CNL Income Properties agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

Alterations to Premises. A tenant generally will have the right, without the prior written consent of CNL Income Properties and at the tenant’s own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of CNL Income Properties. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Right of Tenant to Purchase. It is anticipated that if CNL Income Properties wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property’s appraised value at the time of the tenant’s purchase, or (ii) a specified amount, generally equal to CNL Income Properties’ purchase price of the Property, plus a predetermined percentage of such purchase price. See “Federal Income Tax Considerations — Characterization of Property Leases.” With a Financing Lease, CNL Income Properties may not be able to sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or CNL Income Properties determines, based upon an opinion of counsel, that the operation of the Property may result in the failure of CNL Income Properties to qualify as a REIT or may jeopardize receipt of “good income” under Section 856(d) of the Code or “interest” for purposes of Section 856(f) of the Code. CNL Income Properties also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with CNL Income Properties’ prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with CNL Income Properties’ objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant’s continued use and occupancy in its business operation and the tenant’s board of directors has determined to close and discontinue use of the facility. The tenant’s determination that a facility has become uneconomic is to be made in good faith based on the tenant’s reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer CNL Income Properties the opportunity to exchange the Property for another property (the “Substituted Property”) with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to CNL Income Properties.

Generally, CNL Income Properties will have 30 days following receipt of the tenant’s offer for exchange of the Property to accept or reject such offer. In the event that CNL Income Properties requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If

CNL Income Properties accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a “like-kind exchange” within the meaning of Section 1031 of the Code with respect to CNL Income Properties and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. CNL Income Properties will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If CNL Income Properties rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for CNL Income Properties’ acceptance or rejection. If CNL Income Properties rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant’s failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from CNL Income Properties for a price equal to the then-fair market value of the Property.

Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other Affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its Affiliates sells the Property within 12 months after CNL Income Properties acquires the Substituted Property, CNL Income Properties will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to CNL Income Properties.

Insurance, Taxes, Maintenance and Repairs. Tenants of Properties will be required, under the terms of CNL Income Properties’ triple-net leases, to maintain, for the benefit of CNL Income Properties and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the advisor, as approved by the board of directors, the insurance required by the lease adequately insures the Property.

CNL Income Properties’ triple-net leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to CNL Income Properties and terminate the lease.

The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. CNL Income Properties’ leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, CNL Income Properties will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with CNL Income Properties. Until a specified time (generally, 10 days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a “just and proportionate” amount of the minimum annual base rent will be abated from the date of such condemnation. In addition, the minimum annual base rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time

(generally, five to 30 days) after notice from CNL Income Properties of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, 10 to 45 days); (iv) in cases where CNL Income Properties enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; (v) in cases where CNL Income Properties has entered into other leases with the same tenant, a default under such lease; and (vi) loss of licensure.

Upon default by the tenant, CNL Income Properties generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum annual base rent payments. Similarly, if CNL Income Properties determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, CNL Income Properties does not intend to sell any Property prior to five to 10 years after the commencement of the lease on such Property. See “Business — Description of Property Leases — Right of Tenant to Purchase” above.) In the event that a lease requires the tenant to make a security deposit, CNL Income Properties will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

In the event that a tenant defaults under a lease with CNL Income Properties, CNL Income Properties either will attempt to locate a replacement tenant or will discontinue operation of the facility. CNL Income Properties will have no obligation to operate the facility and no operator of a facility will be obligated to permit CNL Income Properties or a replacement operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

CNL Income Properties has entered, and may continue to enter into joint ventures to purchase and hold for investment a Property with various unaffiliated persons or entities. CNL Income Properties entered into joint ventures with Dallas Market Center and Intrawest to invest in the Dallas Market Center and the Resort Village Properties, respectively. CNL Income Properties may also enter into a joint venture with another program formed by the principals of CNL Income Properties or the advisor or their Affiliates, if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to CNL Income Properties and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. CNL Income Properties may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors — Real Estate and Other Investment Risks — We may not control the joint ventures in which we enter” and “Risk Factors — Real Estate and Other Investment Risks — It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that CNL Income Properties and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the joint venture, and CNL Income Properties and each joint venture partner would have the power to bind each other with any actions they take within the scope of the joint venture’s business. In addition, it is expected that the advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the advisor or its Affiliates on behalf of the joint venture. It is expected that a joint venture would be dissolved upon the occurrence of certain events, including the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the joint venture, mutual agreement of CNL Income Properties and its joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer, and provide a customary buy/sell provision that could be triggered by either party typically after a period of time has passed since the inception of the venture. In addition, in any joint venture with another program sponsored by the advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

Under the terms of each joint venture agreement, operating profits and losses generally will be allocated on a pro-rata basis to each co-venturer. Profits from the sale or other disposition of joint venture property first generally will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata basis to each co-venturer. Similarly, losses from the sale or other disposition of joint venture property generally will be allocated first to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro-rata basis to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

Net cash flow from operations of the joint venture generally will be distributed on a pro-rata basis to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter on a pro-rata basis to each joint venture partner. Nevertheless, there may be some transactions in which CNL Income Properties gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before CNL Income Properties receives its distributions; and in some of these situations, CNL Income Properties may then get a larger share of the remaining proceeds. With respect to CNL Income Properties’ joint venture with Intrawest, Intrawest may receive a greater return than CNL Income Properties when the Resort Village Propertiesperform at certain levels.

In order that the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements may be respected for federal income tax purposes, it is expected that any joint venture agreement either (i) (a) will contain a “qualified income offset” provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner’s interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner’s positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See “Federal Income Tax Considerations — Investment in Joint Ventures.”

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), CNL Income Properties will confirm that such person or entity has demonstrated to the satisfaction of CNL Income Properties that requisite financial qualifications are met.

CNL Income Properties may acquire Properties from time to time by issuing limited partnership units in an operating partnership to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into common stock of CNL Income Properties. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow CNL Income Properties to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

CNL Income Properties may provide mortgage loans to operators to enable them to acquire the land, buildings or both. The mortgage loans will be secured by such property.

Generally, management believes that the terms of these transactions will be substantially the same as those of CNL Income Properties’ Property leases. CNL Income Properties expects that any mortgage loans would provide for interest payments of fixed base interest. Certain mortgage loans may also provide for variable percentage interest based on a percentage of gross revenues generated at the Property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for Properties. The borrower will be responsible for all of the expenses of owning the property, as with CNL Income Properties’ triple-net leases, including expenses for insurance and repairs and maintenance. Management expects the mortgage loans will be fully amortizing loans over a period of 10 to 20 years

(generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly.

CNL Income Properties may also make or acquire loans related to interests in real estate and may purchase interests in such financings, including vacation ownership interests. For a discussion of investments CNL Income Properties is considering making in vacation ownership interests, see the section of this Prospectus entitled “Description of the Vacation Ownership Business.” CNL Income Properties may also make construction loans. For a discussion of the construction loans which CNL Income Properties is permitted to make, see “Business — Site Selection and Acquisition of Properties — Construction and Renovation,” above.

CNL Income Properties may combine leasing and financing in connection with a Property. For example, it may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing CNL Income Properties to receive interest on its initial investment in each financed building. At the same time, CNL Income Properties retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to CNL Income Properties at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, CNL Income Properties will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

CNL Income Properties will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the mortgage loan involves the advisor, directors, or Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. Such appraisal shall be maintained in CNL Income Properties’ records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

CNL Income Properties may also provide other loans to entities in which it owns an interest. Such other loans may be secured by, among other things, the interests in the entity held by co-venturers.

Management believes that the criteria for investing in mortgage loans are substantially the same as those involved in CNL Income Properties’ investments in Properties; therefore, CNL Income Properties will use the same underwriting criteria as described above in “Business — Sector and Property Selection and Acquisition.” In addition, CNL Income Properties will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the other loans of CNL Income Properties, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the other loans of CNL Income Properties, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

Further, CNL Income Properties will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the advisor, the directors, or Affiliates of CNL Income Properties.

MANAGEMENT SERVICES

The advisor provides management services relating to CNL Income Properties, the Properties, the loans and other Permitted Investments pursuant to an advisory agreement between it and CNL Income Properties. Under this agreement, the advisor is responsible for assisting CNL Income Properties in negotiating leases and loans, collecting rental and loan payments, inspecting the Properties and the tenants’ or operators’ books and records, and responding to tenant inquiries and notices. The advisor also provides information to CNL Income Properties about the status of the leases, the Properties, the loans, the Line of Credit, the Permanent Financing and other Permitted Investments. In exchange for these services, the advisor is entitled to receive certain fees from CNL Income Properties. For management of the Properties, loans, and other Permitted Investments, the advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.08334% of the Real Estate Asset Value of the Properties, outstanding principal amount of the loans and the amount invested in other Permitted Investments, as of the end of the preceding month. See “Management Compensation.”

BORROWING

CNL Income Properties intends to borrow money to acquire Properties, make loans and other Permitted Investments and pay certain fees and intends to encumber Properties in connection with the borrowing. CNL Income Properties plans to obtain one or more Lines of Credit and anticipates that the aggregate amount of any Lines of Credit will be up to $100 million; however, the board of directors may increase the amount CNL Income Properties can borrow under Lines of Credit. CNL Income Properties may repay the Line of Credit with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. In addition to Lines of Credit, CNL Income Properties may also obtain Permanent Financing. CNL Income Properties is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for a Line of Credit or any Permanent Financing. There can be no assurance that CNL Income Properties will obtain a line of credit on satisfactory terms, or at all.

Management believes that any financing obtained during the offering period will allow CNL Income Properties to make investments in assets that CNL Income Properties otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay CNL Income Properties will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when CNL Income Properties has raised sufficient offering proceeds. Alternatively, Affiliates of the advisor could make such investments, pending receipt by CNL Income Properties of sufficient offering proceeds, in order to preserve the investment opportunities for CNL Income Properties. However, assets acquired by CNL Income Properties in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by CNL Income Properties, which would increase the amount of expenses associated with the acquisition of assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable CNL Income Properties to reduce or eliminate the instances in which CNL Income Properties will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, management believes that the borrowings will benefit CNL Income Properties by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, CNL Income Properties intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that CNL Income Properties is able to structure the financing on these terms, CNL Income Properties will increase its net revenues. In addition, the use of financing will increase the diversification of CNL Income Properties’ portfolio by allowing it to acquire more assets than would be possible using only the Gross Proceeds from the offering.

As a result of existing relationships between Affiliates of the advisor and certain financing sources, CNL Income Properties may have the opportunity to obtain financing at more favorable interest rates than CNL Income Properties could otherwise obtain. In connection with any financing obtained by CNL Income Properties as a result of any such relationship, CNL Income Properties will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to CNL Income Properties, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, CNL Income Properties will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of CNL Income Properties is subject to the approval by a majority of the board of directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to CNL Income Properties and on terms not less favorable to CNL Income Properties than those available from unaffiliated third parties and not less favorable than those available from the advisor or its Affiliates in transactions with unaffiliated third parties. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

CNL Income Properties has and may continue to borrow funds for the purpose of making distributions to its stockholders. For example, CNL Income Properties may borrow to the extent necessary to permit CNL Income Properties to make distributions required in order to enable CNL Income Properties to qualify as a REIT for federal income tax purposes; however, CNL Income Properties will not borrow for the purpose of returning Invested

Capital to the stockholders unless necessary to eliminate corporate level tax to CNL Income Properties. The aggregate borrowing of CNL Income Properties, secured and unsecured, will be reasonable in relation to the Net Assets of CNL Income Properties and will be reviewed by the board of directors at least quarterly. CNL Income Properties plans to obtain one or more Lines of Credit and anticipates that the aggregate amount of any Lines of Credit will be up to $100 million; however, any Line of Credit which CNL Income Properties enters into may be increased at the discretion of the board of directors. In addition, the board of directors anticipates that CNL Income Properties will obtain Permanent Financing and expects that the aggregate amount of that financing will not exceed 50% of CNL Income Properties’ total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. However, CNL Income Properties’ articles of incorporation limit the maximum amount of CNL Income Properties’ borrowings in relation to the value of its Net Assets at an amount equal to 300% of its Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of CNL Income Properties’ Net Assets, a majority of CNL Income Properties’ Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in CNL Income Properties’ first quarterly report after such approval occurs. CNL Income Properties may, under its articles of incorporation, borrow funds from its advisor or its Affiliates.

In connection with CNL Income Properties’ investment in the seven Resort Village Properties described above under “Business – Property Acquisitions,” the unconsolidated entities in which CNL Income Properties holds an interest, borrowed and encumbered the Resort Village Properties with, approximately $67.3 million in the aggregate (approximately $22.3 million for the Canadian Resort Village Properties and $45 million for the U.S. Resort Village Properties) under notes payable to fund the acquisition. The borrowing totaled approximately 60% of the total assets acquired.

With regard to the loans encumbering the Resort Village Properties, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Canadian Resort Village Properties, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events. For a further description of the borrowings encumbering the Resort Village Properties and our obligations with respect to such borrowings, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Borrowings of our Unconsolidated Entities.”

On February 14, 2005, upon closing the first tranche of the acquisition of the Dallas Market Center, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The loan is amortized over 27.4 years. The loan matures in September 2014 and allows prepayment after October 2006 under certain terms and conditions.

If our pending acquisition of the IFGC through the DMC Partnership is completed, the DMC Partnership will become obligated for approximately $17 million in existing debt on the IFGC. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures on September 2012 and allows prepayment after August 2006 under certain terms and conditions.

CNL Income Properties borrowed funds in order to fund a portion of its distributions in the approximate principal amount of $480,945 from CNL Financial Group, Inc. (“CFG”) its affiliate and parent company of its Advisor. CFG is wholly-owned by our chairman of the board and his wife. On December 16, 2004, the board of directors authorized CNL Income Properties to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

SALE OF PROPERTIES AND LOANS

During the period of time prior to December 31, 2015, CNL Income Properties intends, to the extent consistent with CNL Income Properties’ objective of qualifying as a REIT, to reinvest in additional Properties, loans, or other Permitted Investments any proceeds of the Sale of assets that are not required to be distributed to stockholders in order to preserve CNL Income Properties’ REIT status for federal income tax purposes. CNL Income Properties may also use such proceeds to reduce its outstanding indebtedness. At or prior to December 31, 2015, CNL Income Properties intends to provide stockholders of CNL Income Properties with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of CNL Income Properties’ assets, or the merger of CNL Income Properties with another entity in a transaction which provides CNL Income Properties’ stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Income Properties by amendment of our articles of incorporation. If Listing occurs, CNL Income Properties intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve CNL Income Properties’ status as a REIT to reinvest in additional Properties, loans, or other Permitted Investments or to repay outstanding indebtedness.

In deciding the precise timing and terms of Sales of assets or a merger of CNL Income Properties, the advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require CNL Income Properties to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See “Business — Description of Property Leases — Right of Tenant to Purchase.” CNL Income Properties will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or operators. In connection with seeking to provide stockholders with liquidity, CNL Income Properties will only engage in a merger which results in the distribution to CNL Income Properties’ stockholders of cash or securities of a publicly traded company. In connection with Sales of assets by CNL Income Properties, purchase money obligations may be taken by CNL Income Properties as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, CNL Income Properties may continue to have a mortgage on the Property and the proceeds of the Sale may be realized over a period of years rather than at closing of the Sale.

CNL Income Properties does not anticipate selling any loans prior to the expiration of the loan term, except in the event: (i) CNL Income Properties owns the Property (land only) underlying the building improvements which secure a mortgage loan and the Sale of the Property occurs; or (ii) CNL Income Properties undertakes an orderly Sale of its assets. CNL Income Properties will not sell any assets if such Sale would not be consistent with CNL Income Properties’ objective of qualifying as a REIT.

COMPETITION

CNL Income Properties anticipates that it will continue to compete with other REITs, real estate partnerships, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than CNL Income Properties in the acquisition, leasing and financing of Properties.

REGULATION OF LOANS

CNL Income Properties’ loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect CNL Income Properties’ ability to effectuate its loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of CNL Income Properties. CNL Income Properties may determine not to make loans in any jurisdiction in which it believes CNL Income Properties has not complied in all material respects with applicable requirements.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1:

	Year ended
	2004 (2)	2003 (1)
Operating Data:
General and administrative expenses	$1,259,119	$—
Interest income	378,741	—
Equity in earnings of unconsolidated entities	218,466	—
Net loss	(683,263)	—
Cash distributions paid (3)	1,172,688	—
Cash from operating activities	754,656	—
Cash used in investing activities	41,780,499	—
Cash provided by financing activities	77,734,960	—
Funds from operations (4)	(579,129)	—
Net loss per share	(.17)	—
Cash distributions paid per share (5)	.26	—
Weighted average number of shares outstanding (basic and diluted)	4,075,979	20,000

	2004 (2)	2003 (1)
At December 31:
Investment in unconsolidated entities	$41,913,212	$—
Cash	36,710,117	1,000
Total assets	85,956,427	1,311,797
Debt obligations	—	—
Total liabilities	11,004,049	1,111,797
Stockholders’ equity	74,952,378	200,000

Properties owned at end of period (6)	7	—
Properties acquired during period (6)	7	—

(1)	Selected financial data for 2003 represents the period August 11, 2003 (date of inception) through December 31, 2003. No operations had commenced because we were in our development stage.

(2)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. Since we recently completed our first investment in December 2004, our operating results for the year ended December 31, 2004 were primarily limited to the interest income earned during the period in which we were operational, the general operating and administrative expenses for the period. The general operating and administrative expenses included the write-off of approximately $401,000 in previously capitalized acquisition costs relating to certain investments that were not made or are no longer being pursued and our equity in earnings of $218,466 generated from our investment in unconsolidated entities for the period in which we owned the asset. The results of operations for the year ended December 31, 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations for the year and our general financial condition, among others. For the year ended December 31, 2004, approximately 24% of the distributions received by stockholders were considered to be ordinary income and approximately 76% were considered a return of capital for federal income tax purposes. Cash distributions are treated as a return of capital on the basis of generally accepted accounting principals (“GAAP”) to the extent the amount of such distributions exceed net income on a GAAP basis, including deductions for depreciation expense. For the year ended December 31, 2004, all distributions were treated as a return of capital on a GAAP basis. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their Invested Capital.

(4)

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net loss to FFO for the year ended December 31, 2004:

Year Ended December 31, 2004
Net loss	$(683,263)
Adjustments:
Equity in earnings of joint venture	(218,466)
FFO from joint venture	322,600

Funds from operations	$(579,129)

(5)	Represents the average distribution paid per share during the year ended December 31, 2004, and includes distributions declared in the amount of $0.1342 per share for stockholders of record on September 20, 2004 and $0.0417 per share for stockholders of record on October 1, November 1, and December 1, 2004. These distributions were funded by the conversion of a note payable and the subsequent sale of restricted stock to CNL Financial Group, a company wholly owned by our chairman of the board and his wife.

(6)	The properties were acquired and are indirectly owned by us through our unconsolidated entities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain a line of credit or permanent financing on satisfactory terms, our ability to raise additional proceeds from our offering of shares, our ability to identify suitable investments, our ability to successfully compete for properties in the asset classes we select, our ability to locate suitable tenants and operators for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or mortgage loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GENERAL

We were formed on August 11, 2003. Beginning on April 16, 2004, we offered for sale up to $2 billion in shares of our common stock (200 million shares of common stock at $10 per share) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended. We commenced active operations on June 23, 2004, when the minimum required offering proceeds had been received and funds were released to us from escrow. The activities from August 11, 2003 through June 23, 2004 were devoted to our organization. Our focus during the year ended December 31, 2004 was raising proceeds through our public offering and investing those proceeds in properties, loans and other permitted investments. During the year ended December 31, 2004, we received aggregate subscription proceeds of approximately $86.7 million and invested approximately $41.9 million in seven properties through our unconsolidated entities.

We intend to make an election under Section 856(c) of Code to be taxed as a REIT for the taxable year ending December 31, 2004. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. Additionally, if we lose our qualification as a REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and have operated in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2004, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our, and our venture partners’, rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Investments in Unconsolidated Entities. We recognize equity in earnings of unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method. The determination of equity in earnings under the HLBV method requires management to determine how proceeds from disposition of the investment entities (at net book value at each measurement date) would be allocated to the various partners of the entities.

Impairments. For real estate owned by us and accounted for under the equity method, we compare the estimated fair value of our investment to the carrying value at each reporting date. To the extent the fair value of the investment is less than the carrying amount, and the decline in value is determined to be other than a temporary decline, an impairment charge will be recorded.

For real estate to be directly owned by us, we will monitor events and changes in circumstance that may indicate that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we would recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

The determination of both the estimated fair value of our investment and the estimation of future cash flows to be generated over the life of the assets requires management to make significant estimates and judgments.

Acquisition Fees and Costs. Acquisition fees and miscellaneous acquisition costs that are directly identifiable with potential investments in real estate or loans are capitalized and included in other assets. Upon purchase of real estate, origination of a loan or the entrance into a joint venture, the fees and costs that are directly identifiable with that investment are reclassified to the associated asset. In the event an investment is not made or is no longer probable of being made, any costs directly related to the investment are charged to expense.

LIQUIDITY AND CAPITAL RESOURCES

We intend to continue to acquire properties and consider making loans and other permitted investments. In order to do so, we will need to continue to raise capital from our public offering. If sufficient proceeds are not raised, it would limit our ability to acquire additional properties, make loans or permitted investments. Should our capital raise remain consistent with last year’s raise, we would likely only acquire two additional properties in 2005. This could impact our ability to raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so. In addition, due to our limited ability to acquire properties, make loans or other permitted investments, we may not achieve a significant diversification of our investments in the coming year.

Furthermore, due to the increasingly competitive environment for properties in the asset classes that we have targeted, it will be more difficult to locate and acquire suitable properties. We anticipate that asset classes that were experiencing capital shortages previously, may be shrinking, which may force us to acquire properties at a higher price. In addition, as demand increases for those asset classes, we may experience more difficulty locating properties appropriate for acquisition at a price we are willing to pay. Both of these factors will make it more difficult for us to acquire properties.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may have to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholders investment in the long term.

COMMON STOCK OFFERING

Upon our formation in August 2003, we received an initial capital contribution of $200,000 for 20,000 shares of common stock from our Advisor. We commenced our public offering of shares on April 16, 2004 and have received subscription proceeds in connection with the offering of $86.7 million (8,701,270 shares) through December 31, 2004. In December 2004, we also issued restricted common stock of $1.2 million (117,708 shares) to CNL Financial Group, Inc. a company affiliated with our Advisor and wholly owned by our chairman of the board and his wife, in order to fund distributions to stockholders, as described below under “Distributions.” During the period January 1, 2005 through March 11, 2005, we received additional subscription proceeds of approximately

$30.1 million (3,016,001 shares). We primarily use the capital raised to acquire properties and make other permitted investments.

INVESTMENTS

The number of properties, loans and other permitted investments we may acquire or make will depend upon the number of shares sold and the resulting amount of the net offering proceeds available for investment in such properties, loans and other permitted investments. If only a limited number of shares are sold in excess of the minimum offering amount, then we will likely make only a limited number of investments and we will not achieve a significant diversification of our investments.

Between December 3, 2004 and December 16, 2004, we acquired through unconsolidated entities a non-controlling interest in retail and commercial real estate at seven resort villages:

•	the Village at Blue Mountain, Ontario;

•	Whistler Creekside, British Columbia;

•	the Village at Copper Mountain, Colorado;

•	the Village at Mammoth Mountain, California;

•	the Village of Baytowne Wharf, Florida;

•	the Village at Snowshoe Mountain, West Virginia; and

•	the Village at Stratton, Vermont.

This retail and commercial space was purchased from Intrawest Corporation, its affiliates and/or certain entities formed by Intrawest and us for purposes of this series of acquisitions. This series of acquisitions was facilitated by the Intrawest Partnership in which we hold an 80% non-controlling interest.

INVESTMENTS SUBSEQUENT TO DECEMBER 31, 2004 AND PENDING INVESTMENTS

On February 14 and March 11, 2005, we invested approximately $60 million in the DMC Property at the Dallas Market Center through the DMC Partnership in which we hold a non-controlling majority interest. The DMC Property is located in Dallas, Texas and includes the World Trade Center, Dallas Trade Mart and Market Hall buildings as well as leases for the underlying land; limited use rights to the Apparel Mart and related parking facilities. This is the first of two anticipated closings through which we will acquire an interest in the Dallas Market Center. We anticipate that the second tranche will consist of the acquisition of the International Floral and Gift Center, also located at the Dallas Market Center complex, and that it will close prior to June 30, 2005, or within 60 days of lender approval of such acquisition. In the second tranche, we anticipate that we will contribute $11.2 million to the DMC Partnership. The closing of the second tranche is dependent upon raising additional funds from our public offering and there can be no assurance that the DMC Partnership will complete the second tranche of this acquisition.

BORROWINGS

We intend to borrow money to acquire assets and to pay certain related fees. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis, however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

We plan to obtain lines of credit, in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. We have engaged in preliminary discussions with potential lenders but have not received a commitment for a line of credit. There is no assurance that we will obtain any line of credit on satisfactory terms, or at all.

On September 30, 2004, we borrowed funds in order to fund a portion of our distributions in the approximate initial principal amount of $470,512 from CFG our affiliate and parent company of our advisor. CFG is wholly-owned by our chairman of the board and his wife. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

BORROWINGS OF OUR UNCONSOLIDATED ENTITIES

In connection with our investment in the seven Resort Village Properties (described above), the unconsolidated entities in which we hold an interest borrowed approximately $67.3 million in the aggregate (approximately $22.3 million for the Canadian Resort Village Properties and $45 million for the U.S. Resort Village Properties) under notes payable to fund the acquisition, and encumbered the properties with such borrowings. The borrowings totaled approximately 60% of the total assets acquired. In connection with the loans, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Canadian Resort Village Properties, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

The acquisition of the Canadian Resort Village Properties on December 3, 2004 was funded, in part, with approximately $22.3 million ($26.6 million Canadian dollars) of permanent debt financing secured by a mortgage on the Canadian Resort Village Properties, which was obtained on December 3, 2004. The loan bears interest at a fixed rate of 5.83%, requires payments of interest-only for the first two years, and thereafter requires monthly payments of principal and interest based upon a 30 year amortization period and a maturity date on the tenth anniversary.

The U.S. Resort Village Properties acquisition on December 16, 2004 was partially funded through a bridge loan dated December 16, 2004 from Intrawest Resort Finance, Inc. in the principal amount of $45 million. The bridge loan is secured by the interests of the wholly-owned subsidiaries of the Intrawest Partnership (the “Subsidiary Owners”) in the U.S. Resort Village Properties as well as an assignment of rental income for those properties. The bridge loan requires monthly payments of interest only through December 31, 2006. On December 31, 2006, the bridge loan matures and all principal and interest becomes due and payable in full. The bridge loan accrues interest initially at a fixed interest rate of 5.99%, and provides for scheduled rate increases from January through November 2006 totaling an additional 1.25%. On November 20, 2006, the interest rate will convert to a floating rate of one month LIBOR plus 7.5% per annum. The Intrawest Partnership and its Subsidiary Owners are obligated to seek refinancing of the bridge loan as soon as reasonably practicable on reasonable and customary terms and conditions. The Intrawest Partnership is currently negotiating permanent financing with an institutional lender to replace all or a portion of the bridge financing. The refinancing is expected to be completed by June 30, 2005. There can be no assurances that the refinancing will be completed at that time.

Upon closing the first tranche of the acquisition of the Dallas Market Center on February 14, 2005, the DMC Partnership became obligated for approximately $143 million in existing debt on the DMC Property. The securitized loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The loan matures in September 2014 and allows prepayment after October 2006 under certain terms and conditions. If our pending acquisition of the IFGC through the DMC Partnership is completed, the DMC Partnership will become obligated for approximately $17 million in existing debt on the IFGC. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan matures on September 2012 and allows prepayment after August 2006 under certain terms and conditions.

OFF BALANCE SHEET ARRANGEMENTS

Following the acquisition of the Resort Village Properties, we hold interests in unconsolidated entities that may affect our results of operations, financial liquidity, and capital expenditures. Our equity in earnings from unconsolidated entities for the year ended December 31, 2004 contributed $218,466 to our results and reduced our overall net loss. This amount represents our portion of the change in assets for the period in which we owned the entities (beginning in December 2004). The Intrawest Partnership agreement governing the allocation of cash flows from the entities provides for the payment of a preferred return on our capital invested and thereafter in accordance with specified residual sharing percentages. Intrawest may receive a greater return than us when the Resort Village Properties perform at certain levels.

Intrawest executed leases as a tenant for all unleased space at the time that we acquired the Resort Village Properties and guaranteed the leases for all space then leased to Intrawest or its affiliates. The failure of Intrawest to meet this commitment would put us at risk in the event of a default or vacancy thereby potentially reducing our expected return.

In connection with the loans encumbering the Resort Village Properties, if we engage in certain prohibited activities, we could become liable for the obligations of the unconsolidated entities which own the Resort Village Properties for certain enumerated recourse liabilities related to those entities and the Resort Village Properties. In the case of the borrowing for the Canadian Resort Village Properties, our obligations are such that we could become liable for the entire loan if we triggered a default due to bankruptcy or other similar events.

We may also be responsible for a portion of capital expenditures for the Resort Village Properties. We do not expect to make any significant capital expenditures or contributions for these properties in the near term.

COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of December 31, 2004 (in thousands):

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Contingent purchase consideration (1)	$—	$—	$3,750	—	$3,750
Total contractual obligations	$—	$—	$3,750	—	$3,750

(1)	In connection with the purchase of the Resort Village Property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the full amount of the payment of the contingent purchase price to Intrawest on behalf of the Intrawest Partnership.

In connection with our investment in the DMC Partnership and its acquisition of the DMC Property, we have also committed to acquire an 80% interest in the IFGC. We anticipate that we will contribute $11.2 million to the DMC Partnership to acquire the IFGC and that it will close prior to June 30, 2005, or within 60 days of lender approval of such acquisition. The closing of the second tranche is dependent upon raising additional funds from our public offering and there can be no assurance that the DMC Partnership will complete the second tranche of this acquisition.

CASH AND LIQUIDITY REQUIREMENTS

We expect to meet our liquidity requirements and acquisition commitments, including the payment of offering expenses, with proceeds from the offering, cash flows from operations and permanent debt financing to be obtained.

As we just recently completed our first investment in December 2004, our net cash flows attributable to operating activities for the year ended December 31, 2004, were limited to the interest income earned and received during the period in which we were operational, net of payments toward organizational and operating expenses for the year and an increase in our amounts due to affiliates, resulting in a net $0.8 million cash from operations. The cash flows used in investing activities, totaling approximately $41.8 million, consisted of cash payments and contributions to acquire our interests in the unconsolidated entities of $40.1 million and payments of the related acquisition fees and costs of $1.7 million. The net cash flows provided by financing activities, totaling approximately $77.7 million, were attributable to the receipt of subscription proceeds, proceeds from the issuance of restricted common stock, the payment of stock issuance costs in connection with the offering and distributions to stockholders.

As of December 31, 2004, we owed affiliates $10.4 million for certain organizational and offering expenses, acquisition fees, selling commissions, marketing support fees and due diligence expense reimbursements, and operating expenses incurred on our behalf. In accordance with our articles of incorporation, the total amount of certain offering, organization and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. Accordingly, approximately $5.4 million of these costs have been capitalized and deferred as of December 31, 2004 with a corresponding amount due to certain affiliates. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. In addition, to the extent that operating expenses payable or reimbursable to affiliates, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us, within 60 days after the end of the Expense Year, the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold. This test is applicable for us as of the end of the first Expense Year, which will be the twelve months ended June 30, 2005.

We plan to obtain lines of credit, in an amount up to $100 million. We have engaged in preliminary discussions with potential lenders but have not received a commitment for a line of credit and there is no assurance that we will obtain any line of credit on satisfactory terms, or at all.

DISTRIBUTIONS

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

On September 15, 2004, the board of directors declared a distribution of $0.1342 per share for stockholders of record on September 20, 2004 and a distribution of $0.0417 per share for stockholders of record on October 1, 2004, November 1, 2004 and December 1, 2004. As described below, for the year-ended December 31, 2004, distributions were not supported by cash from operations. For the year ended December 31, 2004, approximately 24% of the distributions received by stockholders were considered to be ordinary income and approximately 76% were considered a return of capital for federal income tax purposes. Cash distributions are treated as a return of capital to the extent the amount of such distributions exceeds net income on a GAAP basis, including deductions for depreciation expense. For the year ended December 31, 2004, all distributions were treated as a return of capital on a GAAP basis. However, such distributions do not reduce the stockholders’ aggregate invested capital (as defined in our Prospectus dated April 16, 2004) as the basis for calculating future distributions.

The September distributions were funded through borrowings from CFG, bearing interest at LIBOR plus 250 basis points. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

On January 1, 2005 and February 1, 2005, our board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, to be paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $.0438 per share for stockholders of record at the close of business on March 1, 2005, to be paid by March 31, 2005. This represents an increased per share distribution. The January, February and March distributions may constitute a return of capital for federal income tax and accounting purposes. Due to the difference in the timing of distributions that we receive from the Resort Village Properties and when we pay our stockholders’ distributions, a portion of the January, February and March distributions will be funded in the short term by an advance from an affiliate.

RESULTS OF OPERATIONS

From the time of our formation on August 11, 2003 through June 23, 2004, we had not commenced active operations because we were in our organizational stage and had not received the minimum required offering amount of $2.5 million (250,000 shares). Operations commenced on June 23, 2004 when we received aggregate subscription proceeds in excess of the minimum offering amount. Our net loss of $683,263 for the year ended December 31, 2004, included $1,259,119 in general operating and administrative expenses for the period, including the write-off of approximately $401,000 in previously capitalized acquisition costs relating to certain investments that were not made or are no longer being pursued and $21,351 in organization costs. We also earned equity in earnings of $218,466 generated from our investment in unconsolidated entities for the period in which we owned the asset, and interest income of $378,741. The results of operations for the year ended December 31, 2004 are not necessarily indicative of future performance due to the limited time in which we were operational, our incurrence of organizational costs and having not completed our first investment until December 2004.

Our acquisition of the Resort Village Properties was our first investment in the seasonal ski resort and related properties asset class. Although many of the Resort Village Properties have summer activities for guests, revenues are expected to be substantially lower during the summer months due to the closure of ski operations at the respective resorts. We rely on Intrawest as an experienced operator of resort properties to manage the Resort Village Properties for the Intrawest Partnership. The failure of Intrawest to properly manage its cash flow may result in it having insufficient cash on hand to make its scheduled payments to the Intrawest Partnership and the unconsolidated entities during low seasons, which may adversely affect our cash available for distribution to stockholders. In addition, some of the Resort Village Properties rely on seasonal workforces. If Intrawest is unable to maintain a stable workforce, it could negatively affect the level of services provided at the Resort Village Properties, and as a result, could adversely affect the revenues earned and ultimately the ability of our tenants to meet their rental obligations to us.

OTHER

Inflation

We intend to lease Properties we acquire primarily on a long-term (generally five to 20 years, plus multiple renewal options), triple-net basis to tenants or operators who are significant industry leaders. In addition, we have, and may continue to lease properties on a long-term, gross basis to tenants to qualified tenants or operators who are significant industry leaders. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared to other operators in that industry; many or more assets managed in a particular industry as compared to other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those aforementioned. Under the triple-net leases in which we contemplate entering, tenants will generally be responsible for repairs, maintenance, property taxes, utilities and insurance for the properties they lease. We expect to structure our leases to provide for the payment of minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the property over certain thresholds.

Long-term, triple-net leases generally will minimize our risk from the adverse effects of inflation. However, inflation could reduce the value of our investments in properties if the inflation rate is high enough that automatic increases in minimum annual base rent and percentage rent do not keep up with inflation. In addition, our leases generally will permit tenants to leave at the end of the lease term without penalty, which could expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents under our leases upon their expiration. Similarly, a substantial rise in inflation over the term of an investment in loans or other permitted investments may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation.

Related Party Arrangements

Certain of our directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of our public offerings, CNL Securities Corp. Our chairman of the board indirectly owns a controlling interest in the parent company of the Advisor and the Managing Dealer. These affiliates receive fees and compensation in connection with the offering, permanent financing and the acquisition, management and sale of our assets.

We have entered into an advisory agreement with the Advisor pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the year ended December 31, 2004, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows:

Acquisition fees (1):
From offering proceeds	$2,610,382
From debt proceeds	534,494

Reimbursable expenses:
Acquisition expenses	1,509,808
General and administrative expenses (2)	581,348

$5,236,032

(1)	Acquisition fees for selection, purchase, development, construction or renovation of properties services related to the incurrence of debt are equal to 3.0% of gross offering proceeds under the offering and loan proceeds from permanent financing and lines of credit.

(2)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations. To the extent that operating expenses payable or reimbursable to affiliates, in any Expense Year, exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse us, within 60 days after the end of the Expense Year, the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold. This test is applicable for us as of the end of the first Expense Year, which will be the twelve months ended June 30, 2005.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of up to 6.5% of gross proceeds under the offering and, (ii) a marketing support fee of up to 2.5% of gross proceeds under the offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the year ended December 31, 2004, we incurred the following fees and costs:

Selling commissions	$5,396,516
Marketing support fee and due diligence costs	2,075,972
Offering costs (1)	7,845,258
Organization costs	21,351

$15,339,097

(1)	Approximately $5.38 million has been capitalized and included in deferred offering costs as of December 31, 2004.

Amounts due to related parties consisted of the following:

	Years ended December 31,
	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$6,960,292	$939,716
Accounting and administrative services	1,207,252	—
Acquisition fees and expenses	1,893,200	100,081

	$10,060,744	$1,039,797

Due to CNL Securities Corp.:
Selling commissions	$320,767	$—
Marketing support fees and due diligence costs	123,373	—
Offering costs	(90,050)	—

	$354,090	$—

Our President, individually and in conjunction with a consulting company owned by him, contracts with various affiliates of our Advisor to provide consulting services.

We borrowed funds in order to fund a portion of our distributions in the approximate principal amount of $480,512 from CFG, our affiliate and parent company of our advisor. CFG is wholly-owned by our chairman of the board and his wife. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on September 20, which was paid September 30, 2004 and the distributions declared on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and we may make loans and other permitted investments. However, as of December 31, 2004 we had not made any loans and did not have any direct borrowings under long-term debt or a line of credit. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available, and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

We are indirectly exposed to foreign currency risk related to our investment in an unconsolidated Canadian entity. We are also indirectly exposed to credit risk and interest rate risk due the properties, mortgages and leasing activities in our unconsolidated entities. However, we believe our risk of foreign exchange loss and exposure to credit and interest rate risks are adequately mitigated as a result of our protected position and ability to receive a preferred return on our investment through the unconsolidated entities.

MANAGEMENT

GENERAL

CNL Income Properties operates under the direction of its board of directors, the members of which are accountable to CNL Income Properties as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws.

CNL Income Properties currently has five directors; it may have no fewer than three directors and no more than 15. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of the holders of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

The board of directors is responsible for the management and control of the affairs of CNL Income Properties; however, the board of directors has retained the advisor to manage CNL Income Properties’ day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the board of directors.

The directors are not required to devote all of their time to CNL Income Properties and are only required to devote such of their time to the affairs of CNL Income Properties as their duties require. The board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the advisor. In this regard, the advisor, in addition to the directors, has a fiduciary duty to CNL Income Properties.

The directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of CNL Income Properties and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, CNL Income Properties will follow the policies on investments set forth in this Prospectus. See “Investment Objectives and Policies.”

The Independent Directors are responsible for reviewing the fees and expenses of CNL Income Properties at least annually or with sufficient frequency to determine that the total fees and expenses of CNL Income Properties are reasonable in light of CNL Income Properties’ investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are CNL Income Properties’ total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the advisor or its Affiliates. The board of directors also is responsible for reviewing and evaluating the performance of the advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the advisor and the compensation paid to it by CNL Income Properties to determine that the provisions of the advisory agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the advisor in relation to the size, composition and performance of CNL Income Properties’ investments, the success of the advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the advisor and its Affiliates through their relationship with CNL Income Properties, whether paid by CNL Income Properties or by others with whom CNL Income Properties does business, the quality and extent of service and advice furnished by the advisor, the performance of the investment portfolio of CNL Income Properties and the quality of its portfolio relative to the investments generated by the advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for CNL Income Properties and (ii) justify the compensation provided for in its contract with CNL Income Properties.

In accordance with the articles of incorporation and applicable law, the officers and directors are granted exculpation and indemnification in connection with certain actions taken while serving in such capacity. See “Summary of the Articles of Incorporation and Bylaws — Limitation of Liability and Indemnification.”

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of CNL Income Properties are listed below:

Name	Age	Position with CNL Income Properties
James M. Seneff, Jr.	58	Director and Chairman of the Board
Robert A. Bourne	58	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	72	Independent Director
Dennis N. Folken	70	Independent Director
Robert J. Woody	61	Independent Director
Thomas J. Hutchison III	62	Chief Executive Officer
R. Byron Carlock, Jr.	42	President
Charles A. Muller	46	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	42	Chief Financial Officer, Senior Vice President and Secretary
Thomas G. Huffsmith	49	Chief Investment Officer and Senior Vice President

James M. Seneff, Jr. Director and Chairman of the Board. Mr. Seneff has served as a director and Chairman of the Board of CNL Income Properties since inception. Mr. Seneff also serves as a director and Chairman of the Board of the advisor. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL Holdings, Inc.’s formation in 2000. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Group, Inc., the advisor, CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the managing dealer in this offering. CNL Financial Group, Inc., a corporation organized and controlled by Mr. Seneff, is CNL Income Properties’ founder. As of September 30, 2003, CNL Holdings, Inc. and the entities it has established or acquired have more than $18 billion in assets under management, representing interests in approximately 5,200 properties in 50 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. From inception until August 2003, Mr. Seneff was Chief Executive Officer of CNL Retirement Properties, Inc. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and served as its Chief Executive Officer from inception through February 14, 2003, and as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is also a director, Chairman of the Board and Co-Chief Executive Officer of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc. Mr. Seneff has served as a director since 1994 and Chairman of the Board since 1969 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, and served as its Chief Executive Officer from 1994 through February 16, 2004. On March 9, 2005, Mr. Seneff informed Commercial Net Lease Realty, Inc. that he would retire from its Board of Directors, effective as of Commercial Net Lease Realty, Inc.’s annual meeting of stockholders, scheduled for June 1, 2005. In addition, Mr. Seneff served as a director and Chairman of the Board from inception in 1994 through February 25, 2005, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties Inc., was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc. Since February 25, 2005, Mr. Seneff has served as Chairman of the Board of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a REIT listed on the New York Stock Exchange. Mr. Seneff has also served as a director and Chairman of the Board since 1979 and Chief Executive Officer since 1992 of CNL Securities Corp. Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of CNL Investment Company, since 1990; CNL Fund Advisors, Inc., a registered investment adviser for pension plans, since

1990; and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans, since inception. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida’s principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne has served as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties since inception. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of the advisor. Mr. Bourne also serves as a director and Vice Chairman of the Board of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, as well as a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as the President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp., its advisor, from 1997 to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. On March 9, 2005, Mr. Bourne informed Commercial Net Lease Realty, Inc. that he would retire from its Board of Directors, effective as of Commercial Net Lease Realty, Inc.’s annual meeting of stockholders, scheduled for June 1, 2005. Mr. Bourne served as a director from inception in 1994 until February 25, 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board from February 1999 until February 25, 2005, of CNL Restaurant Properties, Inc. CNL Restaurant Properties, Inc. was a public, unlisted real estate investment trust until February 25, 2005, when it merged with U.S. Restaurant Properties, Inc., forming Trustreet Properties, Inc. Since February 25, 2005, Mr. Bourne has served as a director of Trustreet Properties, Inc. Trustreet Properties, Inc., is a REIT listed on the New York Stock Exchange. Mr. Bourne also serves as a director and officer for various Affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the managing dealer for this offering, CNL Fund Advisors, Inc., a registered investment advisor for pension plans, and CNL Institutional Advisors, Inc., an investment advisor for pension plans, since inception. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL Holdings, Inc.’s real estate and capital markets activities including the investment of over $4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

Bruce Douglas. Independent Director. On March 1, 2001, Mr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation through the development of civic-minded projects in underprivileged communities. From 1975 to February 28, 2001, Mr. Douglas founded and was the chairman and chief executive officer of The Douglas Company and Design Services Company, a construction firm and an engineering firm, respectively, that specialize in health care, elderly housing, multi-family and retail construction. Mr. Douglas serves on the boards of numerous educational and cultural organizations, including the Toledo Symphony, the Northwest Ohio Venture Fund, the Toledo Repertoire Theater, Taubman Center Advisory Board of Harvard University, Regional Advisory Committee of the Center for Policy Analysis and Public Service of Bowling Green State University, Wilberforce University and the Roy E. Crummer Graduate School of Business of Rollins College. Mr. Douglas is also the founder of the New Ohio Institute, a non-profit policy center focused on finding and carrying out solutions to urban problems. Mr. Douglas received his B.A. in Physics from Kalamazoo College in 1954, B.S. in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and his Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Independent Director. Mr. Folken is a retired Certified Public Accountant, having received his certified public accountant designation in 1957. He was with Coopers & Lybrand, Certified Public Accountants from 1969 to 1988, and prior to that was with several local accounting firms. Over his 30-year career, Mr. Folken practiced as an office managing partner and group managing partner. Mr. Folken’s areas of expertise included tax and financial planning for real estate investments, partnerships and Subchapter-S corporations. Mr. Folken’s subsequent experience included managing Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, from 1989 to 1992; advising Fiduciary Associates, Inc., a trust administration company, from 1991 to 1993; and serving as a director of BankFIRST, a commercial bank, from 1989 to 1995, and as a director of Osceola Financial Corp., a real estate mortgage/investment corporation, from 1989 to 1997. Mr. Folken received a B.A. from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He has been active in professional and civic affairs including trustee of Florida Tax-Watch in Tallahassee, vice-chairman of the Economic Development Commission of Mid-Florida, board member of the Committee of 100 of Orange County, Florida., trustee of Arts United, Inc., and president of Rollins College Alumni Association.

Robert J. Woody. Independent Director. Mr. Woody has served as the chief executive officer of Northstar Consulting Group, Inc. since July 1, 2004. Prior to that, Mr. Woody was the executive vice president for Northstar Companies, Inc., an international wealth management firm utilizing specialized insurance and reinsurance products and strategies to enhance the stewardship of financial resources, since January 2002. From 1997 to January 2002, Mr. Woody was a partner with the law firm of Shook, Hardy & Bacon, L.L.P. in the business and finance division, and chairman of the firm’s energy section. From 1975 to 1997, Mr. Woody was an associate, a partner and then the managing partner in Washington, D.C. for the law firm of Lane & Mittendorf, responsible for building the Washington practice into a twenty-lawyer office engaged in all phases of commercial law, prior to the firm’s merger into Shook, Hardy & Bacon, L.L.P. in 1997. Mr. Woody served as vice president and a director, from 1990-1991, of One To One/The National Mentoring Partnership, Inc., taking a one-year leave of absence from the firm to help launch a new national effort to address the problems of “at risk” youth. From July to December 1978, Mr. Woody served as special counsel to the U.S. Delegation to the 33rd General Assembly to the United Nations. In addition, Mr. Woody served as counsel to the Committee on Commerce of the United States Senate, from 1971 to 1973, and served as legislative assistant to U.S. Senator James B. Pearson of Kansas, from 1969 to 1971. Mr. Woody also served to the rank of Captain, Judge Advocate General’s Corp., U.S. Army Reserve, from 1969 to 1975. Mr. Woody currently serves as the chairman of the International Leadership Group, as co-chairman of the Buxton Initiative, Inc. (a charitable organization focused on inter-faith dialogue), and as counsel in Washington, D.C. for the University of Kansas. In addition, Mr. Woody has served as a director for Bethlehem Rebar Industries, Inc.; Sessel’s Inc.; U.S. National Commission on UNESCO; Counsel to the Permanent Organization Committee of the Republican National Convention; Counsel to the U.S. Delegation to the 24th International Conference of the Red Cross; on the Advisory Council, Center for the Study of Values in Public Life, Harvard Divinity School; and as the National Recruiting Chairman, Lawyers for Dole, in 1988 and 1996. Mr. Woody received a Bachelor of Arts in 1966, and Juris Doctor degree in 1969, from the University of Kansas, as well as having undertaken graduate legal study in international law at the University of Exeter, England, in 1972.

Thomas J. Hutchison III. Chief Executive Officer. Mr. Hutchison has served as Chief Executive Officer of CNL Income Properties since inception and served as President from inception through April 2004. Mr. Hutchison also serves as a director and Chief Executive Officer of the advisor. Mr. Hutchison served as President of the advisor from inception through April 2004. Mr. Hutchison serves as a director and Chief Executive Officer of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, as well as the co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor. From June 2002 through February 2003, Mr. Hutchison served as President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp., its advisor. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hotels & Resorts, Inc. and CNL Hospitality Properties Corp., its advisor. In addition, Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as President and Chief Executive Officer of CNL Retirement Properties, Inc. and as President, Chief Executive Officer and a director of CNL Retirement Corp., its advisor. Mr. Hutchison also serves as a director, Chairman and Chief Executive Officer of EMTG, LLC. EMTG, LLC publishes the Mobil Travel Guide, a publication which features information about domestic hotels, resorts, restaurants, sites and attractions. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp. Mr. Hutchison joined CNL Real Estate Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock’s nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

R. Byron Carlock, Jr. President. Mr. Carlock has served as President of CNL Income Properties and CNL Income Corp. since April 19, 2004. From March 1998 through June 1998 and since October 2000, Mr. Carlock has served as chairman of The Carlock Companies, LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC, provides consulting services to a number of our advisor’s affiliates. From June 1998 to October 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services, where he managed the luxury apartment company’s capital markets activities and investment committee. From March 1997 through February 1998, Mr. Carlock also served as president and chief operating officer of W.B. Johnson Properties, LLC. W.B. Johnson Properties, LLC founded The Ritz-Carlton Hotel Company and as of June 2004 operated the largest Waffle House franchise in the United States. From June 1987 to March 1997, Mr. Carlock served the Trammell Crow Company and then Crow Holdings International in various capacities, ultimately acting as Managing Director of Capital Markets for the last two years of that term. Mr. Carlock previously served as alumni vice president of the Harvard Business School Board of Directors. He has also served on multiple civic boards including Zoo Atlanta, the Atlanta Boy Choir, Big Brothers of Dallas, Charis Community Housing and Christian Services of Dallas. He currently serves on the board of Hope Network Ministries based in San Antonio. Mr. Carlock received a M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985. Mr. Carlock is an inactive certified public accountant.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Income Properties as Chief Operating Officer in April 2004 and as Executive Vice President in April 2005. Mr. Muller also serves CNL Income Corp., our advisor, as Chief Operating Officer beginning April 2004 and Executive Vice President beginning February 2005, and is responsible for our acquisition, asset management and investor relations efforts. Prior to that, he served as Executive Vice President since October 1996 and Chief Operating Officer from October 1996 to November 2003 of CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. a public, unlisted real estate investment trust, and its advisor, CNL Hospitality Corp. As a part of CNL Hotels & Resorts, Inc.’s senior management team, Mr. Muller participated in planning and implementing hotel industry investments, including acquisitions, development, project analysis and due diligence. Prior to joining CNL Hospitality Corp., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer, Senior Vice President and Secretary. Since April 2004, Ms. Quinlan has served as Chief Financial Officer and Senior Vice President of CNL Income Properties and our advisor, CNL Income Corp. Ms. Quinlan also began serving as Secretary of CNL Income Properties in June 2004. In these roles, Ms. Quinlan supervises CNL Income Properties’ financial reporting, financial controls, legal and regulatory compliance and accounting functions as well as forecasting, budgeting and cash management activities. She is also responsible for equity and debt financing activities. Ms. Quinlan’s previous position was with CNL Hospitality Corp. from 1999 to April 2004, where she served as Senior Vice President of Corporate Finance and Treasury. She was responsible for all accounting and financial reporting requirements, corporate finance and treasury functions for CNL Hospitality Corp. Prior to joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. She assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida in 1986 where she received a B.S. in Accounting and Finance.

Thomas G. Huffsmith. Chief Investment Officer and Senior Vice President. Mr. Huffsmith has served as Chief Investment Officer and Senior Vice President since August 2004. Mr. Huffsmith has also served as Chief Investment Officer since June 2004 and as Senior Vice President since August 2004 of CNL Income Corp. Prior to that, he served as president of Huffsmith Development, LLC, a real estate principal and advisory business in Paris and as President of Regent International Hotels. Prior to joining Regent in 2001, Mr. Huffsmith was senior vice president of development and investments, EMEA (Europe, Middle East and Africa), for Six Continents Hotels in London. In this position he served as head of all development and acquisition activities for the company’s brands throughout EMEA. He also served as senior vice president of development, The Americas for Crowne Plaza Hotels. Both Six Continents and Crowne Plaza are in the Intercontinental Hotels Group, PLC’s family of hotels. Prior to joining the Intercontinental Hotels companies in October 1997, Mr. Huffsmith was employed by LaSalle Partners in New York where he held the position of senior vice president of hotel investments on such projects as the leasing of 42nd Street between 7th and 8th Avenue in New York as well as participating as senior management in the start-up of several LaSalle-sponsored REITs. Mr. Huffsmith was also vice president of hotel investments for Prudential Realty Group in Newark, New Jersey where he was in charge of strategic planning for the office, retail and hotel portfolios. He also managed Prudential Real Estate Investor’s separate account hotel investment portfolio. Mr. Huffsmith received his M.B.A. degree from the Wharton School of the University of Pennsylvania in Philadelphia, Pennsylvania. He graduated from Cornell University in Ithaca, New York, with a B.S. degree in Hotel Administration.

INDEPENDENT DIRECTORS

Under the articles of incorporation, a majority of the board of directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with CNL Income Properties, the advisor or any of their Affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of the advisor or its Affiliates, serve as a director of more than three REITs advised by the advisor or its Affiliates or perform services (other than as an Independent Director) for CNL Income Properties.

COMMITTEES OF THE BOARD OF DIRECTORS

CNL Income Properties has a standing Audit Committee, the members of which are selected by the full board of directors each year. The Audit Committee makes recommendations to the board of directors in accordance with those of the independent accountants of CNL Income Properties. The board of directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

At such time, as necessary, CNL Income Properties will form a Compensation Committee, the members of which will be selected by the full board of directors each year.

At least a majority of the members of each committee of CNL Income Properties’ board of directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Each Director is entitled to receive $12,000 annually for serving on the board of directors, as well as fees of $1,000 per meeting of the board of directors attended ($500 for each telephonic meeting of the board of directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the board of directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with CNL Income Properties’ independent accountants as a representative of the Audit

Committee. CNL Income Properties will not pay any compensation to its officers and Directors who also serve as officers and directors of the advisor.

MANAGEMENT COMPENSATION

For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by CNL Income Properties to the advisor, managing dealer, and their Affiliates, see “Management Compensation.”

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

CNL Income Corp. is a Florida corporation organized in July 2003 to provide management, advisory and administrative services. CNL Income Properties entered into the advisory agreement with the advisor effective April 20, 2004. CNL Income Corp., as advisor, has a fiduciary responsibility to CNL Income Properties and the stockholders.

The executive officers and directors of the advisor are as follows:

Name	Age	Position with CNL Income Properties
James M. Seneff, Jr.	58	Director and Chairman of the Board
Robert A. Bourne	57	Director, Vice Chairman of the Board and Treasurer
Thomas J. Hutchison III	63	Director and Chief Executive Officer
R. Byron Carlock, Jr.	42	President
Tammie A. Quinlan	42	Chief Financial Officer and Senior Vice President
Charles A. Muller	46	Chief Operating Officer and Executive Vice President
Thomas G. Huffsmith	49	Chief Investment Officer and Senior Vice President
Tracy G. Schmidt	47	Secretary

Tracy G. Schmidt. Secretary. Mr. Schmidt has served as Secretary of CNL Income Corp. since June 2004. Since 2004, Mr. Schmidt has also served as Chief Financial Officer of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company. Prior to joining CNL Holdings, Inc., Mr. Schmidt was senior vice president and chief financial officer for Federal Express Corporation (“FedEx Express”), a worldwide express transportation company, from 1998 to 2004. While at FedEx Express, he was responsible for worldwide financial planning, capital allocations, treasury, accounting, reporting, tax, audits, strategic sourcing, IT business systems and revenue operations with 2,000 people to support a complex global business environment of operations in 210 countries and territories and 140,000 employees. Prior to that, Mr. Schmidt was senior vice president, general manager, Air Ground Terminals and Transportation Division for FedEx Express from 1994 to 1998, and from 1980 to 1994 held various financial management positions at FedEx Express. Mr. Schmidt serves as a Director of CNL Bancshares, Inc., Love Worth Finding Ministries, Stephen Olford Ministries International and ServiceU Corporation. Mr. Schmidt is a graduate of Christian Brothers University in Memphis, Tennessee and holds a B.A. in Business Administration and Accounting. He became a certified public accountant in Tennessee in 1980.

The backgrounds of the other individuals listed above are described under “Management — Directors and Executive Officers.”

Management anticipates that any transaction by which CNL Income Properties would become self-advised would be submitted to the stockholders for approval.

The advisor currently owns 20,000 shares of common stock (the “Initial Investment”). The advisor may not sell the Initial Investment while the advisory agreement is in effect, although the advisor may transfer the Initial Investment to Affiliates. Neither the advisor, a director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the advisor, directors or any of their Affiliates, or any transaction between CNL Income Properties and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which the advisor, directors, and any Affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

Under the terms of the advisory agreement, the advisor has responsibility for the day-to-day operations of CNL Income Properties, administers CNL Income Properties’ bookkeeping and accounting functions, serves as CNL Income Properties’ consultant in connection with policy decisions to be made by the board of directors, manages CNL Income Properties’ Properties, loans and other Permitted Investments and renders other services as the board of directors deems appropriate. The advisor is subject to the supervision of CNL Income Properties’ board of directors and has only such functions as are delegated to it.

CNL Income Properties will reimburse the advisor for all of the costs it incurs in connection with the services it provides to CNL Income Properties, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of CNL Income Properties, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares; (ii) advertising and marketing expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by CNL Income Properties and obtained from entities not Affiliated with the advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by the advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the loans and other Permitted Investments.

CNL Income Properties will not reimburse the advisor at the end of any fiscal quarter for Operating Expenses that, in any expense year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of CNL Income Properties for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the advisor shall reimburse CNL Income Properties the amount by which the total Operating Expenses paid or incurred by it exceed the 2%/25% Guidelines.

CNL Income Properties will not reimburse the advisor or its Affiliates for services for which the advisor or its Affiliates are entitled to compensation in the form of a separate fee.

Pursuant to the advisory agreement, the advisor is entitled to receive fees and reimbursements, as listed in “Management Compensation.” The Subordinated Incentive Fee payable to the advisor under certain circumstances if Listing occurs may be paid, at the option of CNL Income Properties, in cash, in shares, by delivery of a promissory note payable to the advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of CNL Income Properties, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the shares are traded, with such period beginning 180 days after Listing (the “Market Value”), plus the total distributions paid to stockholders from CNL Income Properties’ inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Properties, loans and other Permitted Investments of CNL Income Properties. In the event the Subordinated Incentive Fee is paid to the advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the advisor under the advisory agreement nor will any additional share of Net Sales Proceeds be paid to the advisor.

The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan or other Permitted Investments, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the

Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties.

If the advisor or an Affiliate of CNL Holdings, Inc. performs services that are outside of the scope of the advisory agreement, compensation will be at such rates and in such amounts as are agreed to by the advisor and the Independent Directors of CNL Income Properties.

Further, if Listing occurs, CNL Income Properties automatically will become a perpetual life entity. At such time, CNL Income Properties and the advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of CNL Income Properties’ portfolio; (ii) the success of the advisor in generating opportunities that meet the investment objectives of CNL Income Properties; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the advisor and its Affiliates through their relationship with CNL Income Properties, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by CNL Income Properties or by others with whom CNL Income Properties does business; (v) the quality and extent of service and advice furnished by the advisor; (vi) the performance of the investment portfolio of CNL Income Properties, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property, loan and other Permitted Investments portfolio of CNL Income Properties in relationship to the investments generated by the advisor for its own account. The board of directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the advisor than the current fee structure.

The advisory agreement, which was entered into by CNL Income Properties with the unanimous approval of the board of directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current advisory agreement expires on April 20, 2005. CNL Income Properties, with the unanimous approval of the board of directors and the advisor have agreed to renew the advisory agreement through April 16, 2006. In the event that a new advisor is retained, the previous advisor will cooperate with CNL Income Properties and the directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of the Independent Directors) shall approve a successor advisor only upon a determination that the advisor possesses sufficient qualifications to perform the advisory functions for CNL Income Properties and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The advisory agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of CNL Income Properties or a majority of the directors of the advisor, as the case may be), upon 60 days’ prior written notice. At that time, the advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the board of directors, including a majority of the Independent Directors, when compared to (a) the performance of the advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of CNL Income Properties on the termination date, less the amount of all indebtedness secured by the assets of CNL Income Properties, plus the total distributions made to stockholders from CNL Income Properties’ inception through the termination date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date. The advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to the advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize CNL Income Properties’ REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of CNL Income Properties’ assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to CNL Income Properties. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between CNL Income Properties and the advisor. The advisor shall not be entitled to payment of the Performance Fee in the event the advisory agreement is terminated because of failure of CNL Income Properties and the advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become Listed. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

The advisor has the right to assign the advisory agreement to an Affiliate subject to approval by the Independent Directors of CNL Income Properties. CNL Income Properties has the right to assign the advisory agreement to any successor to all of its assets, rights, and obligations.

The advisor will not be liable to CNL Income Properties or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. CNL Income Properties has agreed to indemnify the advisor with respect to acts or omissions of the advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the advisory agreement. Any indemnification made to the advisor may be made only out of the Net Assets of CNL Income Properties and not from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

While CNL Income Properties will operate under the direction of the board of directors, it will rely upon a number of Affiliates to provide many of the day-to-day services necessary for the successful operation of CNL Income Properties. Many of those services will be provided by or will be arranged by the advisor, CNL Income Corp., an Affiliate of CNL Income Properties. CNL Income Corp. is an indirect subsidiary of CNL Holdings, Inc., which is controlled by James M. Seneff, Jr., a director and Chairman of the Board of CNL Income Properties. Other Affiliates that will provide services to CNL Income Properties, each of which is an indirect or direct subsidiary of CNL Holdings, Inc., include CNL Securities Corp., the managing dealer; CNL Investment Company; CNL Shared Services, Inc.; and CNL Financial Group, Inc. For more information regarding these relationships and the compensation to be paid to such Affiliates for services to CNL Income Properties, please see “Risk Factors — Company-Related Risks,” “Management Compensation,” “Conflicts of Interest,” “Management,” and “The Advisor and the Advisory Agreement.”

The advisor and its Affiliates, including CNL Investment Company, CNL Shared Services, Inc. and CNL Financial Group Inc., provide various administrative services to CNL Income Properties, including services related to accounting; financial and tax reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis.

Our President, individually and in conjunction with a consulting company owned by him, contracts with various affiliates of our advisor to provide consulting services.

On September 30, 2004, we borrowed funds in order to fund a portion of our distributions in the approximate principal amount of $470,512 from CFG our affiliate and parent company of our advisor. CFG is wholly-owned by our chairman of the board and his wife. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

Both of the above securities transactions were made pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Our managing dealer is entitled to receive selling commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. During the period commencing April 16, 2004 through March 30, 2005, we incurred approximately $8.13 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, the managing dealer is entitled to receive a marketing support fee of 2.5% of the total amount raised from the sale of shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into a Participating Broker Agreement with the managing dealer. During the period commencing April 16, 2004 through March 30, 2005, we incurred approximately $3.13 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

In connection with this offering, our Advisor is entitled to receive Acquisition Fees for services in making or investing in loans or other permitted investments of 3.0% of the total amount raised or loaned. During the period commencing April 16, 2004 through March 30, 2005, we incurred approximately $3.88 million of such fees in connection with this offering.

We have entered into an Advisory Agreement with our Advisor pursuant to which the Advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other permitted investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the period commencing April 16, 2004 through March 31, 2005, we incurred approximately $313,973 of such fees.

Our Advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing April 16, 2004 through February 28, 2005, we incurred approximately $12.38 million for these services.

CNL Income Properties believes that all amounts paid or payable by it to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

The following arrangements for compensation and fees to the advisor and its Affiliates were not determined by arm’s-length negotiations. See the section of this Prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to the advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, CNL Income Properties has made assumptions as to the number of shares and the corresponding price per share (as described in the Section of this Prospectus entitled “Estimated Use of Proceeds”), that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Organizational and Offering Stage

Selling commissions to managing dealer and Participating Brokers	Selling commissions of up to 6.5% per share on all shares sold, subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or Participating Brokers; directors, officers and employees of CNL Income Properties and of CNL Income Properties’ Affiliates and those persons’ Affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this Prospectus entitled “The Offering — Plan of Distribution.” Participating Brokers may be reallowed selling commissions of up to 6.0% with respect to shares they sell.	Estimated to be up to $116.253 million if 200 million shares are sold.

Due diligence expense reimbursements to managing dealer and Participating Brokers	Actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering.	Actual amount is not determinable at this time but is estimated to be $0.2 million if 200 million shares are sold.

Marketing support fee to managing dealer and Participating Brokers	Marketing support fee of 2.5% of Gross Proceeds payable to our managing dealer. The 2.5% marketing support fee is subject to reduction in connection with purchases: by registered representatives or principals of the managing dealer or Participating Brokers; directors, officers and employees of our company and of our Affiliates and those persons’ Affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See the section of this Prospectus entitled “The Offering — Plan of Distribution.” The managing dealer may reallow all or a portion of this fee to certain Participating Brokers who enter into an addendum to the Participating Broker Agreement with the managing dealer relating to this fee. Generally, the managing dealer will not reallow the marketing support fee to Participating Brokers unless they have a prescribed minimum annual sales volume of shares of our common stock.	Estimated to be up to $44.713 million if 200 million shares are sold.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Reimbursement to the advisor and its Affiliates for Organizational and Offering Expenses	Actual expenses incurred. Pursuant to state securities laws, the Organizational and Offering Expenses paid by CNL Income Properties, together with the 6.5% selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties may not exceed 15% of the proceeds raised in connection with this offering.	Actual amount is not determinable at this time, but is estimated to be $26.650 million if 200 million shares are sold.

Acquisition Stage

Acquisition Fee to the advisor on offering proceeds and advisory fee payable to the advisor or its Affiliates	Up to 3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to the advisor as CNL Income Properties receives offering proceeds from the sale of shares. Acquisition Fees payable to the advisor on sales of 500,000 shares or more to a “purchaser” (as such term is defined in the section of this Prospectus titled “The Offering —Plan of Distribution”) may be reduced to 1.0% of Gross Proceeds, provided all such shares are purchased through the same registered investment adviser, Participating Broker, or the managing dealer. To the extent the Acquisition Fee payable to the advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers shares to will be required to pay an annual 0.40% advisory fee on its shares to the advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the advisor or its Affiliates.	The Acquisition Fee is estimated to be approximately $58.025 million if 200 million shares are sold. The amount of the advisory fee is not determinable at this time.

Acquisition Fee to the advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from Lines of Credit and Permanent Financing that are used to acquire Properties or used to make or acquire loans and other Permitted Investments payable to the advisor as Acquisition Fees. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to the advisor as CNL Income Properties acquires such Permanent Financing. However, no Acquisition Fees will be paid on loan proceeds from any Line of Credit until such time as all Net Offering Proceeds have been invested by CNL Income Properties.	$51.870 million if Permanent Financing equals $1.729 billion.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Other Acquisition Fees to Affiliates of the advisor	Any fees paid to Affiliates of the advisor in connection with the financing, development, construction or renovation of a Property. Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of the advisor (the “Independent Directors”), not otherwise interested in the transaction.	Amount is not determinable at this time.

Reimbursement of Acquisition Expenses to the advisor and its Affiliates

Reimbursement to the advisor and its Affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to CNL Income Properties. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property or the making or acquisition of any loan or other Permitted Investments to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

Acquisition Expenses, which are based on a number of factors, including the purchase price of the Properties, loans and other Permitted Investments, are not determinable at this time.

Operational Stage

Asset Management Fee to the advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of CNL Income Properties’ Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in the Properties wholly owned by CNL Income Properties, determined on the basis of cost, plus, in the case of Properties owned by any joint venture or partnership in which CNL Income Properties is a co-venturer or partner, the portion of the cost of such Properties paid by CNL Income Properties, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the advisor shall determine.	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things, the cost of the Properties and the amount invested in loans and other Permitted Investments.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage

Deferred, subordinated disposition fee payable to the advisor from the Sale of Properties, loans or other Permitted Investments in liquidation of CNL Income Properties or otherwise	A deferred, subordinated disposition fee, payable upon the Sale of one or more Properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such Property or Properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if the advisor provides a substantial amount of services in connection with the Sale of a Property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate Stockholders’ 8% Return and (ii) 100% of their Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of the shares over a period, beginning 180 days after Listing, of 30 days during which the shares are traded.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which Properties, loan(s) or other Permitted Investment(s) are sold.

Deferred, subordinated share of Net Sales Proceeds from Sales of Properties, loans or other Permitted Investments payable to the advisor in liquidation of CNL Income Properties or otherwise	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the Sale of one or more Properties, Loans or other Permitted Investments of CNL Income Properties payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no such share of Net Sales Proceeds will be paid to the advisor.	Amount is not determinable at this time.

Subordinated Incentive Fee payable to the advisor at such time, if any, as Listing occurs	At such time, if any, as Listing occurs, the advisor shall be paid the Subordinated Incentive Fee in an amount equal to 10% of the amount by which (i) the market value of CNL Income Properties (as defined below) plus the total distributions made to stockholders from CNL Income Properties’ inception until the date of Listing exceeds (ii) the sum of (a) their Invested Capital and (b) the total distributions required to be made to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of CNL Income Properties shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of CNL Income Properties.	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Performance Fee payable to the advisor	Upon termination of the advisory agreement, if Listing has not occurred and the advisor has met applicable performance standards, the advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of CNL Income Properties’ assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid to stockholders from CNL Income Properties’ inception through the termination date, exceeds (ii) the sum of 100% of Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date. The Performance Fee, to the extent payable at the time of Listing, will not be payable in the event the Subordinated Incentive Fee is paid.	Amount is not determinable at this time.

PRIOR PERFORMANCE INFORMATION

The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the advisor. As of December 31, 2004, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), the 18 CNL Income Fund Partnerships, CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. had invested in: (i) fast-food, family-style or casual dining restaurants; (ii) congregate or assisted living or skilled nursing facilities, continuing care retirement communities, medical office buildings and similar health care related facilities; and (iii) freestanding hotel properties, other than hotel properties that are “ancillary” to other types of properties which we may be acquiring. Although CNL Hotels & Resorts, Inc. has invested in golf courses in connection with its ownership of hotels, these prior public programs have not invested a material amount of their assets in the types of properties in which CNL Income Properties intends to invest. Investors in CNL Income Properties should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

Two directors and executive officers of CNL Income Properties, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered, unlisted CNL Income Fund partnerships, and as directors and/or officers of three unlisted, public REITs: CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, served as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties until February 25, 2005. In addition, Mr. Seneff served as a director and an officer and Mr. Bourne served as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases until February 25, 2005. On February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In connection with that merger, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc. Mr. Seneff serves as Chairman of the Board and Mr. Bourne serves as a director of Trustreet Properties, Inc. Messrs. Seneff and Bourne also currently serve as directors of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Mr. Seneff currently serves as a director and Mr. Bourne currently serves as a director and treasurer of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in retirement and seniors’ housing facilities, medical office buildings, mortgage loans and secured equipment leases. All of the unlisted public REITs have investment objectives similar to those of ours. As of December 31, 2004, the 18 partnerships and the three unlisted REITs had raised a total of approximately $4.7 billion from a total of approximately 186,000 investors, and owned, directly or indirectly, approximately 2,300 fast-food, family-style and casual-dining restaurant properties, 132 hotel properties and 222 retirement properties and medical office buildings. Although CNL Hotels & Resorts, Inc. has invested in golf courses in connection with its ownership of hotels, none of the 18 public partnerships or the three unlisted public REITs has invested a material amount of their assets in the types of properties in which CNL Income Properties seeks to acquire. Certain information relating to the offerings and investment history of the 18 public partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. is set forth below.

Name of Entity	Maximum Offering Amount		Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment
CNL Income Fund, Ltd.	$15,000,000 (30,000 units	)	December 31, 1986	30,000	December 1986

CNL Income Fund II, Ltd.	$25,000,000 (50,000 units	)	August 21, 1987	50,000	November 1987

CNL Income Fund III, Ltd.	$25,000,000 (50,000 units	)	April 29, 1988	50,000	June 1988

CNL Income Fund IV, Ltd.	$30,000,000 (60,000 units	)	December 6, 1988	60,000	February 1989

CNL Income Fund V, Ltd.	$25,000,000 (50,000 units	)	June 7, 1989	50,000	December 1989

CNL Income Fund VI, Ltd.	$35,000,000 (70,000 units	)	January 19, 1990	70,000	May 1990

CNL Income Fund VII, Ltd.	$30,000,000 (30,000,000 units	)	August 1, 1990	30,000,000	January 1991

CNL Income Fund VIII, Ltd.	$35,000,000 (35,000,000 units	)	March 7, 1991	35,000,000	September 1991

CNL Income Fund IX, Ltd.	$35,000,000 (3,500,000 units	)	September 6, 1991	3,500,000	November 1991

CNL Income Fund X, Ltd.	$40,000,000 (4,000,000 units	)	April 22, 1992	4,000,000	June 1992

CNL Income Fund XI, Ltd.	$40,000,000 (4,000,000 units	)	October 8, 1992	4,000,000	September 1992

CNL Income Fund XII, Ltd.	$45,000,000 (4,500,000 units	)	April 15, 1993	4,500,000	July 1993

CNL Income Fund XIII, Ltd.	$40,000,000 (4,000,000 units	)	September 13, 1993	4,000,000	August 1993

CNL Income Fund XIV, Ltd.	$45,000,000 (4,500,000 units	)	March 23, 1994	4,500,000	May 1994

CNL Income Fund XV, Ltd.	$40,000,000 (4,000,000 units	)	September 22, 1994	4,000,000	December 1994

CNL Income Fund XVI, Ltd.	$45,000,000 (4,500,000 units	)	July 18, 1995	4,500,000	August 1995

Name of Entity	Maximum Offering Amount		Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment
CNL Income Fund XVII, Ltd.	$30,000,000 (3,000,000 units	)	October 10, 1996	3,000,000	December 1996

CNL Income Fund XVIII, Ltd.	$35,000,000 (3,500,000 units	)	February 6, 1998	3,500,000	December 1997

CNL Restaurant Properties, Inc.	$747,464,413 (37,373,221 shares	)	January 20, 1999 (3)	37,373,221(3)	February 1999

CNL Hotels & Resorts, Inc.	$3,075,072,637 (153,753,632 shares	)	(4)	(4)	(4)

CNL Retirement Properties, Inc. 1998 Initial Offering	$155,000,000 (15,500,000 shares	)	September 18, 2000	971,898	April 2000

CNL Retirement Properties, Inc. 2000 Offering	$155,000,000 (15,500,000 shares	)	May 24, 2002	15,500,000	September 2002

CNL Retirement Properties, Inc. 2002 Offering	$450,000,000 (45,000,000 shares	)	April 3, 2003	45,000,000	August 2003

CNL Retirement Properties, Inc. 2003 Offering	$1,750,000,000 (175,000,000 shares	)	May 14, 2004	156,792,548	September 2004

CNL Retirement Properties, Inc. 2004 Offering	$4,000,000,000 (400,000,000 shares	)	The 2004 offering has not yet closed.

The following table sets forth summary information, as of December 31, 2004, regarding property acquisitions by the 18 limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc.

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Income Fund, Ltd.	22 fast-food or family-style restaurants	AL, AZ, CA, FL, GA, LA, MD, OK, PA, TX, VA, WA	All cash	Public

CNL Income Fund II, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Income Fund III, Ltd.	40 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	All cash	Public

CNL Income Fund IV, Ltd.	47 fast-food or family-style restaurants	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA	All cash	Public

CNL Income Fund V, Ltd.	36 fast-food or family-style restaurants	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	All cash	Public

CNL Income Fund VI, Ltd.	67 fast-food or family-style restaurants	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	All cash	Public

CNL Income Fund VII, Ltd.	59 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	All cash	Public

CNL Income Fund VIII, Ltd.	55 fast-food or family-style restaurants	AZ, CO, FL, IL, IN, LA, MI, MN, NC, NY, OH, OR, TN, TX, VA, WI	All cash	Public

CNL Income Fund IX, Ltd.	55 fast-food or family-style restaurants	AL, CA, CO, FL, GA, IL, IN, LA, MD, MI, MN, MS, NC, NH, NY, OH, SC, TN, TX	All cash	Public

CNL Income Fund X, Ltd.	60 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	All cash	Public

CNL Income Fund XI, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Income Fund XII, Ltd.	58 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA	All cash	Public

CNL Income Fund XIII, Ltd.	54 fast-food or family-style restaurants	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	All cash	Public

CNL Income Fund XIV, Ltd.	72 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	All cash	Public

CNL Income Fund XV, Ltd.	63 fast-food or family-style restaurants	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	All cash	Public

CNL Income Fund XVI, Ltd.	56 fast-food or family-style restaurants	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	All cash	Public

CNL Income Fund XVII, Ltd.	39 fast-food, family-style or casual-dining restaurants	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	All cash	Public

CNL Income Fund XVIII, Ltd.	30 fast-food, family-style or casual-dining restaurants	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	All cash	Public

CNL Restaurant Properties, Inc.	1,211 fast-food, family-style or casual-dining restaurants	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, S.D., TN, TX, UT, VA, WA, WI, WV	(1)	Public REIT

Name of Entity	Type of Property	Location	Method of Financing	Type of Program
CNL Hotels & Resorts, Inc.	128 limited service, extended stay or full service hotels or resorts	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA	(2)	Public REIT

CNL Retirement Properties, Inc.	222 retirement properties and medical office buildings	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, PA, RI, SC, TN, TX, UT, VA, WA	(3)	Public REIT

(1)	As of March 31, 1999, all of the CNL Restaurant Properties, Inc. net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from its lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2)	As of December 31, 2004, approximately 53.3% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from the Hotels & Resorts REIT’s equity offerings.

(3)	As of December 31, 2004, approximately 31.9% of the assets acquired by CNL Retirement Properties, Inc. had been funded using debt. The balance was acquired using proceeds from the Retirement Properties REIT’s equity offerings.

A more detailed description of the acquisitions by real estate limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hotels & Resorts, Inc. sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from CNL Income Properties upon request, free of charge. In addition, upon request to CNL Income Properties, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

As of December 31, 2004, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2004. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2004, (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a triple-net lease basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2.5 million from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

In order to provide potential purchasers of shares in CNL Income Properties with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc., including the information set forth in the foregoing table, certain financial and other information concerning those limited partnerships and CNL Restaurant Properties, Inc., CNL Retirement Properties, Inc. and CNL Hospitality Properties, Inc. with investment objectives similar to one or more of CNL Income Properties’ investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the prior public programs is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B, which include information for these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

INVESTMENT OBJECTIVES AND POLICIES

GENERAL

CNL Income Properties primary investment objectives are to preserve, protect, and enhance our assets while (i) paying distributions at an increasing rate; (ii) obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing CNL Income Properties’ income (and distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds; (iii) owning a diversified portfolio of primarily triple-net leased real estate that will increase in value; (iv) qualifying and remaining qualified as a REIT for federal income tax purposes; and (v) providing stockholders of CNL Income Properties with liquidity of their investment, either in whole or in part, on or before December 31, 2015, through (a) Listing, or, (b) if Listing does not occur by December 31, 2015, the commencement of an orderly Sale of our assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof, or merging CNL Income Properties with another entity in a transaction which provides CNL Income Properties’ investors with cash or securities of a publicly traded company, unless stockholders owning a majority of CNL Income Properties’ shares elect to extend the duration of CNL Income Properties by amendment of its articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity. The sheltering from tax of income from other sources is not an objective of CNL Income Properties. If CNL Income Properties is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of CNL Income Properties’ objectives, stockholders should realize that the ability to meet these objectives may be severely handicapped by any lack of diversification of CNL Income Properties’ investments and the terms of the leases.

CNL Income Properties intends to meet its objectives through its investment policies of: (i) purchasing carefully selected, well-located Properties and leasing them primarily on a long-term, triple-net lease basis (which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance) or gross basis to tenants or operators who are significant industry leaders under leases generally requiring the tenant to pay minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds; and (ii) offering loans and other financing opportunities to operators and others. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. In addition, CNL Income Properties will seek to acquire Properties that it believes are important to the continuing operations of its tenants or operators.

In accordance with its investment policies, CNL Income Properties intends to invest in Properties whose tenants are also operators, or whose tenants have contracted or will contract with third-party operators approved by CNL Income Properties, based upon recommendations by the advisor. Although there is no limit on the number of Properties of a particular tenant or operator which CNL Income Properties may acquire, the board of directors, including a majority of the Independent Directors, will review CNL Income Properties’ Properties and potential investments in terms of geographic, property sector and operator diversification. Potential loan borrowers will similarly be operators selected or approved by us, following the advisor’s recommendations. It is intended that investments will be made in different property sectors and geographic locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See “Estimated Use of Proceeds” and “Risk Factors — Real Estate and Other Investment Risks — Possible lack of diversification increases the risk of investment.” For a more complete description of the manner in which the structure of CNL Income Properties’ business, including its investment policies, will facilitate CNL Income Properties’ ability to meet its investment objectives, see the “Business” section of this prospectus.

The investment objectives of CNL Income Properties may not be changed without the approval of stockholders owning a majority of the shares of outstanding common stock. The bylaws of CNL Income Properties require the Independent Directors to review CNL Income Properties’ investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter CNL Income Properties’ investment policies but only to the extent consistent with CNL Income Properties’ investment objectives and investment limitations. See “Investment Objectives and Policies — Certain Investment Limitations,” below.

CERTAIN INVESTMENT LIMITATIONS

In addition to other investment restrictions imposed by the board of directors from time to time, consistent with our objective of qualifying as a REIT, our articles of incorporation or our bylaws will provide for the following limitations on CNL Income Properties’ investments.

1. Not more than 10% of CNL Income Properties’ total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any Property under construction, under contract for development or planned for development within one year.

2. CNL Income Properties shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

3. CNL Income Properties shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the advisor, directors, or Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. Such appraisal shall be maintained in CNL Income Properties’ records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

4. CNL Income Properties may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the other loans of CNL Income Properties, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the Property, including the other loans of CNL Income Properties” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

5. CNL Income Properties may not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of CNL Income Properties (as shown on the books of CNL Income Properties in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in Junior Debt of CNL Income Properties which does not meet the aforementioned requirements is limited to 10% of CNL Income Properties’ tangible assets (which is included within the 25% limitation).

6. CNL Income Properties may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an “asset coverage” of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. For the purpose of this section, “asset coverage” means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

7. The maximum amount of CNL Income Properties’ borrowings in relation to its Net Assets may not exceed an amount equal to 300% of its Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of CNL Income Properties’ Net Assets, a majority of CNL Income Properties’ Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in CNL Income Properties’ first quarterly report after such approval occurs.

8. CNL Income Properties may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the advisor, the directors, or Affiliates of CNL Income Properties.

9. CNL Income Properties will not invest in equity securities unless a majority of the directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize CNL Income Properties’ ability to qualify and remain qualified as a REIT. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

10. CNL Income Properties will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to CNL Income Properties as described under “Redemption of Shares,”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”); provided however that

Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to directors, executive officers, or our employees or the advisor or its Affiliates. Options issuable to the advisor, directors or any Affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of the Independent Directors approve such issuance as being in the best interests of CNL Income Properties, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

11. A majority of the directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the advisor, a director, or an Affiliate thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

12. CNL Income Properties will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

13. CNL Income Properties will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

14. CNL Income Properties will not invest in any foreign currency or bullion or engage in short sales.

15. CNL Income Properties will not make loans to the Sponsor, advisor, directors or any Affiliates thereof, except (A) loans subject to the restrictions governing loans in the articles of incorporation or (B) to subsidiaries of CNL Income Properties or to ventures or to partnerships in which CNL Income Properties holds an interest.

16. CNL Income Properties will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

17. CNL Income Properties will not make any investment that it believes will be inconsistent with its objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock.

DISTRIBUTION POLICY

GENERAL

In order to qualify as a REIT for federal income tax purposes, among other things, CNL Income Properties must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See “Federal Income Tax Considerations — Taxation of CNL Income Properties — Distribution Requirements.” The declaration of distributions is within the discretion of the board of directors and depends upon CNL Income Properties’ distributable funds, current and projected cash requirements, tax considerations and other factors described below.

DISTRIBUTIONS

The following table presents total distributions (in thousands) and distributions per share:

2004 Quarter	First	Second	Third	Fourth	Year
Total distributions declared	—	—	$470,512	$702,176	$1,172,688
Distributions per share	—	—	0.1342	0.1251	0.2593

On September 15, 2004, the board of directors declared a distribution of $0.1342 per share for stockholders of record on September 20, 2004 and a distribution of $0.0417 per share for stockholders of record on October 1, 2004, November 1, 2004 and December 1, 2004. As described below, for the year-ended December 31, 2004, distributions were not supported by cash from operations. For the year ended December 31, 2004, approximately 24% of the distributions received by stockholders were considered to be ordinary income and approximately 76% were considered a return of capital for federal income tax purposes. Cash distributions are treated as a return of capital to the extent the amount of such distributions exceeds net income on a GAAP basis, including deductions for depreciation expense. For the year ended December 31, 2004, all distributions were treated as a return of capital on a GAAP basis. However, such distributions do not reduce the stockholders’ aggregate invested capital (as defined in our Prospectus dated April 16, 2004) as the basis for calculating future distributions.

The September distributions were funded through borrowings from CFG, bearing interest at LIBOR plus 250 basis points. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

On January 1, 2005 and February 1, 2005, our board of directors declared a distribution of $0.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005, respectively, to be paid by March 31, 2005. On February 15, 2005, our board of directors declared a distribution of $.0438 per share for stockholders of record at the close of business on March 1, 2005, to be paid by March 31, 2005. This represents an increased per share distribution. The January, February and March distributions may constitute a return of capital for federal income tax and accounting purposes. Due to the difference in the timing of when we receive distributions from the Resort Village Properties and when we pay our stockholders’ distributions, a portion of the January, February and March distributions will be funded in the short term by an advance from an affiliate.

CNL Income Properties intends to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. It is the intent of the board of directors to declare distributions monthly and pay distributions quarterly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis.

CNL Income Properties is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to CNL Income Properties under federal income tax laws if it complies with the provisions relating to qualification as a REIT. If the cash available to CNL Income Properties is insufficient to pay such distributions, it may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. As described above, CNL Income Properties has borrowed funds from and issued restricted shares of common stock to an affiliate in order to pay distributions. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of CNL Income Properties and the liquidation of its assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property distributions; and (iii) distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending upon a number of factors, including expected and actual net cash from operations for the year, CNL Income Properties’ financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from CNL Income Properties’ properties, CNL Income Properties’ objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by CNL Income Properties.

To the extent a stockholder purchased its shares subject to a reduced Acquisition Fee, CNL Income Properties shall reduce distributions otherwise payable to such stockholder by the amount of the advisory fee payable to the advisor. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, an investor’s overall return may be lower by virtue of the Acquisition Fee discount. See “Management Compensation.”

SUMMARY OF THE

ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

CNL Income Properties is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, CNL Income Properties is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of CNL Income Properties, stockholders, directors, and officers, the amendment of the articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

The articles of incorporation and the bylaws of CNL Income Properties contain certain provisions that could make it more difficult to acquire control of CNL Income Properties by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of CNL Income Properties to negotiate first with its board of directors. CNL Income Properties believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

The articles of incorporation also permit Listing by the board of directors after completion or termination of this offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to CNL Income Properties. For more complete provisions, reference is made to the Maryland General Corporation Law and CNL Income Properties’ articles of incorporation and bylaws.

DESCRIPTION OF CAPITAL STOCK

CNL Income Properties has authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described below at “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” As of March 30, 2005, CNL Income Properties had 13,100,103 shares of common stock outstanding (including shares issued to the advisor prior to the commencement of this Offering and restricted shares issued to CNL Financial Group, Inc., as described in the “Certain Relationships and Related Transactions” section of this prospectus) and no preferred stock or Excess Shares outstanding.

The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in the best interest of CNL Income Properties.

CNL Income Properties will not issue share certificates except to stockholders who make a written request to CNL Income Properties. Each stockholder’s investment will be recorded on the books of CNL Income Properties, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to CNL Income Properties, and CNL Income Properties will provide the required form upon a stockholder’s request. The executed form and any other required documentation must be received by CNL Income Properties on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which CNL Income Properties receives properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that CNL Income Properties may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of CNL Income Properties remaining after payment in full of all creditors.

All of the shares offered hereby will be fully paid and nonassessable when issued.

The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of such stock shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of CNL Income Properties, to CNL Income Properties’ or independent legal counsel. Because the board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to CNL Income Properties for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of CNL Income Properties.

Similarly, the voting rights per share of equity securities of CNL Income Properties (other than the publicly held equity securities of CNL Income Properties) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to CNL Income Properties for each privately offered CNL Income Properties share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer equity securities of CNL Income Properties in a private offering.

For a description of the characteristics of the Excess Shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership,” below.

BOARD OF DIRECTORS

The articles of incorporation provide that the number of directors of CNL Income Properties cannot be less than three nor more than 15. A majority of the board of directors will be Independent Directors. See “Management — Independent Directors.” Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under the articles of incorporation, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under CNL Income Properties’ bylaws, a special meeting of stockholders may be called by the chairman of the board, a majority of the directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of CNL Income Properties upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, CNL Income Properties shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of a meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after the written request is received, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all the stockholders of CNL Income Properties.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR

DIRECTORS AND PROPOSALS OF NEW BUSINESS

The bylaws of CNL Income Properties require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Generally, CNL Income Properties’ articles of incorporation may be amended only by the affirmative vote of CNL Income Properties’ stockholders. In certain instances, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of such shares is required. To the extent permitted by Maryland law, the stockholders may vote to amend the articles of incorporation, terminate or dissolve CNL Income Properties or remove one or more directors without necessity for concurrence by the board of directors.

The board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders of CNL Income Properties, amend the articles of incorporation to increase the number of authorized Equity Shares of CNL Income Properties. Without stockholder approval, the board of directors may not, (i) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (ii) sell all or substantially all of CNL Income Properties’ assets other than in the ordinary course of business or in connection with liquidation and dissolution; (iii) cause a merger in which CNL Income Properties does not survive or cause any other reorganization of CNL Income Properties; or (iv) dissolve or liquidate CNL Income Properties, other than before the initial investment in Properties, loans or other Permitted Investments.

MERGERS, COMBINATIONS AND SALE OF ASSETS

A sale or other disposition of all or substantially all of CNL Income Properties’ assets other than in the ordinary course of business, a merger in which CNL Income Properties does not survive or a reorganization must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of CNL Income Properties or the advisor also must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to CNL Income Properties and on terms and conditions not less favorable to CNL Income Properties than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares or an Affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an Affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose Affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Section 2.7 of the articles of incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between CNL Income Properties and any person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between CNL Income Properties and any stockholder.

CONTROL SHARE ACQUISITIONS

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Section 2.8 of the articles of incorporation provides that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of securities of CNL Income Properties by any person. Consequently, in instances where the board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of CNL Income Properties or such restrictions are otherwise removed, control shares of CNL Income Properties will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

TERMINATION OF CNL INCOME PROPERTIES AND REIT STATUS

The articles of incorporation provide for the voluntary termination and dissolution of CNL Income Properties by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the articles of incorporation permit the stockholders to terminate the status of CNL Income Properties as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Under the articles of incorporation, CNL Income Properties automatically will terminate and dissolve on December 31, 2015, unless Listing occurs, in which event CNL Income Properties automatically will become a perpetual life entity. If CNL Income Properties’ shares are not listed on or before December 31, 2015, CNL Income Properties will sell its assets and distribute the net sales proceeds to our stockholders or merge with another entity in a transaction which provides its stockholders with cash or securities of a publicly traded company, unless its stockholders owning a majority of its shares elect to extend the duration of CNL Income Properties by amendment of its articles of incorporation. In making a determination of whether Listing is in the best interest of CNL Income Properties’ stockholders, the board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of Properties owned, portfolio diversification, portfolio performance, CNL

Income Properties’ financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

RESTRICTION OF OWNERSHIP

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of CNL Income Properties.”

To ensure that CNL Income Properties satisfies these requirements, the articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person (as defined in the articles of incorporation) to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred stock (the “Ownership Limit”). It is the responsibility of each Person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give CNL Income Properties written notice of such ownership. In addition, to the extent deemed necessary by the directors, CNL Income Properties can demand that each stockholder disclose to it in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the articles of incorporation) of the common stock and preferred stock. However, the articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the board of directors determines that such Person’s ownership of common stock and/or preferred stock will not jeopardize CNL Income Properties’ status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the board of directors determines that it is no longer in the best interests of CNL Income Properties to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to the Board’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of CNL Income Properties’ common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the Ownership Limit; (ii) result in CNL Income Properties’ disqualification as a REIT under the Code, including any transfer that results in: (a) CNL Income Properties’ common stock and/or preferred stock being owned by fewer than 100 Persons, or (b) CNL Income Properties being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize CNL Income Properties’ status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of CNL Income Properties’ excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by CNL Income Properties. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner’s initial capital investment in CNL Income Properties properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, CNL Income Properties has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of CNL Income Properties’ stock on the date CNL Income Properties exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) the advisor during the period ending on December 31, 2004, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by the advisor or an underwriter would not cause CNL Income Properties to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause CNL Income Properties to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of CNL Income Properties, which duty shall include a duty to supervise the relationship of CNL Income Properties with the advisor. See “Management — Fiduciary Responsibilities of the Board of Directors.”

LIMITATION OF LIABILITY AND INDEMNIFICATION

Pursuant to Maryland corporate law and CNL Income Properties’ articles of incorporation, CNL Income Properties is required to indemnify and hold harmless a present or former director, officer, advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of CNL Income Properties (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of CNL Income Properties while a director, officer, advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of CNL Income Properties. CNL Income Properties will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of CNL Income Properties, the Indemnitee shall have been adjudged to be liable to CNL Income Properties. In addition, CNL Income Properties will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of CNL Income Properties were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, CNL Income Properties is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, advisor, Affiliate, employee or agent of CNL Income Properties; (ii) the Indemnitee provides CNL Income Properties with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by CNL Income Properties as authorized by the articles of incorporation; (iii) the Indemnitee provides CNL Income Properties with a written agreement to repay the amount paid or reimbursed by CNL Income Properties, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of CNL Income Properties acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. CNL Income Properties’ articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of CNL Income Properties, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland law available to the directors in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in the best interests of CNL Income Properties, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

CNL Income Properties will enter into indemnification agreements with each of CNL Income Properties’ officers and directors. The indemnification agreements will require, among other things, that CNL Income Properties indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, CNL Income Properties must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. CNL Income Properties also must cover officers and directors under CNL Income Properties’ directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

REMOVAL OF DIRECTORS

Under the articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of CNL Income Properties outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

The advisor will keep, or cause to be kept, on behalf of CNL Income Properties, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of CNL Income Properties, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at the principal office of CNL Income Properties, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at CNL Income Properties’ home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. CNL Income Properties may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to their voting rights.

If the advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of CNL Income Properties. CNL Income Properties may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in CNL Income Properties. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON “ROLL-UP” TRANSACTIONS

In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of CNL Income Properties and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by CNL Income Properties. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of CNL Income Properties and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(A) remaining stockholders of CNL Income Properties and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of CNL Income Properties.

CNL Income Properties is prohibited from participating in any proposed Roll-Up Transaction:

(i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in CNL Income Properties’ articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CNL Income Properties. (See “Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock” and “Summary of the Articles of Incorporation and Bylaws — Stockholder Meetings,” above);

(ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

(iii) in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of CNL Income Properties’ articles of incorporation and described in “Summary of the Articles of Incorporation and Bylaws — Inspection of Books and Records,” above; or

(iv) in which any of the costs of the Roll-Up Transaction would be borne by CNL Income Properties if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

The following is a summary of the material federal income tax consequences of the ownership of shares of CNL Income Properties, prepared by Greenberg Traurig, LLP, as counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of CNL Income Properties, or to the purchase, ownership or disposition of the shares, has been requested from the Internal Revenue Service or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Internal Revenue Service were to challenge the conclusions of counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by counsel would be sustained in court. Prospective investors should consult their own tax advisers in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the shares of CNL Income Properties, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF CNL INCOME PROPERTIES

General. CNL Income Properties intends to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 2004. CNL Income Properties believes that it is organized and has operated in such a manner as to qualify as a REIT, and CNL Income Properties intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

If CNL Income Properties qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of shares. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, CNL Income Properties will be subject to federal income tax in the following circumstances. First, CNL Income Properties will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, CNL Income Properties may be subject to the alternative minimum tax on its items of tax preference. Third, if CNL Income Properties has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if CNL Income Properties has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if CNL Income Properties should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which 90% or 75% of CNL Income Properties’ gross income exceeds its gross income qualifying under the 95% or 75% gross income tests, respectively. For taxable years of CNL Income Properties beginning on or after January 1, 2005, CNL Income Properties will be subject to tax on the greater of the entire amount by which it fails either the 95% or 75% gross income tests. Sixth, if, during any calendar year, CNL Income Properties fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, CNL Income Properties will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if CNL Income Properties acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in CNL Income Properties’ hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and CNL Income Properties recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by CNL Income Properties, then, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of acquisition by CNL Income Properties over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of “built-in gain” will apply assuming that CNL Income Properties does not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon its acquisition of an asset from a C corporation. Eighth, if CNL Income Properties receives non-arm’s length income from one of its taxable REIT subsidiaries (as described below), it will be subject to a 100% tax on such income.

If CNL Income Properties fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, it will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of shares. To the extent that CNL Income Properties would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of shares would be reduced. Distributions made to holders of shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. CNL Income Properties would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

Opinion of Counsel. Based upon representations made by officers of CNL Income Properties with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon counsel’s independent review of such documents as counsel deemed relevant in the circumstances and upon the assumption that CNL Income Properties has operated and will operate in the manner described in this Prospectus, counsel advised CNL Income Properties that, in its opinion, commencing with the taxable year ended December 31, 2004, CNL Income Properties is organized in conformity with the requirements for qualification as a REIT, and CNL Income Properties’ proposed method of operation enables, and will continue to enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that CNL Income Properties’ ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving CNL Income Properties and others, and no assurance can be given that the actual results of CNL Income Properties’ operations and future actions and events will enable CNL Income Properties to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons; (vi) which is not closely held as defined in section 856(h) of the Code; and (vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, CNL Income Properties’ proportionate share of the assets, liabilities and items of income of the operating partnership and of any joint venture, as described in “Business — Joint Venture Arrangements,” will be treated as assets, liabilities and items of income of CNL Income Properties for purposes of applying the asset and gross income tests described herein.

Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT’s outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (defined in the Code to include certain entities) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of any 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the articles of incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock. Among other provisions, the articles of incorporation empower the board of directors to redeem, at its option, a sufficient number of shares to bring the ownership of shares of CNL Income Properties in conformity with these requirements or to assure continued conformity with such requirements.

Under the articles of incorporation, each holder of shares is required, upon demand, to disclose to the board of directors in writing such information with respect to actual, constructive or beneficial ownership of shares of CNL Income Properties as the board of directors deems necessary to comply with provisions of the Code applicable to CNL Income Properties or the provisions of the articles of incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which CNL Income Properties is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. CNL Income Properties has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

Asset Tests. At the end of each quarter of a REIT’s taxable year, at least 75% of the value of its total assets must consist of “real estate assets,” cash and cash items (including receivables) and certain government securities (the “75% Asset Test”). The balance of a REIT’s assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a “taxable REIT subsidiary” or a “qualified REIT subsidiary”, exceed 5% of the value of the REIT’s assets or 10% of the value or voting power of the issuer’s outstanding securities other than in the case of the 10% of value test, certain “straight debt” securities, loans to individuals or estates, certain governmental securities, securities of other REITs, and certain “section 467 rental agreements.” A REIT can own up to 100% of the securities of one or more “taxable REIT subsidiaries”, which we refer to as TRSs, provided that not more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs (including loans to TRSs which are not secured by real estate or mortgages on real property). A TRS may be any corporation in which the REIT owns up to 100% of the interests, and which jointly elects with the REIT that the TRS be treated as a TRS of the REIT. Unlike a REIT, a TRS is subject to corporate level income tax on all of its net taxable income. There are rules which limit the deductibility of interest paid by a TRS to the REIT, and a 100% excise tax is imposed on certain transactions between a REIT and a TRS to the extent the transactions are not on an arm’s-length basis. We intend to own one or more TRSs through which we may hold assets which are not within the 75% class of assets and through which we will conduct our development and sales activities to the extent those activities may not generate income which would satisfy the gross income tests described below. A “qualified REIT subsidiary” is a corporation 100% of the stock of which is owned by the REIT, and whose separate corporate existence is ignored for tax purposes, with the result that its income and assets are treated as income and assets of the REIT. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

It is anticipated that the bulk of our assets will be “real estate assets” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. However, certain of CNL Income Properties’ Properties, such as its interests in marinas, may represent interests in property that does not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. CNL Income Properties has represented that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, in the aggregate represented less than 25% of CNL Income Properties’ total assets. No independent appraisals have been or will be acquired to support this representation, and counsel, in rendering its opinion as to the qualification of CNL Income Properties as a REIT, is relying on the conclusions of CNL Income Properties and its senior management as to the relative values of its assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by CNL Income Properties not qualifying for the 75% Asset Test, exceeds 25% of CNL Income Properties’ total assets.

As indicated in “Business — Joint Venture Arrangements,” CNL Income Properties may participate in joint ventures. If a joint venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, our ownership of a 10% or greater interest in the joint venture would cause CNL Income Properties to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer’s securities. However, counsel is of the opinion, based on certain assumptions, that any joint ventures will constitute partnerships for federal income tax purposes. See “Federal Income Tax Considerations — Investment in Joint Ventures.”

For taxable years of CNL Income Properties beginning on or after January 1, 2005, a failure by CNL Income Properties of one or more the 5% or 10% asset tests, will not result in CNL Income Properties being disqualified as a REIT if any such failure was due to reasonable cause and not willful neglect, CNL Income Properties disposed of the assets resulting in any such failure within six months after the end of the quarter in which the failure was discovered (or otherwise complied with such tests by the end of such period), and either (i) the failure was due to ownership of assets not exceeding the lesser of (A) 1% of CNL Income Properties’ total assets, and (B) $10,000,000; or (ii) CNL Income Properties paid a tax equal to the greater of (A) $50,000, and (B) the net income from the assets resulting in the failure multiplied by the highest corporate tax rate, and, following CNL Income Properties’ identification of such failure in any quarter, CNL Income Properties must file, for such quarter, a description of each asset causing such failure.

Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT’s gross income for each taxable year must be from “rents from real property,” interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including “qualified temporary investment income.” For these purposes, “qualified temporary investment income” means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

Initially, the bulk of our income will be derived from rents with respect to the Properties. Rents from Properties received by CNL Income Properties qualify as “rents from real property” in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a “Related Party Tenant”), excluding a tenant which is a TRS whose leased property is occupied by unrelated third-parties on a transient basis and managed and operated by an “eligible” independent contractor actively engaged in the business of operating similar vacation or lodging properties for third parties unrelated to CNL Income Properties or the TRS. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents to qualify as “rents from real property,” a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS, except that a REIT may directly perform services which are “usually or customarily rendered” in connection with the rental of space for occupancy only, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property.

CNL Income Properties has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (iv) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in “Business — Description of Property Leases,” and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, CNL Income Properties may be paid interest on the mortgage loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. With the possible exception of mortgage loans secured by interests in marinas, CNL Income Properties has represented that this will always be the case. Therefore, in the opinion of counsel, income generated through CNL Income Properties’ investments in mortgage loans secured by Properties other than marinas will be treated as qualifying income under the 75% gross income test.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not qualify under either the 75% or 95% gross income tests.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not qualify under either the 75% or 95% gross income tests. Rents from leases of marina Properties may not qualify under the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% “prohibited transactions tax” and would not constitute gross income for purposes of the 75% and 95% gross income tests. Properties which CNL Income Properties acquired for the purpose of developing and selling to third parties, such as certain interests in Vacation Ownership Properties will be held by CNL Income Properties through a TRS and subject to corporate level taxes. Net after-tax income of a TRS may be distributed to CNL Income Properties and will be qualifying income for purposes of the 95% but not the 75% gross income test.

If, notwithstanding the above, CNL Income Properties fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and CNL Income Properties is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which CNL Income Properties failed the 75% test or by which 90% of its gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater). For taxable years of CNL Income Properties beginning on or after January 1, 2005, in order to avoid disqualification, the following two requirements must be satisfied, (i) the failure must be due to reasonable cause and not willful neglect, and (ii) following its identification of such failure, CNL Income Properties must file, for such taxable year, a description of each item of its gross income described for purposes of both the 75% and 95% tests. Additionally, for all such taxable years, CNL Income Properties will be subject to tax on the greater of the entire amount by which it fails either the 95% or 75% gross income tests.

Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record as of such date or, if declared before the timely filing of the REIT’s tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

CNL Income Properties has represented that it intends to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that CNL

Income Properties may not have sufficient funds from its operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, CNL Income Properties might be required to continue to accrue rent for some period of time under federal income tax principles even though CNL Income Properties would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, CNL Income Properties might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, CNL Income Properties’ cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to CNL Income Properties is insufficient, it might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling Assets. If CNL Income Properties ultimately was unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If CNL Income Properties fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Internal Revenue Service, under certain circumstances, it may be able to rectify its failure by paying a “deficiency dividend” (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in CNL Income Properties’ deductions for distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders. For any taxable year in which CNL Income Properties qualifies as a REIT for federal income tax purposes, distributions made by CNL Income Properties to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by CNL Income Properties generally will be taxed as long-term capital gain, without regard to the period for which such person has held its shares, to the extent that they do not exceed CNL Income Properties’ actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, CNL Income Properties may elect to retain and pay income tax on its long-term capital gains. If CNL Income Properties so elects, each stockholder will take into income the stockholder’s share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder’s share of the tax paid by CNL Income Properties. The stockholder will increase the basis of such stockholder’s share by an amount equal to the excess of the retained capital gain included in the stockholder’s income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder’s shares, and then, to the extent the distribution exceeds each stockholder’s basis, as gain realized from the sale of shares. CNL Income Properties will notify each stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared by CNL Income Properties in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by CNL Income Properties in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the reinvestment plan will be treated as if they received a cash distribution from CNL Income Properties and then applied such distribution to purchase shares in the reinvestment plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of CNL Income Properties.

Upon the sale or other disposition of CNL Income Properties’ shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

Generally, the redemption of shares by CNL Income Properties will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in

CNL Income Properties. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of CNL Income Properties’ current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in CNL Income Properties under Section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in CNL Income Properties. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

CNL Income Properties will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide CNL Income Properties with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the stockholder’s income tax liability. In addition, CNL Income Properties may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to CNL Income Properties. See “Federal Income Tax Considerations — Taxation of Stockholders — Foreign Stockholders” below.

Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of CNL Income Properties’ shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by CNL Income Properties will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of CNL Income Properties on which a corporate level tax has been imposed, e.g. dividend income received by CNL Income Properties from a non-REIT U.S. C-corporation including a “taxable REIT subsidiary”, income of CNL Income Properties subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by CNL Income Properties on such income), and taxable income retained by CNL Income Properties in the prior taxable year (net of the taxes paid by CNL Income Properties on such income). Generally CNL Income Properties does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of CNL Income Properties and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in shares.

Tax-Exempt Stockholders. Dividends paid by CNL Income Properties to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”) as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is “closely held” within the meaning of Section 856(h)(1) of the Code and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in the articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing shares in CNL Income Properties, absent a waiver of the restrictions by the board of directors. See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.”

Assuming that there is no waiver of the restrictions on ownership of shares in the articles of incorporation and that a tax-exempt stockholder does not finance the acquisition of its shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code or otherwise use its shares in an unrelated trade or business, in the opinion of counsel, the distributions of CNL Income Properties with respect to such tax-exempt stockholder will not constitute UBTI.

The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the shares will not be effectively connected with the Non-U.S. Stockholders’ conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the advisor.

Distributions that are not attributable to gain from sales or exchanges by CNL Income Properties of United States real property interests and not designated by CNL Income Properties as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of CNL Income Properties. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. CNL Income Properties expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files Internal Revenue Service Form W-8BEN with CNL Income Properties and, if the shares are not traded on an established securities market, acquires a taxpayer identification number from the Internal Revenue Service) or (ii) the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with CNL Income Properties claiming that the distribution is effectively connected income. Distributions in excess of CNL Income Properties’ current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders’ shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of CNL Income Properties’ current and accumulated earnings and profits. CNL Income Properties is permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder’s actual U.S. tax liability, provided the required information is furnished to the Internal Revenue Service.

For any year in which CNL Income Properties qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by CNL Income Properties of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. CNL Income Properties is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by CNL Income Properties as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if CNL Income Properties is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that CNL Income Properties will be a “domestically controlled REIT,” and in such case the sale of shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is treated as “effectively connected” with the Non-U.S. Stockholders’ U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

STATE AND LOCAL TAXES

CNL Income Properties and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of CNL Income Properties and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock of CNL Income Properties.

CHARACTERIZATION OF PROPERTY LEASES

CNL Income Properties will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in “Business — Description of Property Leases.” The ability of CNL Income Properties to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by CNL Income Properties are true leases, under which CNL Income Properties is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Internal Revenue Service that CNL Income Properties is not the owner of the Properties for federal income tax purposes may have adverse consequences to CNL Income Properties, such as the denying of CNL Income Properties’ depreciation deductions. Moreover, a denial of CNL Income Properties’ depreciation deductions could result in a determination that CNL Income Properties’ distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if CNL Income Properties has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). See “Federal Income Tax Considerations — Taxation of CNL Income Properties — Distribution Requirements,” above. Furthermore, in the event that it was determined that CNL Income Properties was not the owner of a particular Property, in the opinion of counsel the income that CNL Income Properties would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Internal Revenue Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

While certain characteristics of the leases anticipated to be entered into by CNL Income Properties suggest CNL Income Properties might not be the owner of the Properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that CNL Income Properties will be the owner of the Properties. For example, under the types of leases described in “Business — Description of Property Leases,” CNL Income Properties will bear the risk of substantial loss in the value of the Properties, since CNL Income Properties will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, CNL Income Properties, rather than the tenant, will benefit from any appreciation in the Properties, since CNL Income Properties will have the right at any time to sell or transfer its Properties, subject to the tenant’s right to purchase the property at a price not less than the Property’s fair market value (determined by appraisal or otherwise).

Other factors that are consistent with the ownership of the Properties by CNL Income Properties are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to CNL Income Properties; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on CNL Income Properties’ representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of CNL Income Properties’ cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, CNL Income Properties has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, CNL Income Properties will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

Concerning the Properties for which CNL Income Properties owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) CNL Income Properties leases the Properties on substantially the same terms and conditions described in “Business — Description of Property Leases,” and (ii) as is represented by CNL Income Properties, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of CNL Income Properties’ cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties’ useful lives at the beginning of their lease terms, it is the opinion of counsel that CNL Income Properties will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which CNL Income Properties does not own the underlying land, counsel may not be able to opine that such transactions will be characterized as leases.

INVESTMENT IN JOINT VENTURES

As indicated in “Business — Joint Venture Arrangements,” CNL Income Properties may participate in joint ventures which own and lease Properties. Assuming that the joint ventures have the characteristics described in “Business — Joint Venture Arrangements,” and are operated in the same manner that CNL Income Properties operates with respect to Properties that it owns directly, it is the opinion of counsel that (i) the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that CNL Income Properties will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to CNL Income Properties of income, gain, loss and deduction as provided in the joint venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. CNL Income Properties has represented that it will not become a participant in any joint venture unless CNL Income Properties has first obtained advice of counsel that the joint venture will constitute a partnership for federal income tax purposes and that the allocations to CNL Income Properties contained in the joint venture agreement will be respected.

If, contrary to the opinion of counsel, a joint venture were to be treated as an association taxable as a corporation, CNL Income Properties would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to CNL Income Properties. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause CNL Income Properties to fail to satisfy the asset tests for qualification as a REIT. See “Federal Income Tax Considerations — Taxation of CNL Income Properties — Asset Tests” and “Federal Income Tax Considerations — Taxation of CNL Income Properties — Income Tests,” above.

REPORTS TO STOCKHOLDERS

CNL Income Properties will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any Affiliate of the advisor by CNL Income Properties and including fees or charges paid to the advisor and any Affiliate of the advisor by third parties doing business with CNL Income Properties; (iv) the Operating Expenses of CNL Income Properties, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of CNL Income Properties, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by CNL Income Properties are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving CNL Income Properties, directors, advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 90 days following the close of each CNL Income Properties fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in CNL Income Properties. For any period during which CNL Income Properties is making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10 per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by CNL Income Properties based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding loans, and other Permitted Investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. CNL Income Properties may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither CNL Income Properties nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or CNL Income Properties, upon liquidation, will actually realize the estimated value per share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

CNL Income Properties is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding CNL Income Properties and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to CNL Income Properties. If CNL Income Properties is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of CNL Income Properties at all times during regular business hours, upon reasonable prior notice to CNL Income Properties, at the location where such reports are kept by CNL Income Properties. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of CNL Income Properties and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See “Summary of the Articles of Incorporation and Bylaws – Inspection of Books and Records.”

The fiscal year of CNL Income Properties will be the calendar year.

CNL Income Properties’ federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by CNL Income Properties. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of CNL Income Properties. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of CNL Income Properties for inspection and review by any interested stockholder.

THE OFFERING

GENERAL

A minimum of 250,000 shares and a maximum of 200 million shares are being offered. CNL Income Properties has initially designated five million shares to be offered to stockholders purchasing shares in this offering who elect to participate in the reinvestment plan and who receive a copy of this Prospectus or a separate prospectus for the reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain after meeting anticipated obligations under the reinvestment plan, CNL Income Properties may decide to sell a portion of these shares in this offering. Similarly, prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and CNL Income Properties anticipates additional demand for its reinvestment plan shares, CNL Income Properties may decide to reallocate a portion of the shares designated for this offering to the reinvestment plan. Any shares purchased pursuant to the reinvestment plan will be purchased at $9.50 per share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See “Summary of Reinvestment Plan.” The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

A minimum investment of 500 shares ($5,000) is required. Any investor who makes the required minimum investment may purchase additional shares in increments of one Share. See “The Offering — General,” “The Offering — Subscription Procedures” and “Summary of Reinvestment Plan.”

PLAN OF DISTRIBUTION

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Participating Brokers, who will be members of the National Association of Securities Dealers, Inc. (the “NASD”) or other persons or entities exempt from broker-dealer registration, and the managing dealer. The Participating Brokers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of shares from CNL Income Properties. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the managing dealer, and the advisor is an Affiliate of the managing dealer. The managing dealer does not intend to purchase any shares in this offering.

Participating Brokers in the offering are required to deliver a copy of the Prospectus to each potential investor. CNL Income Properties plans to make this Prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to Participating Brokers as an alternative to paper copies. As a result, if a Participating Broker chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the Prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Participating Broker chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Participating Broker.

Prior to a subscriber’s admission to CNL Income Properties as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. CNL Income Properties, within 30 days after the date a subscriber is admitted to CNL Income Properties, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber’s funds. Interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on CNL Income Properties funds or to receive interest on their Invested Capital. See “The Offering — Escrow Arrangements” below.

Subject to the provisions for a reduction of the selling commissions, the marketing support fee and the Acquisition Fee described below, CNL Income Properties will pay the managing dealer an aggregate of 6.5% of the Gross Proceeds as selling commissions. The managing dealer will reallow fees of up to 6.0% to the Participating Brokers with respect to shares sold by them. In addition, CNL Income Properties will pay the managing dealer for actual expenses incurred in connection with the due diligence of CNL Income Properties and this offering and such reimbursement will be paid following submission of invoices supporting such expenses. CNL Income Properties will also pay to the managing dealer an amount equal to 2.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Participating Broker which enters into an addendum to the Participating Broker Agreement with the managing dealer. Generally, the managing dealer will not reallow any portion of the marketing support fee to Participating Brokers unless they have a prescribed minimum annual sales volume of shares of our common stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist the managing dealer in the promotion of CNL Income Properties; (ii) respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of CNL Income Properties and the real estate markets in which CNL Income Properties has invested; (iii) assist investors with reinvestments and redemptions; and/or (iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a Participating Broker is entitled to all or a portion of the 2.5% marketing support fee, the Participating Broker may elect to defer over time its receipt of the marketing support fee to which it is entitled. In such event, the marketing support fee to be reallowed will be paid to the Participating Broker over a period of up to ten years (which period will be agreed upon by the Managing Dealer and Participating Broker) until the marketing support fee payable to the Participating Broker has been paid in full. Further, upon Listing, any remaining deferred portion of the marketing support fee payable to the Participating Broker will become immediately due and payable. Selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan. See “Summary of Reinvestment Plan.”

The following table shows the compensation payable to the managing dealer.

Type of Compensation	Estimated Amount*
Selling commissions	6.5% of Gross Proceeds
Due diligence expense reimbursements	0.01% of Gross Proceeds
Marketing support fee	2.5% of Gross Proceeds

*	Purchases may be made by certain categories of investors net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, selling commissions and the marketing support fee will not be paid in connection with shares purchased pursuant to the reinvestment plan.

Purchases net of selling commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. The following persons and entities may purchase shares net of 6.5% selling commissions and the 2.5% marketing support fee, at a per share purchase price of $9.10 (assuming no other discounts apply): (i) a registered principal or representative of the managing dealer or a Participating Broker; (ii) employees, officers and directors of CNL Income Properties or the advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the managing dealer for such assistance. The amount of proceeds to CNL Income Properties will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, Participating Brokers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the selling commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of selling commissions and the marketing support fee offered by CNL Income Properties for shares that they sell. In that event, such shares shall be sold to the investor net of 6.5% selling commissions and the marketing support fee, at a per share purchase price of $9.10.

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 6.5% selling commissions and the 2.5% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, Participating Broker or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.90; provided, however, such purchaser and any person to whom the shares are transferred, will be required to pay, through withholdings by CNL Income Properties of distributions otherwise payable to it, an annual 0.40% advisory fee on such person’s shares. Although the initial purchase price per share will be $8.90, because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, an investor’s overall return may be lower by virtue of the Acquisition Fee discount. See “Management Compensation.”

Volume Discounts. In connection with the purchases of certain minimum numbers of shares by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a Participating Broker may be reduced in accordance with the following schedule:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales per Incremental Share Payable to the Managing Dealer		Reallowed Commissions on Sales per Incremental Share in Volume Discount Range
		Percent	Dollar Amount	Percent	Dollar Amount
1—50,000	$10.00	0.5%	$0.05	6.0%	$0.60
50,001—75,000	9.90	0.5%	$0.05	5.0%	$0.50
75,001—100,000	9.80	0.5%	$0.05	4.0%	$0.40
100,001—250,000	9.70	0.5%	$0.05	3.0%	$0.30
250,001—500,000	9.60	0.5%	$0.05	2.0%	$0.20
Over 500,001*	9.50	0.5%	$0.05	1.0%	$0.10

For example, if an investor purchases 100,000 shares, the investor could pay as little as $992,500 rather than $1 million for the shares, in which event the selling commissions on the sale of such shares would be $57,500 ($0.575 per share). The net proceeds to CNL Income Properties will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to CNL Income Properties and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same Participating Broker, or through the managing dealer or through the same registered investment adviser, as applicable.

*

Further, in order to encourage purchases in excess of 500,000 shares, in addition to the volume discounts described above, if the investor is a “purchaser” and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, Participating Broker or the managing dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, such purchaser and any person to whom such shares are transferred, will be required to pay, through withholdings by CNL Income Properties of distributions otherwise payable to it, an annual 0.40% advisory fee on such person’s shares. Because the advisory fee is paid annually, the cost associated with paying this fee, in the aggregate, may exceed the benefit associated with the Acquisition Fee discount. Accordingly, although an investors’ initial purchase price of shares may be lower because of the Acquisition Fee discount, such investor’s overall return may be lower by virtue of the 0.40% annual advisory fee payable in connection with the Acquisition Fee discount. See “Management Compensation.”

Application of Various Discounts. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single “purchaser.” Shares purchased pursuant to the reinvestment plan on behalf of a Participant in the reinvestment plan will not be combined with other subscriptions for shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, shares purchased pursuant to the reinvestment plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See “Summary of Reinvestment Plan.”

For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, “purchaser” includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a “purchaser” must be made in writing in a form satisfactory to CNL Income Properties and must set forth the basis for such request. Any such request will be subject to verification by the managing dealer that all of such subscriptions were made by a single “purchaser.” Except as described in the section of the Prospectus titled, “Summary of the Articles of Incorporation and Bylaws – Restriction of Ownership,” there is no limit on the number of shares a purchaser may acquire.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to CNL Income Properties as a result of such sale with which to acquire Properties, make mortgage loans or invest in other Permitted Investments. All investors will be deemed to have contributed the same amount per share to CNL Income Properties whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced commissions will receive higher returns on their investments in CNL Income Properties as compared to investors who do not pay reduced commissions; provided, however, that distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the advisory fee.

Sales Incentives. CNL Income Properties or its Affiliates also may provide incentive items for registered representatives of the managing dealer and the Participating Brokers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the managing dealer or the Participating Brokers, they will be paid only in cash, and such payments will be made only to the managing dealer or the Participating Brokers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Other Compensation. In connection with the sale of shares, certain associated persons of the managing dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which up to 0.5% is payable by the managing dealer (out of the 0.5% it retains from the selling commissions) and the balance will be paid by either the manager dealer out of its funds or by an Affiliate but, not by CNL Income Properties.

In addition, CNL Income Properties and, to a lesser extent, its Affiliates will pay their Affiliates, including CNL Investment Company and the managing dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars, wholesaling activities and legal expenses. CNL Income Properties may also reimburse the Participating Brokers for certain expenses incurred in connection with the offering.

The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes selling commissions, the marketing support fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

The managing dealer and the Participating Brokers severally will indemnify CNL Income Properties and its officers and directors, the advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

Procedures Applicable to All Subscriptions. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by cash or check payable to “SouthTrust Bank, Escrow Agent” (or to CNL Income Properties after subscription funds are released from escrow), in the amount of $10 per share, subject to certain discounts discussed above. See also “The Offering–Escrow Arrangements” below. Subscriptions will be effective only upon their acceptance by CNL Income Properties, and CNL Income Properties reserves the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders of CNL Income Properties. See “The Offering — Escrow Arrangements” below. Certain Participating Brokers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the Participating Broker. In such case, the Participating Broker will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

Each subscription will be accepted or rejected by CNL Income Properties within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix C to this Prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

CNL Income Properties will place the subscription proceeds in an interest-bearing escrow account with SouthTrust Bank. Your subscription funds will be placed into escrow with SouthTrust Bank, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by CNL Income Properties as a stockholder. CNL Income Properties will generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of your subscription.

Subscriptions will be accepted or rejected within 30 days of receipt by CNL Income Properties, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders of CNL Income Properties no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow will be payable only to those subscribers whose funds have been held in escrow for at least 20 days.

The advisor and each Participating Broker who sells shares on behalf of CNL Income Properties have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards And How To Subscribe — Suitability Standards.” In making this determination, the Participating Brokers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Participating Broker.

Each Participating Broker is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures Applicable to Non-Telephonic Orders. Each Participating Broker receiving a subscriber’s check made payable solely to the Bank escrow agent (where, pursuant to such Participating Broker’s internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the managing dealer no later than the close of business of the first business day after receipt of the subscription documents by the Participating Broker except that, in any case in which the Participating Broker maintains a branch office, and, pursuant to a Participating Broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Participating Broker conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Participating Broker shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to the managing dealer by the close of business on the first business day after the check is received by the Participating Broker. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Participating Broker.

Procedures Applicable to Telephonic Orders. Certain Participating Brokers may permit investors to subscribe for shares by telephonic order to the Participating Broker. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the Participating Broker may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the Participating Broker or by authorizing the Participating Broker to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the Participating Broker on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

To the extent that customers of any Participating Broker wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the managing dealer (except that, in any case in which the Participating Broker maintains a branch office, and, pursuant to a Participating Broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber’s check to the Participating Broker conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Participating Broker shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to the managing dealer by the close of business on the first business day after the check is received by the Participating Broker), or (ii) solicit indications of interest in which event (a) such Participating Brokers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf, (b) such Participating Brokers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Participating Brokers must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a), and (d) such Participating Brokers must forward funds to the managing dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers’ funds are not required to be in their accounts until the debit date. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Participating Broker.

Investors who are residents of Minnesota and North Carolina must complete and sign the Subscription Agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of Participating Brokers who accept telephonic orders will execute the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

Additional Subscription Procedures. Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact their Participating Broker. Certain Participating Brokers do not permit telephonic subscriptions. The form of subscription agreement for certain Participating Brokers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate this option.

ESCROW ARRANGEMENTS

Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Bank. Your subscription funds will be placed into escrow with SouthTrust Bank, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by CNL Income Properties as a stockholder. CNL Income Properties will generally admit stockholders daily but in no event later than the last day of the calendar month following acceptance of your subscription.

The Escrow Agreement between CNL Income Properties and SouthTrust Bank provides that escrowed funds will be invested by SouthTrust Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or, upon receipt of subscription proceeds for at least the minimum offering (provided that subscription funds from investors who place telephone orders have been on deposit with SouthTrust Bank for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to CNL Income Properties upon request following the admission of a stockholder to CNL Income Properties.

The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to CNL Income Properties as a stockholder, will be distributed to each subscriber. Interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on CNL Income Properties funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such Plan or IRA.

Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an “ERISA Plan”) should consider the fiduciary standards under ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment of any portion of the ERISA Plan’s assets in the common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the shares to be “widely held” upon completion of this offering.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. CNL Income Properties believes that the restrictions imposed under the articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares will be “widely held” and “freely transferable,” we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of CNL Income Properties will not be deemed to be “plan assets” of any Plan that invests in the shares.

DETERMINATION OF OFFERING PRICE

The offering price per share was determined by CNL Income Properties in its sole discretion based upon the price which it believed investors would pay for the shares (less a discount with respect to shares offered pursuant to the reinvestment plan), the fees to be paid to the advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, loans and other Permitted Investments. There is no public market for the shares on which to base market value.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this Prospectus. In addition to this Prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by CNL Income Properties. We anticipate that sales materials will be provided in various electronic formats to Participating Brokers for their internal use as well as for use with potential investors. The electronic formats that we anticipate that we may use include, but are not limited to: view and download from an access-controlled website, CD-rom, diskette, memory sticks and email. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by CNL Income Properties in connection with this offering: (i) a brochure entitled CNL Income Properties; (ii) a fact sheet describing the general features of CNL Income Properties; (iii) a cover letter transmitting the Prospectus; (iv) a properties portfolio; (v) a summary description of the offering; (vi) a presentation about CNL Income Properties; (vii) a script for telephonic marketing; (viii) broker updates; (ix) a listing of properties; (x) sales support pieces; (xi) seminar advertisements and invitations; (xii) certain third-party articles; (xiii) industry specific information pieces; (xiv) distribution pieces; and (xv) webinars. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from Participating Brokers and prospective investors. Additional materials relating to the offering may be made available to Participating Brokers for their internal use.

LEGAL OPINIONS

The legality of the shares being offered hereby has been passed upon for CNL Income Properties by Greenberg Traurig, LLP. Statements made under “Risk Factors — Tax Risks” and “Federal Income Tax Considerations” have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to CNL Income Properties and to the advisor and certain of their Affiliates. Members of the firm of Greenberg Traurig, LLP may invest in CNL Income Properties but are not expected to hold any substantial interest in CNL Income Properties.

EXPERTS

The balance sheets and statements of stockholders’ equity of CNL Income Properties as of December 31, 2004 and 2003, the statements of operations and cash flows of CNL Income Properties for the year ended December 31, 2004, and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its subsidiaries as of December 31, 2004 and the period from October 1, 2004 (date of inception) to December 31, 2004, and the financial statements of CNL Income Canada Lessee Corporation and US Canadian Property Trust Alpha as of December 31, 2004 and the period from December 3, 2004 (date of inception) to December 31, 2004 included in this Prospectus and Post-Effective Amendment No. Two have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this Prospectus and Post-Effective Amendment No. Two have been audited by KPMG LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of the DMC Properties for the year ended January 31, 2005 included in this Prospectus and Post-Effective Amendment No. Two have been audited by PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding CNL Income Properties and the shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

DEFINITIONS

“Acquisition Expenses” means any and all expenses incurred by CNL Income Properties, the advisor, or any Affiliate of either in connection with the selection, acquisition or making of any investment, including any Property, loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of CNL Income Properties or the advisor) in connection with making an investment, including making or investing in loans or other Permitted Investments or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not Affiliated with the advisor in connection with the actual development and construction of any Property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

“Affiliate” or “Affiliated” or any derivation thereof means an affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation, as the same may be amended from time to time, of CNL Income Properties.

“Asset Management Fee” means the fee payable to the advisor for day-to-day professional management services in connection with CNL Income Properties and its investments in Properties, loans and other Permitted Investments pursuant to the advisory agreement.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of CNL Income Properties invested, directly or indirectly, in equity interests in, and loans secured by, real estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Bank” means SouthTrust Bank or any other bank selected to be escrow agent for the offering.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by CNL Income Properties to all Persons (including the subordinated disposition fee payable to the advisor) in connection with any Sale of one or more of CNL Income Properties’ Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the Property or Properties.

“Equity Shares” means shares of capital stock of CNL Income Properties of any class or series (other than Excess Shares). The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of CNL Income Properties which is appropriate under the context.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

“Excess Shares” means the excess shares exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize CNL Income Properties’ status as a REIT under the Code.

“Gross Proceeds” means the aggregate purchase price of all shares sold for the account of CNL Income Properties, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced or no selling commissions or marketing support fees are paid to the managing dealer or a Participating Broker (where net proceeds to CNL Income Properties are not reduced) shall be deemed to be the full offering price of the shares, with the exception of shares purchased pursuant to the reinvestment plan, which will be factored into the calculation using their actual purchase price.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with the advisor by virtue of (i) ownership of an interest in the advisor or its Affiliates, (ii) employment by the advisor or its Affiliates, (iii) service as an officer or director of the advisor or its Affiliates, (iv) performance of services, other than as a director, for CNL Income Properties, (v) service as a director or trustee of more than three real estate investment trusts advised by the advisor, or (vi) maintenance of a material business or professional relationship with the advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the advisor, any of its Affiliates or CNL Income Properties. A business or professional relationship is considered material if the gross revenue derived by the director from the advisor and Affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

“Independent Expert” means a Person or entity with no material current or prior business or personal relationship with the advisor or the directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by CNL Income Properties.

“Initial Investment” means the 20,000 shares of common stock purchased by the advisor as part of CNL Income Properties’ initial capitalization.

“Invested Capital” means the amount calculated by multiplying the total number of shares issued and outstanding by the offering price per share, without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses (which price per share, in the case of shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds.

“IRA” means an Individual Retirement Account.

“Leverage” means the aggregate amount of indebtedness of CNL Income Properties for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Line of Credit” means one or more lines of credit initially in an aggregate amount up to $100 million (or such greater amount as shall be approved by the board of directors), the proceeds of which will be used to acquire Properties and make loans and other Permitted Investments and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

“Listing” means the listing of the shares of CNL Income Properties on a national securities exchange or their inclusion for quotation on the National Market System of the Nasdaq Stock Market.

“Net Assets” means the total assets of CNL Income Properties (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by CNL Income Properties on a basis consistently applied.

“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however,

Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of CNL Income Properties’ assets.

“Net Offering Proceeds” means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee, and (iv) due diligence expense reimbursements.

“Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by CNL Income Properties. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to CNL Income Properties from the joint venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by CNL Income Properties. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to CNL Income Properties in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that CNL Income Properties determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by CNL Income Properties in its sole discretion, any amounts reinvested in one or more Properties, loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

“Operating Expenses” means all costs and expenses incurred by CNL Income Properties, as determined under generally accepted accounting principles, which in any way are related to the operation of CNL Income Properties or to its business, including (a) advisory fees, (b) the Asset Management Fee, (c) the Performance Fee, and (d) the Subordinated Incentive Fee, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) the advisor’s subordinated ten percent share of Net Sales Proceeds; and (vi) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the Sale of assets, and other expenses connected with the acquisition and ownership of real estate interests, loans, or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

“Organizational and Offering Expenses” means any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by CNL Income Properties, the advisor or any Affiliate of either in connection with the formation, qualification and registration of CNL Income Properties and the marketing and distribution of shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by CNL Income Properties in connection with the formation of CNL Income Properties and the offering, together with all selling commissions, the marketing support fee and due diligence reimbursements incurred by CNL Income Properties, will not exceed 13% of the proceeds raised in connection with this offering.

“Ownership Limit” means, with respect to shares of common stock and preferred stock, the percent limitation placed on the ownership of common stock and preferred stock by any one Person (as defined in the articles of incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding common stock and 9.8% of the outstanding preferred stock.

“Participants” means those stockholders who elect to participate in the reinvestment plan.

“Performance Fee” means the fee payable to the advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing to: (i) acquire Properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

“Permitted Investments” means all investments that CNL Income Properties may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity Shares for a period of 60 days following the initial purchase by such underwriter of such Equity Shares in such public offering, or (ii) CNL Income Corp., during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or CNL Income Corp. would not cause CNL Income Properties to fail to qualify as a REIT by reason of being “closely-held” within the meaning of Section 856(a) of the Code or otherwise cause CNL Income Properties to fail to qualify as a REIT.

“Plan” means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

“Property” or “Properties” means interests in: (i) the real properties, including the buildings and equipment located thereon; (ii) the real properties only; or (iii) the buildings only, including equipment located therein; any of which are acquired by CNL Income Properties, either directly or indirectly through joint ventures, partnerships or other legal entities.

“Prospectus” means the final prospectus included in CNL Income Properties’ Registration Statement on Form S-11 filed with the Securities and Exchange Commission, pursuant to which CNL Income Properties will offer shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

“Qualified Plans” means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

“Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

“Reinvestment Agent” means the independent agent, which currently is Bank of New York, for Participants in the reinvestment plan.

“Reinvestment Proceeds” means net proceeds available from the sale of shares under the reinvestment plan to redeem shares or, under certain circumstances, to invest in additional Properties, loans or other Permitted Investments.

“REIT” means real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

“Related Party Tenant” means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of CNL Income Properties and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of CNL Income Properties that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only CNL Income Properties if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of CNL Income Properties, compensation to the advisor or the investment objectives of CNL Income Properties.

“Sale” (i) means any transaction or series of transactions whereby: (A) CNL Income Properties sells, grants, transfers, conveys or relinquishes its ownership of any Property, loan or other Permitted Investments or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) CNL Income Properties sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of CNL Income Properties in any joint venture in which it is a co-venturer or partner; (C) any joint venture in which CNL Income Properties as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property, loan or other Permitted Investment or portion thereof, including any event with respect to any Property, loan or other Permitted Investment which gives rise to insurance claims or condemnation awards; or (D) CNL Income Properties sells, grants, conveys, or relinquishes its interest in any loan or other Permitted Investment, or portion thereof, including any event with respect to any loan or other Permitted Investment, which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, loans or other Permitted Investments within 180 days thereafter.

“Participating Brokers” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the managing dealer to sell shares.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, CNL Income Properties or any Person who will control, manage or participate in the management of CNL Income Properties, and any Affiliate of such Person. Not included is any Person whose only relationship with CNL Income Properties is that of an independent property manager of CNL Income Properties’ Properties, loans or other Permitted Investments, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of CNL Income Properties by:

•	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of CNL Income Properties, either alone or in conjunction with one or more other Persons;

•	receiving a material participation in CNL Income Properties in connection with the founding or organizing of the business of CNL Income Properties, in consideration of services or property, or both services and property;

•	having a substantial number of relationships and contacts with CNL Income Properties;

•	possessing significant rights to control CNL Income Properties’ Properties;

•	receiving fees for providing services to CNL Income Properties which are paid on a basis that is not customary in the industry; or

•	providing goods or services to CNL Income Properties on a basis which was not negotiated at arm’s length with CNL Income Properties.

“Stockholders’ 8% Return” means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

“Subordinated Incentive Fee” means the fee payable to the advisor under certain circumstances if the shares are Listed.

“Unimproved Real Property” means Property in which CNL Income Properties has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. and its subsidiaries (the “Company”) gives effect to: (i) the receipt of approximately $44.0 million in gross offering proceeds from the sale of 4.4 million additional shares and the incurrence of related offering expenses and acquisition fees, and (ii) the application of these funds and funds on hand to purchase a non-controlling interest in a partnership (the “DMC Partnership”) whose activities are limited solely to the ownership of certain real estate located at the Dallas Market Center in Dallas, Texas, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2004.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 includes the estimated operating results and equity in earnings of the unconsolidated partnership described in (ii), as well as the estimated operating results and equity in earnings of unconsolidated entities (in which the Company holds non-controlling interests) purchased prior to December 31, 2004.

This Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s future financial results or conditions. In the opinion of management, all material adjustments necessary have been made to reflect the effects of the transactions described herein.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Investment in unconsolidated entities	$41,913,212	$79,586,213	(c)	$121,499,425
Cash	36,710,117	40,028,096	(b)	—
		(76,738,213)	(c)
Distributions receivable	225,555	—		225,555
Prepaid expenses	72,477	—		72,477
Deferred offering costs	5,381,749	(1,780,827	)(b)	3,600,922
Other assets	1,653,317	1,319,608	(b)	124,925
		(2,848,000)	(c)

Total Assets	$85,956,427	$39,566,877		$125,523,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$589,215	$—		$589,215
Due to affiliates	10,414,834	1,319,608	(b)	11,734,442

Total Liabilities	11,004,049	1,319,608		12,323,657

Stockholders’ equity:
Preferred stock $.01 par value per share 200 million shares authorized and unissued at December 31, 2004	—	—		—
Excess shares $.01 par value per share 120 million shares authorized and unissued at December 31, 2004	—	—		—
Common stock, $.01 par value per share One billion shares authorized at December 31, 2004, 8,838,978 shares issued and outstanding (historical) 13,237,670 shares issued and outstanding (pro forma basis)	88,390	43,987	(b)	132,377
Capital in excess of par value	76,719,939	39,984,109	(b)	114,923,221
		(1,780,827	)(b)
Net loss and distributions in excess thereof	(1,855,951)	—		(1,855,951)

	74,952,378	38,247,269		113,199,647

Total Liabilities and Stockholders’ Equity	$85,956,427	$39,566,877		$125,523,304

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Operating expenses:
General and administrative	(1,259,119)	—		(1,259,119)
Asset management fee	—	(2,878,711)	(2)	(2,878,711)
Organization costs	(21,351)	—		(21,351)

	(1,280,470)	(2,878,711)		(4,159,181)
Interest income	378,741	(378,741)	(3)	—
Equity in earnings of unconsolidated entities	218,466	8,018,803	(4)	13,368,154
		5,130,885	(5)

Net Earnings (Loss)	(683,263)	9,892,236		9,208,973

Earnings (Loss) Per Share of Common Stock (Basic and Diluted)	$(0.17)			$0.70

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	4,075,979		(6)	13,237,670

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2004

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of December 31, 2004.

(b)	Represents the receipt of $43,986,919 in additional gross offering proceeds from the sale of 4,398,692 shares and the payment of related selling commissions of $2,859,150 (6.5% of gross proceeds) and marketing support fees of $1,099,673 (2.5% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the capitalization of additional acquisition fees in the amount of $1,319,608 (3.0% of gross proceeds) which are included in amounts due to affiliates and the reclassification of $1,780,827 in deferred offering costs as a reduction of capital in excess of par value. The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (c). As of March 30, 2005, a total of 13,100,103 shares had been issued. The Company must obtain additional funds through its public offering in order to complete its pending investment described in Note (c) ii. below. There can be no assurances that this acquisition will be completed.

(c)	Represents the Company’s investments in the DMC Partnership totaling $79,586,213 including $72,898,213 in cash paid at closing, the payment of $3,840,000 of acquisition fees on permanent financing (3.0% of permanent financing assumed by the DMC Partnership) paid to affiliates and the reclassification of certain acquisition fees and costs of $2,848,000 that were capitalized and owed to affiliates. The Company’s investment includes the following acquired and pending interests:

i.	On January 14, 2005, the Company announced its intent to form the DMC Partnership with Dallas Market Center Company, Ltd. (“DMC”) in order to acquire interests in certain real estate owned by DMC and affiliates at the Dallas Market Center located in Dallas Texas, including the Trade Mart, the World Trade Center and Market Hall (the “DMC Property”), and the International Floral and Gift Center (the “IFGC Property”). On February 14, 2005, the DMC Partnership was formed and acquired the DMC Property for approximately $218 million and the assumption of $143 million in existing mortgage loans. The Company invested approximately $38.0 million excluding transaction costs in the DMC Partnership on February 14, 2005 and an additional $22.0 million on March 11, 2005 for an 80% aggregate interest in the DMC Partnership.

ii.	The DMC Partnership plans to acquire the real estate assets of IFGC for approximately $31 million including the assumption of an existing mortgage loan of $17 million, at which time the Company expects to contribute $11.2 million to the DMC Partnership, excluding transaction costs. It is anticipated that the acquisition of IFGC will be completed by June 30, 2005 or within 60 days of lender approval.

The DMC Partnership was evaluated in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities) (“FIN46”) and was determined to be a variable interest entity in which the Company is not the primary beneficiary due to the significant rights and obligations retained by its venture partner. Accordingly, the Company has accounted for its interests in the DMC Partnership under the equity method of accounting and recognizes its equity in earnings from the unconsolidated partnership under the hypothetical liquidation at book value (“HLBV”) method.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2004

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the year ended December 31, 2004.

(2)	Represents asset management fees associated with owning interests in the properties through the Company’s investment in unconsolidated entities. The assets are managed by the Company’s advisor that earns a monthly asset management fee in an amount equal to .08334% of the company’s real estate asset value (as defined in the Company’s Prospectus dated April 16, 2004), the outstanding amount of any loans and the amount invested in other permitted investments as of the end of the preceding month.

(3)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company purchased its investments described in Note (c) above.

(4)	Represents the Company’s estimated equity in earnings from the DMC Partnership under the HLBV method of accounting, as the partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance. Pursuant to the partnership agreement, the Company receives an annual preferred return on its investment senior to its partner in the venture. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

The following estimated operating results of the DMC Property owned by the DMC Partnership are presented as if the properties had been acquired on January 1, 2004:

Net rental revenues under triple-net leases (i)	$24,298,000
Depreciation and amortization (ii)	(10,986,475)
Interest expense including loan cost amortization of $150,758 (iii)	(9,648,106)

Pro forma earnings	$3,663,419

Allocation of income to:
The Company	$8,018,803

Other limited partner	$(4,355,384)

i.	Represents the contractual net rental revenues under two triple-net leases on the DMC Property and the IFGC Property, which were executed in connection with the commitments to acquire the properties, recognized on a straight line basis in accordance with generally accepted accounting principles.

ii.	Reflects the estimated depreciation and amortization of the depreciable or amortizable assets of the properties using the straight-line method over their estimated useful lives as follows:

Buildings and improvements	$5,554,396
FF&E	5,198,746
Intangible lease costs	233,333

$10,986,475

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2004

Unaudited Pro Forma Consolidated Statements of Operations (continued):

The buildings and improvements are depreciated over useful lives of 39 years. Furniture, fixtures and equipment are depreciated over useful lives of 3-5 years. Lease intangible costs associated with having in-place leases at the date of acquisition are amortized on a straight-line basis over the remaining terms of the acquired leases.

iii.	Represents the approximate interest expense under mortgage loans, to which the properties are subject, with the following terms:

Mortgage Loan	Original Amount	Interest Rate	Interest Expense
Bank of America, N.A. (DMC Property)	$143,000,000	Three separate servicing notes with a blended rate of 6.04%.	$8,598,086

Bank of America, N.A. (IFGC Property)	17,000,000	Annual fixed interest rate on outstanding principal of 5.45%.	899,262

(5)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired prior to December 31, 2004 as follows:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing retail and commercial real estate properties located in and around various ski and golf resorts through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest for an aggregate purchase price of approximately $30.3 million excluding transaction costs. The Trust was funded with mezzanine loans totaling approximately $11.2 million, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loan obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the existing in-place leases with the multiple tenants at the Canadian Properties.

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2004

Unaudited Pro Forma Consolidated Statements of Operations (continued):

Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”) from Intrawest for an aggregate purchase price of $80.6 million excluding transaction costs. The Intrawest Partnership borrowed $45.0 million under temporary bridge financing to fund the acquisition of the U.S. Properties.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting.

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentage as specified in the partnership agreement. The Company records its share of equity in earnings of the entities using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

The following estimated operating results of the properties owned through the joint venture with Intrawest and the related allocation of profits and losses to the venture partners are presented as if the investment had been made as of January 1, 2004:

Revenues in excess of certain expenses (i)	$11,127,698
Pro forma adjustments:
Depreciation and amortization (ii)	(5,568,053)
Property management fee (iii)	(451,655)
Interest expense including loan cost amortization of $64,058 (iv)	(4,296,828)

Pro forma net income of properties owned by unconsolidated entities	$811,162

Allocation of income to:
Other partners	$(4,538,189)

The Company	$5,349,351
Less: amount recognized in historical results	(218,466)

Net pro forma income adjustment	$5,130,885

i.	The estimated rental income and related operating expenses for the Canadian and U.S. Properties is derived from the actual operating results during the period in which the properties were owned by the Intrawest Partnership and Trust.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2004

Unaudited Pro Forma Consolidated Statements of Operations (continued):

ii.	Reflects the estimated depreciation and amortization of the depreciable or amortizable assets and liabilities of the properties using the straight-line method over their estimated useful lives as follows:

Buildings and improvements	$2,229,995
Tenant improvements	2,359,963
Intangible lease costs	978,095

$5,568,053

The buildings and improvements are depreciated over useful lives of 39 years. The tenant improvements are depreciated over the remaining terms of the related leases. Lease intangible costs associated with having in-place leases at the date of acquisition are amortized on a straight-line basis over the remaining terms of the acquired leases.

iii.	Reflects the property management fees associated with the current management of the Intrawest Properties by Intrawest. Intrawest will receive 4% of annual gross rental revenues, as defined in the property management agreement.

iv.	Represents the approximate interest expense under mortgage loans, to which the properties are subject, with the following terms:

Mortgage Loan	Original Amount	Interest Rate	Interest Expense
Congress Financial (Canadian Properties)	$22,270,596	5.83%, interest only for first two years.	$1,317,637

Intrawest Resort Finance, Inc. (U.S. Properties)	45,000,000	5.99% with scheduled increases from January through November, 2006 totaling an additional 1.25%. On November 20, 2006 the interest rate converts to a floating rate of LIBOR plus 7.5% until the maturity date on December 31, 2006.	2,915,133

(6)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding for the year ended December 31, 2004. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions and that those shares of common stock were outstanding for the entire year.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

CNL Income Properties, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of CNL Income Properties, Inc. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Orlando, Florida

March 29, 2005

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS

Investment in unconsolidated entities	$41,913,212	$—
Cash	36,710,117	1,000
Distribution receivable from unconsolidated entities	225,555	—
Prepaid expenses	72,477	—
Deferred offering costs	5,381,749	1,310,797
Other assets	1,653,317	—

Total Assets	$85,956,427	$1,311,797

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$589,215	$72,000
Due to affiliates	10,414,834	1,039,797

Total Liabilities	11,004,049	1,111,797

Contingency (note 5)

Stockholders’ equity:
Preferred stock $.01 par value per share 200 million shares authorized and unissued at December 31, 2004, and no shares authorized or issued at December 31, 2003	—	—
Excess shares $.01 par value per share 120 million shares authorized and unissued at December 31, 2004, and no shares authorized or issued at December 31, 2003	—	—
Common stock, $.01 par value per share One billion shares authorized at December 31, 2004, 8,838,978 shares issued and outstanding; 100,000 shares authorized at December 31, 2003, 20,000 shares issued and outstanding	88,390	200
Capital in excess of par value	76,719,939	199,800
Net loss and distributions in excess thereof	(1,855,951)	—

Total stockholders’ equity	74,952,378	200,000

Total Liabilities and Stockholders’ Equity	$85,956,427	$1,311,797

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2004
Expenses:
General, operating and administrative	$(1,259,119)
Organization costs	(21,351)

Total operating expenses	(1,280,470)
Interest income	378,741
Equity in earnings of unconsolidated entities	218,466

Net loss	$(683,263)

Loss per share of common stock (basic and diluted)	$(0.17)

Weighted average number of shares of common stock outstanding (basic and diluted)	4,075,979

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Year ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

	Common Stock		Capital in Excess of Par Value	Net Loss and Distributions in Excess Thereof	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance at August 11, 2003 (Date of Inception)	—	$—	$—	$—	$—
Cash received from sale of common stock to CNL Income Corp.	20,000	200	199,800	—	200,000

Balance at December 31, 2003	20,000	200	199,800	—	200,000
Subscriptions received for common stock through public offering and distribution reinvestment plan	8,701,270	87,013	86,591,031	—	86,678,044
Issuance of restricted common stock	117,708	1,177	1,175,903	—	1,177,080
Stock issuance and offering costs	—	—	(11,246,795)	—	(11,246,795)
Net loss	—	—	—	(683,263)	(683,263)
Distributions, declared and paid ($.2593 per share)	—	—	—	(1,172,688)	(1,172,688)

Balance at December 31, 2004	8,838,978	$88,390	$76,719,939	$(1,855,951)	$74,952,378

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2004
Increase (decrease) in cash:
Operating activities:
Net loss	$(683,263)
Adjustments to reconcile net loss to net cash used in operations:
Equity in earnings of unconsolidated entities	(218,466)
Interest accrued on borrowings from affiliate converted to stock	4,395
Changes in operating assets and liabilities:
Prepaid expenses	(72,477)
Accounts payable and accrued liabilities	517,215
Due to affiliates	1,207,252

Net cash from operating activities	754,656

Investing activities:
Investment in unconsolidated entities	(40,068,625)
Payment of acquisition fees and costs	(1,711,874)

Net cash used in investing activities	(41,780,499)

Financing activities:
Subscriptions received from stockholders	86,678,044
Payment of stock issuance costs	(8,943,081)
Proceeds from borrowings from affiliate	480,945
Issuance of restricted common stock	691,740
Distributions to stockholders	(1,172,688)

Net cash from financing activities	77,734,960

Net increase in cash	36,709,117
Cash at beginning of year	1,000

Cash at end of year	$36,710,117

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

Year Ended December 31, 2004
Supplemental Disclosure of Non-Cash Investing Activities:
Amounts incurred but not paid (included in Due to affiliates):
Acquisition fees and costs	$1,793,119

Supplemental Disclosure of Non-Cash Financing Activities:
Amounts incurred but not paid (included in Due to affiliates):
Offering and stock issuance costs	$6,374,666

Cancellation of borrowings from affiliate (including $4,395 of accrued interest) in exchange for the issuance of restricted common stock	$485,340

See accompanying notes to consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The Company commenced active operations on June 23, 2004, when the minimum required offering proceeds was received and funds were released from escrow. Various wholly owned subsidiaries have been and will be formed by the Company for the purposes of acquiring and owning direct or indirect interests in real estate properties. The Company was formed primarily to acquire properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net basis to tenants or operators who are significant industry leaders. The asset classes in which the Company initially is most likely to invest include the following:

•	Property leased to dealerships

•	Campgrounds and manufactured housing, mobile home or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses, including golf clubs and courses

•	Vacation ownership interests

•	Other attractions

The Company may also make or acquire loans or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest. As of December 31, 2004, the Company owned interests in seven properties through its investments in unconsolidated entities.

2.	Significant Accounting Policies:

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about the Company’s and its venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which the Company is not the primary beneficiary under FIN 46 or has less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

2.	Significant Accounting Policies (continued):

Cash – Cash consists of demand deposits at commercial banks. During the year the Company also invests in money market funds. Cash accounts are maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Investment in Unconsolidated Entities – The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46 or SOP 78-9. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are amortized over 39 years, which is the estimated life of the buildings when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Impairments – The Company evaluates its investments in unconsolidated entities for impairment at each reporting date. The Company determines whether impairment in value has occurred by comparing the estimated fair value of the investment to the carrying value of the asset. To the extent the fair value of the investment is less than the carrying amount, and that the decline in value is determined to be other than a temporary decline, an impairment charge is recorded. At December 31, 2004, the Company determined that there was no impairment with respect to the value of its investments in unconsolidated entities.

Acquisition Fees and Costs – Acquisition fees and miscellaneous acquisition costs that are directly identifiable with potential investments in real estate or loans are capitalized and included in other assets. Upon purchase of real estate, origination of a loan or the entrance into a joint venture, the fees and costs that are directly identifiable with that investment will be reclassified to the associated asset. In the event an investment is not made or is no longer probable of being made, any costs directly related to the investment will be charged to expense.

Income Taxes – The Company intends to qualify and be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations for the year ended December 31, 2004. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Management believes that the Company was organized and operated in a manner that will enable the Company to qualify for treatment as a REIT for federal income tax purposes for the year ended December 31, 2004.

Loss per Share – Loss per share is calculated based upon the weighted average number of shares of common stock outstanding during the period in which the Company was operational. The weighted average number of shares of common stock outstanding for the period June 23, 2004 through December 31, 2004 was 4,075,979.

Use of Estimates – Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

3.	Public Offering:

Beginning on April 16, 2004, the Company offered for sale up to $2 billion in shares of common stock (200 million shares of common stock at $10 per share) (the “Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. On June 23, 2004, the Company received aggregate subscription proceeds in excess of the minimum offering amount of $2,500,000 and funds were released from escrow.

The Offering provides for five million shares of common stock initially designated for purchase through a distribution reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock at $9.50 per share. As of December 31, 2004, the Company had received subscriptions of $569,535 (59,951 shares) through the distribution reinvestment plan.

4.	Deferred Offering and Stock Issuance Costs:

The Company has and will continue to incur costs in connection with the Offering and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the Offering. Costs incurred for activities prior to raising capital have been advanced or funded by an affiliate (see note 7). As of December 31, 2004, the total offering and stock issuance costs incurred to date was approximately $16.6 million.

Under the terms of the Offering, certain affiliates are entitled to receive selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with the Offering. In accordance with the Company’s articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and organizational and offering expenses to be paid by the Company may not exceed 13% of the aggregate offering proceeds. Therefore, offering costs of approximately $5.38 million, representing the portion of those costs exceeding 13% of the offering proceeds, have been deferred as of December 31, 2004. The deferred offering costs will be deducted from future offering proceeds and reimbursed to affiliates to the extent the costs are within the 13% limitation. The remaining $11.2 million was deducted from the offering proceeds and charged to capital in excess of par value.

5.	Investment in Unconsolidated Entities:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing commercial real estate properties located in and around various ski resorts and golf courses through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest. The Trust was capitalized with mezzanine loans totaling approximately $11.2 million excluding transaction costs, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loans obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the in-place leases with the existing multiple tenants at the properties.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

5.	Investment in Unconsolidated Entities (continued):

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”). The Partnership borrowed $45.0 million under mortgage loans to fund the acquisition of the U.S. Properties.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting and records its share of equity in earnings of the entities using the hypothetical liquidation at book value method.

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentage as specified in the partnership agreement.

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. At December 31, 2004, the Company had recognized equity in earnings from the entities in the amount of $218,466.

In connection with the purchase of the resort village property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to the sellers on behalf of the Intrawest Partnership, of which, the Company owns 80%.

The Company’s maximum exposure to loss as a result of involvement with these variable interest entities is limited to the carrying amount of its investment unless the Company becomes liable for the debt of its unconsolidated entities pursuant to the loans on the properties if the Company engages in certain prohibited activities or triggers a default. Separate financial statements of these unconsolidated subsidiaries have been included in the Company’s annual report on Form 10-K.

6.	Other Assets:

Other assets consist of acquisition fees and miscellaneous acquisition expenses that have been incurred and capitalized as of December 31, 2004 and will be allocated to future properties and other permitted investments that may be acquired.

7.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., a stockholder and the advisor (the “Advisor”) of the Company, and with the managing dealer of the Company’s public offering, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the Company’s assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

7.	Related Party Arrangements (continued):

Pursuant to an advisory agreement between the Advisor and the Company, the Advisor is entitled to receive acquisition fees for services in the selection, purchase, financing, development, renovation or construction of real property, generally equal to 3% of gross offering proceeds, and 3% of loan proceeds for services in connection with the incurrence of debt.

During the year ended December 31, 2004, the Advisor earned $3,144,876 in acquisition fees. A portion of the acquisition fees have been allocated to the Company’s investment in unconsolidated entities, with the remaining portion included in other assets at December 31, 2004.

The Advisor earns a monthly asset management fee in an amount equal to ..08334% of the company’s real estate asset value (as defined in the Company’s Prospectus dated April 16, 2004), the outstanding amount of any loans and the amount invested in other permitted investments as of the end of the preceding month. As the Company made its first investment in December 2004, no asset management fees were earned by the Advisor for the year ended December 31, 2004.

The Advisor and its affiliates are also entitled to reimbursement of certain costs incurred on behalf of the Company in connection with the Company’s organization, offering, acquisitions, and operating activities. During the year ended December 31, 2004, the reimbursable expenses totaled $9.96 million. To the extent that operating expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse the Company, within 60 days after the end of the Expense Year, the amount by which the total operating expenses paid or incurred by the Company exceed the greater of the 2% or 25% threshold. This test is applicable for the Company as of the end of the first Expense Year, which will be the twelve months ended June 30, 2005.

CNL Securities Corp., the managing dealer, receives selling commissions of up to 6.5% of gross offering proceeds on all shares sold, a marketing support fee of up to 2.5% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with due diligence of the Offering. A substantial portion of the selling commissions and marketing support fees are reallowed to participating broker dealers. During the year ended December 31, 2004, the Company incurred $5,396,516 in selling commissions and $2,075,972 in marketing support fees and due diligence expense reimbursements which have been recorded as a reduction to stockholders’ equity.

Amounts due to affiliates for fees and expenses described above are as follows:

	Year ended December 31,
	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$6,960,292	$939,716
Accounting and administrative services	1,207,252	—
Acquisition fees and expenses	1,893,200	100,081

	$10,060,744	$1,039,797

Due to CNL Securities Corp.:
Selling commissions	$320,767	$—
Marketing support fees and due diligence costs	123,373	—
Offering costs	(90,050)	—

	$354,090	$—

The Company also borrowed funds from CNL Financial Group, Inc. (“CFG”), an affiliate of the Company and the Advisor to pay distributions to stockholders (see note 8).

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

8.	Distributions:

In order to qualify as a REIT for federal income tax purposes, the Company must, among other things, make distributions each taxable year equal to at least 90% of its real estate investment trust taxable income. The Company intends to make regular distributions, and the board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date.

On September 15, 2004, the board of directors declared a distribution of $0.1342 per share for stockholders of record on September 20, 2004 and a distribution of $0.0417 per share for stockholders of record on October 1, 2004, November 1, 2004, and December 1, 2004. For the year ended December 31, 2004, approximately 24% of the distributions received by stockholders were considered to be ordinary income and approximately 76% were considered a return of capital for federal income tax purposes. However, such distributions do not reduce the stockholders’ aggregate Invested Capital (as defined in the Company’s Prospectus dated April 16, 2004) as the basis for calculating future distributions.

The September distributions were funded through borrowings from CFG, bearing interest at LIBOR plus 250 basis points. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, the board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution of approximately $691,740. The proceeds of the stock issuance were used to fund the distributions declared for stockholders of record on October 1, November 1, and December 1, 2004, which were paid by December 31, 2004.

9.	Stockholders’ Equity:

At December 31, 2003, the Company was authorized to issue a total of 100,000 shares of common stock. On March 11, 2004, the Company amended its articles of incorporation to authorize the issuance of 1.32 billion shares of capital stock, consisting of one billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock.

Shares owned by the Advisor, the directors, or any of their affiliates are subject to certain voting restrictions. Neither the Advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, directors, or any of their affiliates or any transactions between the Company and any of them.

10.	Subsequent Events:

On February 14, 2005, the Company formed a partnership with Dallas Market Center Company, Ltd. (“DMC”), an affiliate of Crow Holdings, for the purposes of acquiring certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall, together totaling approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space located in Dallas, Texas. As of March 11, 2005, the Company had invested approximately $60 million, excluding transaction costs and fees, in the partnership and expects to invest an additional $11 million to complete the transaction. The Company must obtain additional funds through its public offering in order to acquire its full equity interest in the partnership and underlying real estate assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2004 and

August 11, 2003 (Date of Inception) through December 31, 2003

10.	Subsequent Events (continued):

On January 1, 2005 and February 1, 2005, the board of directors declared distributions to stockholders totaling $.0417 per share for stockholders of record on January 1, 2005 and February 1, 2005 respectively to be paid by March 31, 2005. On February 1, 2005 the board of directors also declared a distribution of $.0438 per share for stockholders of record on March 1, 2005 to be paid by March 31, 2005.

During the period January 1, 2005 through March 11, 2005, the Company received additional subscription proceeds of approximately $30.1 million (3,016,001 shares). As of March 11, 2005 the aggregate subscription proceeds totaled $116.8 million.

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this prospectus as a result of the Company acquiring an interest in certain retail and commercial properties at seven resort villages and an interest real estate and related leasehold assets at the Dallas Market Center. For information on the Properties and the leases which the Company has entered into, see “Business - Property Acquisitions” and “Business - Pending Investments.”

Page
Intrawest Portfolio Commercial Properties:

Report of Independent Registered Public Accounting Firm	F - 25

Combined Statement of Revenue and Certain Expenses for the year ended June 30, 2004	F - 26

Notes to Combined Statement of Revenue and Certain Expenses	F - 27

DMC Properties:

Report of Independent Auditors	F - 33

Combined Statement of Revenues and Certain Expenses for the year ended January 31, 2005	F - 34

Notes to Combined Statement of Revenue and Certain Expenses	F - 35

CNL Income Properties is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of this prospectus:

CNL Village Retail Partnership, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm	F-39

Consolidated Balance Sheet at December 31, 2004	F-40

Consolidated Statement of Operations for the period from October 1, 2004 (date of inception) to December 31, 2004	F-41

Consolidated Statement of Changes in Partners’ Capital for the period from October 1, 2004 (date of inception) to December 31, 2004	F-42

Consolidated Statement of Cash Flows for the period from October 1, 2004 (date of inception) to December 31, 2004	F-43

Notes to Consolidated Financial Statements	F-44

CNL Income Canada Lessee Corp

Report of Independent Registered Certified Public Accounting Firm	F-50

Balance Sheet at December 31, 2004	F-51

Statement of Operations for the period from December 3, 2004 (date of inception) to December 31, 2004	F-52

Statement of Stockholder’s Equity and Comprehensive Income for the period from December 3, 2004 (date of inception) to December 31, 2004	F-53

Statement of Cash Flows for the period from December 3, 2004 (date of inception) to December 31, 2004	F-54

Notes from Financial Statements	F-55

Report of Independent Registered Public Accounting Firm

The Board of Directors

Intrawest Corporation:

We have audited the accompanying combined statement of revenue and certain expenses (as described in note 1) of the Intrawest Portfolio Commercial Properties (the Properties), for the year ended June 30, 2004. This financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing for CNL Income Properties, Inc., and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the accompanying combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses, (described in note 1) of the Intrawest Portfolio Commercial Properties for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Denver, Colorado

December 16, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combined Statement of Revenue and Certain Expenses

Year Ended June 30, 2004

	June 30, 2004	Three Months Ended September 30, 2004
		(Unaudited)
REVENUES:
Rent	$10,003,127	3,118,683
Other revenue	146,296	55,987

Total revenue	10,149,423	3,174,670

CERTAIN EXPENSES:
Home-owner’s Association and Village Company	1,591,323	491,509
Taxes	850,637	211,095
Bad debts	680,517	64,835
Management salaries	664,689	197,455
General operating expenses	503,803	90,963
Promotion and marketing	416,515	181,175
Maintenance	309,054	52,671
Utilities	175,223	55,287

Total expenses	5,191,761	1,344,990

Excess of revenue over certain expenses	$4,957,662	1,829,680

See accompanying notes to combined statement of revenue and certain expenses.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(1)	Organization and Basis of Presentation

The accompanying combined statement of revenues and certain expenses relates to the operations of commercial resort real estate properties owned by Intrawest Corporation (the Properties).

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended June 30, 2004. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of the Properties, have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. Except as noted above and with respect to the impacts of changes in occupancy and related-party transactions, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

The Properties in the portfolio consist of approximately 400,000 (unaudited) square feet of specialty retail, food and beverage, and office units within the following resort villages (all are unaudited):

Resort Village	Location	Description of properties[1]	Leasable Square feet[2]
The Village at Blue Mountain	Ontario	23 units in 6 buildings	38,000
The Village at Copper	Colorado	48 units in 17 buildings	95,000
The Village at Mammoth	California	32 units in 4 buildings	57,000
Baytowne Wharf	Florida	31 units in 19 buildings	56,000
The Village at Snows hoe	West Virginia	21 units in 4 buildings	39,000
The Village at Stratton	Vermont	23 units in 11 buildings	46,000
Whistler Creekside	British Columbia	26 units in 8 buildings	69,000

[1]	This description is not intended to provide a legal description of the real estate, and is only intended to be a general description of the property.

[2]	The leasable square footage is approximate and is presented as of June 30, 2004.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

The Properties lease space to tenants, including Intrawest Corporation (Intrawest), for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

The amount charged as base rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $3,106,436 and $1,420,454, respectively, and is included in rent revenue. In addition, third-party and related-party rental income of $1,408,622 and $132,293, respectively, is included in rent revenue to reflect revenue on a straight-line basis, in accordance with SFAS No. 13, Accounting for Leases. Management of the Properties believes such rental revenues will be realized.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. The amount charged or chargeable as recoveries for third-party tenants and related-party tenants in these properties, was $1,971,580 and $690,064, respectively, and is included in rent revenue.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

Certain leases require a percentage rent payment in addition to the minimum rent, if the tenant’s monthly sales are in excess of the established breakpoint. The amount charged as percentage rent for third-party tenants and related-party tenants in these properties, per the related lease agreements, was $950,433 and $376,679, respectively, and is included in rent revenue.

Intrawest occupies space at the Properties for which no lease agreements are in place, thus no revenue is included in the combined statement of revenue and certain expenses, nor future rental commitments disclosed in note 3. Such space, which approximates 72,000 square feet at June 30, 2004 (unaudited), is anticipated to be leased by Intrawest once the properties are sold to CNL Income Properties, Inc., as disclosed in note 5. Had such space been leased for the year ended June 30, 2004, management estimates that revenue for such space, assuming comparable lease rates, would have approximated $1,300,000 (unaudited).

(b)	Related Party Transactions and Expense Allocations

Intrawest, through various subsidiaries and affiliates, occupies approximately 38% at June 30, 2004 (unaudited) in the aggregate of the total gross leasable space of the portfolio. Such space is used primarily for offices and activity-related retail stores. See note 2 (a) for related revenue amounts.

Management salaries as well as certain expenses of insignificant amounts are incurred by Intrawest and allocated to the individual properties based on various allocation methods.

(c)	Use of Estimates

The preparation of the combined statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Such estimates include bad debt expense, deferred rent, taxes, and related-party expense allocations. Actual results could differ from those estimates.

(d)	Interim Period Statement (unaudited)

The interim combined statement of revenue and certain expenses for the three-month period ended September 30, 2004, have been prepared without audit. Certain information and footnote disclosures included in the combined statement of revenue and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

Revenue for third-party tenants and related-party tenants in these properties was $2,228,129 (unaudited) and $946,541 (unaudited), respectively.

In the opinion of management, the unaudited interim information for the three-month period ended September 30, 2004, included herein contains all adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three month period ended September 30, 2004. Results of interim periods are not necessarily indicative of results to be expected for the year.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(3)	Leasing Activities

The Properties’ revenue is obtained from tenant rental payments as provided for under noncancelable operating leases with tenants requiring monthly payments of specified minimum rent and certain operating cost recoveries.

Future minimum rental commitments under the noncancelable operating leases at June 30, 2004 are as follows:

	Related-party	Third-party	Total
Year-ending June 30:
2005	$2,409,000	3,914,000	6,323,000
2006	2,200,000	4,411,000	6,611,000
2007	1,450,000	4,537,000	5,987,000
2008	771,000	3,701,000	4,472,000
2009	336,000	2,597,000	2,933,000
Thereafter	441,000	10,696,000	11,137,000

	$7,607,000	29,856,000	37,463,000

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

(4)	Combined Statement

The combined statement of revenue and certain expenses for the properties included in the portfolio include The Village at Blue Mountain and Whistler Creekside (Canadian Properties) and five U.S. resort village properties: The Village at Copper, The Village at Mammoth, Baytowne Wharf, The Village at Snowshoe, and The Village at Stratton (U.S. Properties). The following schedules provide the detail, by country, of this combination.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Year ended June 30, 2004

	Canadian Properties June 30, 2004	U.S. Properties June 30, 2004	Combined Properties June 30, 2004
Revenues:
Rent	$1,872,732	8,130,395	10,003,127
Other revenue	67,332	78,964	146,296

Total revenue	1,940,064	8,209,359	10,149,423

Certain expenses:
Home-owner’s Association and Village Company	258,187	1,333,136	1,591,323
Taxes	330,432	520,205	850,637
Bad debts	—	680,517	680,517
Management salaries	46,398	618,291	664,689
General operating expenses	168,442	335,361	503,803
Promotion and marketing	61,623	354,892	416,515
Maintenance	99,714	209,340	309,054
Utilities	92,083	83,140	175,223

Total expenses	1,056,879	4,134,882	5,191,761

Excess of revenue over certain expenses	$883,185	4,074,477	4,957,662

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Combining Schedule of Revenues and Certain Expenses

Three months ended September 30, 2004

	Canadian Properties September 30, 2004	U.S. Properties September 30, 2004	Combined Properties September 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rent	$785,275	2,333,408	3,118,683
Other revenue	35,972	20,015	55,987

Total revenue	821,247	2,353,423	3,174,670

Certain expenses:
Home-owner’s Association and Village Company	98,749	392,760	491,509
Taxes	74,421	136,674	211,095
Bad debts	—	64,835	64,835
Management salaries	13,226	184,229	197,455
General operating expenses	32,025	58,938	90,963
Promotion and marketing	18,335	162,840	181,175
Maintenance	9,051	43,620	52,671
Utilities	19,140	36,147	55,287

Total expenses	264,947	1,080,043	1,344,990

Excess of revenue over certain expenses	$556,300	1,273,380	1,829,680

(5)	Subsequent Events

On December 3, 2004, Intrawest executed a series of agreements with CNL Income Properties, Inc. (CNL) whereby CNL acquired an interest in the Canadian Properties. In order to facilitate the acquisition of the Canadian Properties and satisfy certain legal, tax and lender requirements, U.S. Canadian Property Trust Alpha (Trust Alpha), a wholly owned subsidiary of CNL, was formed. Trust Alpha acquired the Canadian Properties for an aggregate cost of approximately $30,281,000, excluding certain transaction costs. In order to provide a portion of the funds required for Trust Alpha’s acquisition of the Canadian Properties, Intrawest made a mezzanine loan to Trust Alpha in the amount of $2,280,000.

At the closing of the Canadian Properties, Intrawest entered into new leases for certain commercial space in the Canadian Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements for all vacant space for a term of not less than 48 months with minimum base rent at market rates. The interim leases will remain in effect for a maximum of ten years or until stable third-party tenants are in place. Intrawest is also providing a full recourse indemnity guaranteeing all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

INTRAWEST PORTFOLIO COMMERCIAL PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses

June 30, 2004

On December 16, 2004, CNL Retail Village Partnership, LP (the Partnership) in which CNL holds an 80% ownership interest and Intrawest holds a 20% ownership interest, acquired the U.S. Properties for an aggregated cost of $80,558,000, excluding certain transaction costs. Immediately following the purchase, the Partnership conveyed each of the U.S. Properties to a separate special purpose subsidiary wholly owned by the Partnership. Each of the Subsidiaries are Delaware limited partnerships formed for the purpose of owning the U.S. Properties (the Subsidiary Owners).

The acquisition of the U.S. Properties was partially financed with a bridge loan from Intrawest Resort Finance, Inc. (a related party of Intrawest) in the principal amount of $45,000,000 (the Loan). The Loan is evidenced primarily by a promissory note and loan agreement made by the Partnership and the Subsidiary Owners. The Loan is secured by the Subsidiary Owners’ interests in the U.S. Properties as well as an assignment of rental income for those properties.

At the closing of the U.S. Properties, Intrawest entered into new leases for certain commercial space in the U.S. Properties that is occupied by Intrawest or its affiliates. The new leases have terms of 15 or 20 years, with four 5-year renewal options and annual base rents approximating market rates. In addition, Intrawest executed interim lease agreements with the Subsidiary Owners for all vacant space at each resort village. Under the interim leases, Intrawest will make payments of minimum base rents approximating market rates for a term of four years. Intrawest also executed a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those respective leases.

Report of Independent Auditors

The Partners

DMC Properties

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of DMC Properties for the year ended January 31, 2005. This Combined Statement of Revenue and Certain Expenses is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of DMC Properties’ revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of DMC Properties for the year ended January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 4, 2005

Dallas, Texas

DMC Properties

Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Revenues:
Permanent showroom rentals	$53,506,739
Market time shows	9,618,295
Nonmarket time shows	1,760,757
Consumer shows	1,677,631
Food and beverage revenue, net	144,572
Other revenue	3,369,146

$70,077,140

Certain Expenses:
Employee compensation and benefits	16,804,027
Public relations and advertising	6,577,532
Operations	8,634,974
Exhibitors	1,681,284
Administration	3,101,091
Ad valorem taxes	3,460,583
Insurance	1,008,592
Other operating expenses	2,469,576

Total certain expenses	43,737,659

Excess of revenues over certain expenses	$26,339,481

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

1.	Organization and Basis of Presentation

On January 14, 2005, CNL Income Properties, Inc. (the “REIT”) entered into a partnership interest purchase agreement (the Agreement) with Dallas Market Center Company, Ltd. (“DMC”). Pursuant to the Agreement, the REIT and DMC will form a partnership (the “Partnership”), in which the REIT will acquire a majority interest. The Partnership will acquire from DMC and affiliates their interests in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

On February 14, 2005, the Partnership was formed and acquired certain of the DMC Properties for approximately $218,000,000, excluding transaction costs, and assumed approximately $142,364,000 of existing debt. In addition, the Partnership has committed to acquire the remaining DMC Properties for approximately $31,000,000 and assume $16,467,000 in existing debt. It is anticipated that the acquisition of the remaining DMC Properties will close by June 30, 2005.

The accompanying combined statement of revenues and certain expenses relates to the operations of the DMC Properties. This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the year ended January 31, 2005. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of DMC Properties, have been excluded. Such items include interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

2.	Summary of Significant Accounting Policies

The accompanying Combined Statements of Revenues and Certain Expenses have been prepared on the accrual basis of accounting.

Revenue Recognition

The tenant leases are accounted for as operating leases. Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,042,816.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

Ground Lease Expense

The ground leases are accounted for as operating leases. Lease expense is recognized using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental expense in excess of rental payments pursuant to the terms of the lease agreements is recorded as deferred rent payable.

Income Taxes

The DMC Properties are held by partnerships and are not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying combined statement of revenues and certain expenses.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of revenues and certain expenses during the reporting periods. Actual results may differ from those estimates.

3.	Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by DMC Properties. Minimum future lease rentals to be received as of January 31, 2005, are as follows:

2006	$51,768,317
2007	45,221,047
2008	32,605,081
2009	22,293,945
2010	9,182,393
Thereafter	4,309,524

Total	$165,380,307

4.	Major Tenants

No single tenant individually represents more than 10% of total revenue for the year ended January 31, 2005.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

5.	Management Agreement

Market Center Management Company

DMC has a management and leasing agreement with an affiliated company, Market Center Management Company, Ltd. (the “Management Company”). The Management Company performs administrative services for DMC, including all matters pertaining to employment, supervision and compensation of employees. During the period February 1, 2004 through August 2, 2004 DMC Properties paid a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The agreement also provided for an annual management fee of 50% of net cash flow (as defined) from the DMC properties excluding International Floral and Gift Center in excess of $20,000,000 and in excess of $3,000,000 for International Floral and Gift Center. Management fees in the amount of $72,375 were paid in respect to the excess cash flow agreement during the year ending January 31, 2005.

Effective August 2, 2004 the management agreement with the Management Company for all DMC Properties, excluding International Floral and Gift Center, was terminated. Effective the same date, a new agreement was executed with the Management Company which increased the management fee to 1.5% of gross revenue, as defined. The management contract terms for International Floral and Gift Center continued without change. Management fees for the year ended January 31, 2005 were $949,886 and included $72,375 relating to the excess cash flows provisions of the management agreement. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of DMC. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits and amounted to $16,804,027 for the year ended January 31, 2005.

George Little Management

DMC also has a management contract with George Little Management (“GLM”) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by DMC of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. DMC has terminated the GLM management contract effective September 30, 2005. Management fees including a $250,000 contract termination payment paid to GLM for the year ended January 31, 2005 were $784,980.

DMC Properties

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended January 31, 2005

6.	Commitments and Contingencies

The DMC Properties commitments under land leases expire on various dates ranging from 2055 to 2066. In addition to rent, these leases require payment of property taxes and insurance. Rent expense amounted to $290,272 for the year ended January 31, 2005 and is included in other operating expenses in the accompanying combined statement of revenues and certain expenses.

The total minimum rental commitment under these land leases at January 31, 2005, was as follows:

2006	$293,489
2007	295,829
2008	298,215
2009	300,649
2010	303,131
Thereafter	21,703,116

Total minimum payments required	$23,194,429

DMC entered into a contract (expires January 2009) to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (“ARAMARK”). Under the agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2005, the net amount received from ARAMARK was approximately $144,572 related to this agreement

The Management Company has in place an Occupational Injury Benefit Plan (“Plan”) to cover employees injured at work. The Plan is indemnified under a policy for which DMC is responsible for a $200,000 deductible per occurrence up to $10,000,000 in claims per occurrence with a combined single limit of $1,000,000 per any one person. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $26,002 for the year ended January 31, 2005.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the DMC Properties, excluding the World Trade Center. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of DMC. DMC incurred approximately $3,425 in asbestos removal costs during the year ended January 31, 2005.

Report of Independent Registered Certified Public Accounting Firm

To the Partners of

CNL Village Retail Partnership, LP

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of changes in partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Village Retail Partnership, LP and its subsidiaries at December 31, 2004, and the results of their operations and their cash flows for the period from October 1, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 29, 2005

Orlando, Florida

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Balance Sheet

December 31, 2004

Assets
Cash	$10,000
Accounts receivable	121,695
Rent receivable	53,998
Prepaid interest	146,058
Property and equipment, net	81,935,909
Lease costs, net	2,848,570
Intangible lease assets, net	830,986
Other assets	132,208

Total assets	$86,079,424

Liabilities and Partners’ Capital
Accounts payable and accrued expenses	$448,877
Security deposits	309,212
Distributions payable	283,358
Intangible lease liabilities, net	2,309,360
Mortgage payable to related party	45,000,000

Total liabilities	48,350,807

Partners’ capital	37,728,617

Total liabilities and partners’ capital	$86,079,424

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statement of Operations

For the period from October 1, 2004 (date of inception) to December 31, 2004

Revenues:
Rental income	$343,518

Costs and expenses:
Interest	119,800
Depreciation	145,947
Amortization of lease costs	29,004

Total costs and expenses	294,751

Net income	$48,767

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statement of Changes in Partners’ Capital

For the period from October 1, 2004 (date of inception) to December 31, 2004

	General Partner	Limited Partners	Total
Partner contributions	$3,796	$37,959,412	$37,963,208
Net income	28	48,739	48,767
Distribution declared not yet paid	(28)	(283,330)	(283,358)

Balance, December 31, 2004	$3,796	$37,724,821	$37,728,617

CNL Village Retail Partnership, LP and Subsidiaries

Consolidated Statement of Cash Flows

For the period from October 1, 2004 (date of inception) to December 31, 2004

Cash flows from operating activities:
Net income	$48,767
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	145,947
Amortization of lease costs	29,004
Amortization of intangible lease assets	6,044
Accretion of intangible lease liabilities	(15,631)
Changes in assets and liabilities:
Accounts receivable	(121,695)
Rent receivable	(53,998)
Prepaid interest and other assets	(278,266)
Accounts payable and accrued expenses	448,877
Security deposits	309,212

Net cash provided by operating activities	518,261

Cash flows from investing activities:
Acquisition of property and equipment	(82,081,856)
Lease costs	(2,877,574)
Intangible lease assets	(837,030)
Intangible lease liabilities	2,324,991

Net cash used in investing activities	(83,471,469)

Cash flows from financing activities:
Proceeds from mortgage payable to related party	45,000,000
Capital contributions from partners	37,963,208

Net cash provided by financing activities	82,963,208

Net increase in cash	10,000
Cash, beginning of period	—

Cash, end of period	$10,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$265,858

Supplemental schedule of non-cash financing activities:
Distributions declared but not paid to Partners	$283,358

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

1.	Business

Organization

CNL Village Retail Partnership, LP (the “Partnership”) is a Delaware limited partnership whose partners are CNL Village Retail GP, LLC (the “General Partner”), CNL Income Partners, LP (the “CNL LP”) and Intrawest Corp (“Intrawest”). Intrawest and CNL LP are collectively referred to as the “Limited Partners”. The General Partner and the CNL LP are wholly-owned subsidiaries of CNL Income Properties, Inc. (the “REIT”). Certain major decisions as defined in the partnership agreement (the “Agreement”) require the approval of the General Partner and Limited Partners.

The General Partner and Limited Partners hold the following percentage interests:

Partner	Percentage Interest
General Partner	00.01%
CNL LP	79.99%
Intrawest	20.00%

The Partnership was formed on October 1, 2004 in anticipation of the acquisition of certain real estate from Intrawest. On December 16, 2004, the Partnership commenced operations when it acquired certain retail and commercial real estate from Intrawest at five resort villages in the United States: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (collectively, the “Properties”). The Partnership acquired the Properties on December 16, 2004 at a total purchase price of approximately $83 million. The Partnership funded the acquisition with a loan from Intrawest in the amount of $45 million and cash in the amount of $38 million. The purchase price was allocated to assets and liabilities acquired as follows:

Property and equipment	82,081,856
Intangible assets, net	1,389,613
Receipt of various assets	473,331
Assumption of various payables	(991,592)

$82,953,208

In February 2005, the Partnership received updated information for the real estate taxes payable. Based on this information, the Partnership recorded a payable to Intrawest in the amount of $135,089 that represents a refund of the amount credited to them during the original purchase. The amount is reflected in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

In accordance with the Agreement, net cash flow is distributed to the partners based on the hypothetical net cash flow as defined in the Agreement. The computation of hypothetical net cash flow encompasses the total cash flows to the partners from the Partnership, from US Canadian Property Trust Alpha (the “Trust”), which holds two Canadian Properties also acquired from Intrawest and is affiliated with the Partnership through common ownership, and CNL Income Canada Lessee Corporation (the “Canadian Lessee”), which holds the leases on the two Canadian Properties and is affiliated with the Partnership through common ownership. Additionally, per the Agreement, the partners’ total capital contributed is used in computing preferred distributions of net cash flows and includes capital and loans provided to the Partnership, the Trust and the Canadian Lessee.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

1.	Business, Continued

Net cash flow, as defined in the Agreement, is to be distributed quarterly to the Partners in accordance with the following order of priority: (i) first, to the General Partner and CNL LP to pay the CNL first tier preferred distribution, as defined in the Agreement; (ii) second, to Intrawest to pay the Intrawest first tier preferred distribution, as defined in the Agreement; (iii) third to Intrawest until Intrawest has received aggregate distributions equal to the lesser of a) Intrawest excess credit support or b) the aggregate amount of rents paid pursuant to Intrawest interim leases as of such time, both as defined in the Agreement; (iv) fourth, 65% among the General Partner and CNL LP and 35% to Intrawest until the General Partner and CNL LP distributions equal their second tier preferred return, as defined in the Agreement and (vi) thereafter, 43.75% among the partners in accordance with their percentage interests and 56.25% to the holders of the promote interest, as defined in the Agreement. As of December 31, 2004, the Partnership has net cash flow distributions payable totaling approximately $283,000.

Net income or loss is allocated between the partners based on the hypothetical liquidation at book value method (HLBV). Under the HLBV method, net income or loss is allocated between the partners based on the difference between each partners claim on the net assets of the partnership at the end and beginning of the period. Each partner’s share of the net assets of the Partnership is calculated as the amount that the Partner would receive if the Partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities.

Capital proceeds, including capital proceeds distributed to the partners in winding up the Partnership, are allocated in the same manner as net cash flow with the exception that the first tier preferred distribution for CNL LP and Intrawest are set at a different rate per the Agreement.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of consolidated financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements of the Partnership include the accounts of CNL Village Retail Partnership, LP and its wholly owned subsidiaries (“Subsidiaries”). All significant inter-partnership balances and transactions have been eliminated in consolidation.

Purchase Price Allocation

In determining the allocation of the purchase price of the Properties, the Partnership follows Financial Accounting Standards No. 141, “Business Combinations”, or FAS 141, and allocates the value of real estate acquired among the building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in place leases. Purchase price allocations and the determination of useful lives are based on management’s estimates and, under some circumstances, studies commissioned from independent real estate appraisal firms. No value was assigned to the tenant relationships as the Properties are too new and management cannot determine whether a certain tenant will renew their lease at the end of the term. No value was assigned to the land as the Partnership owns only an undivided interest in the land that the building and tenant improvements are located on.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Purchase price allocations to building were based on management’s determination of the relative fair values of these assets assuming the property is vacant, similar to those used by independent appraisers. Purchase price allocations to tenant improvements were estimated using replacement cost less economic depreciation. Purchase price allocations to above market and below market leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases are based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Lease Costs

Lease costs are comprised of in place lease values and are amortized to expense over the remaining non-cancelable periods of the respective leases. Such amortization amounted to $29,004 during the period ended December 31, 2004.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease are written off.

Intangible Lease Assets and Liabilities

Intangible lease assets are comprised of above market lease values and are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. Amortization related to above market lease values decreased rental income by $6,044 during the period ended December 31, 2004.

Intangible lease liabilities are comprised of below market lease values and are accreted as an increase to rental income over the non-cancelable periods of the respective leases. Accretion amounted to a rental income increase of $15,631 during the period ended December 31, 2004.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease are written off.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight – line method over 39 years. Tenant improvements are depreciated on the straight – line method over the shorter of the lease term or the estimated useful life.

Revenue Recognition

The Partnership records rental revenue on the straight-line basis over the terms of the respective leases. Percentage rent that is due based upon tenant performance levels such as gross revenues will be recorded when the underlying threshold has been reached in accordance with the provisions of Staff Accounting Bulletin 101.

Income Taxes

The Partnership is not subject to federal income taxes. As a result, the earnings or losses for Federal income

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

tax purposes are included in the tax returns of the individual partners. Net loss for financial statement purposes may differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable loss allocation requirements under the Agreement.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Partnership’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the period ended December 31, 2004, no impairment was recognized by the Partnership.

3.	Property and Equipment, net

Property and equipment, net consists of the following at December 31, 2004:

2004
Buildings	$71,302,572
Tenant improvements	10,779,284

82,081,856
Less: accumulated depreciation	(145,947)

$81,935,909

4.	Lease Cost and Intangible Lease Assets and Liabilities

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2004:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$2,877,574	$837,030	$2,324,991
Accumulated amortization or accretion	(29,004)	(6,044)	(15,631)

	$2,848,570	$830,986	$2,309,360

5.	Mortgage Payable to Related Party

In connection with the acquisition of the Properties on December 16, 2004, the Partnership obtained a $45,000,000 mortgage payable from Intrawest. The mortgage is collateralized by first mortgages and liens on the Properties and all other assets of the Partnerships. Interest accrues at 5.99% through January 20, 2006 whereby the interest rate increases by 50 basis points. Every 90 days following January 20, 2006, the amount will increase by 25 basis points until November 20, 2006, whereby it converts to the 30-Day LIBOR plus

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

5.	Mortgage Payable to Related Party, Continued

7.50%. The payments of interest only are due monthly through December 31, 2006 when the principal is to be paid in full. The Partnership incurred interest expense of $119,800 during the period ended December 31, 2004.

6.	Leases

The Partnership has assumed the existing leases between tenants and Intrawest (as the prior owner of the Properties). These leases call for base minimum rents and percentage rents based on the tenants’ gross revenues, as well as reimbursement for certain operating expenses of the Properties.

For the period ended December 31, 2004, base rental income amounted to $279,933 and percentage rental income amounted to $53,997.

Future minimum rental receipts under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2004 are as follows:

	Third Party	Intrawest	Total
2005	$3,273,221	$3,141,244	$6,414,465
2006	3,583,754	3,146,088	6,729,842
2007	3,373,820	3,269,928	6,643,748
2008	2,683,925	3,405,492	6,089,417
2009	2,150,555	2,618,484	4,769,039
Thereafter	6,808,607	30,509,916	37,318,523

Total	$21,873,882	$46,091,152	$67,965,034

The future minimum rental receipts that are classified as Intrawest relate to tenants that are affiliated with Intrawest. Those leases call for base minimum rents and percentage rents base on the tenants gross revenues, as well as reimbursement for certain operating expenses of the Properties. The terms of the lease agreements range from 15 to 20 years with four five-year renewal options.

In addition to lease agreements with tenants that are related to Intrawest, Intrawest has agreed to provide interim support for those spaces that are vacant at the Properties for a period of four years (the “Interim Leases”). Under the Interim Leases, Intrawest will pay the Partnership interim rent at market rates until the spaces are leased to a third party. If the Properties, however, generate certain cash flow as discussed in the overall agreement, then the interim rents will be returned to Intrawest. At December 31, 2004, the Partnership had a payable in the amount of $39,361 recorded on the accompanying consolidated balance sheet that related to interim rents received from Intrawest that will be returned to Intrawest as certain thresholds were met.

For the period ended December 31, 2004, base rental income received from Intrawest amounted to $91,989 and percentage rental income received from Intrawest amounted to $24,610. No payments under the interim leases from Intrawest were recorded as rental income.

7.	Management Agreement

The subsidiaries of the Partnership, under five property management agreements each dated December 16, 2004, have engaged an affiliate of Intrawest to manage the Properties. The management agreements provide for an initial operating term of 20 years and expire on December 31, 2024 and four five-year renewal options, subject to certain termination rights. The Intrawest affiliate will be paid a fee based on a percentage of total revenues of the Properties.

CNL Village Retail Partnership, LP and Subsidiaries

Notes to Consolidated Financial Statements

For the period from October 1, 2004 (date of inception) to December 31, 2004

8.	Commitments and Contingencies

In connection with the purchase of the resort village property at Copper Mountain, Colorado, the Intrawest Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million.

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Partnership’s financial condition or results of operations.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors of

CNL Income Canada Lessee Corporation

In our opinion, the accompanying balance sheet and the related statement of operations, of stockholder’s equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of CNL Income Canada Lessee Corporation at December 31, 2004, and the results of their operations and their cash flows for the period from December 3, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 29, 2005

Orlando, Florida

CNL Income Canada Lessee Corporation

Balance Sheet

December 31, 2004

Assets

Cash	$492,765
Other asset	17,895

Total assets	$510,660

Liabilities and Equity

Accounts payable and accrued expenses	$85,380
Security deposits	208,616
Rent payable	199,785

Total liabilities	493,781

Stockholder’s equity:
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding	—
Retained earnings	16,555
Accumulated other comprehensive income	324

Total equity	16,879

Total liabilities and equity	$510,660

The accompanying notes are an integral part of these financial statements.

CNL Income Canada Lessee Corporation

Statement of Operations

For the period from December 3, 2004 (date of inception) to December 31, 2004

Revenues:
Rental income	$224,095

Costs and expenses:
Rental expense	197,393

Income before provision for income taxes	26,702
Provision for income taxes	10,147

Net income	$16,555

The accompanying notes are an integral part of these financial statements.

CNL Income Canada Lessee Corporation

Statement of Stockholder’s Equity and Comprehensive Income

For the period from December 3, 2004 (date of inception) to December 31, 2004

	Common Stock		Retained Earnings	Accumulated Other Comprehensive Income	Total
	Number of Shares	Par Value
Balance at December 3, 2004	—	$—	$—	$—	$—
Issuance of common stock	100	—	—	—	—
Net income	—	—	16,555	—	16,555
Foreign currency translation	—	—	—	324	324

Total comprehensive income					16,879

Balance at December 31, 2004	100	$—	$16,555	$324	$16,879

The accompanying notes are an integral part of these financial statements.

CNL Income Canada Lessee Corporation

Statement of Cash Flows

For the period from December 3, 2004 (date of inception) to December 31, 2004

Cash flows from operating activities:
Net income	$16,555
Adjustments to reconcile net income to cash provided by operating activities based on changes in assets and liabilties:
Other assets	(17,895)
ccounts payable and accrued expenses	85,380
Security deposits	210,502
Rent payable	199,785

Net cash provided by operating activities	494,327

Effect of exchange rate changes on cash	(1,562)
Net increase in cash	492,765
Cash, beginning of period	—

Cash, end of period	$492,765

Cash paid during the year for:	$—
Income taxes

The accompanying notes are an integral part of these financial statements.

CNL Income Canada Lessee Corporation

Notes from Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

1.	Business

Organization

CNL Income Canada Lessee Corporation (the “Company”) is a Canadian company that was formed on December 3, 2004. The Company is a wholly owned taxable REIT subsidiary by CNL Income Properties, Inc. (the “REIT”).

On December 3, 2004, the Company entered into master lease agreements with respect to certain retail and commercial real estate at two resort villages: the Village at Blue Mountain, Ontario and the Village at Whistler Creekside, British Columbia (collectively, the “Properties”). The Properties are wholly-owned by US Canadian Property Trust Alpha (the “Trust”), which is ultimately wholly-owned by the REIT. Under the terms of the master lease agreement, the Company assumed all rights, obligations and interests in the existing leases with the tenants at the Properties, and in turn, the Company agreed to pay rent to the Trust in accordance with the master lease agreement.

On December 3, 2004, the Company also entered into long-term management contracts with wholly-owned subsidiaries of Intrawest Resorts, Inc. (“Intrawest”) whereby Intrawest will conduct all of the day-to-day property management and leasing activities of the Properties in accordance with the terms of the management agreement. Prior to the Trust’s acquisition of the Properties, the Properties were owned and managed by Intrawest.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Revenue Recognition

The Company recognizes rental income generated from its leases on a straight line basis over the terms of the respective leases. Some leases contain provisions for the tenants’ payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue when the underlying threshold has been reached in accordance with the provisions of Staff Accounting Bulletin 101.

Rental Expense Recognition

The Company accrues the fixed rental expense using the straight line basis over the terms of the master lease agreement. Percentage rental expense is accrued evenly throughout the year based on the Company’s estimate of annual percentage rent expense.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are

CNL Income Canada Lessee Corporation

Notes from Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Translation

The Company is a Canadian entity that performs the following translation to U.S. Dollars in order to report under United States generally accepted accounting principles. The results of operations are maintained in the local currency and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in stockholder’s equity as a cumulative foreign currency translation adjustment, a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions are included in the accompanying statement of operations.

3.	Master Lease Agreements

On December 3, 2004, the Company entered into master lease agreements with the Trust for the Properties. Under the terms of the master lease agreement, the Company assumed all rights and interests in the existing leases with the tenants at the Properties, and in turn, the Company agreed to pay rent to the Trust in accordance with the master lease agreement, the Company is also responsible for utility charges, insurance premiums, condominium association fees and other charges arising in connection with the operation of the Properties.

The initial fixed term of the lease expires on December 3, 2025 and shall automatically extend for two extension terms of five years each, unless the Company elects to terminate the lease in accordance with the terms of the lease agreement.

Under the master lease agreements, the Company is required to remit, minimum fixed rents as well as percentage rents based on gross revenues as defined in the master lease agreement. For the period ended December 31, 2004, fixed rents amounted to $175,207 and percentage rents amounted to $22,186

CNL Income Canada Lessee Corporation

Notes from Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

3.	Master Lease Agreements, Continued

Future minimum rental payments to the Trust under the master lease agreement are as follows:

2005	$2,688,092
2006	2,741,268
2007	3,067,774
2008	3,067,774
2009	3,067,774
Thereafter	46,016,610

Total	$60,649,292

4.	Leases

The Company has assumed the existing leases between tenants and the Properties. These leases call for base minimum rents and percentage rents based on the tenants’ gross revenues, as well as reimbursement for certain operating expenses of the Properties.

For the period ended December 31, 2004, base rental income amounted to $224,095. No percentage rental income was recognized during the period ended December 31, 2004.

Future minimum rental receipts under non-cancelable operating leases with tenants of the Properties having remaining terms in excess of one year as of December 31, 2004 are as follows:

	Third Party	Intrawest	Total
2005	$1,917,101	1,069,612	2,986,713
2006	1,912,613	1,073,448	2,986,061
2007	1,762,817	1,079,925	2,842,742
2008	1,575,876	1,090,237	2,666,113
2009	1,225,117	899,273	2,124,390
Thereafter	6,064,434	13,543,043	19,607,477

Total	$14,457,958	18,755,538	33,213,496

The future minimum rental receipts in the table above from Intrawest relate to tenants that are affiliated with Intrawest. Those leases call for base minimum rents and percentage rents base on the tenants gross revenues, as well as reimbursement for certain operating expenses of the Properties. The terms of the lease agreements range from 15 to 20 years with four five-year renewal options.

Additionally, Intrawest has executed leases for all unleased space at the Properties for a term of not less than 48 months with minimum base rents at market rates. The Canadian interim leases will remain in place for a maximum of 10 years or until stable third party tenants are in place with minimum base rents at market rates.

CNL Income Canada Lessee Corporation

Notes from Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

4.	Leases, Continued

Intrawest has executed a full recourse corporate indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of the respective leases. If certain cash flow levels are achieved, rents under the interim leases with Intrawest will not be due.

For the period ended December 31, 2004, base rental income received from Intrawest amounted to $69,222. No rental income was recognized under the interim leases or percentage rent for the period ended December 31, 2004. At December 31, 2004, the Company had a payable in the amount of $16,656 recorded on the accompanying balance sheet that related to interim rent collected from Intrawest that will be returned to Intrawest as the required operational cash flows were achieved without interim rents.

5.	Commitments and Contingencies

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Company’s financial condition or results of operations.

6.	Taxes

The Company utilized an estimated effective rate of 38% in recording the provision for income taxes in the accompanying statement of operations. There are no temporary differences between the tax basis of the assets and liabilities and their financial statement reporting amounts.

Report of Independent Registered Certified Public Accounting Firm

To the Trustees of

US Canadian Property Trust Alpha

In our opinion, the accompanying balance sheet and the related statement of operations, of trust corpus and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of US Canadian Property Trust Alpha at December 31, 2004, and the results of their operations and their cash flows for the period from December 3, 2004 (date of inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trustee. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 29, 2005

Orlando, Florida

US Canadian Property Trust Alpha

Balance Sheet

December 31, 2004

Assets

Cash	$13,750
Rent receivable	199,785
Prepaid interest	35,277
Property and equipment, net	31,879,462
Lease costs, net	1,014,667
Intangible lease assets, net	581,547
Deferred loan costs, net of accumulated amortization of $4,974	633,009

Total assets	$34,357,497

Liabilities and Trust Corpus

Accounts payable and accrued expenses	$4,046
Accrued interest	122,445
Intangible lease liabilities, net	1,196,990
Mortgage loan payable	22,085,980
Mortgage loan payable to related parties	11,099,464

Total liabilities	34,508,925

Trust corpus	(58,353)
Accumulated other comprehensive loss	(93,075)

Total trust corpus	(151,428)
Total liabilities and trust corpus	$34,357,497

The accompanying notes are an integral part of these financial statements.

US Canadian Property Trust Alpha

Statement of Operations

For the period from December 3, 2004 (date of inception) to December 31, 2004

Revenues:
Rental income	$198,252

Costs and expenses:
Interest	222,058
Depreciation	79,672
Amortization of lease costs	20,893
Amortization of loan costs	4,914
Other expenses	2,410

Total costs and expenses	329,947

Net loss	$(131,695)

The accompanying notes are an integral part of these financial statements.

US Canadian Property Trust Alpha

Statement of Trust Corpus and Comprehensive Loss

For the period from December 3, 2004 (date of inception) to December 31, 2004

	Trust Corpus	Accumulated Other Comprehensive Loss	Total
Contributions to Trust	$73,342	$—	$73,342
Net loss	(131,695)	—	(131,695)
Foreign currency translation	—	(93,075)	(93,075)

Total comprehensive loss			(224,770)

Balance, December 31, 2004	$(58,353)	$(93,075)	$(151,428)

The accompanying notes are an integral part of these financial statements.

US Canadian Property Trust Alpha

Statement of Cash Flows

For the period from December 3, 2004 (date of inception) to December 31, 2004

Cash flows from operating activities:
Net loss	$(131,695)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	79,672
Amortization of lease and loan costs	25,807
Amortization of intagible lease assets	7,419
Accretion of intagible lease liabilities	(8,278)
Changes in assets and liabilties:
Rent receivable	(197,461)
Prepaid interest	(34,867)
Accounts payable and accrued expenses	3,999
Accrued interest	121,021

Net cash used in operating activities	(134,383)

Cash flows from investing activities:
Acquisition of property and equipment	(32,227,254)
Lease costs	(1,044,471)
Intangible lease assets	(593,980)
Intangible lease liabilities	1,215,444

Net cash used in investing activities	(32,650,261)

Cash flows from financing activities:
Proceeds from mortgage loan payable to related party	11,100,000
Proceeds from mortgage loan payable	22,270,596
Payment of deferred loan costs	(643,315)
Contribution to Trust	73,342

Net cash provided by financing activities	32,800,623

Effect of exchange rate changes on cash	(2,229)
Net increase in cash	13,750
Cash, beginning of period	—

Cash, end of period	$13,750

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$134,890

The accompanying notes are an integral part of these financial statements.

US Canadian Property Trust Alpha

Notes to Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

1.	Business

Organization

US Canadian Property Trust Alpha (the “Trust”) is an Island of Jersey Trust. The Trust was formed on December 3, 2004, to acquire certain retail and commercial real estate from Intrawest Resorts, Inc. (“Intrawest”) at two resort villages in Canada: the Village at Blue Mountain, Ontario and the Village at Whistler Creekside, British Columbia (collectively, the “Properties”).

The Trust is wholly-owned by CNL Income Properties, Inc. (the “REIT”)

The Properties are leased under long-term master lease agreements with CNL Income Canada Lessee Corp. (the “CNL Tenant”). The CNL Tenant is also wholly-owned by the REIT. The CNL Tenant has entered into long-term management agreement with affiliates of Intrawest to manage the day-to-day operations of the Properties.

The Trust acquired the Properties at a total cost of approximately $32.8 million. The Trust funded the acquisition with third party debt of approximately $21.6 million ($22.3 million net of $643 thousand of loan costs) and borrowing from the REIT and Intrawest in the amount of approximately $11.2 million. The purchase price was allocated to assets acquired as follows:

Property and equipment	32,227,254
Intangible assets, net	423,007
Miscellaneous assets	150,362

$32,800,623

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

The Trust prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Purchase Price Allocation

In determining the allocation of the purchase price of properties, the Trust follows Financial Accounting Standards No. 141, “Business Combinations”, or FAS 141, and allocates the value of real estate acquired among the building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in place leases. No value was assigned to the tenant relationships as the Properties are too new and trustees cannot determine whether a certain tenant will renew their lease or not at the end of the term. No value was assigned to the land as the Trust owns only an undivided interest in the land that the building and tenant improvements are located on. Purchase price allocations and the determination of useful lives are based on management’s estimates and, under some circumstances, studies commissioned from independent real estate appraisal firms.

Purchase price allocations to building were based on management’s determination of the relative fair values of these assets assuming the property is vacant, similar to those used by independent appraisers.

US Canadian Property Trust Alpha

Notes to Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Purchase price allocations to tenant improvements were estimated using replacement cost less economic depreciation.

Purchase price allocations to above market and below market leases are based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in place leases and (ii) our estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.

Purchase price allocations to in place leases based on the present value of the estimated avoided costs determined based on estimates of rent loss and an estimate of carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs to execute similar leases in current market conditions, such as leasing commissions, legal and other related costs.

Property and Equipment, net

Property and equipment is stated at cost and includes buildings and tenant improvements. Buildings are depreciated on the straight – line method over 39 years. Tenant improvements are depreciated on the straight – line method over the shorter of the lease term or the estimated useful life.

Lease Costs

Lease costs are comprised of in place lease values and are amortized to expense over the remaining non-cancelable periods of the respective leases. Such amortization amounted to $20,893 during the period ended December 31, 2004.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease is written off.

Intangible Lease Assets and Liabilities

Intangible lease assets are comprised of above market lease values and are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. Amortization related to above market lease values decreased rental income by $7,419 during the period ended December 31, 2004.

Intangible lease liabilities are comprised of below market lease values and are accreted as an increase to rental income over the non-cancelable periods of the respective leases. Accretion amounted to a rental income increase of $8,278 during the period ended December 31, 2004.

If a lease is terminated prior to its stated expiration, all unamortized amounts relating to that lease is written off.

Deferred Loan Costs

Deferred loan costs, primarily loan origination and related fees, are deferred and amortized over the life of the loan using the straight-line method which approximates the effective interest method.

Revenue Recognition

The Trust records rental revenue on the straight-line basis over the terms of the respective leases. Percentage rent that is due based upon the gross revenues of the CNL Tenant will be recorded when the underlying threshold has been reached in accordance with the provisions of Staff Accounting Bulletin 101.

US Canadian Property Trust Alpha

Notes to Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

2.	Summary of Significant Accounting Policies, Continued

Income Taxes

The Trust’s structure is not subject to income taxes. As a result, the earnings or losses for Federal income tax purposes are included in the tax returns of the Trust’s beneficiaries.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Trust’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the period ended December 31, 2004, the Trust recorded no impairments.

Foreign Currency Translation

The Company is a Canadian entity that performs the following translation to U.S. dollars in order to report under U.S. generally accepted accounting principles. The results of operations are maintained in the local currency and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in trust corpus as a cumulative foreign currency translation adjustment, a component of accumulated other comprehensive income. Gains and losses from foreign currency transactions are included in the accompanying statement of operations.

3.	Property and Equipment, net

Property and equipment, net consists of the following at December 31, 2004:

2004
Building	$27,417,899
Tenant improvements	4,542,200

31,960,099
Less: accumulated depreciation	(80,637)

$31,879,462

4.	Lease Cost and Intangible Lease Assets and Liabilities

Lease cost, net and intangible lease assets and liabilities, net consist of the following at December 31, 2004:

	Lease Costs	Intangible Lease Asset	Intangible Lease Liability
Balance	$1,035,813	$589,056	$1,205,368
Accumulated amortization or accretion	(21,146)	(7,509)	(8,378)

	$1,014,667	$581,547	$1,196,990

US Canadian Property Trust Alpha

Notes to Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

5.	Master Lease Agreements

On December 3, 2004, the Trust entered into master lease agreements with the CNL Tenant for the Properties. Under the terms of the master lease agreements, the CNL Tenant assumed all rights and interests in the existing leases with the tenants at the Properties, and in turn, the CNL Tenant agreed to pay rent to the Trust in accordance with the master lease agreement. The CNL Tenant is also responsible for utility charges, insurance premiums, condominium association fees and other charges arising in connection with the operation of the Properties.

The initial fixed term of the lease expires on December 3, 2025 and shall automatically be extended for two extension terms of five years each, unless the CNL Tenant elects to terminate the lease in accordance with the terms of the lease agreement.

Under the master lease agreements, the CNL Tenant is required to remit minimum fixed rents as well as percentage rents based on gross revenues as defined in the master lease agreement. For the period ended December 31, 2004, fixed rents amounted to $175,207 and percentage rents amounted to $22,186.

Future minimum rental payments to the Trust under the master lease agreement with the CNL Tenant are as follows:

2005	$2,688,092
2006	2,741,268
2007	3,067,774
2008	3,067,774
2009	3,067,774
Thereafter	46,016,610

Total	$60,649,292

6.	Mortgage Loan Payable

In connection with the acquisition of the Properties on December 3, 2004, the Trust obtained a $22,085,980 mortgage loan payable from a third party that matures on January 11, 2015. The mortgage is collateralized by first mortgages and liens on the Properties and all other assets. Interest accrues at 5.83% with interest only payments due through December 11, 2006. Beginning with the January 11, 2007 payment, the Trust shall remit payments representing principal and interest in the amount of $130,012 until the note matures on December 11, 2014 and the Trust must remit any unpaid principal balance at that time. The Trust incurred interest expense of $101,079 during the period ended December 31, 2004.

The required annual principal payments on the mortgage loan payable at December 31, 2004 are as follows:

2005	$—
2006	—
2007	279,994
2008	293,129
2009	314,314
Thereafter	21,198,543

Total	$22,085,980

7.	Mortgage Loan Payable to Related Party

In connection with the acquisition of the Properties on December 3, 2004, the Trust obtained a $2,280,000 mortgage loan payable from Intrawest. The mortgage is collateralized by the Pledged Interest and Proceeds as defined in a pledge agreement. Interest accrues at 14.00% through December 31, 2005, 14.25% from

US Canadian Property Trust Alpha

Notes to Financial Statements

For the period from December 3, 2004 (date of inception) to December 31, 2004

7.	Mortgage Loan Payable to Related Party, Continued

January 1, 2006 to December 31, 2006 and 14.5% thereafter. The payments of interest only are due quarterly through December 2, 2029 when the principal is to be paid in full. The Trust incurred interest expense of $31,501 during the period ended December 31, 2004 relating to this note to Intrawest.

In connection with the acquisition of the Properties on December 3, 2004, the Trust obtained an $8,820,000 mortgage loan payable from the REIT. The mortgage is collateralized by the Pledged Interest and Proceeds as defined in the Pledge Agreement. Interest accrues at 14.00% through December 31, 2005, 14.25% from January 1, 2006 to December 31, 2006 and 14.5% thereafter. The payments of interest only are due quarterly through December 2, 2029 when the principal is to be paid in full. The Trust incurred interest expense of $89,478 during the period ended December 31, 2004 relating to this note with the REIT.

8.	Commitments and Contingencies

From time to time the Trust may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Trust’s financial condition or results of operations.

Intrawest Corporation

Selected Financial Data

The following selected financial data is filed as part of this prospectus as a result of Intrawest Corporation (“Intrawest”) managing the Resort Village Properties owned by the Company through its unconsolidated entities as of December 31, 2004. The selected financial data presented for Intrawest as of June 30, 2004 and June 30, 2003, and for each of the three years ended June 30, 2004, was obtained from the Form 40-F filed by Intrawest with the Commission for the year ended June 30, 2004. The selected financial data presented for Intrawest as of December 31, 2004, was obtained from the Form 6-K filed by Intrawest with the Commission for the six months ended December 31, 2004.

(in Thousands, except per share data)

Consolidated Balance Sheet Data:

	December 31, 2004	June 30, 2004	June 30, 2003
	(unaudited)
Current assets	$903,562	$777,329	$1,049,983
Total assets	2,653,642	2,255,750	2,515,722
Current liabilities	664,067	406,371	640,498
Noncurrent liabilities	1,122,324	1,018,804	1,117,726
Minority interests	42,289	43,266	46,359
Stockholders’ equity	824,962	787,309	711,139

Consolidated Statements of Operations Data:

	Six Months Ended December 31, 2004	Year Ended June 30, 2004	Year Ended June 30, 2003	Year Ended June 30, 2002
	(unaudited)
Revenues	$636,842	$1,543,904	$1,086,639	$985,971

Net income (loss)	$(14,702)	$59,949	$34,176	$58,480

Basic net income (loss) per share	$(0.31)	$1.26	$0.73	$1.33

Diluted net income (loss) per share	$(0.31)	$1.25	$0.73	$1.31

APPENDIX A

FORM OF

REINVESTMENT PLAN

FORM OF

REINVESTMENT PLAN

CNL INCOME PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. Bank of New York, the agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:

(a) The Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per Share.

(b) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(c) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(d) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(e) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(f) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Suitability.

(a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. (“CSC”), will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

(b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

(c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant’s participation in the

Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

(d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement.

(e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s Prospectus.

7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event the proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay acquisition fees of 3.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company may also pay approximately 0.64%, 0.01% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 3.90% of the proceeds of reinvested Distributions.

9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11. Termination.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any

Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX B

PRIOR PERFORMANCE TABLES

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of the Company’s principals and their Affiliates (collectively, the “Sponsor”) which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hotels & Resorts, Inc. (formerly, CNL Hospitality Properties, Inc.) and CNL Retirement Properties, Inc., to invest in hotel properties and retirement properties, respectively. No Prior Public Programs sponsored by the Company’s Affiliates have invested in properties leased on a triple-net basis in which the Company expects to invest.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., CNL Hotels & Resorts, Inc., and CNL Retirement Properties, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2004. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, which had offerings that became fully subscribed between January 2002 and December 2004.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsors of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2004, in connection with each Prior Public Program which had offerings that became fully subscribed between January 2002 and December 2004. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2004. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2004, of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2004.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposals of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2002 and December 2004.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Subsequent Events

Please note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.
	(Note 1)	(Notes 2, 3 and 4)
Dollar amount offered	$3,090,000,000	$2,510,000,000

Dollar amount raised	99.2%	(Note 4)

Less offering expenses:
Selling commissions and discounts	(7.5)	(7.5)
Organizational expenses	(2.0) to (4.0)	(3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)	(0.5)

	(11.0)	(11.0)

Reserve for operations	—	—

Percent available for investment	88.0 to 90.0%	89.0%

Acquisition costs:
Cash down payment	83.0 to 85.0%	84.0%
Acquisition fees paid to affiliates	4.5	4.5
Acquisition expenses	0.5	0.5

Total acquisition costs	88.0 to 90.0%	89.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%	31.9%
Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03	9/18/98, 9/19/00, 5/24/02 and 4/04/03
Length of offering (in months)	23, 15, 20, 9 and 13 respectively	24, 20, 11 and 13, respectively
Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12 and 1 respectively	19, 24, 15 and 17, respectively

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “ Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for the sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common sock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004, the company received approximately $1,741,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan.

Past performance is not necessarily indicative of future performance

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”) and upon completion of the 2002 Offering on April 3, 2003, the company had received approximately $450,000,000. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”) and upon termination of the 2003 Offering on May 14, 2004, the company had received approximately $1,568,000,000. Immediately following the termination of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”). As of December 31, 2004, the Retirement Properties REIT had received subscription proceeds of $202,013,758 (20,201,375 shares) from its 2004 Offering.

Note 3:	During its Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, the Retirement Properties REIT raised $9,718,974 or 6.3%, $155,000,000 or 100%, $450,000,000 or 100% and $1,568,000,000 or 89.6%, respectively, of the dollar amount offered.

Note 4:	The amounts shown represent the combined results of the Retirement Properties REIT’s Initial Offering, 2000 Offering, 2002 Offering and 2003 Offering only, due to the fact that the 2004 Offering was not yet fully subscribed at December 31, 2004.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	CNL Retirement Properties, Inc.	Other Programs
	(Notes 2 and 3)	(Note 8)	(Note 1)
	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03	9/18/98, 9/19/00, 5/24/02, 4/3/03 and 5/14/04
Date offering commenced

Dollar amount raised	$3,066,534,832	$2,384,658,206	(Note 1)

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112	174,504,552
Real estate commissions	—	—
Acquisition fees	137,994,067	105,818,412
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674	14,159,637

Total amount paid to sponsor	383,316,853	294,482,601	(Note 1)

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	244,573,472	154,893,290	87,088,059
2003 (Note 6)	127,948,000	66,752,844	160,501,239
2002 (Note 6)	84,484,672	18,339,364	167,271,966
2001 (Note 6)	62,826,759	2,466,324	101,478,002
2000	45,528,919	1,349,284	NA
1999	13,348,795	51,647	NA
1998	2,985,455	—	NA
1997	29,358	—	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	30,832,972	15,495,290	4,871,988
2003	15,061,000	6,094,844	5,507,367
2002	7,824,672	1,554,601	7,333,973
2001	4,418,759	292,945	8,241,644
2000	1,878,358	253,265	NA
1999	458,634	38,796	NA
1998	208,490	—	NA
1997	6,889	—	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 11)	16,810,000	—	919,908,431
Notes	—	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—	—
Incentive fees	—	—	—
Other (Notes 3, 4, 9 and 10)	79,854,706	44,520,409	4,480,309

Note 1:	Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the “Restaurant Properties REIT”), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2
(Continued:)	Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1,741,000,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 3:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 4:	During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in “Other Programs”) incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor. In addition, during each of the years ended December 31, 2003 and 2004, the Retirement Properties REIT incurred approximately $310,000 in soliciting dealer servicing fees payable to the sponsor.

Note 5:	In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants (“Soliciting Dealer Warrants”) to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:	In September 1999, the Restaurant Properties REIT (included in “Other Programs”) acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 8:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company’s reinvestment plan. Upon completion of the 2002 Offering on April 3, 2003, the company had received $450,000,000. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”). Upon termination of the 2003 Offering on May 13, 2004, the company had received $1,567,925,474. Immediately following the completion of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”). As of December 31, 2004, the Retirement Properties REIT had received subscription proceeds of $202,013,758 (20,201,375 shares) from its 2004 Offering, including $39,642,141 (3,964,214 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 9:	In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. The acquisition fees are equal to a percentage of the loan proceeds from the permanent financing. For the Initial Offering through the 2003 Offering, this percentage was equal to 4.5%. For the 2004 Offering, this percentage is equal to 4.0%. During the years ended December 31, 2004, 2003 and 2002, the Retirement Properties REIT paid the advisor $29,951,684, $11,276,577 and $2,051,748, respectively, in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 10:	CNL Capital Corp., an affiliate of the Sponsor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for a $23.5 million loan for the Retirement Properties REIT, for which it was paid a $470,400 structuring fee in 2002. During 2003, the Retirement Properties REIT also paid CCM a $150,000 finder’s fee related to the acquisition of two properties.

Note 11:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating express (Notes 5, 23 and 24)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)

Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 3)
Gross revenue (Note 24)	$29,560,219	$57,979,792	$82,322,385	$102,633,624	$90,729,744	$80,814,216	$75,231,590
Equity in earnings of unconsolidated joint venture	16,018	97,307	97,559	98,561	100,493	107,702	105,034
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
Sale of real estate (Notes 23 and 24)	—	—	—	128,479,972	209,497,908	—	—
Interest income	8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
Less: Operating express (Notes 5, 23 and 26)	(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
Transaction costs	—	(6,798,803)	(10,315,116)	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
Interest expense (Notes 23 and 26)	—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
Cost of real estate sold (Notes 23 and 24)	—	—	—	(118,372,146)	(193,178,891)	—	—
Depreciation and amortization (Notes 23 and 26)	(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
Loss on termination of cash flow hedge accounting	—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
Advisor acquisition expense (Note 16)	—	(76,333,516)	—	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—	11,578,657	28,329,974	42,949,989
Income tax benefit	—	—	—	—	—	6,345,551	(10,936,893)
Cumulative effect of accounting change	—	—	—	(3,840,902)	—	—	—

Net income (loss) – GAAP basis	32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

Taxable income
- from operations (Note 8)	33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)

Cash generated from (used in) operations (Notes 4 and 5)	39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
Cash generated from sales (Notes 7, 15, 18 and 21)	2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
Cash generated from refinancing	—	—	—	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
- from sale of properties	—	—	—	—	—	—	—
- from cash flow from prior period	(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
- from return of capital (Note 10)	(67,821)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)
Special items (not including sales of real estate and refinancing):	385,523,966	210,736	—	3,691,600	9,750,000	—	—
Subscriptions received from stockholders
Sale of common stock to CNL Fund Advisors, Inc.	—	—	—	—	—	—	—
Retirement of shares of common stock (Note 13)	(639,528)	(50,891)	—	—	(4,709)	—	—
Contributions from minority interest of consolidated joint venture	—	740,621	39,922	—	—	—	—
Distributions to minority interest	(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
Payment of stock issuance costs (Note 20)	(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
Acquisition of land and buildings on operating leases (Note 4)	(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
Investment in direct financing leases (Note 4)	(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
Proceeds from sales of equipment direct financing leases	—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance

TABLE III - CNL RESTAURANT PROPERTIES, INC. – CONTINUED

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

-from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	1,187,238	—	—	—	—
Proceeds from sale of securities	—	—	7,720,997	982,050	—	—	11,194,836
Proceeds from borrowing from affiliate (Note 22)	—	—	—	8,708,400	11,750,000	18,709,603	10,900,00
Investment in joint venture	(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
Increase in restricted cash	—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
Purchase of other investments (Note 4)	(16,083,055)	—	(2,831,779)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
Collections on mortgage, equipment and other notes receivable (Note 4)	1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
Redemption of (investment in) certificates of deposit	—	2,000,000	—	—	—	—	—
Proceeds from the issuance of bonds	—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
Payment on bonds	—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)
Proceeds from borrowing on credit facility, note payable and subordinated note payable	7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
Payment on credit facility and note payable	(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(4,574,925)	(1,492,310)	—	—	—	—	—
Decrease (increase) in intangibles and other assets	(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
Proceeds from borrowings on mortgage warehouse facilities	—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
Payments on mortgage warehouse facilities	—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
Payments of loan and bond issuance costs	—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
Other	(95,101)	—	—	—	—	19,064	—

Cash generated (deficiency) after cash distributions and special items	75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	63	73	30	15	—	30	23

- from recapture	—	—	—	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	60	—	3	—	40	47	46
- from capital gain	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—
- from return of capital (Note 10)	14	76	73	76	36	28	31

Total distributions on GAAP basis (Note 11):	74	76	76	76	76	75	77

Source (on cash basis):
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations (Note 4)	73	76	—	55	76	75	43
- from cash flow from prior period	1	—	76	21	—	—	34
- from return of capital (Note 10)	—	—	—	—	—	—	—

Total distributions on cash basis (Note 11)	74	76	76	76	76	75	77

Total cash distributions as a percentage of original $1,000 investment (Note 6)	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
Total cumulative cash distributions per $1,000 investment from inception	246	322	398	474	550	625	702
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the “Restaurant Properties REIT”)) registered for sale $165,000,000 of shares of common stock (the “Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the “1997 Offering”), including $25,000,000 available only to stockholders participating in the company’s reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the “1998 Offering”). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totaling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company’s reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney’s properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT’s redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. - CONTINUED

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders’ investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:	During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB #144”). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related costs of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:	As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004

Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit (Expense) from Income Taxes	—	—	—	—
Income (Loss) from Continuing Operations	—	—	—	—

Net income (loss) - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Payment of capital lease obligation	—	—	—	—
Payment to acquire cash flow hedges	—	—	—	—
Decrease (increase) in intangibles and other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)		7	7
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48

- from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III – CNL HOTELS & RESORTS, INC. - CONTINUED

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Gross revenue	$26,681,838	$79,728,000	217,742,000	$532,377,000	$1,342,238,000
Dividend income (Note 10)	2,780,063	—	—	—	—
Interest and other income	6,637,318	9,289,000	7,784,000	6,966,000	6,941,000

Less: Operating expenses	(3,311,988)	(22,514,000)	(130,886,000)	(392,582,000)	(1,016,667,000)
Interest expense	(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)	(166,463,000)
Depreciation and amortization	(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)	(191,764,000)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	(386,627)	(7,968,000)	(17,256,000)	(23,970,000)	(18,469,000)
Minority interest	(1,516,237)	(1,291,000)	(639,000)	778,000	(8,403,000)
Benefit (Expense) from Income Taxes	—	—	—	864,000	(28,539,000)
Income (Loss) from Continuing Operations	—	—	—	1,222,000	(2,820,000)

Net income (loss) - GAAP basis	20,670,462	19,328,000	15,810,000	5,993,000	(87,113,000)

Taxable income
- from operations (Note 6)	14,507,032	16,938,386	24,804,256	24,674,829	5,312,846

- from gain (loss) on sale	—	—	—	—	(693,000)

Cash generated from operations (Notes 3 and 4)	43,650,561	58,408,000	76,660,000	112,887,000	213,741,000
Less: Cash distributions to investors (Note 7)
- from operating cash flow	(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	—	(17,074,000)	(4,602,000)

Cash generated (deficiency) after cash distributions	15,568,286	9,998,000	2,443,000	(17,074,000)	(4,602,000)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	203,684,044	286,069,000	489,111,000	1,169,496,000	658,578,000
Proceeds from mortgage loans and other notes payable	—	—	—	—	—
Contribution from minority interest	102,081,950	137,990,000	118,720,000	866,912,000	1,922,508,000
Distributions to holders of minority interest	—	—	—	—	—
Stock issuance costs	(10,217,828)	(2,896,000)	(530,000)	(380,000)	(17,594,000)
Acquisition of land, buildings and equipment	(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)
Acquisition of RFS in 2003 and KSL in 2004	(310,711,912)	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)
Investment in unconsolidated subsidiary	—	—	—	(450,350,000)	(1,426,309,000)
Deposit on property and other investments	(10,174,209)	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	(10,300,000)	(24,985,000)	—
Redemption of (investment in) certificate of deposit	(17,872,573)	—	—	—	—
Increase in restricted cash	5,000,000	—	—	—	—
Proceeds of borrowing on line of credit	(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)
Payment on mortgage loans and line of credit	—	7,500,000	16,579,000	(6,000)	(24,073,000)
Payment of other notes	—	(1,184,000)	(1,931,000)	(4,730,000)	(802,812,000)
Payment of loan costs	—	—	(26,607,000)	(2,533,000)	(63,593,000)
Payment of capital lease obligation	(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)
Payment to acquire cash flow hedges	—	—	—	—	(1,823,000)
Decrease (increase) in intangibles and other assets	—	—	—	—	(4,899,000)
Retirement of shares of common stock	2,510,090	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)
Due from related parties - offering expenses	(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)
Other	—	(1,411,000)	—	—	—
Cash generated (deficiency) after cash distributions and special items	—	—	—	—	—

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)	(51,774,587)	(6,044,000)	(10,628,000)	70,520,000	(81,780,000)

Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	38	26	25	14	2

- from recapture	—	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. - CONTINUED

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	9	21

Total distributions on GAAP basis (Note 9)	—	4	49	68

Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	—	3	49	68
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	—	—

Total distributions on cash basis (Note 9)	—	4	49	68

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHP Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1,741,000,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 2:	The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For the year ended December 31, 2004, the amounts where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. - CONTINUED

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	53	30	16	3	—
- from capital gain	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 8)	20	45	60	72	74

Total distributions on GAAP basis (Note 9)	73	75	76	75	74

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations	73	75	76	65	2
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	—	10	72

Total distributions on cash basis (Note 9)	73	75	76	75	74

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	7.38%	7.688%	7.75%	7.75%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	194	269	345	420	494
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 0%, 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 100%, 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	1997 (Note 1)	1998 (Note 1)	1999 (Note 1)	2000 (Note 2)
Gross revenue	$—	$—	$—	$981,672
Interest and other income	—	—	86,231	103,058
Equity in earnings of unconsolidated subsidiary	—	—	—	—
Less: Operating expenses	—	—	(79,621)	(181,596)
Interest expense	—	—	—	(367,374)
Provision for doubtful accounts	—	—	—	—
Depreciation and amortization	—	—	—	(310,982)
Organizational costs	—	—	(35,000)	—
Minority interest in earnings of consolidated joint ventures	—	—	—	—

Income (loss) from continuing operations
- GAAP basis	—	—	(28,390)	224,778
Income (loss) from discontinued operations
- GAAP basis	—	—	—	—

Net income (loss) - GAAP basis	—	—	(28,390)	224,778

Taxable income
- from operations (Note 9)	—	—	86,231	93,269

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Note 6)	—		12,851	1,096,019
Less: Cash distributions to investors (Note 10)
- from operating cash flow	—	—	(12,851)	(502,078)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	(37,553)	—

Cash generated (deficiency) after cash Distributions	—	—	(37,553)	593,941
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	—	5,200,283	6,491,310
Sale of common stock to CNL Retirement Corp.	200,000	—	—	—
Stock issuance costs	—	(199,908)	(418,600)	(931,461)
Acquisition of land, building and equipment on operating leases	—	—	—	(13,848,900)
Investment in direct financing leases	—	—	—	—
Investment in lease intangibles	—	—	—	—
DASCO acquisition	—	—	—	—
Investment in notes receivable	—	—	—	—
Collection of notes receivable	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	—
Distributions received from unconsolidated Subsidiary	—	—	—	—
Contributions from minority interests	—	—	—	—
Distributions to minority interests	—	—	—	—
Payment of acquisition costs	—	—	—	(562,491)
Payment of deferred leasing costs	—	—	—	—
Increase in restricted cash	—	—	—	(17,312)
Proceeds from borrowings on line of credit	—	—	—	8,100,000
Payment on line of credit	—	—	—	(4,305,000)
Proceeds from borrowings on mortgages payable	—	—	—	—
Principal payments on mortgages payable	—	—	—	—
Proceeds from construction financing	—	—	—	—
Proceeds from term loan	—	—	—	—
Proceeds from issuance of life care bonds	—	—	—	—
Retirement of life care bonds	—	—	—	—
Payment of loan costs	—	—	—	(55,917)
Retirement of shares of common stock	—	—	—	(30,508)

Cash generated (deficiency) after cash distributions and special items	200,000	(199,908)	4,744,130	(4,566,338)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)
Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	—	—	12	32

- from recapture	—	—	—	—

Capital gain (Note 10)	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III – CNL RETIREMENT PROPERTIES, INC. - CONTINUED

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)
Gross revenue	$1,764,217	$16,938,823	$93,927,000	$264,541,000
Interest and other income	135,402	1,913,205	1,626,000	4,768,000
Equity in earnings of unconsolidated subsidiary	—	5,404	11,000	178,000
Less: Operating expenses	(343,472)	(2,182,674)	(9,988,000)	(40,227,000)
Interest expense	(105,056)	(1,408,611)	(9,588,000)	(42,783,000)
Provision for doubtful accounts	—	—	—	(3,900,000)
Depreciation and amortization	(535,126)	(3,461,279)	(17,553,000)	(62,978,000)
Organizational costs	—	—	—	—
Minority interest in earnings of consolidated joint ventures	—	(433,012)	—	(93,000)

Income (loss) from continuing operations
- GAAP basis	915,965	11,371,856	58,435,000	119,506,000
Income (loss) from discontinued operations
- GAAP basis	—	—	25,000	(1,588,000)

Net income (loss) - GAAP basis	915,965	11,371,856	58,460,000	117,918,000

Taxable income
- from operations (Note 9)	600,447	7,792,023	27,477,000	(Note14)

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Note 6)	2,173,379	16,784,763	60,658,000	139,398,000
Less: Cash distributions to investors (Note 10)
- from operating cash flow	(1,507,322)	(14,379,477)	(59,784,000)	(139,398,000)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	(4,502,000)
- from return of capital (Note 11)	—	—	—	(3,238,000)

Cash generated (deficiency) after cash Distributions	666,057	2,405,286	874,000	(7,740,000)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	59,519,751	371,134,716	1,059,981,000	880,268,000
Sale of common stock to CNL Retirement Corp.	—	—	—	—
Stock issuance costs	(6,903,096)	(40,231,933)	(99,309,000)	(89,039,000)
Acquisition of land, building and equipment on operating leases	(20,269,138)	(193,176,327)	(661,946,000)	(921,698,000)
Investment in direct financing leases	—	(128,065,000)	(263,330,000)	(50,230,000)
Investment in lease intangibles	—	(8,408,000)	(23,220,000)	(50,064,000)
DASCO acquisition	—	—	—	(204,441,000)
Investment in notes receivable	—	(2,000,000)	—	—
Collection of notes receivable	—	—	2,000,000	—
Investment in unconsolidated subsidiary	—	(350,364)	—	—
Distributions received from unconsolidated Subsidiary
Contributions from minority interests	—	190,922	149,000	175,000
Distributions to minority interests	—	—	—	997,000
Payment of acquisition costs	—	(508,885)	—	(45,000)
Payment of deferred leasing costs	(2,644,534)	(16,131,759)	(53,126,000)	(73,124,000)
Increase in restricted cash	—	—	—	(864,000)
Proceeds from borrowings on line of credit	(17,797)	(1,649,575)	(13,127,000)	(9,448,000)
Payment on line of credit	—	—	71,370,000	—
Proceeds from borrowings on mortgages payable	(3,795,000)	—	(51,370,000)	—
Principal payments on mortgages payable	—	32,620,000	170,800,000	315,045,000
Proceeds from construction financing	—	(267,720)	(13,832,000)	(28,964,000)
Proceeds from term loan	—	—	7,402,000	73,618,000
Proceeds from issuance of life care bonds	—	—	—	60,000,000
Retirement of life care bonds	—	—	8,203,000	12,063,000
Payment of loan costs	—	—	(6,589,000)	(7,736,000)
Retirement of shares of common stock	—	(1,308,758)	(7,523,000)	(10,149,000)
Cash generated (deficiency) after cash distributions and special items	(13,020)	(173,839)	(1,117,000)	(3,933,000)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)	26,543,223	14,078,764	126,290,000	(115,309,000)

Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	41	42	48	42

- from recapture	—	—	—	—

Capital gain (Note 10)	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RETIREMENT PROPERTIES, INC. - CONTINUED

	1997 (Note 1)	1998 (Note 1)	1999 (Note 1)	2000 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	—	27
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	12	32

Total distributions on GAAP basis (Note 12)	—	—	12	59

Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 6)	—	—	3	59
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 11)	—	—	9	—

Total distributions on cash basis (Note12)	—	—	12	59

Total cash distributions as a percentage of original $1,000 investment (Note 8)	N/A	N/A	3.0%	5.79%
Total cumulative cash distributions per $1,000 investment from inception	N/A	N/A	12	71
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	N/A	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) registered for sale up to $155,000,000 of shares of common stock (the “Initial Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the “2000 Offering”), including up to $5,000,000 available to stockholders participating in the company’s reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the “2002 Offering”), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company’s reinvestment plan. On April 3, 2003, the Retirement Properties REIT completed its 2002 Offering from which it received subscription proceeds of $450,000,000 (45,000,000 shares), including $1,288,817 (128,882 shares) through the reinvestment plan. Immediately following the completion of the 2002 Offering, the Retirement Properties REIT commenced an offering of up to $1,750,000,000 (175,000,000 shares) (the “2003 Offering”), including $250,000,000 (25,000,000 shares) available to stockholders participating in the company’s reinvestment plan. On May 13, 2004, the Retirement Properties REIT terminated its 2003 Offering from which it received subscription proceeds of $1,567,925,474 (156,792,548 shares), including $17,280,980 (1,728,098 shares) through the reinvestment plan. Immediately following the completion of the 2003 Offering, the Retirement Properties REIT commenced an offering of up to $4,000,000,000 (400,000,000 shares) (the “2004 Offering”), including $150,000,000 (15,000,000 shares) available to stockholders participating in the company’s reinvestment plan. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering.

Note 5:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RETIREMENT PROPERTIES, INC. - CONTINUED

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	38	52	66	56
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	8
- from return of capital (Note 11)	25	13	1	6

Total distributions on GAAP basis (Note 12)	63	65	67	70

Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 6)	63	65	67	66
- from cash flow from prior period	—	—	—	2
- from return of capital (Note 11)	—	—	—	2

Total distributions on cash basis (Note12)	63	65	67	70

Total cash distributions as a percentage of original $1,000 investment (Note 8)	7.0%	7.0%	7.1%	7.1%
Total cumulative cash distributions per $1,000 investment from inception	134	199	266	336
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%

Note 6:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 7:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 8:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 9:	Taxable income presented is before the dividends paid deduction.

Note 10:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 40%, 29%, 35%, 35%, 46% and 0%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 11:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 12:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 10.

Note 13:	Certain data for columns representing less than 12 months have been annualized.

Note 14:	This information is not yet available.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund, Ltd.:
Wendy’s - Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King - Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan - Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s - Oklahoma City, OK (2)	08/20/86	02/19/04	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd.:
Burger King - San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s - Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s - Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral - Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral - Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King -
Holland, MI (39)	04/29/88	06/11/04	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA (41)	12/08/94	09/10/04	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund III, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King - Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral - Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse - Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s - Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IV, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s - Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe - Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread - Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s - Oak Ridge, TN (2)	12/22/88	04/30/04	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI (39)	04/29/88	06/11/04	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd.:
Denny’s - Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery - West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell - Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King - Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
KFC - Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s - Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust - Marietta, GA	02/24/97	03/31/04	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	06/18/90	08/05/04	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/89	08/13/04	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund VII, Ltd.:
Burger King - Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd.:
Burger King - Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King - Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961
Denny’s - Tiffin, OH	03/22/91	03/30/04	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	02/16/91	09/28/04	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767

CNL Income Fund IX, Ltd.:
Hardee’s - Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Burger King - Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s - Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IX, Ltd. (Continued):
Hardee’s - Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s - Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies - Wildwood, FL	08/01/91	02/20/04	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/09/91	05/06/04	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd.:
Jack in the Box - San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins - Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s - Romulus, MI	02/11/92	07/16/04	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd.:
Burger King - Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King - Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King - East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s - Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895
Sagebrush - Lynchburg, VA	09/30/92	01/20/04	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	09/30/92	02/11/04	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	09/28/92	03/09/04	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XI, Ltd. (Continued):
Jack in the Box - Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King - Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club - Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s - Toccoa, GA	12/28/92	03/03/04	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	04/01/93	03/17/04	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	04/23/93	03/26/04	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	01/04/93	10/04/04	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	06/03/93	12/30/04	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078

CNL Income Fund XII, Ltd.:
Burger King - Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice - Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561
Hardee’s - Blytheville, AR	07/30/93	05/20/04	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.:
Razzleberries - Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s - Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral - Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s - Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328
Denny’s - Bullhead City, AZ	09/28/93	02/06/04	1,348,866	—	—	—	1,420,634	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/93	03/01/04	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	09/28/93	03/26/04	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XIV, Ltd. (Continued):
Denny’s - Topeka, KS	01/23/94	05/24/04	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/93	12/30/04	865,616	—	—	—	865,616	—	722,986	722,986	855,582
CNL Income Fund XV, Ltd.:
Jack in the Box - Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s - Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s - Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s - Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s - Huntsville, TX	11/23/94	03/12/04	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	04/28/94	03/23/04	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	04/28/94	04/02/04	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	04/28/94	08/03/04	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA (42)	05/27/94	09/10/04	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA (43)	05/27/94	09/10/04	310,000	—	—	—	310,000	—	376,146	376,146	432,864
CNL Income Fund XVI, Ltd.:
Denny’s - Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box - Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s - Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XVI, Ltd. (Continued):
Denny’s - Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral - Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral - Ft. Collins, CO	03/13/95	03/26/04	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd.:
Denny’s - Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461
Wendy’s - Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square - Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
On the Border - San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market - San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market - Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral - Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717
NI’s International Buffet - Stow, OH (2)	04/02/97	08/30/04	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP:
Boston Market - Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea - Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday’s - El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (continued):
Big Boy - Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy - Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)
Burger King - Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470
Burger King - Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King - Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King - Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395
Burger King - Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea - McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea - Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King - Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King - Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King - Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King - Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee’s - Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King - Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King - John’s Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP - Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee’s - Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical - Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Burger King - St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse - Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea - Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea - Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239
Black-eyed Pea Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box - Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246
Black-eyed Pea Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box - Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea - Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy - St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box - Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box - Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby’s - Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl’s - Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea - Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP - Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea - Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby’s - Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea - Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Hardee’s - Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee’s - Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee’s - Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box - Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769
Bennigan’s - Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney’s - Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical - Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258
Hardee’s - Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea - Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea - Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea - Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee’s - Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny’s McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea - Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby’s Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Pizza-Hut - Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut - Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King - Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy - O’Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral - Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Jack in the Box - Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee’s Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral - Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl’s - Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216
Jack in the Box - Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee’s - Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday’s - Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755
Pollo Tropical - Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral - Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl’s - Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl’s - Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box - Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl’s - Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl’s - Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia’s House of Pancakes - Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy - Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee’s - Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken - Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea - Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral - Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Denny’s - Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney’s - Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee’s - Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill - Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627
Darryl’s - Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl’s - Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral - Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market - Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy’s Steak and Seafood -
Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral - Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee’s - Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral - Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral - Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral - Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral - Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill - Columbus, OH	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Darryl’s - Winston-Salem, NC	06/11/97	01/16/04	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Point, MS	03/16/99	03/06/04	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	08/18/95	02/11/04	895,300	—	—	—	895,300	—	997,401	997,401	923,054

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Darryl’s (sold to related party for re-development) Raleigh, NC	06/11/97	03/01/04	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	01/19/99	03/03/04	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s - Mobile, AL	03/16/99	03/18/04	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	06/11/97	03/30/04	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	04/22/99	04/21/04	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075
Burger King - Portland, OR	09/20/01	04/29/04	496,208	—	—	—	496,208	—	500,000	500,000	158,888
Pizza Hut - Bowling Green, OH	12/05/96	05/14/04	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	02/08/02	06/15/04	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/28/99	06/18/04	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	02/11/97	06/25/04	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	01/28/99	09/27/04	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	01/28/99	09/30/04	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/04/99	12/20/04	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale - Birmingham, AL	06/16/98	12/23/04	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	06/16/98	12/30/04	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP:
Steak & Ale - Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant - Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny’s - Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2000-A, LP (Continued):
Roadhouse Grill - Pensacola, FL	07/24/98	01/15/04	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	04/12/99	03/26/04	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	04/12/99	04/07/04	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	04/12/99	05/28/04	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/97	12/16/04	637,583	—	—	—	637,583	—	772,727	772,727	513,109

CNL Net Lease Funding 2001, LP:
Chevy’s Fresh Mex - Independence, MO	04/29/99	04/30/04	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Main & Maple Orlando, LLC (18):
Exxon - Punta Gorda, FL	11/02/03	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker’s - Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T - Virginia Beach, VA	05/25/04	06/21/04	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	03/29/04	09/08/04	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube - Fredericksburg, VA	10/24/03	10/25/04	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	03/29/04	12/16/04	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (18):
Denny’s - Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny’s - Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny’s - Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny’s - Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes - Albuquerque, NM	03/10/04	05/14/04	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL RAI Restaurants, Inc. (18) (Continued):
Walgreen’s (former Darryl’s) - Raleigh, NC	03/01/04	07/14/04	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill - Roanoke, VA	09/15/03	12/16/04	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	03/31/04	12/29/04	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)

South Street Investments, Inc. (18):
Denny’s - Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

CNL Restaurant Investors Properties, LLC (18):
Arby’s - Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby’s - Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby’s - Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby’s - Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby’s - St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby’s - Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby’s - Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby’s - Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby’s - Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby’s - Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby’s - Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860
Arby’s - East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby’s - Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby’s - Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby’s - Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby’s - Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby’s - Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby’s - Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019
Arby’s - Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby’s - Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby’s - Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby’s - Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby’s - Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby’s - Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby’s - Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby’s - Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby’s - Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby’s - Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby’s - Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby’s - Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued) :
Arby’s - Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby’s - Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby’s - Hutchinson, MN	10/17/03	02/20/04	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/03	02/24/04	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/02/03	03/23/04	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	06/30/03	04/08/04	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	08/08/03	04/23/04	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768
Arby’s - Zainesville, OH	09/30/03	04/23/04	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/08/03	05/17/04	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	09/22/03	06/25/04	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby’s - Champin, MN	08/11/03	08/31/04	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	03/05/04	10/08/04	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	03/05/04	10/14/04	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/03	10/22/04	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	05/25/04	11/30/04	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	03/04/04	12/30/04	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459

CNL Funding 2001-A, LP (18) :
Taco Cabana - Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued) :
Taco Cabana - Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square - Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP - Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP - McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut - Dania, FL	10/06/00	02/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box - Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP - Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box - Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn - Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156
Taco Cabana - San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box - San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal - Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn - Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box - Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP - Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653
IHOP - Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box - Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box - Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box - Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
IHOP - Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP - San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square - Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP - Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet - Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC - Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes - Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet - Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet - Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn - Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761
Old Country Buffet - Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square - Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut - Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box - Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP - Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box - Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539
Village Inn - Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet - Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet - Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box - Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
IHOP - Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP - Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo - Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square - Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday - University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut - Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut - N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square - Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square - Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet - Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)
Old Country Buffet - Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP - Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP - Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana - Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet - Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet - Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)
Jack in the Box - Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday - Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square - Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP - Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
IHOP - Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana - San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana - Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana - Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana - San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana - Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana - Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana - San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana - Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana - Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153
Taco Cabana - Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana - Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana - Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana - Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036
Taco Cabana - Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square - Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147
IHOP - Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet - Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet - Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet - Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
IHOP - Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB - Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet - Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet - Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut - El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square - Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet - Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut - Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP - Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box - Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638
Jack in the Box - Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet - Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB - Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet - Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut - Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP - Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971
IHOP - Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box - Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box - Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box - Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Pizza Hut - Waco, TX (Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box - Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square - Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square - Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet - Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box - Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC - Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP - Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet - Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet - Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)
Jack in the Box - Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP - Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square - Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse - Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box - Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut - Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914
Ruby Tuesday - Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals - Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets - Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
IHOP - Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP - Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins - Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins - Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday - Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut - Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals - Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut - Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box - Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF - Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut – 19th Street - Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680
Captain D’s - Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box - San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box - Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D’s - Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D’s - Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D’s - Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D’s - Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC - Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D’s - Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D’s - Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box - Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box - Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D’s - Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box - Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round - Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D’s - Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D’s - Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D’s - Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D’s - Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607
Captain D’s - Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D’s - Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D’s - Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D’s - Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box - Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box - Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box - San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby’s - Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Arby’s - Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby’s - Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D’s - Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D’s - Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse - Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse - Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box - Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D’s - Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D’s - Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D’s - Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday - Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King - Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751
Jack in the Box - Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box - Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,010,743	—	1,509,782	18,707
Captain D’s - Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,509,782	—	1,010,743	3,786
Jack in the Box - Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box - Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole - Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D’s - Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus - Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSAL OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D’s - Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D’s - Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box - Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn - Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D’s - Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D’s - Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box - Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box - Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn - Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy’s - Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy’s - Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143
Jack in the Box - Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker’s Square - St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker’s Square - Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker’s Square - Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker’s Square - Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn - St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino’s - Houston, TX	01/12/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy’s - Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSAL OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino’s - Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box - Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s - Cincinnati (Union Township), OH	09/24/03	01/09/04	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	06/13/03	01/14/04	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/03	01/16/04	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	06/25/00	01/29/04	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	08/04/03	02/13/04	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/03	02/18/04	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/03	03/03/04	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/03	03/04/04	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	06/16/03	03/08/04	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219
O’Charley’s - Cincinnati, OH	11/07/03	03/12/04	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s - Burlington, NC	10/17/03	03/31/04	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	01/13/04	03/31/04	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/03	04/08/04	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	02/09/01	04/15/04	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/03	04/29/04	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/03	05/03/04	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s - Auburn Hills, MI	05/05/03	05/04/04	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Mobile, AL	10/17/03	05/12/04	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/03	05/21/04	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/03	06/08/04	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/03	06/18/04	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/03	06/22/04	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	01/07/04	06/25/04	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/03	06/28/04	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/03	06/30/04	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/07/03	06/30/04	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/07/03	06/30/04	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	01/07/04	06/30/04	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/03	07/13/04	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294
Casa Ole - Sulphur, LA	01/07/04	08/10/04	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	08/29/03	08/17/04	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	08/29/03	08/17/04	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/03	08/23/04	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/03	08/30/04	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/03	09/02/04	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/03	09/13/04	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s - Johnson City, TN	12/30/03	09/17/04	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Bristol, VA	10/17/03	09/28/04	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/03	09/28/04	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/03	09/29/04	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	06/16/03	09/30/04	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	01/07/04	09/30/04	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/03	10/14/04	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/03	11/09/04	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole - Silsbee, TX	01/07/04	11/16/04	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	01/07/04	12/16/04	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/03	12/21/04	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249

CNL Funding 2002-A, LP (18):
Black Angus - Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus - Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box - Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box - Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box - Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans - Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785

CNL Net Lease Investors, LP (18):
JIB - Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King - Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
IHOP - Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby’s-Lee’s - Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme - Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market - Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny’s - Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB - Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box - Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP - Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP - Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby’s - Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632
JIB - Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP - Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB - Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP - Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP - Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny’s - Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB - Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB - Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP - Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB - Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Stone Grill - Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB - Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny’s - Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill - Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby’s - Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP - Las Vegas, NV - 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP - Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB - Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB - Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS - Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)
Jack in the Box - Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP - Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP - Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box - Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny’s - Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP - Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny’s - Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC - Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers - Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP - Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
IHOP - Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny’s - Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill - Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito - Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP - Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB - Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB - Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box - Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB - Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby’s - Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)
Golden Corral - Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny’s - Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box - New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP - Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral - Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP - Coeur D’Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP - Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardee’s - Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby’s - Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box - Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Denny’s - Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers - Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy’s - Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral - Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box - Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box - Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral - Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP - Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express - Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny’s - McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)
Denny’s - Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral - Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box - Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box - Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny’s - Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box - Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers - Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill - Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral - Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral - Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral - Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box - Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box - Mojave, CA	09/25/02	01/08/04	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	09/25/02	01/16/04	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	09/25/02	01/29/04	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	09/25/02	02/04/04	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	09/25/02	03/25/04	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	09/25/02	03/30/04	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	09/25/02	03/31/04	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)
Golden Corral - Augusta, GA	09/25/02	03/31/04	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	09/25/02	04/02/04	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	09/25/02	04/27/04	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	09/25/02	08/20/04	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	09/25/02	09/21/04	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	09/25/02	09/27/04	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	09/25/02	09/28/04	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny's - Corpus Christi, TX	09/25/02	09/30/04	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box - Campbell, CA	06/30/04	10/05/04	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box - Castro Valley, CA	06/30/04	10/22/04	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	06/30/04	10/27/04	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	06/30/04	10/29/04	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	05/25/04	11/04/04	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	05/25/04	11/04/04	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	06/30/04	11/08/04	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	07/22/04	11/08/04	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	06/30/04	11/10/04	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - Hillsboro, TX	07/22/04	11/18/04	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - Dallas, TX	09/30/04	11/24/04	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	05/25/04	11/29/04	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	06/30/04	12/10/04	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956
Applebee’s - Gaffney, SC	06/28/04	12/15/04	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	03/10/04	12/17/04	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	05/25/04	12/22/04	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	09/30/04	12/30/04	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

CNL Net Lease Funding, LLC (18):
Sweet Tomatoes - Atlanta, GA	03/10/04	06/03/04	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes - Westminister, CO	03/10/04	06/09/04	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	03/10/04	06/09/04	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding, LLC (18) (Continued):
Sweet Tomatoes - Raleigh, NC	03/10/04	06/17/04	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	03/10/04	06/18/04	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	03/10/04	06/30/04	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	03/10/04	06/30/04	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	03/10/04	07/07/04	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	06/30/04	07/29/04	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	06/30/04	08/12/04	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	05/25/04	08/17/04	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box - Riverside, CA	06/30/04	08/17/04	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	06/30/04	08/18/04	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	03/10/04	08/19/04	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	06/30/04	08/20/04	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011
Golden Corral - Snellville, GA	05/25/04	08/30/04	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	03/10/04	08/30/04	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	05/25/04	09/02/04	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	06/30/04	09/08/04	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	03/10/04	09/09/04	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	06/30/04	09/10/04	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box - Santa Ana, CA	06/30/04	09/17/04	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding, LLC (18) (Continued):
Sweet Tomatoes - Fort Myers, FL	03/10/04	09/17/04	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	03/10/04	09/22/04	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	06/30/04	09/24/04	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	06/30/04	09/28/04	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	06/30/04	09/28/04	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	06/30/04	09/28/04	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	06/30/04	09/29/04	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	06/28/04	09/30/04	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	06/30/04	09/30/04	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729

CNL Restaurant Capital, LP (24):
Applebee’s - Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli’s - Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli’s - Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—

CFD Holdings, LLC:
Denny’s - Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny’s - Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny’s - Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823

CFD Holdings II, LLC:
Fazoli’s - Oregon, OH (25)	05/08/03	06/24/04	383,988	—	—	—	383,988	—	740,459	740,459	27,852

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-4, LP:
Burger King - Boynton Beach, FL (25)	07/21/03	03/12/04	999,217	—	—	—	999,217	—	709,380	709,380	28,932
Burger King - West Palm Beach, FL (25)	07/21/03	06/23/04	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL (25)	05/05/03	08/31/04	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

CNL Hotels & Resorts, Inc.:
Residence Inn - Charlotte, NC	7/10/03	12/17/04	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	460,146
Hampton Inn - Denver, CO	7/10/03	11/15/04	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	358,791
Comfort Inn - Marietta, GA	7/10/03	07/15/04	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	168,741
Hampton Inn - Omaha, NE	7/10/03	07/07/04	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	562,970

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3)	Reserved for future use.

(4)	Reserved for future use.

(5)	Cash received net of closing costs includes $147,750 of lease termination income.

(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale

(9)	This property was being constructed and was sold prior to completion of construction.

(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.

(12)	Reserved for future use.

(13)	Reserved for future use.

(14)	Reserved for future use.

(15)	Reserved for future use.

(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)	Reserved for future use.

Past performance is not necessarily indicative of future performance.

(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20)	Reserved for future use.

(21)	Reserved for future use.

(22)	Reserved for future use.

(23)	Reserved for future use.

(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.

(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.

(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.

(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.

(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.

(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38)	Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

(39)	CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.

(40)	CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.

(41)	The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.

(42)	The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.

(43)	The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.

APPENDIX C

SUBSCRIPTION AGREEMENT

Subscription Agreement CNL INCOME PROPERTIES, INC.

1.	_____________	INVESTMENT	____________________________________________________________________________________________

This is an (check one):	☐	Initial Investment	☐	Additional Investment in this offering

Make Investment Check Payable to: SouthTrust Bank, Escrow Agent

The minimum initial subscription is 500 shares ($5,000). This subscription is in the amount of (select one):

$ ($10.00 per share) for the purchase of shares -OR-
$ (for shares sold net of commissions and marketing support fees) for the purchase of shares.
(See the Prospectus for shares sold subject to volume discounts/acquisition fee discounts)

2.	_____________	FORM OF OWNERSHIP	____________________________________________________________________________________

(Select only one)
☐ IRA
☐ TRADITIONAL	☐ INDIVIDUAL ☐ INDIVIDUAL WITH TOD
☐ SEP/IRA	☐ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
☐ ROTH IRA	☐ HUSBAND AND WIFE AS COMMUNITY PROPERTY
☐ KEOGH (H.R. 10)	(two signatures required)
☐ PENSION OR PROFIT SHARING PLAN	☐ A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐ TRUST	☐ TENANTS IN COMMON (all parties must sign)
☐ TAXABLE
☐ TAX EXEMPT	☐ CUSTODIAN FOR
☐ CHARITABLE REMAINDER TRUST	Under the ☐ UGMA of the State of
☐ NON-PROFIT ORGANIZATION	☐ UTMA of the State of
☐ CORPORATION
☐ PARTNERSHIP

3.	_____________	INVESTOR INFORMATION	____________________________________________________________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Tax ID Numbers. Complete the Investor Mailing Address to receive informational mailings.

1st Registration Name -OR- Custodian, If IRA / qualified plan	Social Security Number –OR– Tax ID Number

2nd Registration Name -OR- Investor, If IRA / qualified plan	Social Security Number

Address -OR- Custodian’s Address, If IRA / qualified plan	Custodian Account Number

City/State/Zip	Custodian Phone Number

Investor Mailing Address	Investor E-mail Address

City/State/Zip	Investor Daytime Phone Number

☐ Check this box if you are subject to backup withholding

Non U.S. citizen investors should contact CNL Client Services at (866) 650-0650 prior to submitting this Subscription Agreement.

4.	_____________	DISTRIBUTIONS	____________________________________________________________________________________

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.
a. ☐ SEND DISTRIBUTIONS TO THE ADDRESS SHOWN IN SECTION 3
b. ☐ REINVESTMENT PLAN (see Prospectus for more details)
c. ☐ DIRECT DEPOSIT (Non-Custodian Investors Only)

I authorize CNL Investment Company or its Agent (collectively, “CNL”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	_______________________________________________________________________________________
Address	_______________________________________________________________________________________
City/State/Zip	_______________________________________________________________________________________

Account Type (check one): ☐ Checking (please include a voided check) ☐ Savings ☐ Brokerage or other

Account Number _________________________________ ABA Routing Number ___________________________________

5.	_____________	SUBSCRIBER SIGNATURES	____________________________________________________________________________________

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct Tax ID Number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified it that it is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CNL Income Properties to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received, read and understand the Prospectus for CNL Income Properties, Inc.	______________ Initials	______________ Initials

(b)    I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards and How to Subscribe.”

	______________ Initials	______________ Initials

X			X
	Signature of Investor-OR-Beneficial Owner	Date		Signature of Joint Investor-OR-Custodian	Date

6.	_____________	BROKER/INVESTMENT ADVISOR INFORMATION	____________________________________________________________________________________

The Financial Advisor (“FA”), Registered Representative or Registered Investment Adviser (“RIA”) must sign below for investment to be accepted. FA, Registered Representative or RIA hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Participating Broker/Dealer (“B/D”) or RIA Firm Name _______________________________________________________

☐ Check if employed by new B/D or RIA since last sale of CNL shares.

FA, Registered Representative or RIA Name _________________________________________________________________

Advisor Mailing Address ________________________________________________________ ☐ Check if updated address

City/State/Zip __________________________________________________________________________________________

Advisor Number___________________________________________________ Telephone Number ____________________

E-mail Address Fax Number _________________

☐ Telephonic Subscription (Please refer to the Prospectus for details. Note, some states do not allow telephonic subscriptions.)

☐ Check if above investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

☐ RIA: All sales of securities must be made through a B/D. Attach an NOC affirmation letter, completed and signed by the B/D that states that the RIA is associated with the B/D signing the NOC affirmation letter, the RIA has a current advisory agreement with the investor identified on this subscription agreement, the RIA has advised the investor to purchase these shares and the investor is permitted to invest NOC.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

I understand this Subscription Agreement is for CNL Income Properties, Inc.

X			X
	Financial Advisor Signature -OR-, if “RIA Box” is checked above, signature of the RIA	Date		Branch Manager Signature (If required by B/D) -OR-, if “RIA Box” is checked above, signature of B/D Authorized Representative	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the Prospectus in its entirety for a complete explanation of an investment in CNL Income Properties. Each subscription will be accepted or rejected by CNL Income Properties within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus.

Return to: CNL Investor Administration ■ PO Box 1033 ■ Orlando, FL ■ 32802-1033

Overnight Delivery: CNL Investor Administration ■ 450 South Orange Avenue ■ Orlando, FL ■ 32801

CNL Client Services: tel (407) 650-1000 ■ toll-free (866) 650-0650 ■ fax (407) 650-1231

For Office Use Only*

Sub.#	Admit Date	Amount Paid

Check #	Investment Amount __________________		Rev. 04/05

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 33.	Recent Sales of Unregistered Securities.

On August 18, 2003, we were capitalized through the purchase of 20,000 shares of common stock by our advisor for aggregate consideration of $200,000.

On September 30, 2004, we borrowed funds in order to fund a portion of our distributions in the approximate principal amount of $470,512 from CFG, our affiliate and parent company of our advisor. On December 16, 2004, our board of directors authorized us to issue approximately 48,534 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for the cancellation of the loan due to CFG of approximately $485,340, including accrued interest.

On December 16, 2004, our board of directors also authorized the issuance of approximately 69,174 restricted shares of common stock at a share price of $10.00 per share to CFG in exchange for a capital contribution to fund future distributions of approximately $691,740.

All of the above securities transactions were made pursuant to the exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements are included in this Prospectus Supplement:

(1)	Unaudited Pro Forma Consolidated Financial Information

(2)	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005

(3)	Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2005

(4)	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004

(5)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(6)	Condensed Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004

(7)	Condensed Consolidated Statement of Operations for the quarter ended March 31, 2005

(8)	Condensed Consolidated Statements of Stockholders’ Equity for the quarter ended March 31, 2005 and the year ended December 31, 2004

(9)	Condensed Consolidated Statement of Cash Flows for the quarter ended March 31, 2005

(10)	Notes to Condensed Consolidated Financial Statements

The following financial information is filed as part of this Prospectus Supplement as a result of CNL Income Properties acquiring an interest in real estate and related leasehold assets at the Dallas Market Center. For information on the Properties and the leases which CNL Income Properties has entered into, see “Business - Property Acquisitions” and “Business - Pending Investments.”

DMC Properties:

(1)	Combined Statement of Revenues and Certain Expenses for the quarter ended April 30, 2005 (unaudited)

(2)	Unaudited Notes to Combined Statement of Revenues and Certain Expenses

(3)	Report of Independent Auditors

(4)	Combined Statement of Revenue and Certain Expenses for the year ended January 31, 2005

(5)	Notes to Combined Statement of Revenue and Certain Expenses

The following financial statements are included in the Prospectus:

(1)	Unaudited Pro Forma Consolidated Financial Information

(2)	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004

(3)	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004

(4)	Notes to Unaudited Pro Forma Consolidated Financial Statements as of and for the year ended December 31, 2004

(5)	Report of Independent Registered Certified Public Accounting Firm

(6)	Consolidated Balance Sheets at December 31, 2004 and 2003

(7)	Consolidated Statement of Operations for the year ended December 31, 2004

(8)	Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2004 and the period August 11, 2003 (Date of Inception) to December 31, 2003

(9)	Consolidated Statement of Cash Flows for the year ended December 31, 2004

(10)	Notes to Consolidated Financial Statements for the year ended December 31, 2004 and the period August 11, 2003 (Date of Inception) to December 31, 2003

The following financial information is filed as part of the Prospectus as a result of CNL Income Properties acquiring an interest in certain retail and commercial properties at seven resort villages. For information on the Properties and the leases which CNL Income Properties has entered into, see “Business - Property Acquisitions” and “Business - Pending Investments.”

(1)	Intrawest Portfolio Commercial Properties

Report of Independent Registered Public Accounting Firm

Combined Statement of Revenue and Certain Expenses for the year ended June 30, 2004

Notes to Combined Statement of Revenue and Certain Expenses

CNL Income Properties is required to file the following separate audited financial statements of its unconsolidated subsidiaries, which are filed as part of the Prospectus:

(1)	CNL Village Retail Partnership, LP and Subsidiaries

Report of Independent Registered Certified Public Accounting Firm

Consolidated Balance Sheet at December 31, 2004

Consolidated Statement of Operations for the period from October 1, 2004

(date of inception) to December 31, 2004

Consolidated Statement of Changes in Partners’ Capital for the period from October 1, 2004

(date of inception) to December 31, 2004

Consolidated Statement of Cash Flows for the period from October 1, 2004

(date of inception) to December 31, 2004

Notes to Consolidated Financial Statements

(2)	CNL Income Canada Lessee Corp

Report of Independent Registered Certified Public Accounting Firm

Balance Sheet at December 31, 2004

Statement of Operations for the period from December 3, 2004

(date of inception) to December 31, 2004

Statement of Stockholder’s Equity and Comprehensive Income for the period from December 3, 2004

(date of inception) to December 31, 2004

Statement of Cash Flows for the period from December 3, 2004

(date of inception) to December 31, 2004

Notes from Financial Statements

(3)	US Canadian Property Trust Alpha

Report of Independent Registered Certified Public Accounting Firm

Balance Sheet at December 31, 2004

Statement of Operations for the period from December 3, 2004

(date of inception) to December 31, 2004

Statement of Trust Corpus and Comprehensive Loss for the period from December 3, 2004

(date of inception) to December 31, 2004

Statement of Cash Flows for the period from December 3, 2004

(date of inception) to December 31, 2004

Notes to Financial Statements

(4)	Intrawest Corporation

Selected Financial Data

All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits:

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-108355) filed April 12, 2005, and incorporated herein by reference).

10.1	Form of Escrow Agreement between CNL Income Properties and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

10.2	Advisory Agreement dated April 20, 2005 (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed May 11, 2005 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.4	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004 and Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.6	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7	Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit 10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8	Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9	Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10	Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11	Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12	Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13	R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15	Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Filed herewith.)

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Filed herewith.)

10.18	Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Filed herewith.)

10.19	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Filed herewith.)

10.20	Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Filed herewith.)

10.21	Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Filed herewith.)

10.22	Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004 and as Exhibit 8 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-108355) filed April 12, 2005, and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated June 10, 2005 (Filed herewith.)

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated June 9, 2005 (Filed herewith.)

23.4	Consent of PricewaterhouseCoopers LLP, Independent Auditors, dated June 10, 2005 (Filed herewith.)

24	Power of Attorney (Previously filed in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of CNL Income Properties through December 31, 2004. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

Note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

	CNL Income Fund, Ltd.	CNL Income Fund II, Ltd.	CNL Income Fund III, Ltd.	CNL Income Fund IV, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, AZ, CA, FL, GA, LA, MD, OK, PA, TX, VA, WA	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	22 units 80,314 s/f	50 units 190,753 s/f	40 units 170,944 s/f	47 units 166,494 s/f
Dates of purchase	2/18/86 - 12/31/97	2/11/87 - 11/18/99	2/11/87 - 10/25/99	10/30/87 - 1/19/99
Cash down payment (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526
Contract purchase price plus acquisition fee	$13,361,435	$27,266,696	$24,891,350	$28,541,500
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	73,702	150,416	108,681	102,026

Total acquisition cost (Note 1)	$13,435,137	$27,417,112	$25,000,031	$28,643,526

FOOTNOTES:

Note 1:	This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Restaurant Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hotels & Resorts, Inc. and CNL Retirement Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2:	The partnership owns interests in one or more joint ventures or tenants-in-common with affiliates, that own restaurant properties. The dollar amounts included in the table reflect the partnership’s percentage ownership in the joint ventures or tenants-in-common.

Note 3:	The REIT formed an operating partnership to acquire and hold its interests in properties. The REIT has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of the operating partnership.

Note 4:	In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP. Properties acquired are held by CNL Retirement Partners, LP or its wholly owned subsidiaries. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

Note 5:	As of December 31, 2004, the 132 operating hotels owned by CNL Hotels & Resorts, Inc. and its unconsolidated subsidiaries had approximately 32,000 rooms.

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund V, Ltd.	CNL Income Fund VI, Ltd.	CNL Income Fund VII, Ltd.	CNL Income Fund VIII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	AZ, CO, FL, IL, IN, LA, MI, MN, NC, NY, OH, OR, TN, TX, VA, WI
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	36 units 149,519 s/f	67 units 272,158 s/f	59 units 235,628 s/f	55 units 244,702 s/f
Dates of purchase	2/6/89 - 12/14/99	5/1/87 – 11/07/03	1/5/90 – 9/25/02	4/30/90 – 9/25/02
Cash down payment (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720
Contract purchase price plus acquisition fee	$26,077,897	$49,674,318	$36,488,276	$41,206,994
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	381,872	520,509	666,682	532,726

Total acquisition cost (Note 1)	$26,459,769	$50,194,827	$37,154,958	$41,739,720

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund IX, Ltd.	CNL Income Fund X, Ltd.	CNL Income Fund XI, Ltd.	CNL Income Fund XII, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, CA, CO, FL, GA, IL, IN, LA, MD, MI, MN, MS, NC, NH, NY, OH, SC, TN, TX	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	55 units 242,175 s/f	60 units 259,222 s/f	50 units 214,924 s/f	58 units 244,910 s/f
Dates of purchase	8/31/90 – 9/25/02	11/5/91 – 11/7/03	5/18/92 – 12/23/03	10/16/92 – 9/25/02
Cash down payment (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814
Contract purchase price plus acquisition fee	$40,776,871	$43,381,008	$43,314,331	$49,044,383
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	742,361	702,498	595,445	497,431

Total acquisition cost (Note 1)	$41,519,232	$44,083,506	$43,909,776	$49,541,814

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Income Fund XIII, Ltd.	CNL Income Fund XIV, Ltd.	CNL Income Fund XV, Ltd.	CNL Income Fund XVI, Ltd.
	(Note 2)	(Note 2)	(Note 2)	(Note 2)
Locations	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI
Type of property	Restaurants	Restaurants	Restaurants	Restaurants
Gross leasable space (sq. ft.) or number of units and total square feet of units	54 units 190,534 s/f	72 units 233,819 s/f	63 units 222,926 s/f	56 units 221,917 s/f
Dates of purchase	5/18/93 – 11/7/03	9/27/93 – 11/7/03	4/28/94 – 11/7/03	10/21/94 –12/23/03
Cash down payment (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424
Contract purchase price plus acquisition fee	$38,924,854	$49,486,052	$44,809,998	$48,695,961
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	368,126	426,381	390,290	389,463

Total acquisition cost (Note 1)	$39,292,980	$49,912,433	$45,197,288	$49,085,424

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

	CNL Restaurant Properties, Inc.	CNL Income Fund XVII, Ltd.	CNL Income Fund XVIII, Ltd.	CNL Hotels & Resorts, Inc.
	(Note 3)	(Note 2)	(Note 2)	(Note 3)
Locations	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA
Type of property	Restaurants	Restaurants	Restaurants	Hotels & Resorts
Gross leasable space (sq. ft.) or number of units and total square feet of units	1,366 units 6,047,663 s/f	39 units 165,544 s/f	30 units 152,527 s/f	Note 5
Dates of purchase	6/30/95 – 12/30/04	12/20/95 – 9/25/02	12/27/96 – 6/26/02	7/31/98 – 12/31/04
Cash down payment (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,566,078,000
Contract purchase price plus acquisition fee	$1,465,249,177	$34,635,251	$35,270,361	$6,704,072,000
Other cash expenditures expensed	—	—	—	—
Other cash expenditures capitalized	2,148,165	66,464	106,987	98,043,000

Total acquisition cost (Note 1)	$1,467,397,342	$34,701,715	$35,377,348	$6,802,115,000

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

CNL Retirement Properties, Inc.
(Note 4)
Locations	AL, AR, AZ, CA, CO, CT, FL, GA, IA, IL, IN, KS, KY, MA, MD, MI, MO, MS, NC, NE, NJ, NY, OH, OK, PA, RI, SC, TN, TX, UT, VA, WA
Type of property	Health Care Facilities
Gross leasable space (sq. ft.) or number of units and total square feet of units	222 units 18,892,773 s/f
Dates of purchase	4/20/00 – 12/31/04
Cash down payment (Note 1)	$3,059,395,269
Contract purchase price plus acquisition fee	$3,025,728,724
Other cash expenditures expensed	—
Other cash expenditures capitalized	33,666,545

Total acquisition cost (Note 1)	$3,059,395,269

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Three to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 9, 2005.

CNL INCOME PROPERTIES, INC.
(Registrant)

By:	/s/ Thomas J. Hutchison III
Thomas J. Hutchison III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Three to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	June 9, 2005

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board	June 9, 2005

/s/ Thomas J. Hutchison III Thomas J. Hutchison III	Chief Executive Officer (Principal Executive Officer)	June 9, 2005

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial Officer)	June 9, 2005

/s/ Bruce Douglas Bruce Douglas	Independent Director	June 9, 2005

/s/ Dennis N. Folken Dennis N. Folken	Independent Director	June 9, 2005

/s/ Robert J. Woody Robert J. Woody	Independent Director	June 9, 2005

EXHIBIT INDEX

Exhibit
1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.3	Schedule of Omitted Purchase and Sale Agreements (Previously filed as Exhibit 2.3 to the Report on Form 8-K filed December 17, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.1	CNL Income Properties, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.2	CNL Income Properties, Inc. Bylaws (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

4.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

4.5	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Income Properties, Inc. (Previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Income Properties, Inc. (Previously filed as Exhibit 8 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-108355) filed April 12, 2005, and incorporated herein by reference).

10.1	Form of Escrow Agreement between CNL Income Properties and SouthTrust Bank (Previously filed as Exhibit 10.1 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

10.2	Advisory Agreement dated April 20, 2005 (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed May 11, 2005 and incorporated herein by reference.)

10.3	Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.4	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004 and Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004. (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.5	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and CNL Income Partners, LP, Lender (Previously filed as Exhibit 10.5 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.6	Credit Agreement dated December 3, 2004 between R&H US Canadian Property Limited, Borrower and Intrawest Resorts, Inc., Lender (Previously filed as Exhibit 10.6 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.7	Master Lease Agreement dated December 3, 2004 by and between Whistler Mountain Resort Limited Partnership, as Landlord and CNL Income Canada Lessee Corp., as Tenant (Previously filed as Exhibit 10.7 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.8	Schedule of Omitted Lease Agreements (Previously filed as Exhibit 10.8 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.9	Property Management Agreement dated December 3, 2004 between Playground Real Estate Ltd. (Manager) and CNL Income Canada Lessee Corp. (Head Lessee) (Previously filed as Exhibit 10.9 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.10	Property Management Agreement dated as of December 3, 2004 between Intrawest U.S. Commercial Property Management, Inc. (Manager) and CNL Income Mammoth, LP (Owner) (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.11	Schedule of Omitted Management Agreements (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.12	Loan Agreement dated December 16, 2004 between CNL Village Retail Partnership, LP, Borrower and Intrawest Resort Finance, Inc., Lender (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.13	R&H US Canadian Property Limited, US Canadian Property Alpha Blue Mountain Nominee Corp., and US Canadian Property Alpha Whistler Nominee Corp, Borrowers and Congress Financial Corporation (Canada), Lender, Loan Agreement (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.14	Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP dated December 3, 2004 (Previously filed as Exhibit 10.5 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

10.15	Master Lease dated as of February 14, 2005 by and between WTC-Trade Mart, L.P., Landlord and Dallas Market Center Operating, L.P., Tenant (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

10.16	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Filed herewith.)

10.17	Contribution of Partnership Interests and Membership Interests Agreement dated as of February 14, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Filed herewith.)

10.18	Master Lease dated as of May 20, 2005 by and between IFDC Property Company, Ltd., Landlord and IFDC Operating, L.P., Tenant (Filed herewith.)

10.19	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Filed herewith.)

10.20	Contribution of Partnership Interests and Membership Interests Agreement dated as of May 20, 2005 by and between Dallas Market Center Company, Ltd. and CNL Dallas Market Center, L.P. (Filed herewith.)

10.21	Loan Agreement dated as of May 20, 2005 by and between Branch Banking and Trust Company, Lender and CNL Income Properties, Inc., Borrower (Filed herewith.)

10.22	Loan Agreement dated as of May 20, 2005, by and between CNL Income Copper, LP, CNL Income Sandestin, LP, CNL Income Mammoth, LP, CNL Income Snowshoe, LP, and CNL Income Stratton, LP, Borrowers and Sunlife Assurance Company of Canada, Lender (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibit 5 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004 and as Exhibit 8 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-108355) filed April 12, 2005, incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated June 10, 2005 (Filed herewith.)

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated June 9, 2005 (Filed herewith.)

23.4	Consent of PricewaterhouseCoopers LLP, Independent Auditors, dated June 10, 2005 (Filed herewith.)

24	Power of Attorney (Previously filed in the “Signatures” section of the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)